Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-255302 and 333-255302-03

INDEX SUPPLEMENT NO. IS-14-01

(To the prospectus and prospectus supplement each dated May 11, 2021)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Notes Linked to the Citi Grandmaster 7 Excess Return Index

This index supplement sets forth terms that will apply generally to notes that we may offer from time to time using this index supplement. The specific terms of a particular issuance of notes will be set forth in a pricing supplement that we will deliver in connection with that issuance. If the terms specified in any pricing supplement are inconsistent with the terms specified in this index supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all notes offered under this index supplement as the “notes.”

•	Underlying Index. The notes will be linked to the performance of the Citi Grandmaster 7 Excess Return Index (the “Index”). The Index was developed by Citigroup Global Markets Limited (the “Index Administrator”), an affiliate of Citigroup Global Markets Holdings Inc. You should carefully review the sections “Description of the Citi Grandmaster 7 Excess Return Index” and “Risk Factors Relating to the Notes” in this index supplement for more information about the Index and for a discussion of important risks relating to the Index.

•	Payment at Maturity. The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the Index. If so specified in the applicable pricing supplement, the notes offer the possibility of an additional payment at maturity based on the performance of the Index.

•	Coupon. The notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate, which may be fixed or may vary depending on the performance of the Index or otherwise, and the coupon payment date(s) will be specified in the applicable pricing supplement.

•	No Guaranteed Return on Your Investment. The notes do not guarantee any positive return on your investment, unless otherwise specified in the applicable pricing supplement. Any potential payment on the notes that depends on the performance of the Index may be zero, unless otherwise specified in the applicable pricing supplement. In that event, you will only receive the stated principal amount at maturity of the notes and will not be compensated for the time value of money.

•	Credit Risk. The notes are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the notes is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payment owed to you under the notes, including the repayment of principal at maturity.

•	No Listing. The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them until maturity. You are entitled to the repayment of the stated principal amount (and any other amount that may be payable at maturity) only if you hold the notes at maturity.

•	Not Equivalent to Investing in the Index. Investing in the notes is not equivalent to investing directly in the constituents of the Index. You will not have any ownership interest or any other right with respect to the constituents of the Index.

•	Tax Consequences. For important information regarding certain tax consequences of investing in the notes, see “United States Federal Tax Considerations” beginning on page IS-85.

You should carefully review the specific terms of the notes described in the applicable pricing supplement together with the information contained in this index supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

Investing in the notes is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Notes” beginning on page IS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this index supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes, and the guarantee of the notes by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

January 11, 2023

We are responsible for the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these notes in any state where the offer is not permitted.

TABLE OF CONTENTS

Index Supplement

About this Index Supplement	IS-3
Summary Description of the Index	IS-4
Summary Payment Terms	IS-7
Risk Factors Relating to the Notes	IS-8
Description of the Notes	IS-19
Description of the Citi Grandmaster 7 Excess Return Index	IS-24
Descriptions of the Constituents	IS-47
Benefit Plan Investor Considerations	IS-83
United States Federal Tax Considerations	IS-85
Annex A Derived Indices Methodology
Annex B Framework Document
Annex C Allocation Procedure
Annex D Basket Calculation Module
Annex E Dynamic IR Futures Trackers Indices Methodology
Annex F Government Bond Futures Indices Methodology
Annex G Citi Equity Constituents Methodology

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Federal Tax Considerations	S-14
Plan of Distribution	S-27
Conflicts of Interest	S-28
Benefit Plan Investor Considerations	S-33
Legal Matters	S-35

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	10
Use of Proceeds and Hedging	11
European Monetary Union	13
Description of Debt Securities	13
Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency	25
Plan of Distribution	27
Legal Matters	29
Experts	29

About this Index Supplement

The pricing supplement for a particular issuance of notes will describe certain specific terms of those notes, but will not describe all of the material terms of those notes or contain all of the other material disclosures that you should consider before investing in those notes. The material terms of the notes and other material disclosures that are not contained in the applicable pricing supplement are set forth in this index supplement and, to the extent not set forth in this index supplement, in the accompanying prospectus supplement and prospectus. Accordingly, it is important that you read the applicable pricing supplement together with this index supplement and the accompanying prospectus supplement and prospectus and before investing in the notes.

You may find the prospectus and prospectus supplement each dated May 11, 2021 here: https://www.sec.gov/Archives/edgar/data/200245/000119312521157552/d423193d424b2.htm

References in this index supplement, the applicable pricing supplement and the accompanying prospectus supplement and prospectus, to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Description of the Index

The Citi Grandmaster 7 Excess Return Index (the “Index”) was developed by Citigroup Global Markets Limited, the “Index Administrator” and “Index Calculation Agent” for the Index. The Index launched on August 2, 2022 and, therefore, has a limited performance history.

The Index tracks the performance of a hypothetical investment portfolio composed of selected assets within four asset classes – government bonds, commodities, U.S. bonds and equities (each, an “Asset Class”) – as well as a hypothetical uninvested allocation, where the allocations within that portfolio are dynamically adjusted in accordance with the methodology described in the section “Description of the Citi Grandmaster 7 Excess Return Index” in this index supplement. The exposure of the Index’s hypothetical investment portfolio to the four Asset Classes collectively is referred to as the Index’s “Invested Allocation,” and the hypothetical uninvested allocation is referred to as the “Uninvested Allocation.” Each Asset Class consists of weighted exposure to the indexes or exchange-traded funds (each, a “Constituent”) listed in the table below, each having the weight within its Asset Class indicated in the table below.

On a monthly basis, the Index determines how much exposure to allocate to each Asset Class within the Invested Allocation for the next month by playing out 1,000 future market simulations over the next 12 months and using the outcomes of those simulations to determine the optimal percentage weight to allocate to each Asset Class on a date (each, a “Monthly Start Date”) at the beginning of each of the next 12 months. The Index will then allocate a percentage weight to each Asset Class within the Invested Allocation for the next month equal to the average of the optimal percentage weights determined for that Asset Class for the next 12 Monthly Start Dates (including the date that starts the immediate next month). The Index uses historical data from the prior year to build the 1,000 future market simulations, and in times of elevated U.S. equity market volatility also uses data from historical periods with similar levels of U.S. equity market volatility.

As determined by the Index, the optimal percentage weight for each Asset Class at the Monthly Start Date for each of the next 12 months is the percentage weight that would maximize the sum of the “expected investment utilities” of each of the four Asset Classes at that Monthly Start Date, subject to the maximum Asset Class percentage weights, or caps, indicated in the table above. For each Asset Class and each Monthly Start Date, “expected investment utility” is an attempt to capture, in a single measure, both the estimated return and the estimated risk (where volatility is taken to represent risk) of that Asset Class at that Monthly Start Date. Expected investment utility of an Asset Class may be broadly understood as representing a measure of its estimated return discounted by its estimated risk, where the size of the discount for estimated risk increases as the percentage weight of the Asset Class within the Invested Allocation increases. This manner of calculating expected investment utility draws on certain concepts from “modern portfolio theory,” which states that an investor should take into account expected return as well as expected risk in portfolio allocation, and that there are diminishing benefits to increasing the allocation to a single asset (i.e., a diversified portfolio is preferable to a concentrated one).

The Index determines the expected investment utility for each Asset Class on the Monthly Start Date for each of the next 12 months through an iterative process of calibrating, or fine-tuning, an estimate of expected investment utility through each of the 1,000 future market simulations, each of which is referred to as an “iteration.” The Index starts by assuming for purposes of the first iteration that each Asset Class has the same (high) estimated return and the same (low) estimated risk at each Monthly Start Date and weights each Asset Class accordingly for purposes of the first iteration – i.e., with weights that would be equal but for the Asset Class caps. The Index then observes how the Invested Allocation with those weights would have performed in the first iteration over the next 12 months and, based on those observations, refines the estimated return and estimated risk for each Asset Class and each Monthly Start Date. Then the Index plays out the second iteration, with weights among the Asset Classes determined in a manner that would maximize the sum of the expected investment utilities of the Asset Classes (subject to the Asset Class caps) if expected investment utility were determined based on the estimated return and estimated risk for each Asset Class and Monthly Start Date as refined in the previous (i.e., first) iteration. The Index repeats this process through each of the 1,000 iterations, using the estimated return and estimated risk as refined through the previous iteration, and the resulting measures of expected investment utility, to weight the Asset Classes for purposes of the current iteration. It then uses the estimated return and estimated risk for each Asset Class and each Monthly Start Date as refined after the 1,000th iteration to determine the expected investment utility for each Asset Class and each Monthly Start Date, which is then used to determine the optimal percentage weight for each Asset Class at that Monthly Start Date.

The Index has an annualized volatility target of 7%. The Index seeks to achieve its volatility target (which is lower than volatility typically is for riskier Asset Classes such as equities and commodities) by allocating exposure among the four Asset Classes within the Invested Allocation on a monthly basis in a manner that aims to favor lower-volatility Asset Classes, and, in addition, by adjusting exposure between the Invested Allocation and the Uninvested Allocation as often as daily. The Index will reduce exposure to the Invested Allocation, and increase exposure to the Uninvested Allocation, when it needs to reduce the volatility of the Invested Allocation in order to meet its volatility target, and the Index may have leveraged (i.e., greater than 100%) exposure to the Invested Allocation when it needs to increase the volatility of the Invested Allocation in order to meet its volatility target, up to a maximum exposure to the Invested Allocation of 200%. Any portion of the Index that is allocated to the Uninvested Allocation will not accrue any interest or other return.

The Index is subject to an index fee of 0.50% per annum (the “Index Fee”). The Index Fee reduces the performance of the Index on a daily basis at a rate of 0.50% per annum.

Certain of the Constituents are calculated in a non-U.S. currency. Because the Index is calculated in U.S. dollars, gains or losses on each Constituent that is calculated in a non-U.S. currency must be converted into U.S. dollars for purposes of calculating the level of the Index. As a result, the Index has foreign currency exposure in addition to its government bond, commodity, U.S. bond and equity exposures.

The Index is an “excess return” index, which means that its performance is reduced by an implicit financing cost. Each Constituent (other than the Constituents in the U.S. bond Asset Class) tracks its relevant market by way of tracking the performance of futures contracts referencing the relevant market. Futures contracts may be said to reflect the “excess return” of the relevant market over an implicit financing cost. This is another way of saying that futures contracts track the performance of the relevant market less an implicit financing cost, which typically causes the performance of a futures contract referencing a given market to be less than the spot performance of that market. The Constituents in the U.S. bond Asset Class do not track futures contracts, but the performance of the Constituents in the U.S. bond Asset Class is reduced on a daily basis at a per annum rate equal to the federal funds effective rate, as in effect on the immediately preceding weekday. This reduction is also an implicit financing cost, albeit one that is effected in a different form than the implicit financing cost that is inherent in the exposure that futures contracts provide to their relevant market.

This section contains only a summary description of the Index and does not describe all of its important features in detail. Before investing in the notes, you should carefully review the more detailed description of the Index contained in the section “Description of the Citi Grandmaster 7 Excess Return Index” in this index supplement.

The Index methodology is subject to important risks. These risks are described in the section “Risk Factors Relating to the Notes—Risk Factors Relating to the Index” in this index supplement. A few of the key risks are briefly summarized below:

•	The Index’s monthly allocations among the Asset Classes may not prove to be optimal for a number of reasons, including the following:

o	It is impossible to predict the future. If the future market simulations that are used to make monthly allocations among the Asset Classes are not accurate models of future returns or risk, the weight allocations among the Asset Classes based on those simulations are likely to be sub-optimal.

o	The Index will not assign the weight determined to be optimal for the next month at each monthly rebalancing. Instead, the weight assigned to each Asset Class at each monthly rebalancing is the arithmetic average of the optimal weights determined for that Asset Class and each of the next 12 Monthly Start Dates. As a result, even if the Index were able to effectively identify the optimal weight for each Asset Class on the Selection Date, the Index will not implement that weight.

o	The calibration procedure is subject to volatility and weighting constraints that may cause it to select allocations among the Asset Classes that result in less favorable Index returns than if those constraints did not apply.

•	The Index methodology is designed to tilt the Invested Allocation toward lower-volatility Asset Classes, which may dampen the Index’s potential return and expose the Index to a significant degree to the risks affecting bond values. Lower-volatility Asset Classes such as government bonds and U.S. bonds are likely to make up a large portion of the Invested Allocation in most circumstances. Lower-volatility Asset Classes generally have lower return potential than higher-volatility Asset Classes such as equities and commodities. Moreover, as the government bond and U.S. bond Asset Classes are both composed of bonds, they will expose the Index to a significant degree to risks affecting bond values, including the risks that bond values will decline as interest rates rise and/or when perceptions of issuer creditworthiness decline.

•	The Index’s volatility targeting feature may result in a significant portion of the Index’s hypothetical investment portfolio being allocated to the Uninvested Allocation, on which no interest or other return will accrue (but which will still be reduced by the Index Fee). Any allocation to the Uninvested Allocation will dampen Index returns.

•	The performance of each Constituent is expected to be reduced by an implicit financing cost. Any increase in market interest rates in the applicable currency will be expected to increase this implicit financing cost, reducing the performance of the Index.

•	The performance of the Index is reduced on a daily basis by the Index Fee.

•	The Index will have exposure to fluctuations in foreign currency exchange rates. Exchange rate fluctuations may offset gains or exacerbate losses on the underlying assets in foreign currency terms.

For more information about these and other risks associated with the Index, you should carefully review the section “Risk Factors Relating to the Notes—Risk Factors Relating to the Index” in this index supplement.

The Index tracks the value of a hypothetical investment portfolio composed of allocations to the Constituents and the Uninvested Allocation. There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest.

Summary Payment Terms

The particular payment terms of the notes will be set forth in the applicable pricing supplement and will be linked to the performance of the Index. The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the Index. The notes may pay coupon payments at a rate that varies based on the performance of the Index, or the notes may not pay interest and may instead provide for a single payment at maturity based on the performance of the Index. The specific terms of the notes will be specified in the applicable pricing supplement.

Any potential payment on the notes that depends on the performance of the Index may be positive, or it may be zero, depending on the specific terms of the notes. You should carefully read the applicable pricing supplement to understand the payment terms of the notes and the circumstances in which you may not receive any return on your investment in the notes. The specific terms of the notes will be determined on the date we price the notes for initial sale to the public, which we refer to as the “Pricing Date.”

Any potential payment on the notes that depends on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your notes at maturity.

Before deciding whether to invest in the notes, you should carefully read and understand the sections “Risk Factors Relating to the Notes” and “Description of the Citi Grandmaster 7 Excess Return Index” in this index supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect any payment owed to you under the notes, such as the occurrence of market disruption events or other events affecting the Index. Those events are described in this index supplement under “Description of the Notes” and “Description of the Citi Grandmaster 7 Excess Return Index” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Notes” and “Description of the Citi Grandmaster 7 Excess Return Index” in this index supplement.

Risk Factors Relating to the Notes

An investment in the notes is significantly riskier than an investment in conventional debt securities. The notes are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the notes, and are also subject to risks associated with the Index because your return on the notes will depend on the performance of the Index.

Risk Factors Relating to All Notes

You May Not Receive Any Return On Your Investment In The Notes, In Which Case You Will Suffer A Loss On Your Investment In Real Value Terms. Your return on the notes, if any, will depend on the performance of the Index. If the Index does not perform favorably (which will depend on the specific terms of the notes set forth in the applicable pricing supplement), you may not receive any return on your investment in the notes. Although the notes provide for the repayment of the stated principal amount at maturity regardless of the performance of the Index, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation or be as great as the return you could have achieved on a conventional debt security of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) of comparable maturity. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

The Notes Will Not Pay Any Coupon Unless Otherwise Specified In The Applicable Pricing Supplement. Unless the applicable pricing supplement specifies that the notes will pay a coupon, the notes will not pay any interest or provide for any other payments prior to maturity. Accordingly, unless the applicable pricing supplement specifically provides for a coupon payment, you should not invest in the notes if you seek current income during the term of the notes.

If The Notes Provide For A Coupon That Depends On The Performance Of The Index, The Coupon Payment May Be Zero On One Or More Coupon Payment Dates. If the applicable pricing supplement provides for a coupon payment but the amount of such payment varies depending on the performance of the Index or otherwise, you should understand that you may not receive any payment on one or more (or any) coupon payment dates during the term of the notes. You should not invest in notes with such terms if you seek certainty of receiving current income during the term of the notes.

If A Maximum Return Applies To The Notes, Your Return On The Notes Will Be Limited. If applicable, the maximum return will be a percentage of the stated principal amount of the notes that will be determined on the Pricing Date and set forth in the applicable pricing supplement. Your total return at maturity on notes with a maximum return will be limited to the specified maximum return (excluding any coupon payments, if applicable), even if the return of the Index is significantly greater. You should not invest in notes that have a maximum return if you seek to participate in the full appreciation of the Index.

The Notes Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc., The Guarantor Of Any Payments Due On The Notes. You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The notes are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the notes. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the notes, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the notes prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness.

Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the notes.

Sale Of The Notes Prior To Maturity May Result In A Loss Of Principal. You will be entitled to receive at least the full stated principal amount of your notes, subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., only if you hold the notes to maturity. The value of the notes may fluctuate during the term of the notes, and if you are able to sell your notes prior to maturity, you may receive less than the full stated principal amount of your notes.

The Notes Will Not Be Listed On A Securities Exchange And You May Not Be Able To Sell Your Notes Prior To Maturity. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange. Accordingly, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the notes. If CGMI or such other underwriter or agent does make a market in the notes, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the notes, the price at which you may be able to sell your notes prior to maturity is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the notes, it is likely that there would be no secondary market at all for the notes. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your notes in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the notes prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your notes to maturity.

The Value Of Your Notes Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors. The value of your notes prior to maturity will fluctuate based on the level of the Index and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the notes of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your notes at any time prior to maturity may be significantly less than the stated principal amount.

•	Level of the Index. We expect that the value of the notes at any time will depend substantially on the level of the Index at that time. If the level of the Index declines following the Pricing Date, the value of your notes will also likely decline, perhaps significantly. Even at a time when the level of the Index exceeds its level on the Pricing Date, the value of your notes may nevertheless be significantly less than the stated principal amount of your notes because of expectations that the level will continue to fluctuate over the term of the notes, among other reasons.

The level of the Index will be influenced by the value and volatility of its Constituents, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the notes and other trading activities by our affiliates may also affect the level, which could negatively affect the value of the notes.

•	Volatility of the Index. Volatility refers to the magnitude and frequency of changes in level over any given period. Any change in the expected volatility of the Index may adversely affect the value of the notes.

•	Interest Rates. We expect that the value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the notes may decrease.

•	Time Remaining to Maturity. At any given time, a portion of the value of the notes will be attributable to time value, which is based on the amount of time then remaining to maturity. You should understand that the value of the notes may be adversely affected solely as a result of the passage of time.

•	Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the notes. Therefore, actual or anticipated changes in either of their credit ratings or credit spreads may affect the value of the notes.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the notes attributable to one or more of the other factors.

Our Affiliates May Have Published Research, Expressed Opinions Or Provided Recommendations That Are Inconsistent With Investing In The Notes And May Do So In The Future, And Any Such Research, Opinions Or Recommendations Could Adversely Affect The Level Of The Index. CGMI and other of our affiliates may publish research from time to time relating to the financial markets, any of the Constituents of the Index or the hypothetical investment methodology of the Index. Any research, opinions or recommendations provided by CGMI may influence the price or level of any Constituent of the Index, and they may be inconsistent with purchasing or holding the notes. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the Constituents of the Index, the Index itself and the merits of investing in the notes.

The Price Or Level Of A Constituent Or Of The Index May Be Affected By Our Or Our Affiliates’ Hedging And Other Trading Activities. In anticipation of the sale of the notes, we expect to hedge our obligations under the notes directly or through one of our affiliates, which may involve taking positions directly in the Constituents of the Index or other instruments that may affect the values of the Constituents of the Index. We or our counterparties may also adjust this hedge during the term of the notes and close out or unwind this hedge on or before any Valuation Date, which may involve, among other things, us or our counterparties purchasing or selling such Constituents or other instruments. This hedging activity on or prior to the Pricing Date could potentially affect the values of the Constituents of the Index on the Pricing Date and, accordingly, potentially increase the Initial Index Level, which may adversely affect your return on the notes. Additionally, this hedging activity during the term of the notes, including on or near any Valuation Date, could negatively affect the level of the Index and, therefore, adversely affect your payment at maturity on the notes. This hedging activity may present a conflict of interest between your interests as a holder of the notes and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity may be willing to purchase your notes in a secondary market transaction.

We and our affiliates may also trade the Constituents of the Index and/or other instruments that may affect the values of the Constituents of the Index on a regular basis (taking long or short positions or both), for our or their accounts, for other accounts under management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the prices or levels of the Constituents of the Index on any Valuation Date and, therefore, adversely affect the performance of the Index and the notes.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We And Our Affiliates May Have Economic Interests That Are Adverse To Those Of The Holders Of The Notes As A Result Of Our Or Our Affiliates’ Business Activities. We or our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute a Reference Underlying of an equity Constituent, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our or our affiliates’ business with any such issuer. Moreover, if we or any of our affiliates are or become a creditor of any such issuer or otherwise enter into any transaction with any such issuer in the regular course of business, we or such affiliate may exercise any remedies against such issuer that are available to them without regard to the impact on your interests as a holder of the notes.

We Are The Notes Calculation Agent And, In That Capacity, May Make Important Determinations With Respect To The Notes. As Notes Calculation Agent, we will determine, among other things, the amount owed to you at maturity of the notes. In addition, if certain events occur, we will be required to make certain discretionary judgments that could significantly affect the amount you receive at maturity. In making these judgments, our interests could be adverse to your interests as a holder of the notes. Such judgments could include, among other things:

•	determining whether a Market Disruption Event exists on the Valuation Date with respect to any Constituent of the Index;

•	if the Index Level is not published by the Index Calculation Agent or if a Market Disruption Event exists with respect to any Constituent of the Index on the Valuation Date, determining the Closing Level of the Index with respect to that date, which may require us to make a good faith estimate of the value of one or more Constituents of the Index if the Market Disruption Event is continuing on the Backstop Date; and

•	selecting a Successor Index or performing an alternative calculation of the Closing Level of the Index if the Index is discontinued.

Any of these determinations made by us, in our capacity as Notes Calculation Agent, may adversely affect any payment owed to you under the notes.

Discontinuance Of The Index Could Adversely Affect The Value Of The Notes. The Index Administrator is not required to publish the Index throughout the term of the notes. The Index Administrator may determine to discontinue the Index at any time. See “Description of the Citi Grandmaster 7 Excess Return Index” in this index supplement for more information. If the Index is discontinued, the Notes Calculation Agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is not precluded from considering other indices that are calculated and published by the Notes Calculation Agent or any of its affiliates. Any such successor index may not perform favorably.

If the Notes Calculation Agent does not select a successor index, then the Notes Calculation Agent will calculate a substitute Closing Level for the Index for all dates from and after the time of discontinuance. The substitute Closing Level will be determined by the Notes Calculation Agent in accordance with the formula for calculating the Index last in effect prior to such discontinuance, except that, at all times after such discontinuance, the Invested Allocation (as defined in the section “Description of the Citi Grandmaster 7 Excess Return Index” below) will be fixed at its composition immediately prior to such discontinuance, without further rebalancing thereafter. The substitute Closing Level of the Index may perform unfavorably after the discontinuance. In such an event, even though the Index will no longer apply its portfolio selection methodology, the Index Fee will continue to be deducted.

Certain U.S. Federal Tax Consequences Of An Investment In The Notes Are Uncertain. The notes may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a “significant modification” of the notes is not entirely clear and, if the Internal Revenue Service (the “IRS”) were to treat the assumption as a significant modification, a U.S. holder would generally be required to recognize gain (if any) on the notes and the timing and character of income recognized with respect to the notes, as well as the withholding tax consequences to a non-U.S. holder of the notes, after the assumption could be affected significantly. You should read carefully the discussion under “United States Federal Tax Considerations” in this index supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an assumption of the notes.

Risk Factors Relating to the Index

The following discussion of risks relating to the Index should be read together with the section “Description of the Citi Grandmaster 7 Excess Return Index” below, which defines and further describes a number of the terms and concepts referred to in this section.

The Index May Fail To Allocate Optimal Weights Among The Asset Classes. The Index methodology determines the percentage weight to be allocated to each Asset Class within the Invested Allocation on a monthly basis by following a procedure that attempts to identify the optimal weight of each Asset Class at each of the next 12 Monthly Start Dates. This procedure calibrates a measure of expected investment utility of each Asset Class based on 1,000 future market simulations over the next 12 months. The Index then assigns a weight to each Asset Class within the Invested Allocation for the next month that will be equal to the arithmetic average of the optimal weights determined for each Asset Class at each of the next 12 Monthly Start Dates. These weights may not prove to be the optimal weights among the Asset Classes for the next month for a number of reasons, including the following:

•	It is impossible to predict the future. The Index allocates exposure among the Asset Classes within the Invested Allocation on a monthly basis by calibrating the expected investment utility of each Asset Class based on 1,000 future market simulations over the next 12 months. These future market simulations are constructed by randomly sampling the daily returns from the prior year and, in times of elevated U.S. equity market volatility, from historical periods with similar levels of U.S. equity market volatility. This approach is premised on the idea that a random sampling of the prior year’s daily returns is a good basis for estimating daily returns over the next year in times of relatively low U.S. equity market volatility, while in times of relatively high U.S. equity market volatility a better estimate of daily returns over the next year can be made by including daily returns from historical periods with similar U.S. equity market volatility. There can be no assurance, however, that the future market simulations constructed by the Index will be accurate predictions of the actual performance of any Asset Class over the next 12 months, for the simple reason that the past may not be predictive of the future. Moreover, referencing U.S. equity market volatility may not be effective for the 12 of 13 Constituents that do not track the U.S. equity market. If the future market simulations are not accurate representations of future market performance, the allocations among the Asset Classes based on those simulations may prove not to be optimal.

•	The Index does not assign the weights to the Asset Classes that the calibration procedure identifies as the optimal weights for the next monthly period. Each month, as part of the calibration procedure, the Index determines the optimal weight for each Asset Class at each of the next 12 Monthly Start Dates – including the Monthly Start Date that occurs on the current Selection Date. However, the Index does not assign each Asset Class the weight that it has determined to be optimal for the current Selection Date. Instead, at each monthly rebalancing, the Index gives each Asset Class a weight equal to the arithmetic average of the optimal weights determined for each of the next 12 Monthly Start Dates. This approach is designed to reduce the size of monthly changes in allocations among the Asset Classes but is a departure from the optimal weight determined by the Index’s calibration procedure for the next month. Therefore, even if the Index were able to effectively identify the optimal weight for each Asset Class on the Selection Date, the Index will not implement that weight.

•	The calibration procedure is subject to volatility and weighting constraints that may cause it to select sub-optimal allocations among the Asset Classes. The calibration procedure includes a “Risk Aversion Parameter” that is designed to favor greater weight allocations to lower-volatility Asset Classes, such as government bonds and U.S. bonds, and lower weight allocations to higher-volatility Asset Classes, such as equities and commodities. The calibration procedure also gives effect to specified caps on the weighting of each Asset Class. The weight allocations that the calibration procedure makes among the Asset Classes in light of these constraints may be less optimal than they would be if these constraints did not apply.

•	The future market simulations are constructed based on a particular randomized distribution of historical daily returns and are sensitive to the particular random distribution of returns that results. Different random number generators (operating with different inputs) that are run on different computers, or are run at different times, will produce different results.

•	The calibration procedure is sensitive to initial conditions and to the order in which the iterations are run. The optimal Asset Class weights are determined through a systematic step-by-step process, and not a single equation with a single calculated result. The calibration procedure operates through a substantial number of iterations, and the result of each iteration (other than the final iteration) provides the numerical inputs to the operation of the next following iteration. Therefore, small variations in the initial conditions provided to the initial iteration, in the random distribution of historical daily returns that make up an iteration and in the order in which the iterations are run may result in wide divergences in the results obtained. If the calibration procedure were run a second time, it might produce very different results.

•	There is no guarantee that the optimization process will identify the overall optimal set of Asset Class weights. The optimization process attempts to find the particular combination of Asset Class weights that maximizes the sum of the expected investment utilities of the Asset Classes at each Monthly Start Date. The optimization process searches only a finite number of combinations of Asset Class weights, and as a result the set of weights identified by the optimization process may not be the overall optimal set of Asset Class weights.

•	Notional transaction costs will affect the determination of the optimal weights. In determining the optimal weight of each Asset Class, the Index takes into account different notional transaction costs associated with transactions in the relevant Asset Class. These costs will have an effect on the Index’s determination of the optimal weights and may cause the Index to assign weights that differ from the weights that would apply in the absence of those costs.

The Index Methodology Will Tilt The Invested Allocation Toward Lower-Volatility Asset Classes, Which May Dampen The Index’s Potential Return And Expose The Index To A Significant Degree To The Risks Affecting Bond Values. As described above, the Index’s volatility target will cause the Index to tend to have greater allocations to lower-volatility Asset Classes, such as government bonds and U.S. bonds, and lower allocations to higher-volatility Asset Classes, such as equities and commodities. Lower-volatility Asset Classes may tend to have lower return potential than higher-volatility Asset Classes, which may dampen the return potential of the Index. Among other things, this means that the Index will tend to underperform equities in bull markets for equities. Moreover, lower-volatility Asset Classes are not necessarily low-risk. The government bond and U.S. bond Asset Classes are both composed of bonds. Bond values tend to fall when interest rates rise and when perceptions of the creditworthiness of bond issuers decline. Accordingly, one significant risk associated with the Index is that interest rates will rise and/or issuer creditworthiness will decline and, in either or both cases, adversely affect the values of the government bond and U.S. bond Asset Classes at times when those Asset Classes make up a substantial portion of the Index’s hypothetical investment portfolio.

The Performance Of Each Constituent Is Expected To Be Reduced By An Implicit Financing Cost, And Any Increase In This Cost Will Adversely Affect The Performance Of The Index. Each of the Constituents (other than the Constituents in the U.S. bond Asset Class) is an index that tracks the performance of a hypothetical rolling position in a futures contract referencing its relevant underlying market. Each futures-based Constituent is expected to reflect not only the performance of its relevant market, but also the implicit cost of a financed position in that market. The cost of this financed position will adversely affect the level of each futures-based Constituent and, therefore, the Index. The Constituents in the U.S. bond Asset Class do not track futures contracts, but the performance of each of them will be reduced daily at a rate equal to the federal funds effective rate, which is an implicit financing cost in another form. Any increase in market interest rates in the applicable currency will be expected to further increase the implicit financing cost and will increase the negative effect on the performance of the Constituents and, therefore, the performance of the Index. Because of this implicit financing cost, the performance of the Index will be less favorable than it would have been if it were linked directly to the relevant market and without any implicit financing cost.

In addition, futures contracts on physical commodities are likely to reflect costs associated with storing the underlying physical commodities over the term of the contracts. We expect the performance of the commodity Constituents to be adversely affected by these costs.

The Index’s Volatility Targeting Feature May Result In A Significant Portion Of Its Exposure Being Hypothetically Uninvested, On Which No Interest Or Other Return Will Accrue. The Index may allocate exposure to the Uninvested Allocation from time to time in an attempt to limit the overall volatility of the Index (since the Uninvested Allocation has no volatility). No interest or other return will accrue on the Uninvested Allocation. The amount of exposure allocated to the Uninvested Allocation on any Index Business Day will depend on the Maximum RV of the Invested Allocation, as measured by the Index, and on the level of the VIX. If either the

Maximum RV of the Invested Allocation or the Equity-Adjusted VIX Level exceeds the Index’s volatility target, then the Index will allocate a portion of its exposure away from the Invested Allocation and to the Uninvested Allocation. Any portion of the Index that is allocated to the Uninvested Allocation will not accrue any interest or other return. If the Invested Allocation appreciates at any time when the Index has less than 100% exposure to the Invested Allocation, the Index will not fully participate in the appreciation of the Invested Allocation. Moreover, because the Index Fee is deducted from the full Index, any portion allocated to the Uninvested Allocation will steadily lose value at a rate equal to the Index Fee.

The Performance Of The Index Will Be Adversely Affected By The Deduction Of An Index Fee. An Index Fee of 0.50% per annum is deducted in the calculation of the Index. The negative effects of the Index Fee on Index performance will be in addition to the negative effects of the implicit financing cost described above.

The Index Is Subject To Foreign Currency Exchange Rate Risk In Addition To Risks Associated With The Government Bond, Commodity, U.S. Bond And Equity Asset Classes. The Index is calculated in U.S. dollars, but certain Constituents are denominated in a foreign currency. The Index will be subject to foreign currency exchange rate risk with respect to these Constituents, which we refer to as Foreign Currency Constituents. A Foreign Currency Constituent will be favorably affected by appreciation of the foreign currency against the U.S. dollar if the Reference Futures Contract for that Constituent experiences gains in foreign currency terms, and unfavorably affected by appreciation of the foreign currency against the U.S. dollar if the Reference Futures Contract experiences losses in foreign currency terms.

The Index May Fail To Maintain Its Volatility Target And May Experience Steep Declines As A Result. The Index seeks to limit volatility in part by allocating away from the Invested Allocation (and hypothetically into the Uninvested Allocation) at any time when either the Maximum RV of the Invested Allocation or the Equity-Adjusted VIX Level exceeds the Index’s volatility target. Because the Maximum RV of the Invested Allocation is measured based on two historical look-back periods, if the volatility of the Invested Allocation suddenly and significantly increases, it may be a significant period of time before the increase will be reflected to a meaningful degree in the volatility measurement and, consequently, before the exposure to the Invested Allocation can be reduced to account for the increased volatility. The Index level may experience significant declines for a significant period of time before any increase in volatility is reflected in the Maximum RV measurement and the exposure to the Invested Allocation is reduced.

The Constituents May Not Be Representative Of The Asset Classes That They Purport To Represent. The Invested Allocation is composed of exposure to four Asset Classes, each of which is composed of fixed-weight exposure to a number of selected Constituents. The Constituents that have been selected to represent each Asset Class for purposes of the Index may not be as representative as other constituents that could have been selected, or the weightings of the Constituents may not be as effective in representing the relevant Asset Class as other weightings that could have been selected. The performance of the Index may be less favorable than it would have been if it tracked other Constituents and/or assigned different weights among the Constituents within each Asset Class.

The Performance Of The Index Will Be Highly Sensitive To The Specific Parameters By Which It Is Calculated. The Index is calculated pursuant to a rules-based methodology that contains a number of specific parameters. These parameters will be significant determinants of the performance of the Index. The Index’s fixed parameters include, among many others, (i) the monthly frequency of the calibration procedure and rebalancing, (ii) the specific procedures implemented by the calibration procedure, (iii) the fixed weight to each Constituent within each Asset Class, (iv) the number of iterations used in each market simulation and (v) the cap applied to each Asset Class. There is nothing inherent in any of these specific parameters that necessarily makes them the right specific parameters to use for the Index. If the Index had used different parameters, the Index might have achieved significantly better returns.

The Invested Allocation Is Composed Of Risky Assets. The Invested Allocation is made up of Constituents that track portions of the government bond, commodity, U.S. bond and equity Asset Classes. The Constituents that make up the Invested Allocation are risky and are subject to declines.

The Government Bond And U.S. Bond Constituents Are Both Composed Of Bonds And Are Likely To Be Adversely Affected By Rising Interest Rates Or Declining Perceived Creditworthiness Of Their Issuers. Bond values are substantially influenced by market interest rates in the applicable currency. In general, if market interest rates rise, bond values are likely to fall. Therefore, the performance of the government bond and U.S. bond Constituents is likely to be adversely affected if market interest rates in the applicable currency rise. In addition, bond values are influenced by the perceived creditworthiness of their issuers. Any decline in the perceived creditworthiness of bond issuers may adversely affect the values of the government bond and U.S. bond Constituents.

The U.S. Bond Asset Class Is Composed Of ETFs, And There Are Drawbacks Associated With Tracking The Value Of ETFs Rather Than The Underlying Indices That The ETFs Seek To Track. The U.S. bond Asset Class is composed of ETFs. Each ETF seeks to track the performance of its underlying index before giving effect to fees and expenses of the ETF. After giving effect to these fees and expenses, the performance of each ETF is likely to be less favorable than the performance of the underlying index that it tracks. In addition, the price of the shares of each ETF may not perfectly track the performance of its underlying index or its net asset value per share. An ETF may not hold all of the assets that constitute its underlying index or may hold assets and/or derivative contracts not included in that underlying index. Moreover, the trading price of an ETF is determined by market supply and demand and can deviate from the value of the ETF’s assets. As a result, in certain circumstances, the performance of an ETF may diverge significantly from, and may be less favorable than, the performance of its underlying index.

During periods of market volatility, securities underlying an ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of an ETF and the liquidity of an ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in an ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of an ETF. As a result, under these circumstances, the market value of shares of an ETF may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of an ETF may not correlate with the performance of its underlying index or its net asset value per share, which could materially and adversely affect the performance of the Index.

Commodity Prices Are Subject To Sharp Fluctuations In Short Periods Of Time. The commodity Constituents track the performance of hypothetical rolling positions in futures contracts on physical commodities. Commodity prices are subject to sharp fluctuations over short periods of time for a variety of reasons, including changes in supply and demand relationships; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; technological developments; changes in interest rates; and trading activities. These factors may affect the prices of the underlying commodities in varying and potentially inconsistent ways. As a result of these or other factors, the price of physical commodities may be, and recently has been, highly volatile.

Certain Of The Equity Constituents Are Subject To Risks Associated With Foreign Equity Markets. The equity Constituents include international equities. Foreign equities may be subject to greater volatility and heightened risks as compared to U.S. equities. Foreign equity securities involve risks associated with the securities markets in foreign countries, including risks of volatility in those markets and governmental intervention in those markets. There is also generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Although the Constituents that compose the Invested Allocation represent a number of different Asset Classes and markets, that diversification is no guarantee against declines of the Invested Allocation. Particularly in broad market downturns, even a diversified portfolio may experience significant losses.

The Constituents Represent A Number Of Different Markets And Asset Classes And May Offset Each Other. The Invested Allocation is composed of Constituents representing portions of the government bond, commodity, U.S. bond and equity Asset Classes. These Constituents represent very different markets and may perform differently from each other over time. If the values of some Constituents appreciate while others decline, the declining Constituents will offset the gains of the appreciating Constituents, reducing the performance of the Invested Allocation. Alternatively, the Constituents that compose the Invested Allocation may become correlated in decline, so that the decline in some Constituents compounds the decline in the others.

Certain Of The Constituents Track Futures Contracts That Trade On Non-U.S. Exchanges And Therefore Do Not Benefit From U.S. Regulatory Protections. The Reference Futures Contracts for four of the Constituents are traded on non-U.S. futures exchanges. These futures exchanges are not subject to regulation by the U.S. Commodity Futures Trading Commission (“CFTC”). Local regulation of these futures exchanges may differ from that which the CFTC would apply and may result in fewer protections and less oversight than would apply to a CFTC-regulated exchange. As a result, the Reference Futures Contracts that trade on these exchanges may perform in unanticipated ways and may fail to reflect the relationship to the relevant underlying market that would be expected, and the Index performance may be adversely affected.

The Index May Have Leveraged Exposure To The Invested Allocation And Therefore May Realize Losses As A Result Of Any Decline In The Value Of The Invested Allocation On An Accelerated Basis. The Index may have leveraged (i.e., greater than 100%) exposure to the Invested Allocation, up to a maximum exposure of 200%. If the Invested Allocation were to decline in value at a time when the Index has leveraged exposure to the Invested Allocation, the Index will realize losses as a result of that decline on an accelerated basis. For example, if the value of the Invested Allocation were to decline by 10% at a time when the Index has 200% exposure to the Invested Allocation, the Index would decline by 20% (i.e., 200% of 10%), before giving effect to the Index Fee.

The Index Will Be Calculated Pursuant To A Set Of Fixed Rules And Will Not Be Actively Managed. If the Index performs poorly, the Index Administrator will not change the rules in an attempt to improve performance. The Index tracks the hypothetical performance of the rules-based investment methodology described under “Description of the Citi Grandmaster 7 Excess Return Index” below. The Index will not be actively managed. If the rules-based investment methodology tracked by the Index performs poorly, the Index Administrator will not change the rules in an attempt to improve performance. Accordingly, an investment linked to the Index is not like an investment in a mutual fund. Unlike a mutual fund, which could be actively managed by the fund manager in an attempt to maximize returns in changing market conditions, the Index Rules will remain unchanged, even if those rules might prove to be ill-suited to future market conditions.

The Index Has Limited Historical Information. The Index launched on August 2, 2022. Accordingly, the Index has limited historical data, and that historical data may not be representative of the Index’s potential performance under other market conditions. Because the Index is of recent origin with limited performance history, an investment linked to the Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s methodology as the basis for an investment decision. However, any historical performance of the Index is not an indication of how the Index will perform in the future.

Hypothetical Back-Tested Index Performance Information Is Subject To Significant Limitations. All information regarding the performance of the Index prior to August 2, 2022 is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

•	The Index Administrator developed the rules of the Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index Rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

•	The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information is not necessarily representative of the market conditions that will exist in the future.

•	The hypothetical back-tested performance of the Index was calculated based on hypothetical future market simulations run at the time of preparing the back-tested performance information. Because the future market simulations are randomly generated each time they are run, they will produce different results each time they are run. As a result, the future market simulations generated for purposes of preparing the hypothetical back-tested performance of the Index are different from the future market simulations that would have been generated had the Index existed during the back-tested period. Therefore, the hypothetical back-tested performance of the Index that has been prepared by the Index Administrator differs from how the Index would have performed had it actually been published during the back-tested period.

•	The hypothetical back-tested Index performance information has been calculated in a manner that differs in certain respects from the manner in which the Index is currently calculated. In particular, for purposes of calculating the “Dynamic Bond Cap,” the Relative Interest Rate Slope was calculated based on LIBOR swap rates prior to but excluding April 29, 2022, and SOFR swap rates thereafter, as SOFR swap rates were not published prior to November 2021. SOFR is a different economic measure than LIBOR, and as a result SOFR swap rates are different from LIBOR swap rates. Back-tested Index performance based on the LIBOR swap rate may therefore differ from how the Index would have performed based on the SOFR swap rate. Moreover, on certain days during the back-tested period, the hypothetical back-tested Index performance information has been calculated using the Reference Underlying rather than the Reference Futures Contract for one of the Constituents. Because the Reference Underlying does not reflect the implicit financing cost that is reflected in a Reference Futures Contract, the hypothetical back-tested Index performance information overstates how the Index would have performed on the affected days. In addition, prior to the relevant Pricing Change Date, the back-tested performance information for the equity Constituents was calculated using a different price for the Reference Futures Contracts than the Index currently uses. For these reasons, the hypothetical back-tested Index performance information differs from how the Index would have performed had it actually been published during the back-tested period. For more information, see “Description of the Citi Grandmaster 7 Excess Return Index—Hypothetical Back-Tested Index Performance Information” below.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear little relation to its historical or hypothetical back-tested levels.

Adjustments To The Constituents Could Adversely Affect The Level Of The Index. The sponsors of the Constituents may add, delete or substitute the components that underlie the Constituents or make other methodological changes to the Constituents that could result in an adverse effect on the performance of the Constituents. The sponsors of the Constituents (other than those that are sponsored by the Index Administrator) are not involved with the Index in any way. In addition, the sponsors of the Constituents may discontinue or suspend calculation or publication of the Constituents at any time. In such an event, the Index Calculation Agent will have the sole discretion to substitute a successor Constituent that is comparable to the discontinued Constituent and make adjustments to the Index Rules as it determines appropriate to account for such change, or, in certain circumstances, suspend the calculation, publication and dissemination of the Index either temporarily or permanently.

The Index Administrator And Index Calculation Agent, Which Is Our Affiliate, May Exercise Judgments Under Certain Circumstances In The Calculation Of The Index. Although the Index is rules-based, there are certain circumstances under which the Index Administrator or Index Calculation Agent may be required to exercise judgment in calculating the Index, including the following:

•	The Index Administrator will determine whether an ambiguity, error or omission has arisen and the Index Administrator may resolve such ambiguity, error or omission, using Expert Judgment, and may amend the Index Rules to reflect the resolution of the ambiguity, error or omission.

•	The Index Calculation Agent will determine if any Index Business Day is a Disrupted Day with respect to any Constituent and, if so, may publish its good faith estimate of the Index Level for such Index Business Day, using its good faith estimate of the value of the Constituent(s) affected by the Disrupted Day.

•	If an Adjustment Event occurs with respect to a Constituent, the Index Calculation Agent will determine whether to replace such Constituent and may adjust the Index Rules accordingly, and the Index Administrator will determine whether to discontinue the Index.

In exercising these judgments, the Index Administrator’s status as our affiliate may cause its interests to be adverse to yours. The Index Administrator and Index Calculation Agent are not your fiduciaries and are not obligated to take your interests into account in calculating the Index. Any actions taken by the Index Administrator or Index Calculation Agent in calculating the level of the Index could adversely affect the performance of the Index.

Citigroup Global Markets Limited may be required to make similar types of judgments in its capacity as index administrator and calculation agent for each of the government bond and equity Constituents.

An Investment Linked To The Index Does Not Constitute Ownership Of The Futures Contracts, ETFs Or Other Assets Constituting The Index’s Hypothetical Investment Portfolio. The Index is described as tracking a hypothetical investment portfolio because there is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the Constituents and the Uninvested Allocation, dynamically adjusted in accordance with the Index Rules.

Description of the Notes

The following description of the general terms of the Notes supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Notes in this index supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this index supplement.

The pricing supplement applicable to a particular issuance of Notes will contain the specific terms of those Notes. If any information in the applicable pricing supplement is inconsistent with this index supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this index supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this index supplement together with the information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus before investing in the Notes.

General

The notes offered under this index supplement (the “Notes”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc. The Notes will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Notes will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

The particular payment terms of the Notes will be set forth in the applicable pricing supplement and will be linked to the performance of the Citi Grandmaster 7 Excess Return Index (the “Index”). The Index is described in “Description of the Citi Grandmaster 7 Excess Return Index” below.

The Notes provide for the repayment of the stated principal amount at maturity. If so specified in the applicable pricing supplement, the Notes offer the possibility of an additional payment at maturity (other than any coupon payment, if specified in the applicable pricing supplement) based on the performance of the Index. The stated principal amount of each Note will be specified in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the Notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Notes. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the Notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your Notes at maturity.

Any potential payment on the Notes that depends on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement. If any scheduled Valuation Date is not an Index Business Day, such Valuation Date will be postponed to the next succeeding Index Business Day.

An “Index Business Day” is a day on which the London Stock Exchange and the New York Stock Exchange are both scheduled to be open.

Maturity

The notes will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the Maturity Date falls on a day that is not a New York Business Day, the payment to be made on the Maturity Date will be made on the next succeeding New York Business Day with the same force and effect as if made on the Maturity Date, and no interest will accrue as a result of such delayed payment. If a Notes Disruption Event occurs on the Valuation Date (or if there is more than one Valuation Date, on the final Valuation Date), then the Maturity Date will be postponed to the third New York Business Day after the Final Determination Date with respect to such Valuation Date. In addition, if the originally scheduled Valuation Date (or if there is more than one Valuation Date, the originally scheduled final Valuation Date) is not an Index Business Day and such Valuation Date is postponed so that it falls fewer than three New York Business Days prior to the Maturity Date, the Maturity Date will be postponed to the third New York Business Day after such Valuation Date as postponed.

“New York Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges, bank institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

Notes Calculation Agent

The “Notes Calculation Agent” for each issuance of Notes will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Notes Calculation Agent will make the determinations specified in this index supplement or in the applicable pricing supplement. All determinations made by the Notes Calculation Agent will be at the sole discretion of the Notes Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Notes. The Notes Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Determining the Closing Level of the Index

The “Closing Level” of the Index means, on any date of determination, the Index Level (as defined under “Description of the Citi Grandmaster 7 Excess Return Index” below) for such day as published by the Index Calculation Agent, subject to the terms described under “—Discontinuance of the Index” below. If the Index Level is not published by the Index Calculation Agent for any date of determination, or if the Notes Calculation Agent determines that a Market Disruption Event exists with respect to any Constituent on any date of determination, the Notes Calculation Agent will calculate the Closing Level of the Index in respect of that date of determination in good faith in accordance with the formula for and method of calculating the Index last in effect prior to commencement of the Market Disruption Event or failure to publish, using:

(i) for any Constituent with respect to which a Market Disruption Event does not occur on that date of determination, the Constituent Closing Level of such Constituent on that date of determination; and

(ii) for each Constituent with respect to which a Market Disruption Event occurs or is continuing on that date of determination, the Constituent Closing Level of such Constituent on the immediately succeeding Scheduled Trading Day for such Constituent on which no Market Disruption Event occurs or is continuing with respect to such Constituent, unless such Scheduled Trading Day has not occurred by the fifth Scheduled Trading Day for such Constituent following that date of determination (the “Backstop Date”), in which case the Notes Calculation Agent will use an alternative Constituent Closing Level for such Constituent determined using its good faith estimate of the Constituent Closing Level of that Constituent as of such Backstop Date.

For any date of determination on which the Index Level is not published or a Market Disruption Event exists, the Notes Calculation Agent will, following that date of determination, calculate the Closing Level in respect of that date, and the Notes Calculation Agent will reflect in such Closing Level the index fee described under “Description of the Citi Grandmaster 7 Excess Return Index” to the date of such calculation. If the Notes Calculation Agent determines that a Market Disruption Event exists with respect to any Constituent on a Valuation Date (such event, a “Notes Disruption Event”), the date on which the Closing Level of the Index in respect of such Valuation Date is finally determined (i.e., the first date on which the Constituent Closing Level has been determined for all Constituents in respect of such Valuation Date) is referred to as the “Final Determination Date” for such Valuation Date.

The term “Constituent Closing Level” means (i) in respect of each Constituent in the U.S. bond Asset Class, the closing price of such Constituent on the exchange on which it is traded and (ii) in respect of each Constituent (other than the Constituents in the U.S. bond Asset Class), the official closing level of such index, in each case, except as otherwise provided in the definition of “Closing Level” above.

The term “Market Disruption Event” means, in respect of each Constituent, any event that would result in a Disrupted Day with respect to that Constituent, as described under “Description of the Citi Grandmaster 7 Excess Return Index” below.

The term “Scheduled Trading Day” has, in respect of each Constituent, the meaning specified under “Description of the Citi Grandmaster 7 Excess Return Index” below.

The term “Constituent” has the meaning specified under “Description of the Citi Grandmaster 7 Excess Return Index” below.

Discontinuance of the Index

If the Index Administrator discontinues publication of the Index, and it or another entity (including CGMI) publishes a successor or substitute index that the Notes Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index, then the Closing Level of the Index thereafter will be determined by reference to the level of that index, which we refer to as a “Successor Index.” In such an event, the Notes Calculation Agent will, in its sole discretion, make any adjustment to any level of the Index or the Successor Index used for purposes of the Notes as it may deem appropriate in order to account for the effect of the substitution.

If the Index Administrator discontinues publication of the Index prior to, and such discontinuance is continuing on, a Valuation Date and the Notes Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, then the Notes Calculation Agent will determine a substitute Closing Level for the Index for such date. Such Closing Level will be determined by the Notes Calculation Agent in accordance with the formula for calculating the Index last in effect prior to such discontinuance, except that, at all times after such discontinuance, the Invested Allocation (as defined in the section “Description of the Citi Grandmaster 7 Excess Return Index” below) will be fixed at its composition immediately prior to such discontinuance, without further rebalancing thereafter. In such an event, the Closing Level of the Index so determined will cease to reflect the Index’s portfolio selection methodology. For purposes of clarity, if the Index Administrator discontinues publication of the Index and the Notes Calculation Agent is required to calculate a substitute Closing Level for the Index, the Notes Calculation Agent will make that calculation applying all of the current features of the Index, including the volatility targeting and the Index Fee, with the exception that the composition of the Invested Allocation will become fixed as described above.

If the discontinuance of the Index was the result of a material modification or permanent cancellation of a Constituent, and such modification or cancellation is continuing on a Valuation Date, or if a Constituent is otherwise unavailable on a Valuation Date, then the Notes Calculation Agent will determine the Constituent Closing Level for such Constituent with respect to any date for which a Constituent Closing Level of such Constituent may be required using its good faith estimate of the closing price or level of that Constituent on each such date. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

Coupon

The Notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement specifies that the Notes will pay a coupon, the Notes will pay a coupon at the per annum rate specified in the applicable pricing supplement, which may be a fixed rate or may be determined by reference to the performance of the Index or otherwise. If the applicable pricing supplement provides that the Notes will pay a coupon, holders of the Notes will receive the applicable coupon payment on the coupon payment dates specified in the applicable pricing supplement (each, a “Coupon Payment Date”). If the per annum rate varies over the term of the Notes based on the performance of the Index or otherwise, the per annum rate for each Coupon Payment Date will be determined in the manner and on the Valuation Date specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each coupon payment will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. Unless otherwise specified in the applicable pricing supplement, the coupon payable on the first Coupon Payment Date for an issuance of Notes will accrue from and including the issue date of such Notes to but excluding such first Coupon Payment Date, and the coupon payable on each succeeding Coupon Payment Date for an issuance of Notes will accrue from and including the immediately preceding Coupon Payment Date to but excluding such succeeding Coupon Payment Date.

Unless otherwise specified in the applicable pricing supplement, each coupon payment will be payable to the persons in whose names the Notes are registered at the close of business on the New York Business Day immediately preceding the applicable Coupon Payment Date (each a “Regular Record Date”), except that the final coupon payment will be payable to the persons who receive the payment at maturity. If any Coupon Payment Date is not a New York Business Day, the coupon payment to be made on that Coupon Payment Date will be made on the next succeeding New York Business Day with the same force and effect as if made on that Coupon Payment Date, and no interest will accrue as a result of delayed payment. If any coupon payment on the Notes depends on the Closing Level of the Index on a Valuation Date and such Valuation Date is postponed as provided under “—Determining the Closing Level of the Index” and the relevant Coupon Payment Date is specified as a fixed date, such coupon payment will be made on the later of (i) the third New York Business Day after such Valuation Date (or the last such Valuation Date, if two or more consecutive Scheduled Trading Days are each scheduled Valuation Dates), as postponed and (ii) the Coupon Payment Date.

Automatic Call

If specified in the applicable pricing supplement, an automatic call feature will apply to the Notes in the circumstances and on the date(s) specified in the applicable pricing supplement. If an automatic call is triggered, the Notes will be redeemed for a cash payment that will be determined as set forth in the applicable pricing supplement. The minimum amount of such cash payment will be equal to the stated principal amount per Note. The Notes will not be subject to an automatic call feature unless the applicable pricing supplement so provides.

Call Right

If specified in the applicable pricing supplement, we will have the right to call the Notes, in whole or in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Notes, the price at which we may call the Notes, the circumstances in which we may call the Notes and the payment to be made upon redemption. If any date on which we elect to redeem the Notes falls on a day that is not a New York Business Day, the payment to be made upon redemption will be made on the next succeeding New York Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of delayed payment. We will not have the right to call the Notes unless the applicable pricing supplement so provides.

If we have the right to call the Notes, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Notes will not have the right to require us to redeem the Notes prior to maturity, unless otherwise specified in the applicable pricing supplement.

No Redemption at the Option of the Holder; Defeasance

The Notes will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Notes Calculation Agent and will equal, for each Note, the amount to be received on the Maturity Date, calculated using the Closing Level of the Index as though the date of acceleration were the Valuation Date (or the final Valuation Date if there is more than one Valuation Date). For purposes of the immediately preceding sentence, if the applicable pricing supplement specifies that the Notes will pay a coupon, your final coupon payment will reflect the portion of the coupon that has accrued (or will be prorated) from and including the immediately preceding Coupon Payment Date on which a coupon payment was made (if required) (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of acceleration.

In case of default under the Notes, whether in the payment of a coupon or any other payment due under the Notes, no interest will accrue on such overdue payment either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Notes and will also hold the global notes representing each issuance of Notes as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Notes.

The CUSIP number for each issuance of Notes will be set forth in the applicable pricing supplement.

Description of the Citi Grandmaster 7 Excess Return Index

Overview

The Citi Grandmaster 7 Excess Return Index (the “Index”) was developed by Citigroup Global Markets Limited, the “Index Administrator” and “Index Calculation Agent” for the Index. The description of the Index contained in this section is based on rules formulated by the Index Administrator (the “Index Rules”), which are attached as annexes to this index supplement. The Index launched on August 2, 2022 and, therefore, has a limited performance history.

The Index tracks the performance of a hypothetical investment portfolio composed of selected assets within four asset classes – government bonds, commodities, U.S. bonds and equities (each, an “Asset Class”) – as well as a hypothetical uninvested allocation, where the allocations within that portfolio are dynamically adjusted in accordance with the methodology described in this section. The exposure of the Index’s hypothetical investment portfolio to the four Asset Classes collectively is referred to as the Index’s “Invested Allocation,” and the hypothetical uninvested allocation is referred to as the “Uninvested Allocation.” Each Asset Class consists of weighted exposure to the indexes or exchange-traded funds (each, a “Constituent”) listed in the table below, each having the weight within its Asset Class indicated in the table below.

On a monthly basis, the Index determines how much exposure to allocate to each Asset Class within the Invested Allocation for the next month by playing out 1,000 future market simulations over the next 12 months and using the outcomes of those simulations to determine the optimal percentage weight to allocate to each Asset Class on a date (each, a “Monthly Start Date”) at the beginning of each of the next 12 months. The Index will then allocate a percentage weight to each Asset Class within the Invested Allocation for the next month equal to the average of the optimal percentage weights determined for that Asset Class for the next 12 Monthly Start Dates (including the date that starts the immediate next month). The Index uses historical data from the prior year to build the 1,000 future market simulations, and in times of elevated U.S. equity market volatility also uses data from historical periods with similar levels of U.S. equity market volatility. For more information about how the future market simulations are constructed, see “Monthly Rebalancing of the Invested Allocation—Future market simulations” below.

As determined by the Index, the optimal percentage weight for each Asset Class at the Monthly Start Date for each of the next 12 months is the percentage weight that would maximize the sum of the “expected investment utilities” of each of the four Asset Classes at that Monthly Start Date, subject to the maximum Asset Class percentage weights, or caps, indicated in the table above. For each Asset Class and each Monthly Start Date, “expected investment utility” is an attempt to capture, in a single measure, both the estimated return and the estimated risk (where volatility is taken to represent risk) of that Asset Class at that Monthly Start Date. Expected investment utility of an Asset Class may be broadly understood as representing a measure of its estimated return discounted by its estimated risk, where the size of the discount for estimated risk increases as the percentage weight of the Asset Class within the Invested Allocation increases. This manner of calculating expected investment utility draws on certain concepts from “modern portfolio theory,” which states that an investor should take into account expected return as well as expected risk in portfolio allocation, and that there are diminishing benefits to increasing the allocation to a single asset (i.e., a diversified portfolio is preferable to a concentrated one). For more information about expected investment utility, see “Monthly Rebalancing of the Invested Allocation—Expected investment utility” below.

The Index determines the expected investment utility for each Asset Class on the Monthly Start Date for each of the next 12 months through an iterative process of calibrating, or fine-tuning, an estimate of expected investment utility through each of the 1,000 future market simulations, each of which is referred to as an “iteration.” The Index starts by assuming for purposes of the first iteration that each Asset Class has the same (high) estimated return and the same (low) estimated risk at each Monthly Start Date and weights each Asset Class accordingly for purposes of the first iteration – i.e., with weights that would be equal but for the Asset Class caps. The Index then observes how the Invested Allocation with those weights would have performed in the first iteration over the next 12 months and, based on those observations, refines the estimated return and estimated risk for each Asset Class and each Monthly Start Date. Then the Index plays out the second iteration, with weights among the Asset Classes determined in a manner that would maximize the sum of the expected investment utilities of the Asset Classes (subject to the Asset Class caps) if expected investment utility were determined based on the estimated return and estimated risk for each Asset Class and Monthly Start Date as refined in the previous (i.e., first) iteration. The Index repeats this process through each of the 1,000 iterations, using the estimated return and estimated risk as refined through the previous iteration, and the resulting measures of expected investment utility, to weight the Asset Classes for purposes of the current iteration. It then uses the estimated return and estimated risk for each Asset Class and each Monthly Start Date as refined after the 1,000th iteration to determine the expected investment utility for each Asset Class and each Monthly Start Date, which is then used to determine the optimal percentage weight for each Asset Class at that Monthly Start Date. For more information about this calibration procedure, see “Monthly Rebalancing of the Invested Allocation—Calibration procedure” below.

The Index has an annualized volatility target of 7%. The Index seeks to achieve its volatility target (which is lower than volatility typically is for riskier Asset Classes such as equities and commodities) by allocating exposure among the four Asset Classes within the Invested Allocation on a monthly basis in a manner that aims to favor lower-volatility Asset Classes, and, in addition, by adjusting exposure between the Invested Allocation and the Uninvested Allocation as often as daily. The Index will reduce exposure to the Invested Allocation, and increase exposure to the Uninvested Allocation, when it needs to reduce the volatility of the Invested Allocation in order to meet its volatility target, and the Index may have leveraged (i.e., greater than 100%) exposure to the Invested Allocation when it needs to increase the volatility of the Invested Allocation in order to meet its volatility target, up to a maximum exposure to the Invested Allocation of 200%. Any portion of the Index that is allocated to the Uninvested Allocation will not accrue any interest or other return. For more information about the Index’s volatility targeting feature, see “Volatility Target” below.

The Index is subject to an index fee of 0.50% per annum (the “Index Fee”). The Index Fee reduces the performance of the Index on a daily basis at a rate of 0.50% per annum.

Certain of the Constituents are calculated in a non-U.S. currency. Because the Index is calculated in U.S. dollars, gains or losses on each Constituent that is calculated in a non-U.S. currency must be converted into U.S. dollars for purposes of calculating the level of the Index. As a result, the Index has foreign currency exposure in addition to its government bond, commodity, U.S. bond and equity exposures. See “Index Calculation—Foreign currency exposure” below for information about the Index’s foreign currency exposure.

The Index is an “excess return” index, which means that its performance is reduced by an implicit financing cost. Each Constituent (other than the Constituents in the U.S. bond Asset Class) tracks its relevant market by way of tracking the performance of futures contracts referencing the relevant market. Futures contracts may be said to reflect the “excess return” of the relevant market over an implicit financing cost. This is another way of saying that futures contracts track the performance of the relevant market less an implicit financing cost, which typically causes the performance of a futures contract referencing a given market to be less than the spot performance of that market. For more information about the exposure that futures contracts provide, see “Description of the Constituents—Futures Contracts Generally” below. The Constituents in the U.S. bond Asset Class do not track futures contracts, but the performance of the Constituents in the U.S. bond Asset Class is reduced on a daily basis at a per annum rate equal to the federal funds effective rate, as in effect on the immediately preceding weekday. This reduction is also an implicit financing cost, albeit one that is effected in a different form than the implicit financing cost that is inherent in the exposure that futures contracts provide to their relevant market.

The Index methodology is subject to important risks. These risks are described in the section “Risk Factors Relating to the Notes—Risk Factors Relating to the Index” in this index supplement. A few of the key risks are briefly summarized below:

•	The Index’s monthly allocations among the Asset Classes may not prove to be optimal for a number of reasons, including the following:

o	It is impossible to predict the future. If the future market simulations that are used to make monthly allocations among the Asset Classes are not accurate models of future returns or risk, the weight allocations among the Asset Classes based on those simulations are likely to be sub-optimal.

o	The Index will not assign the weight determined to be optimal for the next month at each monthly rebalancing. Instead, the weight assigned to each Asset Class at each monthly rebalancing is the arithmetic average of the optimal weights determined for that Asset Class and each of the next 12 Monthly Start Dates. As a result, even if the Index were able to effectively identify the optimal weight for each Asset Class on the Selection Date, the Index will not implement that weight.

o	The calibration procedure is subject to volatility and weighting constraints that may cause it to select allocations among the Asset Classes that result in less favorable Index returns than if those constraints did not apply.

•	The Index methodology is designed to tilt the Invested Allocation toward lower-volatility Asset Classes, which may dampen the Index’s potential return and expose the Index to a significant degree to the risks affecting bond values. Lower-volatility Asset Classes such as government bonds and U.S. bonds are likely to make up a large portion of the Invested Allocation in most circumstances. Lower-volatility Asset Classes generally have lower return potential than higher-volatility Asset Classes such as equities and commodities. Moreover, as the government bond and U.S. bond Asset Classes are both composed of bonds, they will expose the Index to a significant degree to risks affecting bond values, including the risks that bond values will decline as interest rates rise and/or when perceptions of issuer creditworthiness decline.

•	The Index’s volatility targeting feature may result in a significant portion of the Index’s hypothetical investment portfolio being allocated to the Uninvested Allocation, on which no interest or other return will accrue (but which will still be reduced by the Index Fee). Any allocation to the Uninvested Allocation will dampen Index returns.

•	The performance of each Constituent is expected to be reduced by an implicit financing cost. Any increase in market interest rates in the applicable currency will be expected to increase this implicit financing cost, reducing the performance of the Index.

•	The performance of the Index is reduced on a daily basis by the Index Fee.

•	The Index will have exposure to fluctuations in foreign currency exchange rates. Exchange rate fluctuations may offset gains or exacerbate losses on the underlying assets in foreign currency terms.

For more information about these and other risks associated with the Index, you should carefully review the section “Risk Factors Relating to the Notes—Risk Factors Relating to the Index” in this index supplement.

The Index tracks the value of a hypothetical investment portfolio composed of allocations to the Constituents and the Uninvested Allocation. There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the Constituents and the Uninvested Allocation, as described in this section.

The Index Rules, which are attached as annexes to this index supplement, set forth the specific rules governing the Index. The Index Rules comprise the following documents:

•	Annex A: Index Conditions (Derived Indices) (the “Derived Indices Methodology”), which describes the volatility targeting feature and index fee. The Index is one of the derived indices described in Annex A. What we refer to in this section as the “Invested Allocation” is referred to in Annex A as the “Base Index.”

•	Annex B: Index Conditions (Framework) (the “Framework document”), which identifies the modules that apply to the Index and contains certain general information about the Index.

•	Annex C: Citi Grandmaster Allocation Procedure Calculation Module (the “Allocation Procedure”), which sets forth the rules by which the monthly allocations to each Asset Class are determined.

•	Annex D: Basket Calculation Module (the “Basket Calculation Module”), which contains formulas for the calculation of the value of the exposure to each Asset Class.

•	Annex E: Index Conditions (Citi 10Y-2Y Dynamic IR Futures Trackers Indices) (the “Dynamic IR Futures Trackers Indices Methodology”), which sets forth the rules governing the Citi 10Y-2Y Dynamic IR Futures Trackers Indices.

•	Annex F: Index Conditions (Citi Interest Rate Bond Futures Market Tracker Indices) (the “Government Bond Futures Indices Methodology”), which sets forth the rules governing the Citi Interest Rate Bond Futures Market Tracker Indices.

•	Annex G: Index Conditions (Citi Equity Market Tracker Indices) (the “Citi Equity Constituents Methodology”), which sets forth the rules governing the Citi Equity Market Tracker Indices.

This description of the Index is only a summary of the Index Rules. You should understand that this summary does not describe the mathematical terms used in calculating the Index, and as a result is more general than the precise mathematical formulations used to calculate the Index. The mathematical calculation of the Index is described in the Index Rules. The Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index Rules, and not this description of the Index. If this description of the Index conflicts with the Index Rules, the Index Rules control.

Monthly Rebalancing of the Invested Allocation

The Index determines how much exposure to allocate to each Asset Class within the Invested Allocation – i.e., the percentage weight of each Asset Class within the Invested Allocation, which we refer to as its “Grandmaster Weight” – on the last weekday of each month. We refer to the last weekday of each month as a “Selection Date.” The percentage weight for each Asset Class within the Invested Allocation that is determined on each Selection Date is implemented gradually (in a one-fifth proportion for each day) over the period of five Index Business Days beginning on the second Index Business Day immediately following the earliest Index Business Day which falls on or after that Selection Date. We refer to this period as a “Rebalancing Period,” and to each such Index Business Day as a “Rebalancing Date.” The actual percentage weight of each Asset Class within the Invested Allocation will fluctuate within a given month based on changes in the values of each Asset Class over the course of that month.

The Grandmaster Weight that is determined for each Asset Class on a monthly Selection Date is the arithmetic average of the optimal weights for that Asset Class as determined on that Selection Date for each of the next 12 Monthly Start Dates (including the Monthly Start Date that occurs on that Selection Date). Therefore the Grandmaster Weight that is implemented for each Asset Class for each month will differ from the optimal weight for that Asset Class on the Selection Date that is determined through the procedure described below. The Index uses the average of the optimal weights for the 12 Monthly Start Dates, rather than the optimal weight for the Monthly Start Date that coincides with the Selection Date, as the Grandmaster Weight for each Asset Class in an attempt to improve stability and reduce monthly changes in the Asset Class weights. But it is important to understand that the Grandmaster Weights implemented by the Index following each Selection Date are not the weights that are determined by the Index to be optimal on that date.

The Grandmaster Weight is assigned to each Asset Class as a whole, as if an Asset Class were a distinct asset. Each Asset Class is composed of the Constituents identified in the table above, each having the percentage weight within that Asset Class indicated in the table above on each Selection Date. The percentage weight of each Constituent within its Asset Class will fluctuate within a given month based on changes in the values of the Constituents over the course of that month.

On each Selection Date, the optimal weight for each Asset Class at each of the next 12 Monthly Start Dates is determined through the following steps:

1.	The Index constructs 1,000 future market simulations (or “iterations”) of the performance of each Asset Class over the next 12 months, using historical data from the prior year to build the 1,000 future market simulations, and in times of elevated U.S. equity market volatility also using data from historical periods with similar levels of U.S. equity market volatility.

2.	The Index calibrates, or fine-tunes, a measure of the estimated return and estimated risk of each Asset Class at each of the next 12 Monthly Start Dates by running different “test exposures” (or hypothetical weight allocations) to each of the Asset Classes through the 1,000 iterations.

3.	The Index uses the estimated return and estimated risk of each Asset Class at each of the next 12 Monthly Start Dates as refined following the 1,000th iteration to calculate an expected investment utility for each Asset Class at each of the next 12 Monthly Start Dates.

4.	The Index finds the weight of each Asset Class that would maximize the sum of the expected investment utilities of the four Asset Classes at each of the next 12 Monthly Start Dates, subject to the Asset Class caps. That weight is treated as the “optimal weight” for that Asset Class and that Monthly Start Date as determined on the applicable Selection Date.

An “Index Business Day” is a day on which the London Stock Exchange and the New York Stock Exchange are both scheduled to be open.

Future market simulations

On each monthly Selection Date, the Index constructs 1,000 future market simulations, or iterations, for the performance of each Asset Class over the next 12 months. These simulations are generated for each Asset Class by randomly distributing daily returns from a historical dataset of daily returns for that Asset Class (the “Reference Dataset”) over the next 252 weekdays (a period of approximately 12 months).

The Index determines which historical daily returns will populate the Reference Dataset for each Selection Date based on the level of the CBOE Volatility Index (the “VIX”) on that Selection Date. The VIX is a measure of implied volatility of large-cap U.S. stocks.

If the level of the VIX on the Selection Date is below its median level over the last year, then the Reference Dataset for each Asset Class will consist only of the daily returns of that Asset Class over the preceding 252 weekdays (which we refer to as the “Prior Year Dataset”).

If, however, the level of the VIX on the Selection Date is above its median level over the last year, then the Reference Dataset for each Asset Class will consist of the Prior Year Dataset and, in addition, a dataset we refer to as the “Similar Volatility Dataset.” The Similar Volatility Dataset consists of the daily returns for the applicable Asset Class for each of the 252 weekdays preceding the Selection Date on which the level of the VIX was within a band of +/- 20% around the level of the VIX on the Selection Date (but in no event will the Similar Volatility Dataset contain the daily return for any day earlier than January 4, 2000). For example, if the level of the VIX were 15% on the Selection Date, then the Similar Volatility Dataset would include the daily returns for the 252 preceding weekdays on which the level of the VIX was between 12% and 18% (12% being 20% lower than 15%, and 18% being 20% higher than 15%). If the level of the VIX on a Selection Date is above its median level over the last year, then the Reference Dataset will contain as many as 504 data points. Note that a given day may be included both within the Prior Year Dataset and the Similar Volatility Dataset, and therefore may be included twice in the Reference Dataset.

This approach to constructing the future market simulations is premised on the idea that a random sampling of the prior year’s daily returns is a good basis for estimating daily returns over the next year in times of relatively low U.S. equity market volatility, while in times of relatively high U.S. equity market volatility a better estimate of daily returns over the next year can be made by including daily returns from historical periods with similar U.S. equity market volatility. There can be no assurance, however, that the future market simulations constructed by the Index will be accurate predictions of the actual performance of any Asset Class over the next 12 months. This determination is made for each Asset Class by reference to U.S. equity market volatility, even though only one of the thirteen Constituents actually tracks the U.S. equity market.

The construction of the future market simulations is described in more detail in the Allocation Procedure under the heading “Simulation Model.” In that section, the dataset that we refer to herein as the Prior Year Dataset is referred to as the “Historical Dataset,” and the dataset that we refer to herein as the Similar Volatility Dataset is referred to as the “State-based Dataset.”

Calibration procedure

On each Selection Date, the Index calibrates, or fine-tunes, a measure of the estimated return and estimated risk of each Asset Class at each of the next 12 Monthly Start Dates by running different “test exposures,” or hypothetical weight allocations, to each of the Asset Classes through the 1,000 iterations. The Index seeks to capture the estimated return of an Asset Class through a parameter called “Slope,” and seeks to capture the estimated risk (or volatility) of an Asset Class through a parameter called “Curvature.”

For each iteration, the calibration procedure works as follows:

1.	The Index assigns a test exposure to each Asset Class at each of the 12 Monthly Start Dates based on the Slope and Curvature for that Asset Class and Monthly Start Date as refined through the prior iteration, which we refer to as the “Input Slope” and “Input Curvature” for the current iteration. The test exposures are assigned to the Asset Classes in a manner that would maximize the sum of the expected investment utilities of the four Asset Classes if expected investment utility were determined based on the Input Slope and Input Curvature, subject to the Asset Class caps.

➢	In the case of the first iteration, the Input Slope and Input Curvature are the Initial Slope and Initial Curvature. The “Initial Slope” is equal to 1.2 for the 12th Monthly Start Date and, for each earlier Monthly Start Date, is equal to (a) 1.2 times the Initial Slope for the next succeeding Monthly Start Date plus (b) 1.2. The “Initial Curvature” is equal to –(0.02[2] divided by 1,200) for the 12th Monthly Start Date and, for each earlier Monthly Start Date, is equal to (a) 1.2[2] times the Initial Curvature for the next succeeding Monthly Start Date plus (b) –(0.02[2] divided by 1,200). The Initial Slope for each Asset Class and Monthly Start Date is designed to represent a very high estimated monthly return, and the Initial Curvature for each Asset Class and Monthly Start Date is designed to represent a very low estimated monthly volatility. These are starting points that are then refined through the 1,000 iterations.

Because the Initial Slope and Initial Curvature are the same for each Asset Class at the first iteration, each Asset Class would be assigned the same test exposure for the first iteration, subject to the Asset Class caps and the notional transaction cost discussed below. After the first iteration, the test exposures will change as the measures of Slope and Curvature are refined based on the performance of each Asset Class in each iteration.

➢	For this purpose, the test exposure at each Monthly Start Date is determined assuming a notional transaction cost associated with the change in exposure from the prior Monthly Start Date equal to 0.02% for each Constituent other than the Constituents in the commodity Asset Class, and equal to 0.03% for each Constituent in the commodity Asset Class. The fact that the notional transaction cost is higher for the commodity Asset Class than for the other Asset Classes will tend to reduce the test exposures given to the commodity Asset Classes relative to the others.

2.	The Index observes how an Invested Allocation with weights among the four Asset Classes equal to their respective test exposures would have performed in the current iteration.

3.	Based on that observation, the Index fine-tunes the Input Slope and Input Curvature for each Asset Class and Monthly Start Date, resulting in a new refined Slope and Curvature for that Asset Class and Monthly Start Date (which then become the Input Slope and Input Curvature for the next iteration, unless the current iteration is the 1,000th iteration).

➢	The refined Slope and Curvature for each iteration are determined by starting with the Input Slope and Input Curvature (i.e., Slope and Curvature as refined through the prior iteration), and then adjusting the Input Slope and Input Curvature by a Slope Adjustment Input (in the case of Slope) or a Curvature Adjustment Input (in the case of Curvature) determined for the current iteration. The adjustment is implemented by giving a weight to the Input Slope and Input Curvature equal to 1 minus Step, and giving a weight to the Slope Adjustment Input and Curvature Adjustment Input for the current iteration equal to Step, and adding the two together.

►	The “Step” for each iteration is equal to (a) 5 divided by (b) 4 plus the number of that iteration.

For example, the Step for the first iteration is 1 (5 divided by 4 plus 1). The Step for the second iteration is 5/6 (5 divided by 4 plus 2), the Step for the third iteration is 5/7 (5 divided by 4 plus 3), and so on. The Step therefore gets smaller as the number of iterations increases.

As a result, as the Index moves through the iterations, the refined Slope and Curvature give progressively greater weight to the Input Slope and Input Curvature (i.e., the Slope and Curvature as refined through the prior iteration), and progressively smaller weight to the Slope Adjustment Input and Curvature Adjustment Input from the current iteration.

➢	The “Slope Adjustment Input” for each iteration, Asset Class and Monthly Start Date is the sum of two components: (1) the simulated monthly return of that Asset Class over the next month that begins on that Monthly Start Date as simulated by the current iteration (the “Evaluated Slope”) and (2) the Future Estimated Slope of that Asset Class at that Monthly Start Date.

►	The “Future Estimated Slope” for an Asset Class at a Monthly Start Date may be understood as representing the sum of the simulated monthly returns of that Asset Class for all remaining months (after the month that begins on that Monthly Start Date) in the full twelve-month simulated period, where the simulated monthly return for a given month is not the simulated monthly return for that month for the current iteration but rather a blend of the simulated monthly returns for that month for all prior iterations (weighted using the “Step” procedure described above). For example, for the Monthly Start Date that occurs at the beginning of the first month in a given iteration, the Future Estimated Slope is the sum of the blended simulated monthly returns for that Asset Class for months two through twelve, where the blended simulated monthly return for each of those months is a blend of the simulated return for that month from all prior iterations.

By taking the Evaluated Slope and the Future Estimated Slope together, the Slope Adjustment Input for a given iteration reflects both the simulated monthly return for the next month in the current iteration and the sum of the blended simulated monthly returns for all remaining months in the twelve-month simulated period as observed in all prior iterations.

A more detailed mathematical description of the manner in which Future Estimated Slope is determined can be found in the Allocation Procedure. As described in more detail in the Allocation Procedure, the Future Estimated Slope for each Asset Class at each Monthly Start Date is determined through a process known as a regression, which finds the curved line (also known as a parabola) that best fits the relationship between two variables as observed for the current iteration and each prior iteration: (1) the test exposures of the Asset Classes for the current Monthly Start Date and (2) the expected investment utilities analyzed in the context of the test exposures of the Asset Classes for the next Monthly Start Date, where those expected investment utilities and test exposures are determined based on the Slope and Curvature for such next Monthly Start Date as refined through the previous iteration. That curved line is a function with only two parameters – Slope and Curvature. The Slope and Curvature parameters of that curved line as determined using the regression procedure described above for a given iteration are the Future Estimated Slope and Future Estimated Curvature for that iteration.

➢	The “Curvature Adjustment Input” for each iteration, Asset Class and Monthly Start Date is the sum of two components: (1) a Risk Adjustment Parameter times the square of the simulated monthly volatility (which is the simulated monthly variance) of that Asset Class over the next month that begins on that Monthly Start Date as simulated by the current iteration (such product, the “Evaluated Curvature”) and (2) the Future Estimated Curvature of that Asset Class at that Monthly Start Date.

►	The “Risk Adjustment Parameter” is a number that will be either 1 or 19, depending on the simulated volatility for the next month (annualized) of an Invested Allocation with weights among the four Asset Classes equal to their respective test exposures in the current iteration. If that simulated volatility would be less than or equal to the Index’s volatility target, then the Risk Adjustment Parameter will be 1. If, however, that simulated volatility would exceed the Index’s volatility target, then the Risk Adjustment Parameter will be 19.

The Risk Adjustment Parameter significantly increases the Evaluated Curvature (and in turn the Curvature Adjustment Input) for each Asset Class – i.e., the estimated risk of each Asset Class – for any iteration where the test exposures would result in an Invested Allocation volatility exceeding the volatility target. Although the same Risk Adjustment Parameter applies to each Asset Class, it will have a relatively greater effect on the Curvature Adjustment Input for more volatile Asset Classes. This will increase the estimated risk of more volatile Asset Classes relative to less volatile Asset Classes, effectively “discouraging” subsequent iterations from having high test exposures to the more volatile Asset Classes. In other words, in determining the expected investment utility of each Asset Class, the Index discounts the estimated return of more volatile Asset Classes more heavily for expected risk than it does for less volatile Asset Classes. This will result in relatively greater exposures to less volatile Asset Classes, and relatively smaller exposures to more volatile Asset Classes, and is one of the mechanisms through which the Index seeks to achieve its volatility target.

►	The “Future Estimated Curvature” for an Asset Class at a Monthly Start Date may be understood as representing the sum of the simulated monthly variances of that Asset Class for all remaining months (after the month that begins on that Monthly Start Date) in the full twelve-month simulated period, where the simulated monthly variance for a given month is not the simulated monthly variance for that month for the current iteration but rather a blend of the simulated monthly variances for that month for all prior iterations (weighted using the “Step” procedure described above). For example, for the Monthly Start Date that occurs at the beginning of the first month in a given iteration, the Future Estimated Curvature is the sum of the blended simulated monthly variances for that Asset Class for months two through twelve, where the blended simulated monthly variance for each of those months is a blend of the simulated variance for that month from all prior iterations.

By taking the Evaluated Curvature and the Future Estimated Curvature together, the Curvature Adjustment Input for a given iteration reflects both the simulated monthly variance for the next month in the current iteration and the sum of the blended simulated monthly variances for all remaining months in the twelve-month simulated period as observed in all prior iterations.

A more detailed mathematical description of the manner in which Future Estimated Curvature is determined can be found in the Allocation Procedure. As described in more detail in the Allocation Procedure, the Future Estimated Curvature for each Asset Class at each Monthly Start Date is determined through a process known as a regression, which finds the curved line (also known as a parabola) that best fits the relationship between two variables as observed for the current iteration and each prior iteration: (1) the test exposures of the Asset Classes for the current Monthly Start Date and (2) the expected investment utilities analyzed in the context of the test exposures of the Asset Classes for the next Monthly Start Date, where those expected investment utilities and test exposures are determined based on the Slope and Curvature for such next Monthly Start Date as refined through the previous iteration. That curved line is a function with only two parameters – Slope and Curvature. The Slope and Curvature parameters of that curved line as determined using the regression procedure described above for a given iteration are the Future Estimated Slope and Future Estimated Curvature for that iteration.

After the 1,000th iteration, the Index has a refined measure of Slope and Curvature for each Asset Class at each of the 12 Monthly Start Dates, which we refer to as “Calibrated Slope” and “Calibrated Curvature,” respectively. The Calibrated Slope and Calibrated Curvature for each Asset Class and Monthly Start Date are then used to determine an expected investment utility for that Asset Class and Monthly Start Date.

The calibration procedure is described in more detail in the Allocation Procedure under the heading “Calibration Procedure,” and the determinations of Future Estimated Slope and Future Estimated Curvature are described in more detail in the Allocation Procedure under the heading “Regression Fit Model.” What we refer to herein as a “Monthly Start Date” is referred to as a “Calibration Point” in the Allocation Procedure.

Expected investment utility

The concept of “expected investment utility” is central to the Index methodology. For each Asset Class and each Monthly Start Date, expected investment utility is an attempt to capture, in a single measure, both the estimated return and the estimated risk of that Asset Class (where volatility is taken to represent risk) at that Monthly Start Date. Estimated return is represented by Slope, and estimated risk is represented by Curvature.

Expected investment utility is measured by the following formula:

(Slope times exposure) minus (Curvature times exposure2)

There are two key things to note about this manner of calculating expected investment utility.

First, higher estimated return (as represented by Slope) increases expected investment utility, and higher estimated volatility (as represented by Curvature) decreases expected investment utility. As a result, if two Asset Classes have the same estimated return, but one has lower estimated volatility than the other, the Asset Class with the lower estimated volatility will have higher expected investment utility, and vice versa.

Second, the greater the exposure to a given Asset Class, the greater the negative effect of that Asset Class’s estimated volatility on its expected investment utility. This results from the fact that Curvature is always subtracted and is multiplied by a squared exposure, whereas Slope is added and is multiplied by an unsquared exposure. For example, assume that Slope is 1 + 10% (that is, 1.1) and Curvature is 2%. If exposure were 30, then expected investment utility would be calculated as follows:

(1.1 times 30) minus (2% times 302) = 33 minus 18 = 15

If, however, exposure were 50, then expected investment utility would be calculated as follows:

(1.1 times 50) minus (2% times 502) = 55 minus 50 = 5

As these examples illustrate, increased exposure results in less expected investment utility even as estimated returns and estimated volatility are held constant. This manner of calculating expected investment utility reflects the idea that there may be diminishing benefits to increasing exposure to a single Asset Class. That idea, in turn, is based on the principle that an optimal investment portfolio is a diversified one with exposure to multiple assets, rather than a concentrated one with exposure only to the asset with the highest estimated return.

Optimization

The Index determines the optimal weight for each Asset Class at each of the 12 Monthly Start Dates by identifying the weight for each Asset Class that would maximize the sum of the expected investment utilities of the four Asset Classes at that Monthly Start Date, subject to the Asset Class caps. For this purpose, the expected investment utility of each Asset Class for each Monthly Start Date is calculated based on the Calibrated Slope and Calibrated Curvature determined for that Asset Class and that Monthly Start Date in accordance with the calibration procedure described above.

The optimization procedure is described in more detail in the Allocation Procedure under the heading “Maximizing Optimization Model.”

Dynamic Bond Cap

The Asset Class cap that applies to the government bond Asset Class is dynamic, meaning that for each monthly Selection Date it will be set at 50%, 75% or 100%, depending on whether the Slope Condition is satisfied and on the level of the Inflation Bounce Indicator, as follows:

Conditions	Government Bond Asset Class Cap
Slope Condition is satisfied and Inflation Bounce Indicator is greater than 1%	50%
Slope Condition is satisfied and Inflation Bounce Indicator is greater than 0.5% but less than or equal to 1%	75%
Otherwise	100%

The “Slope Condition” will be satisfied on a Selection Date if the Relative Interest Rate Slope on that Selection Date is higher than it was on at least 95% of the weekdays during the preceding year.

The “Relative Interest Rate Slope” means, in respect of a weekday, (a) the 10Y Swap Rate minus the 2Y Swap Rate divided by (b) the greater of (i) 0.1 and (ii) the absolute value of the midpoint between the 10Y Swap Rate and the 2Y Swap Rate. The “10Y Swap Rate” is the 10-year U.S. dollar swap rate, and the “2Y Swap Rate” is the 2-year U.S. dollar swap rate. A swap rate of a given maturity is the fixed rate on a fixed-for-floating interest rate swap with that maturity, where one party to the swap pays a fixed rate and the other pays a floating rate based on the secured overnight financing rate.

The Relative Interest Rate Slope is a measure of the spread between the 10Y Swap Rate and the 2Y Swap Rate, as adjusted by the absolute level of the 10Y Swap Rate and 2Y Swap Rate. A larger spread between the 10Y Swap

Rate and the 2Y Swap Rate will result in a larger Relative Interest Rate Slope, all else equal. But for any given value of the spread between the 10Y Swap Rate and the 2Y Swap Rate, higher absolute levels of the 10Y Swap Rate and 2Y Swap Rate will result in a lower Relative Interest Rate Slope.

The “Inflation Bounce Indicator” on a Selection Date is the average, over the three weekdays ending on (and including) the Selection Date, of the difference between the INF10 Level on that day and the lowest INF10 Level on any weekday during the preceding year.

The “INF10 Level” on any day is the fixed rate (also called the break-even inflation rate) payable on a 10-year U.S. dollar zero coupon inflation swap on that day. A zero coupon inflation swap is a derivative transaction where, at maturity, one party pays a fixed rate agreed at inception and the other party pays a rate depending on inflation realized over the term of the transaction. The break-even inflation rate is a measure of market expectations of inflation over the term of the inflation swap.

The Inflation Bounce Indicator on any day is a measure of how much inflation expectations have increased on that day from their lowest level over the preceding year.

The Index interprets a high spread between the 10Y Swap Rate and the 2Y Swap Rate and/or low levels of the 10Y Swap Rate and 2Y Swap Rate, in each case, relative to levels over the preceding year, as a bullish economic indicator. The Index also interprets a significant increase in inflation expectations as unfavorable for bonds. In these conditions, the Index seeks to reduce its exposure to government bonds through a lower Asset Class cap for government bonds, with a resulting increase in exposure to the other Asset Classes.

The Dynamic Bond Cap is described in more detail in the Allocation Procedure under the heading “Asset Class Caps.”

The limited analogy to chess

Although the Index uses the term “Grandmaster” in its title, the analogy between the Index methodology and chess is a limited one. In computer-playing chess, the computer determines the optimal next move by considering the many different moves that its opponent could make in response to that move and determining the move that would be optimal in light of all of the possible counter-moves. Similarly, the Index methodology seeks to consider many different market environments (which may be thought of like counter-moves) that could follow a given asset-allocation decision (which may be thought of like a move in chess) and to determine the optimal asset-allocation decision in light of those possible market environments. However, in chess, there is a single move that is always optimal, because chess operates with a set of fixed rules and a limited set of possible counter-moves. But in asset-allocation decisions, there is no single optimal allocation decision, as the possible market environments that follow an asset-allocation decision are unknown and unlimited, and the Index considers only 1,000 of them, which may not be representative of the market environments that actually occur following a given monthly asset-allocation decision.

Volatility Target

The Index has an annualized volatility target of 7%. Volatility is a statistical measure of the magnitude and frequency of changes in the value of an asset (regardless of whether positive or negative). The Index seeks to achieve its volatility target through two mechanisms.

First, the Index applies an increased Risk Aversion Parameter as part of the overall determination of the Grandmaster Weights, as described above, whenever the test exposures for a given iteration and Monthly Start Date would have resulted in an annualized volatility for the next month in that iteration exceeding the Index’s volatility target. This volatility target mechanism is applied once per month in the determination of the optimal weights for each Asset Class at each monthly rebalancing of the Invested Allocation. The effect of the increased Risk Aversion Parameter is to increase the Curvature Adjustment Input for each Asset Class – i.e., the estimated risk of each Asset Class – for any iteration where the test exposures would result in an Invested Allocation volatility exceeding the volatility target, effectively “discouraging” subsequent iterations from having high test exposures to the more volatile Asset Classes and resulting in relatively greater exposures to less volatile Asset Classes, and relatively smaller exposures to more volatile Asset Classes.

Second, as set out in the Derived Indices Methodology, the Index rebalances its hypothetical investment portfolio between the Invested Allocation and the Uninvested Allocation as often as daily. For purposes of this mechanism, on each Index Business Day, the Index observes both a short-term realized volatility of the Invested Allocation (being the annualized volatility of the Invested Allocation (based on its current composition) for the period of 20 Index Business Days immediately preceding the current Index Business Day) and a long-term realized volatility of the Invested Allocation (being the annualized volatility of the Invested Allocation (based on its current composition) for the period of 80 Index Business Days immediately preceding the current Index Business Day). In applying this volatility targeting mechanism, the Index uses the greater of the short-term and the long-term realized volatility measures, which we refer to as the “Maximum RV.” See “—Measuring Realized Volatility” below for more information about how the Index measures realized volatility.

The percentage of the Index’s hypothetical investment portfolio that is allocated to the Invested Allocation on any Index Business Day will be equal to the volatility target of 7% divided by the Target Exposure Denominator for that Index Business Day, subject to a maximum exposure of 200% (the “Maximum Exposure”), and subject to a volatility buffer of 5% (the “Volatility Buffer”). This means that the Index’s hypothetical investment portfolio will have less than 100% exposure to the Invested Allocation when the Target Exposure Denominator is greater than the volatility target, and greater than 100% exposure when the Target Exposure Denominator is less than the volatility target (up to the Maximum Exposure). At any time when the exposure to the Invested Allocation is less than 100%, the difference will be allocated to the Uninvested Allocation. Because of the Volatility Buffer, the Index will not alter its exposure between the Invested Allocation and the Uninvested Allocation on an Index Business Day unless the difference between the existing exposure to the Invested Allocation and the new target exposure is at least 5%. For example, if the Index’s hypothetical investment portfolio has 50% exposure to the Invested Allocation on any given Index Business Day, the Index will not adjust its exposure to the Invested Allocation on any subsequent Index Business Day unless the new target exposure would exceed 55% or be less than 45%.

The “Target Exposure Denominator” for any Index Business Day will be the Maximum RV for that Index Business Day, subject to two exceptions.

First, if the level of the VIX on the immediately preceding Index Business Day (expressed as a percentage) multiplied by the percentage weight of the equity Asset Class in the Invested Allocation as determined on the most recent Selection Date (such product, the “Equity-Weighted VIX Level”) is greater than Maximum RV, then the Target Exposure Denominator will be the Equity-Weighted VIX Level. For example, if the level of the VIX is 20% and the percentage weight of the equity Asset Class in the Invested Allocation is 50%, and if Maximum RV were 7%, then the Target Exposure Denominator would be 10% (the VIX level of 20% multiplied by the equity Asset Class percentage weight of 50%), since 10% is greater than the Maximum RV of 7%.

Second, if Maximum RV is greater than 7.25%, then 10% will be added to the number that would otherwise be the Target Exposure Denominator. We refer to this 10% addition as the “Volatility Stress Factor.” For example, if the Maximum RV in the previous example were 8% instead of 7%, then the Target Exposure Denominator would be 20% (the Equity-Weighted VIX Level of 10% plus the Volatility Stress Factor of 10%).

At any time when the Target Exposure Denominator is equal to the Maximum RV, the volatility target mechanism aims to maintain an annualized volatility for the Index (measured based on the Maximum RV) equal to the volatility target, subject to the Maximum Exposure. In other words, if volatility for the Invested Allocation were to be the same in the future as the Maximum RV (i.e., the greater of the backward-looking short-term and long-term measures of realized volatility used by the Index), then giving the Index exposure to the Invested Allocation equal to the volatility target divided by the Target Exposure Denominator would result in the Index having a volatility equal to the volatility target (subject to the Maximum Exposure). For example, if the Maximum RV were equal to 8.75%, then the Index would have 80% exposure to the Invested Allocation, and the remaining 20% of its exposure would be allocated to the Uninvested Allocation, and the overall volatility of the Index would be 5% (since the Uninvested Allocation has 0% volatility).

At any time when the Target Exposure Denominator is greater than the Maximum RV, the volatility target mechanism aims to maintain an annualized volatility for the Index that is less than the volatility target. In these circumstances, the Index seeks to reduce its exposure to the Invested Allocation, and correspondingly increase its exposure to the Uninvested Allocation, even more than would be necessary to maintain the volatility target because of a perception of an increased risk environment. As described above, there are two circumstances in which the

Target Exposure Denominator may be greater than Maximum RV. One is when the level of the VIX (a measure of implied volatility of U.S. large-cap equities) is sufficiently high that the Equity-Weighted VIX Level exceeds the Maximum RV. The other is when the Maximum RV is greater than 7.25%, meaning that, despite the application of the Risk Adjustment Parameter, the Invested Allocation has experienced volatility that is greater than the volatility target.

At any time when the Index’s hypothetical investment portfolio has less than 100% exposure to the Invested Allocation, the Index will not participate fully in any appreciation or depreciation of the Invested Allocation. For example, if the Target Exposure Denominator is 20%, the Index would have only 35% exposure (the volatility target of 7% divided by the Target Exposure Denominator of 20%) to the Invested Allocation. If the Invested Allocation were to appreciate by 4% over a period of time when the Index has only 35% exposure to the Invested Allocation, the Index would appreciate by only 1.40% over that time.

At any time when the Index’s hypothetical investment portfolio has greater than 100% exposure to the Invested Allocation, the Index will participate on a greater than 1-to-1 basis in any appreciation or depreciation of the Invested Allocation. For example, if the Target Exposure Denominator is 5%, the Index would have 140% exposure (the volatility target of 7% divided by the Target Exposure Denominator of 5%, subject to the Maximum Exposure) to the Invested Allocation. If the Invested Allocation were to depreciate by 10% over a period of time when the Index has 140% exposure to the Invested Allocation, the Index would depreciate by 14% (which is 140% of 10%) over that time.

The examples in the preceding two paragraphs do not take into account the Index Fee, which will reduce the level of the Index at a rate of 0.50% per annum.

Because Maximum RV is a backward-looking measure of the realized volatility of the Invested Allocation, it may take some time before more recent changes in the volatility of the Invested Allocation have a significant effect on Maximum RV. As a result, despite the application of the volatility target mechanism, there is no assurance that the Index will maintain an actual volatility equal to its volatility target.

Measuring realized volatility

For purposes of the Index, the Maximum RV of the Invested Allocation determined as of any Index Business Day is equal to the greater of a short-term and a long-term measure of the historical annualized realized volatility of the Invested Allocation (based on its then-current composition), each determined with respect to a historical period of time ending on the current Index Business Day.

On each Index Business Day, the Index uses an exponential weighting method to calculate the short-term and long-term measures of the historical annualized realized volatility of the Invested Allocation (based on its then-current composition). The exponential weighting method gives the greatest weight to the most recent fluctuation in the value of the Invested Allocation, and progressively lesser weight to earlier fluctuations in value. The degree to which more recent fluctuations are weighted more heavily than earlier fluctuations is determined by a value called the “exponential weighting coefficient,” which is a value that is less than 1. The lower the exponential weighting coefficient, the less weight is given to earlier fluctuations in value, and the more weight is given to the most recent fluctuation in value.

The exponential weighting method for each measure of volatility (i.e., short-term or long-term) calculates volatility as the weighted sum of (i) the applicable short-term or long-term measure of volatility determined on the previous Index Business Day (the “prior day’s realized volatility”) and (ii) the annualized volatility that would result based solely on the change in value of the Invested Allocation from the second preceding Index Business Day to the current Index Business Day (the “current single-observation volatility”). In making this calculation, the weight of the prior day’s realized volatility is equal to the exponential weighting coefficient, and the weight of the current single-observation volatility is equal to 1 minus the exponential weighting coefficient.

The table below indicates the exponential weighting coefficients for the short-term and long-term measures of volatility of the Invested Allocation. The table also indicates the weight to be given to the current single-observation volatility for each measure of volatility (i.e., 1 minus the exponential weighting coefficient).

Measure of volatility	Exponential weighting coefficient	1 minus exponential weighting coefficient
Short-term	0.933033	0.066967
Long-term	0.982821	0.0170179

The exponential weighting coefficient for the short-term measure of volatility is lower than the exponential weighting coefficient for the long-term measure of volatility. As a result, the short-term measure of volatility gives greater weight to the most recent returns than does the long-term measure of volatility. As indicated by the table, the short-term measure of volatility gives a weighting of 6.6967% to the current single-observation volatility, and a weighting of 93.3033% to the prior day’s realized volatility. By contrast, the long-term measure of volatility gives a weighting of only 1.70179% to the current single-observation volatility, and a weighting of 98.2821% to the prior day’s realized volatility.

The measures of realized volatility calculated by the Index measure fluctuations in the value of the Invested Allocation from one Index Business Day to the second succeeding Index Business Day. As a result, it is different from other measures of volatility that would measure fluctuations from one Index Business Day to the immediately succeeding Index Business Day.

Index Calculation

The level of the Index (the “Index Level”) is calculated by the Index Calculation Agent on each weekday, subject to the occurrence of a Disrupted Day as described under “—Adjustments, Disruption and Cancellation” below. The Index Level is published on each day on which the New York Stock Exchange is scheduled to be open (each such day, an “Index Publication Day”) on Bloomberg page “CITIMAS7.” The Index Level as of any day is the closing level of the Index for that day. The Index launched on August 2, 2022 and was set to a starting Index Level of 100 on the “Index Start Date” of October 5, 2001.

The Index Calculation Agent calculates, maintains and publishes the Index. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent for the Index at any time (which may be an affiliate of the Index Administrator).

The calculation of the Index level is described in more detail in the Framework document.

Foreign currency exposure

The Index is calculated in U.S. dollars, while certain of the Constituents – namely, the Citi 10Y-2Y Dynamic EU IR Futures Trackers Index, the Citi IR 10Y JGB Futures Market Tracker Index, the Citi Equity Eurozone Large Cap QS Market Tracker Index and the Citi Equity JN (SGX) Large Cap QS Market Tracker Index – are calculated in a foreign currency. We refer to the Constituents that are calculated in a foreign currency as the “Foreign Currency Constituents.” The Index has foreign currency exposure with respect to each of the Foreign Currency Constituents in addition to the government bond and equity exposure that they represent.

The exposure of the Invested Allocation to each Foreign Currency Constituent is determined in U.S. dollar terms on each Rebalancing Date based on the applicable percentage weight determined as described above, and then converted into a notional amount of exposure to the futures contract that the Foreign Currency Constituent tracks (the “Reference Futures Contract”) in the applicable foreign currency based on the Closing Spot Rate (as defined below) for the applicable foreign currency on the Rebalancing Date.

Foreign Currency Constituents will be subject to foreign currency exposure only with respect to gains or losses on their Reference Futures Contract. For each Foreign Currency Constituent, the performance of that Constituent following each Rebalancing Date will be reflected in the Index by converting the gains or losses on the Reference Futures Contract in foreign currency terms into U.S. dollars based on each day’s Closing Spot Rate. The impact of the foreign currency exposure on a Foreign Currency Constituent can be determined by multiplying the percentage gain or loss on the Reference Futures Contract in foreign currency terms by the percentage appreciation or depreciation of the foreign currency in U.S. dollar terms since the previous Rebalancing Date. Any appreciation of the foreign currency against the U.S. dollar will magnify gains as well as losses, and similarly any depreciation of the foreign currency will reduce gains as well as losses. As a result, a Foreign Currency Constituent will be favorably affected by appreciation of the foreign currency against the U.S. dollar if the Reference Futures Contract experiences gains in foreign currency terms, and unfavorably affected by appreciation of the foreign currency against the U.S. dollar if the Reference Futures Contract experiences losses in foreign currency terms.

The table below illustrates how a Foreign Currency Constituent would be impacted by different combinations of a hypothetical 10% gain or loss on the Reference Futures Contract in foreign currency terms and a hypothetical 10% appreciation or depreciation of the foreign currency relative to the U.S. dollar (measured in U.S. dollar terms) since the previous Rebalancing Date.

	Gain or loss on Reference Futures Contract in foreign currency terms	Appreciation or depreciation of foreign currency relative to U.S. dollar	Return on Foreign Currency Constituent
Example 1	10% gain	10% appreciation	11% gain Appreciation of the foreign currency magnifies the 10% gain on the Reference Futures Contract in foreign currency terms by 10% of the 10% gain
Example 2	10% gain	10% depreciation	9% gain Depreciation of the foreign currency reduces the 10% gain on the Reference Futures Contract in foreign currency terms by 10% of the 10% gain
Example 3	10% loss	10% appreciation	11% loss Appreciation of the foreign currency magnifies the 10% loss on the Reference Futures Contract in foreign currency terms by 10% of the 10% loss
Example 4	10% loss	10% depreciation	9% loss Depreciation of the foreign currency reduces the 10% loss on the Reference Futures Contract in foreign currency terms by 10% of the 10% loss

The performance of a Foreign Currency Constituent is always determined more by the gain or loss on the Reference Futures Contract in foreign currency terms than it is by changes in the applicable currency exchange rate.

The “Closing Spot Rate” on any date for the conversion between any foreign currency and U.S. dollars is the applicable WM/Reuters “Closing Spot Rate” in respect of that date, as published by The World Markets Company plc in conjunction with Reuters at approximately 4:00 p.m., London time, on that date, or if such rate is discontinued or not available on such date for any reason, such other exchange rate for the relevant currency conversion as the Index Calculation Agent determines appropriate by reference to an alternative foreign exchange rate service.

Adjustments, Disruption and Cancellation

Adjustment Events

If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:

(a)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Publication Day on which such Adjustment Event does not occur or continue to occur; and/or

(b)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(1)	determine the effective date of such replacement; and

(2)	make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement; and/or

(c)	the Index Administrator may discontinue and cancel the Index.

Definition of Adjustment Event and Related Definitions

An “Adjustment Event” is:

(a)	for each Constituent in the government bond, commodity and equity Asset Classes: (1) a Constituent Index Cancellation or (2) a Constituent Index Modification; and

(b)	for each Constituent in the U.S. bond Asset Class: (1) Adviser Resignation Event; (2) Delisting; (3) Fund Insolvency; (4) Fund Insolvency Event; (5) Fund Modification; (6) Merger Event; (7) Regulatory Action; (8) Reporting Disruption; (9) Strategy Breach; and (10) Tender Offer.

“Adviser Resignation Event” means, in respect of any Constituent in the U.S. bond Asset Class, (1) the resignation, termination or replacement of the Fund Adviser of the related Constituent; or (2) the resignation, termination or replacement of the Fund Administrator, the management company, the custodian (if any) or the depositary (if any) of the related Constituent.

“Constituent Index Cancellation” means, in respect of any Constituent, that the sponsor of the Constituent permanently cancels such Constituent.

“Constituent Index Modification” means, in respect of any Constituent, that the sponsor of the Constituent announces that it will make a material change in the formula for or method of calculating such Constituent or in any other way materially modifies such Constituent (other than a modification prescribed in that formula or method to maintain such Constituent in the event of routine events).

“Delisting” means, with respect to any Constituent in the U.S. bond Asset Class, that any relevant Exchange announces that, pursuant to its rules, the shares of such Constituent cease (or will cease) to be listed, traded or publicly quoted on such Exchange for any reason (other than a Merger Event or a Tender Offer) and are not (or will not be) immediately re-listed, re-traded or re-quoted on either: (1) an exchange or quotation system located in either (a) the same country as such Exchange; or (b) if such Exchange is located within the European Union, any member state of the European Union; or (2) another exchange or quotation system (that is acceptable to the Index Calculation Agent) located in another country (that is acceptable to the Index Calculation Agent); or (3) if such Exchange is located in the United States, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market System (or their respective successors).

“Fund Administrator” means, in respect of a Constituent in the U.S. bond Asset Class, the fund administrator, manager, trustee or similar person with the primary administrative responsibility for such Constituent.

“Fund Adviser” means, in respect of a Constituent in the U.S. bond Asset Class, any person appointed in the role of discretionary investment manager or non-discretionary investment adviser (including a non-discretionary investment adviser to a discretionary investment manager or to another non-discretionary investment adviser) for such Constituent.

“Fund Documents” means, in respect of any Constituent in the U.S. bond Asset Class, the constitutive and governing documents, subscription agreements, other agreements and offering documents however described of the related Constituent (including any prospectus and any offering memorandum), specifying the terms and conditions relating to such Constituent.

“Fund Insolvency” means, in respect of any Constituent in the U.S. bond Asset Class, an insolvency in respect of the related Constituent.

“Fund Insolvency Event” means, in respect of any Constituent in the U.S. bond Asset Class, an insolvency event in respect of the related Constituent, the Fund Administrator of such related Constituent and any Fund Service Provider of such related Constituent.

“Fund Modification” means, in respect of any Constituent in the U.S. bond Asset Class, any change or modification of the Fund Documents of the related Constituent which could reasonably be expected to affect the value of such Constituent or the rights and remedies of holders of such Constituent from those prevailing on the Index start date.

“Fund Service Provider” means, in respect of a Constituent in the U.S. bond Asset Class, any person who is appointed to provide services, directly or indirectly, for such Constituent, including any administrator, custodian, depositary, domiciliary agent, Fund Administrator, Fund Adviser, management company, operator, prime broker, registrar, transfer agent and trustee.

“Merger Event” means, in respect of any Constituent in the U.S. bond Asset Class, any:

(1)	reclassification or change of the shares of such Constituent which results in a transfer of or an irrevocable commitment to transfer all such shares outstanding to another entity or person; or

(2)	consolidation, amalgamation, merger or binding share exchange of such Constituent with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which it is the continuing entity and which does not result in a reclassification of all its shares outstanding); or

(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the shares of such Constituent outstanding for such Constituent, which results in a transfer of or an irrevocable commitment to transfer all such shares (other than those owned or controlled by such entity or person); or

(4)	consolidation, amalgamation, merger or binding share exchange of such Constituent or its subsidiaries with or into another entity in which such Constituent is the continuing entity, and which does not result in the reclassification or change of all of the shares of such Constituent outstanding, but results in such shares outstanding (other than those owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of such shares outstanding immediately following such event.

“Scheduled Closing Time” means, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Tender Offer” means, in respect of any Constituent in the U.S. bond Asset Class, a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person which results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 per cent. and less than 100 per cent. of the voting shares outstanding of such Constituent, as assessed with reference to the filings made with governmental or self-regulatory agencies or such other reasonably relevant information.

“Regulatory Action” means, in respect of any Constituent in the U.S. bond Asset Class, (1) the cancellation, suspension or revocation of the registration or approval of the shares of such Constituent or such Constituent by any relevant governmental, legal or regulatory authority; (2) any change in the accounting, legal, regulatory or tax treatments of such Constituent or its Fund Adviser that is reasonably likely to have an adverse impact on the value of the shares of such Constituent or on any investor therein; or (3) such Constituent or any of its Fund Administrator or Fund Adviser becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving the alleged violation of applicable law for activities relating to or resulting from the operation of such Constituent, Fund Administrator or Fund Adviser.

“Reporting Disruption” means, in respect of any Constituent in the U.S. bond Asset Class, (1) the occurrence of any event affecting such Constituent which would make it impossible or impracticable for the Index Calculation Agent to determine the value of the shares of such Constituent for the foreseeable future; (2) any failure of such Constituent to deliver, or cause to be delivered, (a) information that such Constituent has agreed to deliver or cause to be delivered; or (b) information that has been previously delivered in accordance with the normal practice of such Constituent or its authorized representative, which enable such Constituent’s compliance with any investment guideline, asset allocation methodology or other similar policy to be monitored.

“Strategy Breach” means, in respect of any Constituent in the U.S. bond Asset Class, any breach or violation of any strategy or investment guideline stated in the Fund Documents of such Constituent which could reasonably be expected to affect the value of the shares of such Constituent or the rights and remedies of holders of such shares from those prevailing on the Index start date.

Consequences of Disrupted Days; Postponement of Rebalancing

If any Rebalancing Date is not a Scheduled Trading Day for any Constituent, then such Rebalancing Date will be postponed to the first succeeding Index Business Day that is a Scheduled Trading Day for all Constituents and not a Disrupted Day for any Constituent. If any Rebalancing Date is a Disrupted Day for any Constituent, any rebalancing scheduled to occur on such Index Business Day will take place (i) for any Constituent for which such Index Business Day is not a Disrupted Day, on such Index Business Day and (ii) for any Constituent for which such Index Business Day is a Disrupted Day, on the earlier of (a) the first succeeding Index Business Day that is both a Scheduled Trading Day for such Constituent and not a Disrupted Day for such Constituent and (b) the fifth Scheduled Trading Day for such Constituent immediately following such Index Business Day.

In addition, if any Index Publication Day is a Disrupted Day for any Constituent, then the Index Calculation Agent may:

(a)	publish its good faith estimate of the Index Level for such Index Publication Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(b)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Publication Day which is not a Disrupted Day for any Constituent.

“Disrupted Day” means (i) in the case of any government bond or equity Constituent, any Scheduled Trading Day on which the level of the relevant Constituent is not published by or on behalf of the sponsor of such Constituent, (ii) in respect of any commodity Constituent, any Scheduled Trading Day on which a Market Disruption Event occurs and (iii) in respect of any U.S. bond Constituent, any Scheduled Trading Day on which an Exchange Disruption occurs in respect of such Constituent.

“Scheduled Trading Day” means (i) in the case of any government bond, commodity or equity Constituent, a day on which the sponsor of such Constituent (or an agent appointed by such sponsor) is scheduled to publish the level of such Constituent and (ii) in respect of any U.S. bond Constituent, any day on which the relevant Exchange and each relevant Related Exchange are scheduled to be open for trading for their respective regular trading sessions

“Exchange” means, in respect of the shares of any Constituent in the U.S. bond Asset Class or any futures contract tracked by any Constituent in the commodity Asset Class, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such shares or futures contract, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such relevant shares or futures contract has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant shares or futures contract on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Business Day” means (a) in respect of any Constituent in the U.S. bond Asset Class, any Scheduled Trading Day for the shares of such Constituent on which each relevant Exchange and each relevant Related Exchange is open for trading during its respective regular trading session, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time and (b) in respect of any Constituent in the commodity Asset Class, any Scheduled Trading Day for such Constituent on which the sponsor of such Constituent publishes the level of such Constituent.

“Exchange Disruption” means, with respect to any Constituent in the U.S. bond Asset Class:

(1)	any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

(2)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange; or (b) any relevant Related Exchange; or

(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (4) or (5) below) which materially disrupts or impairs the ability of market participants in general to effect transactions in or to obtain market values for: (a) (on any relevant Exchange) the shares of such Constituent; or (b) (on any relevant Related Exchange) any futures contracts or options contracts relating to such Constituent; or

(4)	the closure on any Exchange Business Day of any relevant Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day; or

(5)	the closure on any Exchange Business Day of any relevant Related Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

“Market Disruption Event” shall mean, in respect of any Constituent in the commodity Asset Class:

(1)	the sponsor of such Constituent (or an agent appointed by such sponsor) fails to publish the level of such Constituent; or

(2)	the relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange of futures contracts which in aggregate comprise 20 per cent. or more of the level of such Constituent; or (b) any relevant Related Exchange of futures contracts or option contracts relating to such Constituent; or

(4)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (5) or (6) below) which disrupts or impairs the ability of market participants in general (a) (on any relevant Exchange) to effect transactions or to obtain market values for futures contracts which in aggregate comprise 20 per cent. or more of the level of such Constituent; or (b) (on any relevant Related Exchange) to effect transactions in or to obtain market values for futures contracts or option contracts relating to such Constituent; or

(5)	the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of futures contracts (which in aggregate comprise 20 per cent. or more of the level of such Constituent) prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day); or

(6)	the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or option contracts relating to such Constituent prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

For the purposes of determining whether or not a Market Disruption Event exists in respect of the relevant Constituent at any time, if an event giving rise to a Market Disruption Event occurs in respect of a futures contract included in such Constituent at that time, then the relevant percentage contribution of such futures contract to the level of such Constituent shall be based on a comparison of (1) the portion of the level of such Constituent attributable to such futures contract; and (2) the overall level of such Constituent immediately before the occurrence of such Market Disruption Event.

“Related Exchange” shall mean, in respect of any Constituent in the U.S. bond or commodity Asset Classes, each exchange, trading system or quotation system (“Trading Venue”) in respect of futures contracts or option contracts relating to such Constituent, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such futures contracts or option contracts has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such futures contracts or option contracts on such temporary substitute Trading Venue as on the original Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Valuation Time” shall mean, in respect of a Constituent in the U.S. bond or commodity Asset Classes and a Scheduled Trading Day for such Constituent, either:

(1)	the Scheduled Closing Time on the relevant Exchange on such Scheduled Trading Day; or

(2)	solely in the case of a Constituent in the commodity Asset Class, if the level of such Constituent is only published once a day (a) for the purposes of determining whether a Market Disruption Event has occurred: (i) in respect of any futures contract included in such Constituent, the time at which such futures contract is valued for the purposes of determining the level of such Constituent for the relevant day; and (ii) in respect of any futures contract or options contract relating to such Constituent, the close of trading on the relevant Related Exchange; and (b) in all other circumstances, the time when the official closing level of such Constituent for such day is calculated and published by the sponsor of such Constituent.

Successor Constituent

If a Constituent is (1) not calculated and announced by its sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such index, then in each case that index will be deemed to be the relevant Constituent with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to the Index Rules as it determines appropriate to account for such change.

Corrections

If the level or price of any Constituent for any time on any day that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level or price (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level for such Constituent for the relevant time on the relevant day. In such event, the Index Calculation Agent may, but will not be obliged to, make appropriate adjustments to the Index Level for such day (using Expert Judgment), and the Index Calculation Agent will exercise such Expert Judgment in a manner that is consistent with the primary objective of the Index.

The “Correction Period” is (i) for the government bond, commodity and equity Constituents, 30 calendar days and (ii) for the U.S. bond Constituents, 2 Index Business Days.

Ambiguities, errors and omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgment, any such ambiguity, error or omission, and may amend the Index Rules to reflect the resolution of such ambiguity, error or omission.

Cancellation of the Index

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level.

Expert Judgment

Each of the Index Administrator and the Index Calculation Agent, as relevant, is obligated to exercise any discretion and make any determination in respect of the Index by using a standard of judgment (“Expert Judgment”) consisting of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, the Index Administrator will be subject to the oversight of the Index Governance Committee, whose role is described below. In using Expert Judgment to exercise any discretion or to make any determination, the Index Calculation Agent will be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity.

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Hypothetical Back-Tested Index Performance Information

Hypothetical back-tested performance information for the Index may be provided in connection with the offering of any investment linked to the Index. All Index performance information prior to August 2, 2022 is hypothetical and back-tested, as the Index did not exist prior to that date. Hypothetical back-tested Index performance information is subject to significant limitations. The Index Administrator developed the Index Rules with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index Rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology. Furthermore, the hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested Index information has been calculated by the Index Administrator. The hypothetical back-tested Index levels have been calculated by the Index Administrator by applying the Index methodology substantially as described above to the levels and prices of the Constituents during the back-tested period, except that:

(1)	The hypothetical back-tested performance of the Index was calculated based on hypothetical future market simulations run at the time of preparing the back-tested performance information. Because the future market simulations are randomly generated each time they are run, they will produce different results each time they are run. As a result, the future market simulations generated for purposes of preparing the hypothetical back-tested performance of the Index are different from the future market simulations that would have been generated had the Index existed during the back-tested period. Therefore, the hypothetical back-tested performance of the Index that has been prepared by the Index Administrator differs from how the Index would have performed had it actually been published during the back-tested period.

(2)	For purposes of calculating the Dynamic Bond Cap, the Relative Interest Rate Slope was calculated based on LIBOR swap rates prior to but excluding April 29, 2022, and SOFR swap rates thereafter, as SOFR swap rates were not published prior to November 2021. SOFR is a different economic measure than LIBOR, and as a result SOFR swap rates are different from LIBOR swap rates. Back-tested Index performance based on the LIBOR swap rate may therefore differ from how the Index would have performed based on the SOFR swap rate.

Moreover, the government bond and equity Constituents were not published throughout the entire back-tested period. Therefore, for all periods prior to the launch dates of these government bond and equity Constituents, the hypothetical back-tested performance of the Index is based, in turn, on hypothetical back-tested performance information for these government bond and equity Constituents.

The launch date for each government bond and equity Constituent is indicated in the table below.

Constituent	Launch Date
Citi 10Y-2Y Dynamic EU IR Futures Trackers Index	August 2, 2022
Citi Interest Rate 10Y JGB Futures Market Tracker Index	April 28, 2017
Citi 10Y-2Y Dynamic US IR Futures Trackers Index	August 2, 2022
Citi Equity US Large Cap QX Market Tracker Index	April 12, 2017
Citi Equity Eurozone Large Cap QX Market Tracker Index	May 26, 2017
Citi Equity JN (SGX) Large Cap QX Market Tracker Index	May 26, 2017

For all periods prior to the launch dates of these government bond and equity Constituents, Citigroup Global Markets Limited (as index administrator for each of those Constituents) has calculated hypothetical back-tested levels of these Constituents by applying the methodology substantially as described in the section “Description of the Constituents” in this document to the published historical prices of their Reference Futures Contracts, with the following exceptions:

(1)	With respect to the Citi Equity US Large Cap QX Market Tracker Index, the Index Administrator determined that certain data in respect of the Reference Futures Contract acquired from the relevant data source was unavailable or unreliable in respect of certain dates. For those dates, as specified in the table below, the performance of the S&P 500 Total Return Index has been used as a proxy for the Reference Futures Contract of the Citi Equity US Large Cap QX Market Tracker Index.

December 30, 2008	November 3, 2011	February 19, 2015	October 26, 2015	December 4, 2015
January 15, 2009	July 17, 2012	March 13, 2015	October 30, 2015	December 14, 2015
January 25, 2010	June 28, 2013	March 23, 2015	November 4, 2015	March 23, 2016
September 28, 2011	July 1, 2013	March 30, 2015	November 5, 2015	July 27, 2016
September 29, 2011	June 2, 2014	June 8, 2015	November 9, 2015	October 18, 2016
September 30, 2011	July 7, 2014	October 16, 2015	November 13, 2015	October 21, 2016
October 3, 2011	December 15, 2014	October 20, 2015	November 16, 2015	December 5, 2016
October 10, 2011	January 12, 2015	October 22, 2015	November 17, 2015
October 19, 2011	January 30, 2015	October 23, 2015	November 25, 2015

The performance of the S&P 500 Total Return Index would not have reflected the implicit financing cost that would have been reflected in the Reference Futures Contract. As a result, the hypothetical back-tested performance of the Citi Equity US Large Cap QX Market Tracker Index (and, in turn, the Index) based on the S&P 500 Total Return Index is likely to have been greater than the performance that would have been achieved based on a futures contract on the S&P 500 Index.

(2)	For all periods prior to the Pricing Change Date (as defined below), the hypothetical back-tested performance of each of the equity Constituents was calculated based on the daily settlement price of the relevant Reference Futures Contract as determined by the applicable futures exchange on which the Reference Futures Contract trades. For all periods since the Pricing Change Date, the level of each equity Constituent has been calculated instead based on the Fixing Price, which is the first traded price of the Reference Futures Contract observed on the applicable futures exchange after the applicable valuation time (as described under “Description of the Constituents” in this document). The Fixing Price determined in this manner differs from the settlement price determined by the applicable futures exchange. The “Pricing Change Date” is January 1, 2008 for the Citi Equity US Large Cap QX Market Tracker Index, and December 31, 2016 for each other equity Constituent.

In light of the foregoing, the hypothetical back-tested performance of the equity Constituents (and, in turn, the Index) may differ from the performance that would have been calculated if it reflected the method of calculating each of the equity Constituents that is currently utilized.

It is impossible to predict whether the Index will rise or fall. By providing hypothetical back-tested Index performance information in connection with any offering of any investment linked to the Index, we are not representing that the Index is likely to achieve gains or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular investment. One of the limitations of hypothetical performance information is that it did not involve financial risk and cannot account for all factors that would affect actual performance. The actual future performance of the Index may bear no relation to the hypothetical back-tested performance of the Index.

Descriptions of the Constituents

Each of the Constituents (other than the Constituents in the U.S. bond Asset Class) is an index that tracks the performance of a hypothetical rolling position in a futures contract on an underlying asset. We refer to the futures contract tracked by each futures-based Constituent as its “Reference Futures Contract,” and we refer to the underlying asset of the Reference Futures Contract as its “Reference Underlying.” We say that each futures-based Constituent tracks a hypothetical “rolling” position in its Reference Futures Contract because futures contracts have expiration dates. Therefore, in order to maintain a continuous position in a futures contract on a Reference Underlying, it is necessary to periodically “roll” out of the current Reference Futures Contract and into a later dated Reference Futures Contract as the expiration date of the current contract approaches.

Futures Contracts Generally

A futures contract is an agreement to buy or sell an underlying asset on a future expiration date at a price that is agreed upon today. If the underlying asset is worth more on the expiration date than the price specified in the futures contract, then the purchaser of that contract will achieve a gain on that contract, and if it is worth less, the purchaser will incur a loss.

For example, suppose that a futures contract entered into in January calls for the purchaser to buy the underlying asset in March at a price of $1,000. If the underlying asset is worth $1,200 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth $1,200, achieving a $200 gain. Conversely, if the underlying asset is worth $800 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth only $800, incurring a $200 loss.

The gain or loss to the purchaser of this futures contract is different from the gain or loss that could have been achieved by the direct purchase of the underlying asset in January and the sale of that underlying asset in March. This is because a futures contract is a “leveraged” way to invest in the underlying asset. In other words, purchasing a futures contract is similar to borrowing money to buy the underlying asset, in that (i) it enables an investor to gain exposure to the underlying asset without having to pay the full cost of it up front and (ii) it entails a financing cost.

This financing cost is implicit in the difference between the spot price of the underlying asset and the futures price. A “futures price” is the price at which market participants may agree today to buy or sell the underlying asset in the future, and the “spot price” is the current price of the underlying asset for immediate delivery. The futures price is determined by market supply and demand and is independent of the spot price, but it is nevertheless generally expected that the futures price will be related to the spot price in a way that reflects a financing cost (because if it did not do so there would be an opportunity for traders to make sure profits, known as “arbitrage”). For example, if January’s futures price is $1,000, January’s spot price may be $975. If the underlying asset is worth $1,200 in March, the gain on the futures contract would be $200 ($1,200 minus $1,000), while the gain on a direct investment made at the January spot price would have been $225 ($1,200 minus $975). The lower return on the futures contract as compared to the direct investment reflects this implicit financing cost. Because of this implicit financing cost, it is possible for a purchaser to incur a loss on a futures contract even if the spot price of the underlying asset increases over the term of the futures contract. The amount of this implicit financing cost is expected to increase as general market interest rates in the relevant currency increase.

In addition, in the case of a futures contract on a physical commodity, the performance of a position in a futures contract is likely to be reduced by the cost of storage of the physical commodity over the term of the contract.

Futures contracts are standardized instruments that are traded on an exchange. On each trading day, open positions in futures contracts are “marked to market” and margin is required to be posted on each trading day. This means that, on each trading day, the current futures price for a futures contract is compared to the futures price at which the purchaser entered into that futures contract. If the current futures price has decreased from the initial futures price, then the purchaser will be required to deposit the decrease in value of that futures contract into an account. Conversely, if the current futures price has increased, the purchaser will receive that cash value in its account. Accordingly, gains or losses on a futures contract are effectively realized on a daily basis up until the point when the position in that futures contract is closed out.

In general, the futures price of a futures contract will converge toward the spot price as the expiration date of the futures contract approaches, because by the expiration date of the futures contract the futures contract will effectively represent a contract for the purchase of the underlying asset for “spot,” or immediate, delivery. For example, suppose that January’s futures price is $1,000 and January’s spot price is $975. If the spot price remains constant over the term of the contract until the March expiration date, the futures price would be expected to steadily converge from $1,000 down to $975. The daily losses that the purchaser would incur as that convergence happens represent the implicit financing cost of the futures contract.

Because futures contracts have expiration dates, one futures contract must be rolled into another if there is a desire to maintain a continuous position in futures contracts on (rather than take delivery of) a particular underlying asset. This is typically achieved by closing out the position in the existing futures contract as its expiration date approaches and simultaneously entering into a new futures contract (at a new futures price based on the futures price then prevailing) with a later expiration date.

The performance of each futures-based Constituent is intended to reflect the daily gains or losses that would be realized on a hypothetical position, rolled quarterly, in its Reference Futures Contract. Those gains or losses will correspond to daily fluctuations in the settlement price or fixing price of the Reference Futures Contract.

Equity index futures contracts differ from the futures contracts described above in that equity index futures contracts are cash settled only, meaning that the stocks composing the underlying equity index are not actually delivered upon settlement of the futures contract. However, in all other relevant respects – including daily “mark to market” and realization of gains or losses based on the difference between the current futures price and the initial futures price – equity index futures contracts are similar to those described above. The final settlement of an equity index futures contract at expiration is based on the level of the underlying equity index on the expiration date, just as the final settlement of a commodity futures contract at expiration is based on the price of the underlying commodity on the expiration date. But whereas an investor with a long position in a commodity futures contract may pay the futures price and receive the underlying commodity, an investor with a long position in an equity index futures contract will realize a total cash gain or loss determined as if the investor had bought the underlying equity index at the initial futures price and sold it at the final settlement price. If the final settlement price is higher than the initial futures price, the investor will realize a gain, and if the final settlement price is lower than the initial futures price, the investor will realize a loss.

A direct investor in futures contracts may earn interest on cash that collateralizes or is otherwise held against the notional amount of a futures contract. Each of the futures-based Constituents, by contrast, reflects only the gains or losses on its Reference Futures Contract, without reflecting any interest on such cash.

Description of the Citi 10Y-2Y Dynamic IR Futures Trackers Indices

Overview

Citigroup Global Markets Limited is the index administrator and calculation agent of each of the following “Dynamic IR Futures Trackers Indices” included in the Index as a Constituent in the government bond Asset Class:

•	the Citi 10Y-2Y Dynamic US IR Futures Trackers Index; and

•	the Citi 10Y-2Y Dynamic EU IR Futures Trackers Index.

These Dynamic IR Futures Trackers Indices are part of the Citi 10Y-2Y Dynamic IR Futures Trackers Index family of indices.

Each Dynamic IR Futures Trackers Index tracks the performance of a hypothetical investment portfolio composed of two constituents – one a “Longer-Term Bond Futures Index” and the other a “Shorter-Term Bond Futures Index” – where the allocation between those two constituents is adjusted as often as daily pursuant to a signal based on the historical return and volatility of the Longer-Term Bond Futures Index. In general, and as described in more detail below, if, as of any day, the return of the Longer-Term Bond Futures Index over the prior month is negative and is less than the volatility-adjusted average monthly return of the Longer-Term Bond Futures Index over the last year, then on the next day the Dynamic IR Futures Trackers Index will reduce its exposure to the Longer-Term Bond Futures Index by a fixed percentage increment, which we refer to as the “Daily Weight Change,” and will increase its exposure to the Shorter-Term Bond Futures Index by a corresponding amount. If those conditions are not met as of any day, then on the next day the Dynamic IR Futures Trackers Index will increase its exposure to the Longer-Term Bond Futures Index by the Daily Weight Change, and will reduce its exposure to the Shorter-Term Bond Futures Index by a corresponding amount. The exposure to each constituent will not exceed 100% or be less than 0%.

The table below lists, for each Dynamic IR Futures Trackers Index, its ticker, its Daily Weight Change, its Longer-Term Bond Futures Index constituent and its Shorter-Term Bond Futures Index constituent.

			Constituents
Dynamic IR Futures Trackers Index	Ticker	Daily Weight Change	Longer-Term Bond Futures Index	Shorter-Term Bond Futures Index
Citi 10Y-2Y Dynamic US IR Futures Trackers Index	CIIRDBFU	10%	Citi Interest Rate 10Y US Treasury Futures Market Tracker Index	Citi Interest Rate 2Y US Treasury Futures Market Tracker Index
Citi 10Y-2Y Dynamic EU IR Futures Trackers Index	CIIRDBFE	5%	Citi Interest Rate Bund Futures Market Tracker Index	Citi Interest Rate Schatz Futures Market Tracker Index

Each constituent of a Dynamic IR Futures Trackers Index tracks the performance of a hypothetical position, rolled quarterly, in a near-maturity government bond futures contract. A government bond futures contract is a contract for the purchase of government bonds with maturities falling within a specified range on a fixed date in the future. See “Descriptions of the Constituents—Description of the Citi Interest Rate Bond Futures Market Tracker Indices” for more information about the constituents of the Dynamic IR Futures Trackers Indices.

There can be no assurance that any Dynamic IR Futures Trackers Index will outperform a static basket composed of its two constituents or exposure to only one or the other of its two constituents.

The specific rules governing the calculation of the Dynamic IR Futures Trackers Indices are attached as Annex E to this index supplement. This description of the Dynamic IR Futures Trackers Indices is only a summary of those rules. You should understand that this summary does not describe the mathematical terms used in calculating the Dynamic IR Futures Trackers Indices, and as a result is more general than the precise mathematical formulations used to calculate the Dynamic IR Futures Trackers Indices. The Dynamic IR Futures Trackers Indices will be governed by and calculated in accordance with the mathematical and other terms set forth in Annex E to this index supplement, and not this summary. If this description of the Dynamic IR Futures Trackers Indices conflicts with the rules described in Annex E, the rules described in Annex E control.

The Dynamic IR Futures Trackers Indices launched on August 2, 2022 and, therefore, have limited performance history.

Allocating Exposure Between Constituents

For each Dynamic IR Futures Trackers Index, exposure is allocated between the Longer-Term Bond Futures Index and the Shorter-Term Bond Futures Index pursuant to a signal based on the historical returns and volatility of the Longer-Term Bond Futures Index.

On each Constituent Index Business Day (as defined below), each Dynamic IR Futures Trackers Index measures the “Return” of the Longer-Term Bond Futures Index as the change from its closing level 20 Constituent Index Business Days ago to its current closing level and compares that Return with the “Moving Average Return,” which is the average of the daily Returns of the Longer-Term Bond Futures Index over a look-back period of 252 Constituent Index Business Days, as adjusted by the “Realized Volatility” of the daily Returns of the Longer-Term Bond Futures Index over a look-back period of 63 Constituent Index Business Days. If, on a Constituent Index Business Day, the Return of the Longer-Term Bond Futures Index is (i) negative and (ii) less than the Moving Average Return minus the Realized Volatility determined as of that Constituent Index Business Day, then on the next Constituent Index Business Day the Dynamic IR Futures Tracker Index will reduce its exposure to the Longer-Term Bond Futures Index by the Daily Weight Change, and will increase its exposure to the Shorter-Term Bond Futures Index by the Daily Weight Change. If either of those conditions is not satisfied on a Constituent Index Business Day, then on the next Constituent Index Business Day the Dynamic IR Futures Trackers Index will increase its exposure to the Longer-Term Bond Futures Index by the Daily Weight Change, and will reduce its exposure to the Shorter-Term Bond Futures Index by the Daily Weight Change. The weights of the two constituents of a Dynamic IR Futures Trackers Index will always sum to 100%, and in no event will the weight of any constituent be greater than 100% or less than 0%. The Daily Weight Change is expressed as a percentage of the total exposure that a Dynamic IR Futures Trackers Index may allocate to its constituents.

A “Constituent Index Business Day” is, with respect to each Dynamic IR Futures Trackers Index, each day which is a Scheduled Trading Day for each constituent.

A “Scheduled Trading Day” means, for each Dynamic IR Futures Trackers Index, any day on which the sponsor of a constituent (or an agent appointed by such sponsor) is scheduled to publish the level of the relevant constituent.

Calculation of the Level of the Dynamic IR Futures Trackers Indices

The level of each Dynamic IR Futures Trackers Index is calculated by the calculation agent on each Constituent Index Business Day, subject to the occurrence of a Disrupted Day as described under “—Adjustments, Disruption and Cancellation” below and in more detail in the rules governing the calculation of the Dynamic IR Futures Trackers Indices attached as Annex E to this index supplement. The level of each Dynamic IR Futures Trackers Index is calculated each Constituent Index Business Day and generally published on the following Constituent Index Business Day on its Bloomberg page. The level of a Dynamic IR Futures Trackers Index as of any Constituent Index Business Day is the closing level of that Dynamic IR Futures Trackers Index for that Constituent Index Business Day. Each Dynamic IR Futures Trackers Index launched on August 2, 2022 and was back-calculated to a base closing level of 100 as of January 3, 2000.

The index administrator, acting as the calculation agent, calculates, maintains and publishes each Dynamic IR Futures Trackers Index. The index administrator may, in its sole discretion and without notice, appoint an alternative calculation agent for a Dynamic IR Futures Trackers Index at any time (which may be an affiliate of the index administrator).

Adjustments, Disruption and Cancellation

Adjustment Events

If an Adjustment Event occurs in respect of a constituent (the “Affected Constituent”), then:

1.	the calculation agent of the affected Dynamic IR Futures Trackers Index may suspend the calculation, publication and dissemination of such Dynamic IR Futures Trackers Index and its level until the first succeeding Constituent Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

2.	the calculation agent of the affected Dynamic IR Futures Trackers Index may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of such Dynamic IR Futures Trackers Index, in which case the calculation agent of the affected Dynamic IR Futures Trackers Index will:

a.	determine the effective date of such replacement; and

b.	make such adjustment(s) to the rules for the affected Dynamic IR Futures Trackers Index as it determines appropriate to account for the effect on such Dynamic IR Futures Trackers Index of such replacement; and/or

3.	Citigroup Global Markets Limited may discontinue and cancel such Dynamic IR Futures Trackers Index.

Definition of Adjustment Event and Related Definitions

An “Adjustment Event” is, with respect to each Dynamic IR Futures Trackers Index, (i) a Constituent Index Cancellation and (ii) a Constituent Index Modification.

A “Constituent Index Cancellation” means, for each Dynamic IR Futures Trackers Index and in respect of any constituent, that the sponsor of the constituent permanently cancels such constituent.

A “Constituent Index Modification” means, for each Dynamic IR Futures Trackers Index and in respect of any constituent, that the sponsor of the constituent announces that it will make a material change in the formula for or method of calculating such constituent or in any other way materially modifies such constituent (other than a modification prescribed in that formula or method to maintain such constituent in the event of routine events).

Consequences of Disrupted Days; Postponement of Rebalancing

If any Constituent Index Business Day is not a Scheduled Trading Day for any constituent, then any change in the allocation between the constituents (any such change, a “rebalancing”) otherwise scheduled to take place on that Constituent Index Business Day will instead take place on the first succeeding Constituent Index Business Day that is a Scheduled Trading Day for all constituents of the affected Dynamic IR Futures Trackers Index. If any Constituent Index Business Day is a Disrupted Day for any constituent, any rebalancing scheduled to occur on such Constituent Index Business Day will take place (i) for any constituent for which such Constituent Index Business Day is not a Disrupted Day, on such Constituent Index Business Day and (ii) for any constituent for which such Constituent Index Business Day is a Disrupted Day, on the earlier of (a) the first succeeding Constituent Index Business Day that is both a Scheduled Trading Day for such constituent and not a Disrupted Day for such constituent and (b) the fifth Scheduled Trading Day for such constituent immediately following such Constituent Index Business Day.

In addition, if any Constituent Index Business Day is a Disrupted Day for any constituent, then the calculation agent of the affected Dynamic IR Futures Trackers Index may:

1.	publish its good faith estimate of the level of such Dynamic IR Futures Trackers Index for such Constituent Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

2.	suspend the calculation, publication and dissemination of the affected Dynamic IR Futures Trackers Index and level of such Dynamic IR Futures Trackers Index until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any constituent.

A “Disrupted Day” means, for any constituent of a Dynamic IR Futures Trackers Index, any Scheduled Trading Day for that constituent on which the level of that constituent is not published by or on behalf of the sponsor of such constituent.

Successor Constituent

If a constituent is (1) not calculated and announced by its sponsor but is calculated and announced by a successor sponsor acceptable to the calculation agent of the affected Dynamic IR Futures Trackers Index or (2) replaced by a successor index using, in the determination of the calculation agent of such Dynamic IR Futures Trackers Index, the same or a substantially similar formula for or method of calculation as used in the calculation of such constituent, then in each case that index will be deemed to be the relevant constituent with effect from the date determined by the calculation agent of such Dynamic IR Futures Trackers Index, who may (but is not obliged to) make such adjustment(s) to the rules for such Dynamic IR Futures Trackers Index as it determines appropriate to account for such change.

Corrections

If the level of any constituent for any time on any day that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of a Dynamic IR Futures Trackers Index, is subsequently corrected, and the corrected level (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such constituent, then such Corrected Level shall be deemed to be the level for such constituent for the relevant time on the relevant day. In such event, the calculation agent of the affected Dynamic IR Futures Trackers Index may, but will not be obliged to, make appropriate adjustments to the level of such Dynamic IR Futures Trackers Index for such day (using Expert Judgment (as defined below)), and the calculation agent of such Dynamic IR Futures Trackers Index will exercise such Expert Judgment in a manner that is consistent with the primary objective of such Dynamic IR Futures Trackers Index.

The “Correction Period” is, with respect to each Dynamic IR Futures Trackers Index, 30 calendar days.

Ambiguities, Errors and Omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. Citigroup Global Markets Limited will resolve, using Expert Judgment, any such ambiguity, error or omission, and may amend the rules of the affected Dynamic IR Futures Trackers Index to reflect the resolution of such ambiguity, error or omission.

Cancellation of the Dynamic IR Futures Trackers Indices

Citigroup Global Markets Limited may discontinue and cancel any Dynamic IR Futures Trackers Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of any Dynamic IR Futures Trackers Index and its level.

Expert Judgment

Each of Citigroup Global Markets Limited and the calculation agent of the affected Dynamic IR Futures Trackers Index, as relevant, is obligated to exercise any discretion and make any determination in respect of such Dynamic IR Futures Trackers Index by using a standard of judgement (“Expert Judgment”) consisting of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of such Dynamic IR Futures Trackers Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the affected

Dynamic IR Futures Trackers Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, Citigroup Global Markets Limited will be subject to the oversight of the “Index Governance Committee,” whose role is described below. In using Expert Judgment to exercise any discretion or to make any determination, the calculation agent of the affected Dynamic IR Futures Trackers Index will be subject to the oversight of Citigroup Global Markets Limited. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

Citigroup Global Markets Limited has ultimate control over the development, the operation and the publication of the Dynamic IR Futures Trackers Indices, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than Citigroup Global Markets Limited, Citigroup Global Markets Limited has overall responsibility for all parts of the Index Activity.

Citigroup Global Markets Limited maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of each Dynamic IR Futures Trackers Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Description of the Citi Interest Rate Bond Futures Market Tracker Indices

Overview

Citigroup Global Markets Limited is the index administrator and calculation agent of each of the following “Government Bond Futures Indices” eligible to be included in the Index as a Constituent in the government bond Asset Class, in the case of the Citi Interest Rate 10Y JGB Futures Market Tracker Index, or eligible to be included in a Constituent in the government bond Asset Class, in the case of the other Government Bond Futures Indices listed below:

•	the Citi Interest Rate 10Y JGB Futures Market Tracker Index;

•	the Citi Interest Rate 10Y US Treasury Futures Market Tracker Index;

•	the Citi Interest Rate 2Y US Treasury Futures Market Tracker Index;

•	the Citi Interest Rate Bund Futures Market Tracker Index; and

•	the Citi Interest Rate Schatz Futures Market Tracker Index.

These Government Bond Futures Indices are part of the Citi Interest Rate Bond Futures Market Tracker Index family of indices.

Each Government Bond Futures Index tracks the performance of a hypothetical position, rolled quarterly, in a near-maturity government bond futures contract. A government bond futures contract is a contract for the purchase of government bonds with maturities falling within a specified range on a fixed date in the future. The table below lists, for each Government Bond Futures Index, its ticker, the Reference Futures Contract tracked by that Government Bond Futures Index, its Reference Underlying and the Reference Currency in which the Reference Futures Contract trades.

Government Bond Futures Index	Ticker	Reference Futures Contract	Reference Underlying	Reference Currency
Citi Interest Rate 10Y JGB Futures Market Tracker Index	CIIRBF1J	10-Year Japanese Government Bond Futures traded on the Osaka Exchange	Japanese government bonds with a remaining term of 7 – 11 years	Japanese yen
Citi Interest Rate 10Y US Treasury Futures Market Tracker Index	CIIRBF1U	10-Year T-Note Futures traded on the Chicago Board of Trade (“CBOT”)	U.S. Treasury notes with a remaining term of 6.5 – 10 years	U.S. dollar
Citi Interest Rate 2Y US Treasury Futures Market Tracker Index	CIIRBF2U	2-Year T-Note Futures traded on the CBOT	U.S. Treasury notes with a remaining term of 1.75 – 2 years	U.S. dollar
Citi Interest Rate Bund Futures Market Tracker Index	CIIRBF1E	Euro-Bund Futures traded on the Eurex Exchange (“EUREX”)	German government bonds with a remaining term of 8.5 – 10.5 years	Euro
Citi Interest Rate Schatz Futures Market Tracker Index	CIIRBF2E	Euro-Schatz Futures traded on the EUREX	German government bonds with a remaining term of 1.75 – 2.25 years	Euro

The futures contracts underlying the Government Bond Futures Indices have expiration dates in March, June, September and December of each year. Each Government Bond Futures Index tracks the nearest-maturity futures contract expiring in March, June, September or December specified in the table above, and then, as the expiration date of that futures contract approaches, will “roll” out of the expiring contract and into the futures contract with the next succeeding expiration date in March, June, September or December. By continually rolling out of an expiring contract and into another futures contract with a later expiration date, each Government Bond Futures Index maintains continuous exposure to the applicable Reference Underlying.

The value of a government bond futures contract will fluctuate with changes in the market value of its underlying government bonds. In general, the value of a bond will fall as market interest rates in the applicable currency rise, and rise as market interest rates fall. However, the value of a government bond futures contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates in the applicable currency over the term of the contract. As discussed in more detail under “Descriptions of the Constituents—Futures Contracts Generally” above, these factors are likely to cause a position in a government bond futures contract to reflect an implicit financing cost, which will lower the return on the futures contract as compared to a direct investment in the underlying bonds. Accordingly, we expect the performance of each Government Bond Futures Index to generally reflect changes in the value of its underlying bonds, as reduced by an implicit financing cost. We expect the implicit financing cost to rise if market interest rates in the applicable currency rise.

Each Government Bond Futures Index tracks a hypothetical investment in its Reference Futures Contract. There is no actual futures contract to which any investor is entitled or in which any investor has any ownership or other interest. Each Government Bond Futures Index is merely a mathematical calculation that is performed by reference to a hypothetical position in its Reference Futures Contract.

The specific rules governing the calculation of the Government Bond Futures Indices are attached as Annex F to this index supplement. This description of the Government Bond Futures Indices is only a summary of those rules. You should understand that this summary does not describe the mathematical terms used in calculating the Government Bond Futures Indices, and as a result is more general than the precise mathematical formulations used to calculate the Government Bond Futures Indices. The Government Bond Futures Indices will be governed by and calculated in accordance with the mathematical and other terms set forth in Annex F to this index supplement, and not this summary. If this description of the Government Bond Futures Indices conflicts with the rules described in Annex F, the rules described in Annex F control.

The Government Bond Futures Indices launched on April 28, 2017 and, therefore, have a limited performance history.

Rolling the Government Bond Futures Indices

Each Government Bond Futures Index aims to reflect the performance of a hypothetical rolling long position (i.e., a hypothetical position that has been bought) in a succession of futures contracts. Each Government Bond Futures Index includes provisions for the replacement of the then-current futures contract underlying that Government Bond Futures Index as that contract approaches expiration (also referred to as “rolling”). This replacement occurs over a 3-day rolling period every quarter.

Periodically, over a period of 3 Constituent Index Business Days (the “Roll Period”), each Government Bond Futures Index rolls its hypothetical position out of the Reference Futures Contract to which it is exposed immediately prior to such Roll Period (the “Current Contract”) and into a new Reference Futures Contract (the “Next Contract”).

A “Constituent Index Business Day” is, with respect to each Government Bond Futures Index, each day which is a Scheduled Trading Day for the Exchange.

A “Scheduled Trading Day” means, for each Government Bond Futures Index, any day on which the Exchange is scheduled to be open for its regular trading session with respect to the relevant Reference Futures Contract (including any “partial trading day” however described as so designated from time to time by the Exchange).

“Exchange” means, for each Government Bond Futures Index, the exchange on which its Reference Futures Contract trades, as indicated in the table above, or any successor to such exchange, or any substitute trading venue to which trading in such Reference Futures Contract has temporarily relocated, provided that, in the determination of the index calculation agent, there is comparable liquidity in such Reference Futures Contract on such temporary substitute trading venue as on the original trading venue.

Roll Periods occur at intervals of approximately three calendar months. Each Roll Period starts on the 4th Constituent Index Business Day immediately preceding the First Notice Day for the Current Contract and consists of 3 consecutive Constituent Index Business Days (each, a “Roll Day”), subject to adjustment for disruptions as described below. Over the course of each Roll Period, the hypothetical exposure of the applicable Government Bond Futures Index to the Current Contract decreases by the same proportion each day, and its hypothetical exposure to the Next Contract increases by the same proportion each day.

The “First Notice Day” is, in respect of the relevant Reference Futures Contract, the first day on which the seller of such Reference Futures Contract is entitled to serve a notice specifying the particular government bonds that such seller intends to deliver as part of the settlement process of such Reference Futures Contract, under the terms of such Reference Futures Contract and in accordance with the rules of the Exchange.

In respect of each Roll Period, the Next Contract is the Reference Futures Contract the expiration month of which is the first March, June, September or December to occur immediately following the expiration month of the Current Contract in respect of such Roll Period.

Calculation of the Level of the Government Bond Futures Indices

The official closing level of each Government Bond Futures Index is calculated on each Constituent Index Business Day based on the Settlement Price of the underlying Reference Futures Contract (or during a Roll Period, the underlying Reference Futures Contracts) on that Constituent Index Business Day, determined by reference to Bloomberg page “JB” in the case of the Citi Interest Rate 10Y JGB Futures Market Tracker Index, “TY” in the case of the Citi Interest Rate 10Y US Treasury Futures Market Tracker Index, “TU” in the case of the Citi Interest Rate 2Y US Treasury Futures Market Tracker Index, “RX” in the case of the Citi Interest Rate Bund Futures Market Tracker Index, or “DU” in the case of the Citi Interest Rate Schatz Futures Market Tracker Index (or, in each case, any successor or substitute page). The change in the closing level of each Government Bond Futures Index from one Constituent Index Business Day to the next will correspond to the percentage change in the Settlement Price of the underlying Reference Futures Contract(s) over that same period.

Adjustment Events

If an Adjustment Event occurs with respect to the Reference Futures Contract for a Government Bond Futures Index (the “Affected Contract”), then:

1.	the calculation agent of the affected Government Bond Futures Index may suspend the calculation, publication and dissemination of such Government Bond Futures Index and its level until the first succeeding Constituent Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

2.	the calculation agent of the affected Government Bond Futures Index may replace the Affected Contract with a replacement contract which has substantially similar characteristics to the Affected Contract, having regard to the manner in which the Affected Contract is used in the calculation of such Government Bond Futures Index, in which case the calculation agent will:

a.	determine the effective date of such replacement; and

b.	make such adjustment(s) to the Government Bond Futures Index rules as it determines appropriate to account for the effect on such Government Bond Futures Index; and/or

3.	Citigroup Global Markets Limited may discontinue and cancel such Government Bond Futures Index.

An “Adjustment Event” with respect to any Reference Futures Contract is each of the following:

1.	ETD Futures Contracts Cancellation; and

2.	ETD Futures Contracts Modification.

An “ETD Futures Contracts Cancellation” shall mean, with respect to any relevant Reference Futures Contract, trading in such Reference Futures Contract is permanently discontinued on the Exchange.

An “ETD Futures Contracts Modification” shall mean, with respect to any relevant Reference Futures Contract, the Exchange makes a material change to either:

1.	the content, composition or constitution of such Reference Futures Contract; or

2.	the formula for and method of calculating the Settlement Price of such Reference Futures Contract.

Cancellation of a Government Bond Futures Index

Citigroup Global Markets Limited may discontinue and cancel any Government Bond Futures Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication, and dissemination of any Government Bond Futures Index or its level.

Disrupted Days

If any Constituent Index Business Day (other than a Roll Day) is a Disrupted Day for any relevant Reference Futures Contract, then the calculation, publication and dissemination of the applicable Government Bond Futures Index will be suspended until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any relevant Reference Futures Contract for that Government Bond Futures Index.

If a scheduled Roll Day is a Disrupted Day for any relevant Reference Futures Contract, then the calculation, publication and dissemination of the applicable Government Bond Futures Index and its level will be suspended, and the Roll Day will be postponed, until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any relevant Reference Futures Contract.

A “Disrupted Day” means any Scheduled Trading Day on which an Exchange Disruption occurs or is continuing with respect to the relevant Reference Futures Contract.

An “Exchange Disruption” means, with respect to any relevant Reference Futures Contract:

1.	the Exchange fails to open for trading during its regular trading session; or

2.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time of any suspension or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading of such Reference Futures Contract on the Exchange; or

3.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time of any other event (other than an event described below in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the Exchange to effect transactions in or obtain market values for such Reference Futures Contract; or

4.	the closure on any Scheduled Trading Day of the Exchange prior to the relevant Scheduled Closing Time at least one hour prior to the earlier of the actual closing for the regular trading session of the relevant Exchange on such day and the deadline for the submission of orders to be entered into the Exchange system for execution at the relevant Scheduled Closing Time on such day; or

5.	the Settlement Price of such Reference Futures Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or

6.	the Settlement Price of such Reference Futures Contract is not published or otherwise made available by or on behalf of the Exchange.

“Scheduled Closing Time” means, with respect to any Scheduled Trading Day for the Exchange, the scheduled weekday closing time with respect to the relevant Reference Futures Contract on the Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on the Exchange.

“Settlement Price” means, with respect to the relevant Reference Futures Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the Exchange) of such Reference Futures Contract, as published or otherwise made available by the Exchange.

If a Roll Day is postponed to a day after the Last Trading Day of a Reference Futures Contract (whether or not such Last Trading Day is itself postponed by the Exchange), then the calculation agent of the applicable Government Bond Futures Index may publish its good faith estimate of the level of such Government Bond Futures Index, using its good faith estimate of the value of such Reference Futures Contract affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease. The “Last Trading Day” of a Reference Futures Contract of a particular maturity is the day on which trading in the Reference Futures Contract is scheduled to end on the Exchange.

Corrections

If the price of any Reference Futures Contract for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of a Government Bond Futures Index, is subsequently corrected, and the corrected price (the “Corrected Price”) is published by or on behalf of such person or entity within 2 Constituent Index Business Days, then such Corrected Price shall be deemed to be the price for such Reference Futures Contract for the relevant time on the relevant day. The calculation agent for the applicable Government Bond Futures Index may, but will not be obliged to, make appropriate adjustments to the level of the applicable Government Bond Futures Index for such day.

Regulatory Events

“Regulatory Event” shall mean that, owing to any applicable law or regulation or policy, the calculation agent for a Government Bond Futures Index determines that either:

1.	A hypothetical broker-dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of any Reference Futures Contract depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of any Reference Futures Contract depends;

2.	Citigroup Global Markets Limited is not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of any Reference Futures Contract depends.

Following the occurrence of a Regulatory Event, the calculation agent of the applicable Government Bond Futures Index will determine whether or not such occurrence has a material effect on such Government Bond Futures Index.

1.	If the calculation agent determines that such occurrence has a material effect on such Government Bond Futures Index, then the calculation agent will inform Citigroup Global Markets Limited of such determination and either:

a.	Citigroup Global Markets Limited will follow the procedures it has established, subject to the oversight of the Index Governance Committee (as defined below), to amend such Government Bond Futures Index; or

b.	Citigroup Global Markets Limited may discontinue and cancel such Government Bond Futures Index.

2.	If Citigroup Global Markets Limited determines that such occurrence does not have a material effect on such Government Bond Futures Index, then with effect from (and including) a date designated by Citigroup Global Markets Limited or the calculation agent:

a.	The Reference Futures Contract affected by such Regulatory Event will be removed from the applicable Government Bond Futures Index (the “Removed Contract”); and

b.	the calculation agent will replace the Removed Contract with a replacement contract which has substantially similar characteristics to the Removed Contract, having regard to the manner in which the Removed Contract is used in the calculation of the applicable Government Bond Futures Index, in which case the calculation agent will:

i.	determine the effective date of such replacement; and

ii.	make such adjustment(s) to the applicable Government Bond Futures Index rules as it determines appropriate to account for the effect on such Government Bond Futures Index of such replacement.

Ambiguities, Errors and Omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. Citigroup Global Markets Limited will resolve, using Expert Judgment (as defined below), any such ambiguity, error or omission, and may amend the rules of the Government Bond Futures Indices to reflect the resolution of such ambiguity, error or omission.

Expert Judgment

Each of Citigroup Global Markets Limited and the calculation agent for the Government Bond Futures Indices, as relevant, will exercise any discretion and make any determination in respect of the Government Bond Futures Indices by using a standard of judgement (“Expert Judgment”) which will consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Government Bond Futures Indices and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of the Government Bond Futures Indices and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, Citigroup Global Markets Limited will be subject to the oversight of the “Index Governance Committee,” whose role is described below. In using Expert Judgment to exercise any discretion or to make any determination, the calculation agent for the Government Bond Futures Indices will be subject to the oversight of Citigroup Global Markets Limited. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

Citigroup Global Markets Limited has ultimate control over the development, the operation and the publication of the Government Bond Futures Indices, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions

(together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than Citigroup Global Markets Limited, Citigroup Global Markets Limited has overall responsibility for all parts of the Index Activity.

Citigroup Global Markets Limited maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures and (2) conducting an annual review of each Government Bond Futures Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Information about Japan

Japan is a foreign sovereign government. Japan has filed information with the SEC. Information filed by Japan with the SEC can be reviewed, without cost, electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by Japan can be located by reference to Japan’s CIK Code: 0000837056.

Information about the Federal Republic of Germany

The Federal Republic of Germany is a foreign sovereign government. The Federal Republic of Germany, as co-signatory with respect to Landwirtschaftliche Rentenbank and as guarantor and co-signatory with respect to KfW, has filed financial and other information with the SEC. Information filed by the Federal Republic of Germany with the SEC can be reviewed, without cost, electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Federal Republic of Germany can be located by reference to Landwirtschaftliche Rentenbank’s CIK Code: 0001144797, and KfW’s CIK Code: 0000821533.

Description of the Bloomberg Commodity Indices

General

The Constituents in the commodities Asset Class, the Bloomberg Energy Subindex, the Bloomberg Precious Metals Subindex and the Bloomberg Industrial Metals Subindex, are single-commodity sub-indices of the Bloomberg Commodity IndexSM. These commodity Constituents are part of the Bloomberg Commodity Indices family of indices (each, a “Bloomberg commodity Constituent”). We have derived all information contained in this index supplement regarding the Bloomberg commodity Constituents, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Bloomberg Index Services Limited (“BISL” and, collectively with its affiliates, “Bloomberg”). The Bloomberg commodity Constituents are calculated, maintained and published by BISL. BISL has no obligation to continue to publish, and may discontinue the publication of, any of the Bloomberg commodity Constituents.

UBS Securities LLC (collectively with its affiliates, “UBS”) acquired AIG Financial Product Corp.’s commodity business as of May 6, 2009, at which time, UBS and Dow Jones & Company, Inc. (“Dow Jones”) entered into an agreement to jointly market the Bloomberg Commodity Indices. The joint marketing agreement with Dow Jones was terminated and on July 1, 2014, UBS entered into a commodity index license agreement with Bloomberg Finance L.P., whereby UBS engaged Bloomberg’s services for the calculation, publication, administration and marketing of the Bloomberg Commodity Indices. As a result of Bloomberg’s assumption of these functions, the “Dow Jones-UBS Commodity IndexesSM” were re-branded as the “Bloomberg Commodity IndexesSM.” In September 2020, Bloomberg acquired the Bloomberg Commodity Indices.

Overview of the Bloomberg Commodity Constituents

Each Bloomberg commodity Constituent is based on the corresponding commodity component of the Bloomberg Commodity IndexSM and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. Each Bloomberg commodity Constituent is a “rolling index,” which means that each Bloomberg commodity Constituent does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Constituent Index Business Days (as defined below) in pre-determined months according to the Bloomberg Commodity IndexSM contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. Each Bloomberg commodity Constituent will reflect the performance of its underlying commodity futures contracts, including the impact of rolling, without regard to the income earned on cash positions.

Bloomberg Energy Subindex

The Bloomberg Energy Subindex is intended to reflect the performance of a hypothetical rolling position in the following energy-related futures contracts: crude oil (WTI traded on the New York Mercantile Exchange (“NYMEX”) and Brent traded on ICE Futures Europe); natural gas traded on NYMEX; reformulated blendstock for oxygenate blending gasoline (“RBOB gasoline”) traded on NYMEX; low sulphur gas oil traded on ICE Futures Europe and ultra-low sulfur diesel (“ULS diesel”) traded on NYMEX. The Bloomberg Energy Subindex is not directly linked to the “spot prices” of these energy-related commodities. Futures contracts may perform very differently from the spot prices of these energy-related commodities.

The Bloomberg Energy Subindex is reported by Bloomberg L.P. under the ticker symbol “BCOMEN.”

Bloomberg Precious Metals Subindex

The Bloomberg Precious Metals Subindex is intended to reflect the performance of a hypothetical rolling position in the following precious metals futures contracts: gold traded on the Commodities Exchange division of NYMEX (“COMEX”); platinum traded on NYMEX and silver traded on COMEX. The Bloomberg Precious Metals

Subindex is not directly linked to the “spot prices” of these precious metals. Futures contracts may perform very differently from the spot prices of these precious metals.

The Bloomberg Precious Metals Subindex is reported by Bloomberg L.P. under the ticker symbol “BCOMPR.”

Bloomberg Industrial Metals Subindex

The Bloomberg Industrial Metals Subindex is intended to reflect the performance of a hypothetical rolling position in the following industrial metals futures contracts: aluminum traded on the London Metals Exchange (“LME”); copper traded on COMEX; lead traded on LME; nickel traded on LME; tin traded on LME and zinc traded on LME. The Bloomberg Industrial Metals Subindex is not directly linked to the “spot prices” of these industrial metals. Futures contracts may perform very differently from the spot prices of these industrial metals.

The Bloomberg Industrial Metals Subindex is reported by Bloomberg L.P. under the ticker symbol “BCOMIN.”

Overview of the Bloomberg Commodity IndexSM

The Bloomberg Commodity IndexSM was introduced in July 1998 and is designed to be a highly liquid and diversified benchmark for commodities as an asset class. Currently, the Bloomberg Commodity IndexSM is composed of the prices of 23 exchange-traded futures contracts on 21 physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The Bloomberg Commodity IndexSM tracks futures contracts that trade on the Chicago Board of Trade, the Chicago Mercantile Exchange, COMEX, ICE Futures Europe, ICE Futures U.S., LME and NYMEX. Its component weightings are determined primarily based on liquidity data, which is the relative amount of trading activity of a particular commodity. The Bloomberg Commodity IndexSM is published by Bloomberg L.P. under the ticker symbols “BCOM” for the excess return version and “BCOMTR” for the total return version.

The single-commodity sub-indices of the Bloomberg Commodity IndexSM follow the methodology of the Bloomberg Commodity IndexSM, except that the calculation of each single-commodity sub-index utilizes the prices of only the relevant futures contracts for the applicable commodity.

Benchmark Governance, Audit and Review Structure

BISL uses two primary committees to provide overall governance and effective oversight of its benchmark administration activities:

The Product, Risk & Operations Committee (“PROC”) provides direct governance and is responsible for the first line of controls over the creation, design, production and dissemination of benchmark indices, strategy indices and fixings administered by BISL, including the Bloomberg Commodity Indices. The PROC is composed of Bloomberg personnel with significant experience or relevant expertise in relation to financial benchmarks. Meetings are attended by Bloomberg Legal & Compliance personnel. Nominations and removals are subject to review by the Benchmark Oversight Committee, as discussed below.

The oversight function is provided by Bloomberg’s Benchmark Oversight Committee (“BOC”). The BOC is independent of the PROC and is responsible for reviewing and challenging the activities carried out by the PROC. In carrying out its oversight duties, the BOC receives reports of management information both from the PROC as well as Bloomberg Legal & Compliance members engaged in second level controls.

On a quarterly basis, the PROC reports to the BOC on governance matters, including but not limited to client complaints, the launch of new benchmarks, operational incidents (including errors and restatements), major announcements and material changes concerning the benchmarks, the results of any reviews of the benchmarks (internal or external) and material stakeholder engagements.

BISL’s index administration is also subject to Bloomberg’s compliance function, which periodically reviews various aspects of its businesses in order to determine whether it is adhering to applicable policies and procedures and to assess whether applicable controls are functioning properly. In addition, Bloomberg may from time to time appoint an independent external auditor with appropriate experience and capability to review adherence to benchmark regulation. The frequency of such external reviews will depend on the size and complexity of the operations and the breadth and depth of the index use by stakeholders.

The composition of the Bloomberg Commodity IndexSM is rebalanced by BISL each year pursuant to the established procedures by index managers operating within the PROC governance body under the oversight of the BOC oversight function. Any material deviations or changes from established procedures are subject to review by such bodies. In addition, to the extent practicable, BISL may solicit stakeholder feedback, including by means of an index advisory council. Once approved, the new composition of the Bloomberg Commodity IndexSM is publicly announced and takes effect in the month of January immediately following the announcement.

Designated Contracts for Each Commodity

One or more futures contracts known as a “Designated Contract” is selected by BISL for each commodity available for inclusion in the Bloomberg Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract.

Calculations

The excess return version of the Bloomberg Commodity IndexSM and its single-commodity subindices is calculated by BISL by applying the impact of the changes to the applicable futures prices.

The Bloomberg Commodity IndexSM Is a Rolling Index

The Bloomberg Commodity IndexSM and each single-commodity subindex is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Constituent Index Business Days (as defined below) each month according to a pre-determined schedule. This process is known as “rolling” a futures position.

A “Constituent Index Business Day” for the commodity Constituents is a day on which the sum of the weightings for the commodities included in the Bloomberg commodity Constituent that are open for trading is greater than 50%.

Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the commodity Constituents will be adjusted in the event that BISL determines that any of the following index calculation disruption events exists:

(a)	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Constituent on that day;

(b)	the settlement price of any futures contract used in the calculation of the Constituent reflects the maximum permitted price change from the previous day’s settlement price;

(c)	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Constituent; or

(d)	with respect to any futures contract used in the calculation of the Constituent that trades on the LME, a Constituent Index Business Day on which the LME is not open for trading.

License Agreement

“Bloomberg®” and the Bloomberg Commodity Indices are service marks of Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”), the administrator of the Bloomberg Commodity Indices (collectively, “Bloomberg”), and have been licensed for use for certain purposes by Citigroup.

Any securities linked to the performance of one or more Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to any such securities or any member of the public regarding the advisability of investing in securities or commodities generally or in any securities linked to the performance of one or more Bloomberg Commodity Indices particularly. The only relationship of Bloomberg to Citigroup is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity Indices, which are determined, composed and calculated by BISL without regard to Citigroup or any securities linked to the performance of one or more Bloomberg Commodity Indices. Bloomberg has no obligation to take the needs of Citigroup or the owners of any such securities into consideration in determining, composing or calculating the Bloomberg Commodity Indices. Bloomberg is not responsible for and has not participated in the determination of the timing, price, or quantities of any securities to be issued. Bloomberg shall not have any obligation or liability, including, without limitation, to customers of any securities linked to the performance of one or more Bloomberg Commodity Indices, in connection with the administration, marketing or trading of any such securities.

BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDICES OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP, OWNERS OF ANY SECURITIES LINKED TO THE PERFORMANCE OF ONE OR MORE BLOOMBERG COMMODITY INDICES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDICES OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDICES OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH ANY SECURITIES LINKED TO THE PERFORMANCE OF ONE OR MORE BLOOMBERG COMMODITY INDICES OR BLOOMBERG COMMODITY INDICES OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

Description of the iShares ETFs

General

We have derived all information contained in this index supplement regarding the Constituents in the U.S. bond Asset Class, the iShares® iBoxx® $ Investment Grade Corporate Bond ETF, the iShares® Core U.S. Aggregate Bond ETF, the iShares® TIPS Bond ETF and the iShares® iBoxx® $ High Yield Corporate Bond ETF (each, an “iShares U.S. bond Constituent”), from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Trust and BlackRock Fund Advisors, the investment adviser to the iShares U.S. bond Constituents.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares U.S. bond Constituents. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

iShares® iBoxx® $ Investment Grade Corporate Bond ETF

The iShares® iBoxx® $ Investment Grade Corporate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. dollar-denominated, investment-grade corporate bonds, which is currently the Markit iBoxx® USD Liquid Investment Grade Index. The Markit iBoxx® USD Liquid Investment Grade Index is designed to provide a broad representation of the U.S. dollar-denominated liquid investment-grade corporate bond market. The iShares® iBoxx® $ Investment Grade Corporate Bond ETF trades on NYSE Arca, Inc. under the ticker symbol “LQD.”

iShares® Core U.S. Aggregate Bond ETF

The iShares® Core U.S. Aggregate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index that measures the performance of the total U.S. investment-grade bond market, which is currently the Bloomberg U.S. Aggregate Bond Index. The Bloomberg U.S. Aggregate Bond Index includes investment-grade U.S. Treasury bonds, government-related bonds, corporate bonds, mortgage-backed pass-through securities, commercial mortgage-backed securities and asset-backed securities that are publicly offered for sale in the U.S. The iShares® Core U.S. Aggregate Bond ETF trades on NYSE Arca, Inc. under the ticker symbol “AGG.”

iShares® TIPS Bond ETF

The iShares® TIPS Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of inflation-protected U.S. Treasury bonds, which is currently the Bloomberg U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). The Bloomberg U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” The iShares® TIPS Bond ETF trades on NYSE Arca, Inc. under the ticker symbol “TIP.”

iShares® iBoxx® $ High Yield Corporate Bond ETF

The iShares® iBoxx® $ High Yield Corporate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. dollar-denominated, high yield corporate bonds, which is currently the Markit iBoxx® USD Liquid High Yield Index. The Markit iBoxx® USD Liquid High Yield Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The iShares® iBoxx® $ High Yield Corporate Bond ETF trades on NYSE Arca, Inc. under the ticker symbol “HYG.”

Description of the Citi Equity Market Tracker Indices

Overview

Citigroup Global Markets Limited is the index administrator and calculation agent of each of the Constituents in the equities Asset Class:

•	the Citi Equity US Large Cap QX Market Tracker Index;

•	the Citi Equity Eurozone Large Cap QS Market Tracker Index; and

•	the Citi Equity JN (SGX) Large Cap QS Market Tracker Index.

These equity Constituents are part of the Citi Equity Market Tracker Index family of indices.

Each of these equity Constituents (the “Citi equity Constituents”) tracks the performance of a hypothetical position, rolled quarterly, in a near-maturity equity index futures contract. The table below lists, for each Citi equity Constituent, its ticker, the Reference Futures Contract tracked by that Constituent, its Reference Underlying and the Reference Currency in which the Reference Futures Contract trades.

Constituent	Ticker	Reference Futures Contract	Reference Underlying	Reference Currency
Citi Equity US Large Cap QX Market Tracker Index	CIEQESUX	S&P 500 E-Mini Index Futures traded on the Chicago Mercantile Exchange (“CME”)	S&P 500® Index	U.S. dollar
Citi Equity Eurozone Large Cap QS Market Tracker Index	CIEQVGES	EURO STOXX 50® Index Futures traded on the Eurex Exchange (“EUREX”)	EURO STOXX 50® Index	Euro
Citi Equity JN (SGX) Large Cap QS Market Tracker Index	CIEQNIJS	Nikkei 225 (SGX) Index Futures traded on the Singapore Exchange (“SGX”)	Nikkei 225 Index	Japanese yen

The Reference Futures Contracts for the Citi equity Constituents have expiration dates in March, June, September and December of each year. Each Citi equity Constituent tracks the nearest-maturity Reference Futures Contract with an expiration date on March, June, September or December and then, as the expiration date of that Reference Futures Contract approaches, will “roll” out of the expiring contract and into the Reference Futures Contract with the next succeeding expiration date in March, June, September or December. By continually rolling out of an expiring contract and into another futures contract with a later expiration date, each Citi equity Constituent maintains continuous exposure to the applicable Reference Underlying.

The value of a Reference Futures Contract will fluctuate with changes in the level of its Reference Underlying. However, the value of a Reference Futures Contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract in the currency in which the contract trades. As discussed in more detail under “Description of the Constituents—Futures Contracts Generally” above, these factors are likely to cause a position in a Reference Futures Contract to reflect an implicit financing cost, which will lower the return on the Reference Futures Contract as compared to a direct investment in the Reference Underlying. Accordingly, we expect the performance of each Citi equity Constituent to generally reflect changes in the level of its Reference Underlying, as reduced by an implicit financing cost. We expect the implicit financing cost to rise if market interest rates in the applicable currency rise.

Two of the Citi equity Constituents track Reference Futures Contracts that are traded in foreign currencies. The levels of these Constituents reflect changes in the values of these Reference Futures Contracts in their respective Reference Currencies, without conversion into U.S. dollars. Changes in those levels are then converted into U.S. dollars as described above under “Description of the Citi Grandmaster 7 Excess Return Index—Index Calculation—Foreign currency exposure.”

Each Citi equity Constituent tracks a hypothetical investment in its Reference Futures Contract. There is no actual futures contract to which any investor is entitled or in which any investor has any ownership or other interest. Each Citi equity Constituent is merely a mathematical calculation that is performed by reference to a hypothetical position in its Reference Futures Contract.

The specific rules governing the calculation of the Citi equity Constituents are attached as Annex G to this index supplement. This description of the Citi equity Constituents is only a summary of those rules. You should understand that this summary does not describe the mathematical terms used in calculating the Citi equity Constituents, and as a result is more general than the precise mathematical formulations used to calculate the Citi equity Constituents. The Citi equity Constituents will be governed by and calculated in accordance with the mathematical and other terms set forth in Annex G to this index supplement, and not this summary. If this description of the Citi equity Constituents conflicts with the rules described in Annex G, the rules described in Annex G control.

The Citi equity Constituents launched on April 12, 2017, in the case of the Citi Equity US Large Cap QX Market Tracker Index, and on May 26, 2017, in the case of the other Citi equity Constituents. Therefore, the Citi equity Constituents have a limited performance history.

Rolling the Citi Equity Constituents

Each Citi equity Constituent aims to reflect the performance of a hypothetical rolling long position (i.e., a hypothetical position that has been bought) in a succession of futures contracts. Each Citi equity Constituent includes provisions for the replacement of the then-current Reference Futures Contract underlying that Constituent as that contract approaches expiration (also referred to as “rolling”). This replacement occurs every quarter on the applicable “Roll Date” for each Constituent set forth in the table below.

Citi Equity Constituent	Roll Date (Number of Constituent Index Business Days Prior to Expiration Date of Reference Futures Contract)
Citi Equity US Large Cap QX Market Tracker Index	5
Citi Equity Eurozone Large Cap QS Market Tracker Index	2
Citi Equity JN (SGX) Large Cap QS Market Tracker Index	2

A “Constituent Index Business Day” is, with respect to each Citi equity Constituent, each day which is a Scheduled Trading Day for each of the relevant Related Exchanges.

A “Scheduled Trading Day” means, in respect of each Exchange and each relevant Related Exchange, any day on which such exchange is scheduled to be open for its regular trading session, including any “partial trading day” however described as so designated from time to time by the Exchange or Related Exchange, except in the case of the Citi Equity JN (SGX) Large Cap QS Market Tracker Index (as to which partial trading days are not Scheduled Trading Days).

The “Exchange” and “Related Exchanges” for each Constituent are set forth in the table below and include any successor to such Exchange or Related Exchange, and the term “Exchange” includes any substitute trading venue to which trading in the Reference Futures Contract has temporarily relocated, provided that, in the determination of the index calculation agent for the Constituent, there is comparable liquidity in such contract on such temporary substitute trading venue as on the original trading venue.

Citi Equity Constituent	Exchange	Related Exchanges
Citi Equity US Large Cap QX Market Tracker Index	CME	New York Stock Exchange (“NYSE”), CME
Citi Equity Eurozone Large Cap QS Market Tracker Index	EUREX	Xetra, EUREX
Citi Equity JN (SGX) Large Cap QS Market Tracker Index	SGX	Tokyo Stock Exchange,

SGX

Calculation of the Level of the Citi Equity Constituents

The official closing level of each Citi equity Constituent is calculated on each Constituent Index Business Day based on the Fixing Price of the Reference Futures Contract on that Constituent Index Business Day.

The “Fixing Price” means:

(a)	for the Reference Futures Contract underlying the Citi Equity US Large Cap QX Market Tracker Index on any Scheduled Trading Day, the first traded price of the Reference Futures Contract observed on the relevant Exchange after 4:00 p.m. New York time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page, except that if such Scheduled Trading Day is a “partial trading day” however described as so designated from time to time by the relevant Exchange, then the Fixing Price for such Scheduled Trading Day will be the first traded price of the Reference Futures Contract observed on the relevant Exchange after 1:00 p.m. New York time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page;

(b)	for the Reference Futures Contract underlying the Citi Equity Eurozone Large Cap QS Market Tracker Index on any Scheduled Trading Day or “partial trading day” however described as so designated from time to time by the relevant Exchange, the daily settlement price for such Reference Futures Contract, as published or otherwise made available by the relevant Electronic Page; and

(c)	for the Reference Futures Contract underlying the Citi Equity JN (SGX) Large Cap QS Market Tracker Index on any Scheduled Trading Day, the daily settlement price for such Reference Futures Contract, as published or otherwise made available by the relevant Electronic Page.

Citi Equity Constituent	Electronic Page (Bloomberg)
Citi Equity US Large Cap QX Market Tracker Index	ESA
Citi Equity Eurozone Large Cap QS Market Tracker Index	VGA
Citi Equity JN (SGX) Large Cap QS Market Tracker Index	NIA

The “Electronic Page” means, in respect of a Constituent, (a) the electronic page indicated in the table above or (b) any successor electronic page or source that has been designated by either (i) the sponsor of the original electronic page or source; or (ii) the relevant information vendor or provider of the original electronic page or source; or (c) any alternative electronic page or source that may be designated by Citigroup Global Markets Limited, provided that such electronic page or source is widely recognized by participants in the relevant market.

Adjustment Events

If an Adjustment Event occurs with respect to the Reference Futures Contract for a Citi equity Constituent (the “Affected Contract”), then:

1.	the calculation agent of the affected Constituent may suspend the calculation, publication and dissemination of such Constituent and its level until the first succeeding Constituent Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

2.	the calculation agent of the affected Constituent may replace the Affected Contract with a replacement contract which has substantially similar characteristics to the Affected Contract, having regard to the manner in which the Affected Contract is used in the calculation of such Constituent, in which case the calculation agent will:

a.	determine the effective date of such replacement; and

b.	make such adjustment(s) to the Constituent rules as it determines appropriate to account for the effect on such Constituent; and/or

3.	Citigroup Global Markets Limited may discontinue and cancel such Constituent.

An “Adjustment Event” with respect to any Reference Futures Contract means each of the following:

1.	ETD Contract Cancellation; and

2.	ETD Contract Modification.

An “ETD Contract Cancellation” shall mean, with respect to any relevant Reference Futures Contract, trading in such Reference Futures Contract is permanently discontinued on the Exchange.

An “ETD Contract Modification” shall mean, with respect to any relevant Reference Futures Contract, the Exchange makes a material change to either:

1.	the content, composition or constitution of such Reference Futures Contract; or

2.	the formula for and method of calculating the settlement price of such Reference Futures Contract.

Cancellation of a Citi Equity Constituent

Citigroup Global Markets Limited may discontinue and cancel any Citi equity Constituent at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication, and dissemination of any Citi equity Constituent or its level.

Disrupted Days

If any Constituent Index Business Day is a Disrupted Day for any Affected Contract of any Citi equity Constituent (the “Affected Constituent”) then the calculation agent of the Constituent may:

(a) publish its good faith estimate of the Constituent level for the Affected Constituent and such Constituent Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Affected Contract affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(b) suspend the calculation, publication and dissemination of the Affected Constituent and the Constituent level for the Affected Constituent until the first succeeding Constituent Index Business Day which is not a Disrupted Day for the Affected Contract.

If a scheduled Roll Date is a Disrupted Day for the relevant Reference Futures Contract, then the Roll Date will be postponed until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any relevant Reference Futures Contract.

A “Disrupted Day” means any Scheduled Trading Day on which an Exchange Disruption occurs or is continuing with respect to the relevant Reference Futures Contract.

An “Exchange Disruption” means, with respect to any relevant Reference Futures Contract:

1.	a relevant Related Exchange fails to open for trading during its regular trading session; or

2.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any suspension or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on any relevant Related Exchange; or

3.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any other event (other than an event described below in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on any relevant Related Exchange to effect transactions on that Related Exchange; or

4.	the closure on any Scheduled Trading Day of any relevant Related Exchange prior to the relevant Scheduled Closing Time (on that relevant Related Exchange) at least one hour prior to the earlier of the actual closing for the regular trading session of the relevant Related Exchange on such day and the deadline for the submission of orders to be entered into the Related Exchange system for execution at the relevant Scheduled Closing Time (on that relevant Related Exchange) on such day; or

5.	the settlement price of such Reference Futures Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s settlement price on any relevant Related Exchange; or

6.	the settlement price of such Reference Futures Contract is not published or otherwise made available by or on behalf of any relevant Related Exchange.

“Scheduled Closing Time” means, with respect to any Scheduled Trading Day and a Related Exchange, the scheduled weekday closing time on such Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Related Exchange.

Corrections

If the price of any Reference Futures Contract for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of a Citi equity Constituent, is subsequently corrected, and the corrected price (the “Corrected Price”) is published by or on behalf of such person or entity within 2 Constituent Index Business Days, then such Corrected Price shall be deemed to be the price for such Reference Futures Contract for the relevant time on the relevant day. The calculation agent for the applicable equity Constituent may, but will not be obliged to, make appropriate adjustments to the level of the applicable Constituent for such day.

Regulatory Events

“Regulatory Event” shall mean, with respect to a Citi equity Constituent, that, owing to any applicable law or regulation or policy, the calculation agent for the Citi equity Constituent determines that either:

1.	A hypothetical broker-dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of the Reference Futures Contract depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of the Reference Futures Contract depends;

2.	Citigroup Global Markets Limited is not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of the Reference Futures Contract depends.

Following the occurrence of a Regulatory Event, the calculation agent of the applicable Citi equity Constituent will determine whether or not such occurrence has a material effect on such Constituent.

1.	If the calculation agent determines that such occurrence has a material effect on such indices, then the calculation agent will inform Citigroup Global Markets Limited of such determination and either:

a.	Citigroup Global Markets Limited will follow the procedures it has established, subject to the oversight of the Index Governance Committee (as defined below), to amend such Constituent; or

b.	Citigroup Global Markets Limited may discontinue and cancel such Constituent.

2.	If Citigroup Global Markets Limited determines that such occurrence does not have a material effect on such Constituent, then with effect from (and including) a date designated by Citigroup Global Markets Limited or the calculation agent:

a.	The Reference Futures Contract affected by such Regulatory Event will be removed from the applicable Constituent (the “Removed Contract”); and

b.	the calculation agent will replace the Removed Contract with a replacement contract which has substantially similar characteristics to the Removed Contract, having regard to the manner in which the Removed Contract is used in the calculation of the applicable Constituent, in which case the calculation agent will:

i.	determine the effective date of such replacement; and

ii.	make such adjustment(s) to the applicable Constituent rules as it determines appropriate to account for the effect on such Constituent of such replacement.

Ambiguities, Errors and Omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. Citigroup Global Markets Limited will resolve, using Expert Judgment (as defined below), any such ambiguity, error or omission, and may amend the rules of the Citi equity Constituents to reflect the resolution of such ambiguity, error or omission.

Expert Judgment

Each of Citigroup Global Markets Limited and the calculation agent for the Citi equity Constituents, as relevant, will exercise any discretion and make any determination in respect of the Citi equity Constituents by using a standard of judgement (“Expert Judgment”) which will consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Constituents and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of the Citi equity Constituents and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, Citigroup Global Markets Limited will be subject to the oversight of the “Index Governance Committee,” whose role is described below. In using Expert Judgment to exercise any discretion or to make any determination, the calculation agent for the Citi equity Constituents will be subject to the oversight of Citigroup Global Markets Limited. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

Citigroup Global Markets Limited has ultimate control over the development, the operation and the publication of the Citi equity Constituents, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than Citigroup Global Markets Limited, Citigroup Global Markets Limited has overall responsibility for all parts of the Index Activity.

Citigroup Global Markets Limited maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures and (2) conducting an annual review of each Citi equity Constituent to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Descriptions of the Equity Reference Underlyings

This section contains descriptions of the Reference Underlyings for each of the Citi equity Constituents.

S&P 500® Index

We have derived all information contained in this index supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P 500® Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Index.

The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

Index Composition

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets.

Composition of the S&P 500® Index

Additions to the S&P 500® Index are evaluated based as follows:

•	Domicile. The company should be a U.S. company, meaning a company that has the following characteristics:

o	the company should file 10-K annual reports;

o	the U.S. portion of fixed assets and revenues should constitute a plurality of the total but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, S&P Dow Jones may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

o	the primary listing must be on an eligible U.S. exchange as described under “—Exchange Listing” below.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a domicile of convenience or another location chosen for tax-related reasons, S&P Dow Jones normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the S&P Dow Jones’s U.S. index committee.

•	Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets.

•	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations, including equity and mortgage real estate investment trusts (“REITs”), and common stock (i.e., shares). Ineligible organizational structures and share types include, but are not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purposes acquisition companies, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts.

As of July 2017, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change.

•	Market Capitalization. The total company market capitalization should be within a specified range for the S&P 500® Index. This range is reviewed quarterly and updated as needed to ensure it reflects current market conditions. A company meeting the total company market capitalization criteria is also required to have a security level float-adjusted market capitalization (“FMC”) that is at least 50% of the S&P 500® Index’s total company level minimum market capitalization threshold. For spin-offs, index membership eligibility is determined using when-issued prices, if available.

•	Liquidity. A float-adjusted liquidity ratio (“FALR”), defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools) across all venues (including historical values), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for initial public offerings (“IPOs”) or spin-offs that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized. The price, shares outstanding and IWF (as defined below) as of the evaluation date are used to calculate the FMC. The evaluation date is the open of trading on the day prior to the announcement date. The stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date. The FALR must be greater than or equal to 1.0 at the time of addition to the S&P 500® Index. Current index constituents have no minimum requirement.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity REITs, financial viability is based on GAAP earnings and/or funds from operations, if reported.

•	Treatment of IPOs. IPOs should be traded on an eligible exchange for at least 12 months before being considered for addition to the S&P 500® Index. For former special purpose acquisition companies (“SPACs”), S&P Dow Jones considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the S&P 500® Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in the S&P 500® Index.

•	Sector Classification. The company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each Global Industry Classification Standard sector’s weight in the S&P 500® Index with its weight in the S&P Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted market capitalization-weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

Companies that migrate from an ineligible exchange, emerge from bankruptcy, are newly designated to be domiciled in the U.S. for index purposes by S&P Dow Jones or convert from an ineligible share or organizational type to an eligible type do not need to trade on an eligible U.S. exchange for 12 months before being considered for addition to the S&P 500® Index.

Current constituents of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index (each, an “S&P Composite 1500® Component Index”) can be migrated from one S&P Composite 1500® Component Index to another provided they meet the total company level market capitalization eligibility criteria for the new index. Migrations from one S&P Composite 1500® Component Index to another do not need to meet the financial viability, liquidity or 50% of the respective index’s total company level minimum market capitalization threshold criteria.

Companies that are spun-off from current index constituents do not need to meet the outside addition criteria, but they should be considered U.S. domiciled for index purposes and have a total market cap representative of the S&P 500® Index.

Removals from the S&P 500® Index are evaluated based as follows:

•	Companies that are involved in mergers, acquisitions or significant restructuring such that they no longer meet the eligibility criteria. Companies delisted as a result of merger, acquisition or other corporate action are removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the S&P 500® Index until trading resumes, at the discretion of S&P Dow Jones’s U.S. index committee. If a stock is moved to Pink Sheets or the OTC Bulletin Board, the stock is removed.

Any company that is removed from the S&P 500® Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its index removal date before being screened for the eligibility criteria.

•	Companies that substantially violate one or more of the addition criteria. S&P Dow Jones believes turnover in index membership should be avoided when possible. At times, a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P 500® Index, not for continued membership. As a result, the S&P 500® Index constituent that appears to violate criteria for addition to that index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from the S&P 500® Index, S&P Dow Jones explains the basis for the removal.

Calculation of the S&P 500® Index

The S&P 500® Index is a float-adjusted market capitalization-weighted index. On any given day, the index value of the S&P 500® Index is the total float-adjusted market capitalization of the S&P 500® Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the S&P 500® Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude shares that are held by other publicly traded companies, government agencies or certain types of strategic shareholders from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term strategic shareholders, who often have interests such as maintaining control rather than securing the shorter-term economic fortunes of the company. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital and special equity firms, asset managers and insurance companies with direct board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P 500® Index.

Divisor. Continuity in index values of the S&P 500® Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the S&P 500® Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of the S&P 500® Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of the S&P 500® Index. The divisor of the S&P 500® Index is adjusted such that the index value of the S&P 500® Index at an instant just prior to a change in base capital equals the index value of the S&P 500® Index at an instant immediately following that change.

Maintenance of the S&P 500® Index

Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’s U.S. index committee.

Quarterly Update. Share counts are updated to the latest publicly available filings on a quarterly basis. IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless of whether there is an associated share change.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rule. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period, all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’s U.S. index committee’s discretion.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the market capitalization of the S&P 500® Index causes a divisor adjustment.

Deletion

The weights of all stocks in the S&P 500® Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the market capitalization of the S&P 500® Index.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the S&P 500® Index. The change to the market capitalization of the S&P 500® Index causes a divisor adjustment.

Corporate Action	Treatment
Split/reverse split	Shares outstanding are adjusted by the split ratio. Stock price is adjusted by the split ratio. There is no change to the market capitalization of the S&P 500® Index and no divisor adjustment.
Spin-off

Generally, the spin-off is added to the S&P 500® Index on the ex-date at a price of zero and will remain in the S&P 500® Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

However, if the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being deleted is reinvested across all the index components proportionally such that the relative weights of all index components are unchanged. The net change in the market capitalization of the S&P 500® Index will cause a divisor change.

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the S&P 500® Index. A net change to the market capitalization of the S&P 500® Index causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the S&P 500® Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to the S&P 500® Index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the market capitalization of the S&P 500® Index causes a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption that the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in the market capitalization of the S&P 500® Index causes a divisor adjustment.

Governance of the S&P 500® Index

The S&P 500® Index is maintained by S&P Dow Jones’s U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P 500® Index to the market, companies that are being considered as candidates for addition to the S&P 500® Index and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

Nikkei 225 Index

We have derived all information contained in this index supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei 225 Index is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225 Index. The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

All 225 Nikkei Underlying Stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The level of the Nikkei 225 Index is calculated based on the prices of its constituent stocks in Japanese yen, without conversion into U.S. dollars.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed annually (the “periodic review”) in accordance with the following rules with a base date at the end of July, and results of the review are applied on the first trading day in October. Results of the review become effective on the first trading day of October, and the maximum number of Nikkei Underlying Stocks that can be affected is three, excluding any Nikkei Underlying Stock affected by corporate reorganization near the time of periodic review. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei Inc. determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE Prime Market. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by volume in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others, and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Telecommunications;

•	Financials — Banks, Other Financial Services, Securities and Insurance;

•	Consumer Goods — Fishery, Food, Retail and Services;

•	Materials — Mining, Textiles & Apparel, Paper & Pulp, Chemicals, Petroleum, Rubber, Ceramics, Steel, Nonferrous Metals and Trading Companies;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

•	Transportation/Utilities — Railway & Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks that meet the following criteria will be deleted from the Nikkei 225 Index: designation as “securities to be delisted” or “securities on alert,” delisting due to corporate restructuring such as merger, share exchange or share transfer, or transfer to a market other than the TSE Prime Market.

A constituent designated as a “security under supervision” remains a constituent at the time of designation. However, Nikkei Inc. may replace such constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent (e.g. the probability of delisting is extremely high).

When a Nikkei Underlying Stock is deleted from the Nikkei 225 Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the time of the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

A Nikkei Underlying Stock may be delisted when it establishes a parent company through a share transfer or becomes a subsidiary of an unlisted company through a share exchange. If a new parent company is deemed to be succeeding the business of the delisted company, such new parent company may become a Nikkei Underlying Stock if it becomes listed. In such case, during the period between the delisting of the original company and the listing of the new succeeding company, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks.

Calculation of the Nikkei 225 Index

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor for such Nikkei Underlying Stock (a “PAF”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 5 seconds.

The PAF of a Nikkei Underlying Stock will equal 1 if the per share price of such Nikkei Underlying Stock does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. If the per share price of a Nikkei Underlying Stock exceeds 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks, the PAF for such Nikkei Underlying Stock will be calculated in intervals of 0.1 (rounded down) and will equal the highest possible value that, when multiplied by the per share price of such Nikkei Underlying Stock, does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. PAFs are evaluated annually on the base date at the end of July.

In order to maintain continuity of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable PAF and divided by the new divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

EURO STOXX 50® Index

We have derived all information contained in this index supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited. The EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50® Index.

The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The EURO STOXX 50® Index was created by STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial EURO STOXX 50® Index value of 1,000 on December 31, 1991.

The level of the EURO STOXX 50® Index is calculated based on the prices of its constituent stocks in euros, without conversion into U.S. dollars.

Index Composition

The EURO STOXX 50® Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on the major exchanges of certain Eurozone countries. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The euro price return version of the EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the EURO STOXX® 50 Index includes the top 60% of the free float market capitalization of each of the 20 EURO STOXX® Supersector indices and all current EURO STOXX® 50 Index component stocks. All the stocks on the selection list are ranked in terms of free float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the EURO STOXX® 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

Index Maintenance

The composition of the EURO STOXX 50® Index is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of the EURO STOXX 50® Index is also reviewed monthly and components that rank 75 or below are replaced and non-component stocks that rank 25 or above are added.

In addition, changes to country classification and listing are effective as of the next quarterly review. At that time, the EURO STOXX 50® Index is adjusted accordingly to remain consistent with its country membership rules by deleting the company where necessary.

The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect the EURO STOXX 50® Index’s composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

To maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free float factors for each component stock used to calculate the EURO STOXX 50® Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

Index Calculation

The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of the EURO STOXX 50® Index can be expressed as follows:

Index =	free float market capitalization of the EURO STOXX 50® Index divisor

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products, for each component stock, of the price, number of shares, free float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the EURO STOXX 50® Index as of the time the EURO STOXX 50® Index is being calculated. The weighting cap factor limits the weight of each component stock within the EURO STOXX® 50 Index to a maximum of 10% at the time of each review.

The free float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than 5% and whose holding is of a long-term nature are excluded from the calculation of the EURO STOXX 50® Index, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of the values of the EURO STOXX 50® Index despite changes due to corporate actions. The following is a summary of the adjustments to any component stock of the EURO STOXX 50® Index made for corporate actions and the effect of such adjustment on the divisor of the EURO STOXX 50® Index, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

Adjusted price = closing price – dividend announced by the company × (1 – withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split: Adjusted price = closing price × A / B New number of shares = old number of shares × B / A Divisor: unchanged

(3) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

In case the share increase is greater than or equal to 100% (B / A ≥ 1), the adjustment of the shares and weight factors are delayed until the new shares are listed.

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New number of shares = old number of shares × (A + B) / A

Divisor: increases

(4) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: unchanged	(5) Stock dividend (from treasury stock): Adjusted only if treated as extraordinary dividend. Adjusted close = close – close × B / (A + B) Divisor: decreases
(6) Stock dividend (from redeemable shares): Adjusted only if treated as extraordinary dividend. Adjusted close = close - close × B / (A + B) Divisor: decreases	(7) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases

(8) Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(9) Repurchase of shares / self-tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(10) Spin-off: Adjusted price = (closing price × A – price of spun-off shares × B) / A Divisor: decreases

(11) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C)

+ B) × (1 + C / A)) / A Divisor: increases	× (1 + B / A)) Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

(12) Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.	(13) Free float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase or holding of the Notes that (a) it is not a Plan and its purchase and holding of the Notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Notes shall be required to represent (and deemed to have represented by its purchase of the Notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Notes are contractual financial instruments. The financial exposure provided by the Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Notes. The Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Notes.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Notes if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Notes by the account, plan or annuity.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Purchasers of notes at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

We will not attempt to ascertain whether any issuer of any shares that underlie the Index (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the notes. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer of the Underlying Equity is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this index supplement, changes to any of which subsequent to the date of this index supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes as debt instruments for U.S. federal income tax purposes, and the discussion herein is based on this treatment. With respect to notes with a term of longer than one year (calculated as described below), the applicable pricing supplement will specify whether we intend to treat such notes as “variable rate debt instruments” or as “contingent payment debt instruments,” each as discussed below.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Event.”

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Short-Term Notes

The following discussion applies only to notes with a term of one year or less (from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms) (“short-term notes”). Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the relevant Valuation Date(s) in respect of a payment. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a taxable disposition (including a sale, exchange, early redemption or retirement) of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in the note should equal the amount you paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. If you sell a short-term note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the relevant Valuation Date(s) in respect of the payment. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to notes treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”) and that provide for stated interest at a single variable rate. The treatment of other VRDIs will be addressed in the applicable pricing supplement.

Stated interest on a VRDI will be treated as “qualified stated interest” (“QSI”) and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. If the stated principal amount of a VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as “original issue discount” (“OID”) that you must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income.

Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued QSI, which will be treated as described above) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI and reduced by any payments other than QSI you received. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date, and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. As described above, the amount you are treated as receiving upon a disposition of a CPDI, whether at or prior to maturity, will be reduced by any carryforward of a net negative adjustment. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not treated as miscellaneous itemized deductions. The deductibility of capital losses is, however, subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding this reporting obligation.

Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax adviser regarding the application of these rules.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Subject to the possible application of Section 897 of the Code (see “FIRPTA” below) and the discussions below under “—Dividend Equivalents Under Section 871(m) of the Code” and “FATCA,” you generally will not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a sale or other taxable disposition of a note, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person.

If you are engaged in a U.S. trade or business, and if income from the notes is effectively connected with your conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2025, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2025 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

Delta is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose at the time of the significant modification, in which case the notes could become Specified ELIs at that time.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2025 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the applicable pricing supplement will generally state the estimated amounts.

Depending on the terms of a note and whether or not it is issued prior to 2025, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Prospective purchasers of the notes should consult their tax advisers regarding the potential application of Section 871(m) to a particular note and, if withholding applies, whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for a Non-U.S. Holder to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any issuer of the Underlying Equity should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a note that is treated as a debt obligation for U.S. federal estate tax purposes generally will be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding or income tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account the elimination of such U.S. federal withholding tax due to the application of an income tax treaty). If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the notes.

Possible Taxable Event

A change in the methodology by which the Index is calculated, a change in the components of the Index, the designation of a Successor Index, an assumption of the notes (as discussed in the paragraph below) or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable are determined on the notes could result in a “significant modification” of the affected notes.

As provided in the accompanying prospectus under “Description of Debt Securities — Citigroup Guarantees,” our obligations under the notes may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the notes pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the notes and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the notes as a significant modification.

A significant modification of the notes would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Information Reporting and Backup Withholding

Payments on the notes, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest on the notes and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of the notes, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

© 2022 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

ANNEX A

DERIVED INDICES METHODOLOGY

Citi Grandmaster US ETF Core Index

Derived Indices
Citi Grandmaster VC5 US ETF Core
Citi Grandmaster 5 Excess Return Index
Citi Grandmaster VC7 US ETF Core
Citi Grandmaster 7 Excess Return Index
Index Conditions
Citi Investment Strategies
21 September 2022

Part A:	Introduction

This document constitutes the “Index Conditions” in respect of the following indices (each, an “Index”), which are derived from the Citi Grandmaster USD Dynamic Core Index (the “Underlying Index”).

	Name of Index	Short Name	Index Ticker
(1)	Citi Grandmaster VC5 US ETF Core Index	VC 5 Core Index	CIMAMST5
(2)	Citi Grandmaster 5 Excess Return Index	VC 5 Index	CITIMAS5
(3)	Citi Grandmaster VC7 US ETF Core Index	VC 7 Core Index	CIMAMST7
(4)	Citi Grandmaster 7 Excess Return Index	VC 7 Index	CITIMAS7

Each Index may be referred to in these Index Conditions by its short name (as specified above under the heading “Short Name”).

For the avoidance of doubt, references in these Index Conditions to “the Index” or “an Index” shall be references to each of the Indices.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part G (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part I (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions comprise the following Parts.

Part A	Introduction
Part B	Key Information
Part C	Overview of the Index
Part D	Data Tables
Part E	Determination of the Index Level and the Index Published Level, and supplementary calculations and determinations
Part F	Adjustments, disruption and cancellation
Part G	Definitions
Part H	Risk Factors
Part I	Miscellaneous
Part J	Notices

Each of the following types of index (each such index, a “Derived Index”) may be derived from a base index, whether the base index is the Underlying Index specified below or another index which is itself a Derived Index:

(1)	an index whose level is adjusted to include fees (a “Fee Inclusive Index”); or
(2)	an index which targets a particular level of volatility (a “Volatility Target Index”).

Table of Indices

Each of the following Indices is a Volatility Target Index which is derived from the relevant Underlying Index.

	Index	Underlying Index	Underlying Index Ticker	Volatility Target	Maximum Exposure
(1)	VC 5 Core Index	Citi Grandmaster US ETF Core Index	CIMAMSTU	5%	150%
(2)	VC 7 Core Index	Citi Grandmaster US ETF Core Index	CIMAMSTU	7%	200%

Each of the following Indices is a Fee Inclusive Index which is derived from the relevant Base Index.

	Index	Base Index
(3)	VC 5 Index	VC 5 Core Index
(4)	VC 7 Index	VC 7 Core Index

The Index Conditions of the Underlying Index are available from the Index Administrator.

References in these Index Conditions to “a Volatility Target Index” or “the Volatility Target Index” are references to each of the Volatility Target Indices.

References in these Index Conditions to “a Fee Inclusive Index” or “the Fee Inclusive Index” are references to each of the Fee Inclusive Indices.

Part B:	Key Information

Index Administrator:	Citigroup Global Markets Limited.
Index Calculation Agent:	Citigroup Global Markets Limited.
Index Business Day:	The same business days as specified for the purposes of the Underlying Index.
Index Publication Day:	The same business days as specified for the purposes of the Underlying Index.
Frequency of calculation of the Index Level:	Daily, on each Index Publication Day.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C:	Overview of the Index

Calculation

1.	CALCULATION OF THE INDEX
Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent in respect of each Index Publication Day. The Index Level in respect of each Index Publication Day shall be published on the Index Ticker, generally on the same Index Publication Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index in respect of the relevant day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time in respect of any Index Publication Day, or in respect of any other day, in each case with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each day are set out in Part E (Determination of the Index Level and the Index Published Level, and supplementary calculations and determinations) below.
2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT
The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be the Index Administrator or one of its Affiliates.

Part D:	Data Tables

Volatility Target Index

Each Volatility Target Index

Index Launch Date:	2 August 2022.

Index Start Date:	5 October 2001.

Index Start Level:	100.

Index Base Currency:	USD.

Rounding:	4.

Base Index:	The relevant Underlying Index, as specified in respect of such Index in the Table of Indices on page 4.

Base Index Rounding:	4.

Base Index Start Date:	4 June 2001.

Volatility Target:	As specified in respect of such Index in the Table of Indices on page 4.

Exposure Lag:	2.

Notional Lag:	2.

Unit Lag:	2.

Return Lag:	2.

Daily Leverage Check:	Applicable.

Threshold:	5%.

Threshold Type:	Absolute.

Maximum Exposure:	As specified in respect of such Index in the Table of Indices on page 4.

Minimum Exposure:	0%.

Exposure Basis:	Current Composition.

VAF:	Not applicable.

Enhanced Volatility Control:	Applicable.

Risky Asset:	Each constituent of the Base Index which is contained in the Equity Asset Class (as defined in the terms and conditions of the Base Index).

Base Index Percentage Weight:	The percentage determined as the “Basket Percentage Weight” in accordance with the terms and conditions of the Base Index.

Volatility Reference Index:	CBOE Volatility Index® (VIX®).

Volatility Stress Barrier:	7.25%.

Volatility Stress Level:	10%.

Observation Period:	Not applicable.

lST:	0.933033.

lLT:	0.982821.

Observation PeriodST:	20.

Observation PeriodLT:	80.

Transaction Cost Type:	Dynamic.

Transaction Cost:	Not applicable.

Relevant Exchange:	The Relevant Exchanges for all the Constituents of the Underlying Index.

Days In Year:	252.

Annualising Method:	Business Days.

Fee Inclusive Index

Each Fee Inclusive Index

Index Launch Date:	2 August 2022.

Index Start Date:	5 October 2001.

Index Start Level:	100.

Index Base Currency:	USD.

Rounding:	4.

Base Index:	As specified in respect of such Index in the Table of Indices on page 4.

Base Index Rounding:	4.

Fee:	0.50%.

Day Count Fraction:	Actual/365.

Part E:	Determination of the Index Level and the Index Published Level, and supplementary calculations and determinations

1.	INDEX LEVEL
1.1	The Index Level on the Index Start Date
The Index Level in respect of the Index Start Date shall be the Index Start Level.
1.2	The Index Level on each Index Publication Day following the Index Start Date
The Index Level in respect of each Index Publication Day “pd” (following the Index Start Date) shall be:
(1)	if the Index is a Volatility Target Index, the Volatility Target Index Level in respect of pd; or
(2)	if the Index is a Fee Inclusive Index, the Fee Inclusive Index Level in respect of pd.
2.	INDEX PUBLISHED LEVEL
The Index Published Level in respect of each Index Publication Day “pd” shall be an amount determined by the Index Calculation Agent equal to the Index Level for pd rounded to the Rounding number of decimal places. If no Rounding number of decimal places is specified, then the Index Published Level on pd shall be an amount determined by the Index Calculation Agent for pd in accordance with paragraph 1.2 of Part I (Miscellaneous).

3.	BASE INDEX LEVEL
The Base Index Level in respect of an Index Publication Day “pd” shall be the closing level of the Base Index in respect of pd determined by the Index Calculation Agent with reference to either (1) if the Base Index is the Underlying Index, the Underlying Index Ticker; or (2) if the Base Index is a Derived Index, the determinations made by the Index Calculation Agent under these Index Conditions, rounded (if a Base Index Rounding number of decimal places is specified) to the Base Index Rounding number of decimal places.
Where both (1) a Rounding number of decimal places is specified in respect of a Base Index which is a Derived Index (the “Relevant Base Index”); and (2) a Base Index Rounding number of decimal places is specified for the purposes of another Derived Index (of which such Relevant Base Index is the Base Index) (the “Relevant Derived Index”), and such numbers of decimal places differ, for the avoidance of doubt such Base Index Rounding number of decimal places shall be used for the purposes of using the Base Index Level of such Relevant Base Index for the purposes of determining the Relevant Derived Index.

Volatility Target Index

1.	VOLATILITY TARGET INDEX LEVEL
The Volatility Target Index Level in respect of each Index Publication Day “pd” (following the Index Start Date) shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
VTILpd	=	the Volatility Target Index Level in respect of pd.
VTILd-1	=	the Volatility Target Index Level in respect of the Index Business Day immediately preceding pd.
Unitsd-1	=	the Number of Units in respect of the Index Business Day immediately preceding pd.
The Number of Units is determined in accordance with paragraph 2 below.
BILpd	=	the Base Index Level in respect of pd.
BILd-1	=	the Base Index Level in respect of the Index Business Day immediately preceding pd.
VTCd-1	=	the Volatility Target Cost in respect of the Index Business Day immediately preceding d.
The Volatility Target Cost is determined in accordance with paragraph 8 below.

2.	NUMBER OF UNITS
“Number of Units” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:
Unitsd = Expected_Unitsd−UnitLag
where:
Unitsd	=	the Number of Units in respect of d.
Expected_Unitsd-UnitLag	=	the Expected Number of Units in respect of the Index Business Day which is Unit Lag number of Index Business Days immediately preceding d.

3.	EXPECTED NUMBER OF UNITS
“Expected Number of Units” shall mean, in respect of an Index Business Day “d” either:

(1)	(if the Index Business Day, which is Unit Lag number of Index Business Days immediately following d, is a Trading Day) then either:
(a)	if either:
(i)	(A) Daily Leverage Check is Applicable; and (B) the Exposure in respect of the Index Business Day which is (Exposure Lag – Unit Lag) number of Index Business Days prior to d is not the same as the Exposure in respect of the Latest Unit Change Date in respect of the Index Business Day (“d-1”) immediately preceding d; or
(ii)	Daily Leverage Check is Not Applicable,
an amount determined by the Index Calculation Agent in accordance with the formula set out below:

And the “Latest Unit Change Date” in respect of d shall be set equal to the Index Business Day falling (Exposure Lag – Unit Lag) number of Index Business Days prior to d, as set out in the formula below:
Latest Unit Change Dated = d − (Exposure Lag − Unit Lag)
where:
Expected_Unitsd	=	the Expected Number of Units in respect of d.
VTILd-NotionalLag+UnitLag	=	in respect of any Index Business Day, the Volatility Target Index Level in respect of the Index Business Day which is (Notional Lag minus Unit Lag) number of Index Business Days prior to d, or if such Index Business Day falls before the Index Start Date, an amount equal to the Index Start Level.
Exposured-ExposureLag+UnitLag	=	the Exposure in respect the Index Business Day which is (Exposure Lag minus Unit Lag) number of Index Business Days prior to d.
The Exposure is determined in accordance with paragraph 4 below.
BILd	=	the Base Index Level in respect of d.
Latest Unit Change Dated	=	the Latest Unit Change Date in respect of d.

d – (Exposure Lag – Unit Lag)	=	the Index Business Day falling (Exposure Lag – Unit Lag) number of Index Business Days prior to d.
or

(b)	(otherwise) an amount equal to the Number of Units in respect of the Index Business Day immediately preceding d, as set out in the formula below:
Expected_Unitsd = Expected_Unitsd−1
And the “Latest Unit Change Date” in respect of d shall be set equal to the Latest Unit Change Date in respect of the Index Business Day immediately preceding d, as set out in the formula below:
LatestUnitChangeDated = LatestUnitChangeDated−1
where:
Expected_Unitsd	=	the Expected Number of Units in respect of d.
Expected_Unitsd-1	=	the Expected Number of Units in respect of the Index Business Day immediately preceding d.
Latest Unit Change Dated	=	the Latest Unit Change Date in respect of d.
Latest Unit Change Dated-1	=	the Latest Unit Change Date in respect of the Index Business Day immediately preceding d.
or

(2)	(otherwise) an amount equal to the Number of Units in respect of the Index Business Day immediately preceding d; as set out in the formula below:
Expected_Unitsd = Expected_Unitsd−1
And the “Latest Unit Change Date” in respect of d shall be set equal to the Latest Unit Change Date in respect of the Index Business Day immediately preceding d, as set out in the formula below:
LatestUnitChangeDated = LatestUnitChangeDated−1
where:
Expected_Unitsd	=	the Expected Number of Units in respect of d.
Expected_Unitsd-1	=	the Expected Number of Units in respect of the Index Business Day immediately preceding d.
Latest Unit Change Dated	=	the Latest Unit Change Date in respect of d.

Latest Unit Change Dated-1	=	the Latest Unit Change Date in respect of the Index Business Day immediately preceding d.

4.	EXPOSURE
“Exposure” shall mean:
(1)	in respect of the Index Business Day (the “Exposure Start Date”) falling Exposure Lag number of Index Business Days prior to the Index Start Date, a percentage equal to the Target Exposure in respect of the Exposure Start Date; and
(2)	in respect of each Index Business Day “d” following the Exposure Start Date, either:
(a)	if a Threshold is specified and the Threshold Type is Absolute, either:
(i)	if (A) the Index Business Day (which is Exposure Lag number of Index Business Days immediately following d) is a Trading Day; and (B) such Index Business Day falls after the Index Business Day falling Unit Lag number of Index Business Days prior to the Index Start Date) either:
(x)	if the absolute difference between the Target Exposure (in respect of d) and the Exposure (in respect of the Index Business Day immediately preceding d) is equal to or greater than the Threshold, a percentage equal to the Target Exposure in respect of d, as set out in the formula below:
if abs(Target Exposured − Exposured−1) ≥ Threshold, then Exposured = Target Exposured

or
(y)	if the absolute difference between the Target Exposure (in respect of d) and the Exposure (in respect of the Index Business Day immediately preceding d) is less than the Threshold, a percentage equal to the Exposure in respect of the Index Business Day immediately preceding d, as set out in the formula below:
if abs(Target Exposured − Exposured−1) < Threshold then Exposured = Exposured−1

or
(ii)	(otherwise) a percentage equal to the Exposure in respect of the Index Business Day immediately preceding d as set out in the formula below:
Exposured = Exposured−1
or
(b)	if a Threshold is specified and the Threshold Type is Relative, either:
(i)	(if (A) the Index Business Day (which is the Exposure Lag number of Index Business Days immediately following d) is a Trading Day; and (B) such Index Business Day falls after the Index Business Day falling Unit Lag number of Index Business Days prior to the Index Start Date) either:

(x)	if the relative difference between the Target Exposure (in respect of d) and the Exposure (in respect of the Index Business Day immediately preceding d) is equal to or greater than the Threshold a percentage equal to the Target Exposure in respect of d, as set out in the formula below:

(y)	if the relative difference between the Target Exposure (in respect of d) and the Exposure (in respect of the Index Business Day immediately preceding d) is less than the Threshold a percentage equal to the Exposure in respect of the Index Business Day immediately preceding d, as set out in the formula below:

(ii)	(otherwise) a percentage equal to the Exposure in respect of the Index Business Day immediately preceding d as set out in the formula below:
Exposured = Exposured−1
or
(c)	if a Threshold is not specified, a percentage equal to the Target Exposure in respect of d, as set out in the formula below:
Exposured = Target Exposured
where:
Exposured	=	the Exposure in respect of d.
Target Exposured	=	the Target Exposure in respect of d.
Exposured-1	=	the Exposure in respect of the Index Business Day immediately preceding d.

5.	TARGET EXPOSURE
5.1	Target Exposure
“Target Exposure” shall mean, in respect of an Index Business Day “d”, either:
(1)	if the Target Exposure Denominator in respect of d is 0, a percentage equal to the Maximum Exposure; or
(2)	if the Target Exposure Denominator in respect of d is greater than 0, a percentage determined by the Index Calculation Agent in accordance with the formula set out in the formula below:

where:
Target Exposured	=	the Target Exposure in respect of d.
max	=	the greater of the amounts in the following parentheses and separated by each comma.
min	=	the lesser of the amounts in the following parentheses and separated by each comma.
VAFd	=	the Volatility Adjustment Factor in respect of d.
Volatility Target	=	the Volatility Target.
TEDenominatord	=	the Target Exposure Denominator in respect of d.
maxExp	=	the Maximum Exposure.
minExp	=	the Minimum Exposure.
5.2	Target Exposure Denominator
“Target Exposure Denominator” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:
(1)	(if Enhanced Volatility Control is Not Applicable):
TEDenominatord = MaxRVd
(2)	(if Enhanced Volatility Control is Applicable):

where:
TEDenominatord	=	the Target Exposure Denominator in respect of d.
max	=	the greater of the amounts in the following parentheses and separated by each comma.
MaxRVd	=	the Maximum RV in respect of d.
k	=	each Base Index Constituent.
Number	=	the number of Base Index Constituents contained in the Base Index.
RAWk,d	=	the “Risky Asset Weight” in respect of k and d, which is either:
(1)	(if k is a Risky Asset) the Base Index Basket Percentage Weight in respect of k and d; or
(2)	(otherwise) 0%.
VolatilityIndexd-1	=	the official level (as announced by or on behalf of the administrator of the Volatility Reference Index) most recently available in respect of the Volatility Reference Index on or before d-1.
VolStressd	=	either:
(1)	(if the Maximum RV in respect of d is greater than the Volatility Stress Barrier) the Volatility Stress Level; or
(2)	(otherwise) 0%.
5.3	Maximum RV
“Maximum RV” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:
MaxRVd = max(RVd,ST, RVd,LT)
where:

MaxRVd	=	the Maximum RV in respect of d.
max	=	the greater of the amounts in the following parentheses and separated by each comma.
RVd,ST	=	the Realized Volatility in respect of the Current Composition Index and d, as determined in accordance with paragraph 7 below with reference to a short-term period equal to Observation PeriodST.
RVd,LT	=	the Realized Volatility in respect of the Current Composition Index and d, as determined in accordance with Paragraph 7 below with reference to a long-term period equal to Observation PeriodLT.

6.	VOLATILITY ADJUSTMENT FACTOR
“Volatility Adjustment Factor” in respect of an Index Business Day “d” shall mean 1, as set out in the formula below:
VAFd = 1
where:
VAFd	=	the Volatility Adjustment Factor in respect of d.

7.	REALIZED VOLATILITY
Current Composition Index
“Realized Volatility” shall mean, in respect of the Current Composition Index and an Index Business Day “d”, a percentage determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:
(1)	(if d is the Index Start Date or a day during a Base Index Rebalancing Period):
RVd,ST = CCILnRV(d, r, Observation PeriodST)
and
RVd,LT = CCILnRV(d, r, Observation PeriodLT)
(2)	(otherwise):

where:
RVd,ST	=	the Realized Volatility in respect of the Current Composition Index and d, determined with reference to Observation PeriodST.
RVd,LT	=	the Realized Volatility in respect of the Current Composition Index and d, determined with reference to Observation PeriodLT.
CCILnRV(d, r, Observation PeriodST)	=	the Current Composition Index Natural Log Realized Volatility in respect of the Current Composition Index and d, as determined with reference to r and Observation PeriodST.
CCILnRV(d, r, Observation PeriodLT)	=	the Current Composition Index Natural Log Realized Volatility in respect of the Current Composition Index and d, as determined with reference to r and Observation PeriodLT.

Current Composition Index Natural Log Realized Volatility is defined in, and determined in accordance with, the Base Index Conditions.
r	=	the most recent Rebalancing Date on or before the Index Business Day that falls Exposure Lag number of Index Business Days after d.
RVd-1,ST	=	the Realized Volatility in respect of the Current Composition Index and the Index Business Day immediately preceding d, determined with reference to Observation PeriodST.
ln	=	the natural logarithm of the amount in the following parentheses.
Indexd	=	the Current Composition Index Level in respect of d.
Indexd-ReturnLag	=	the Current Composition Index Level in respect of the day which falls Return Lag number of Index Business Days preceding d.
Days in Year	=	the number specified as such in the Data Table.
Daysd-ReturnLag,d	=	the number of Index Business Days from (but excluding) the Index Business Day which falls Return Lag Index Business Days preceding d to (and including) d.
RVd-1,LT	=	the Realized Volatility in respect of the Current Composition Index and the Index Business Day immediately preceding d, determined with reference to Observation PeriodLT.

8.	VOLATILITY TARGET COST
“Volatility Target Cost” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:
(1)	where d is the Index Start Date:
VTCd = 0
(2)	where d falls after the Index Start Date:
VTCd = BILd × abs(Unitsd−1 − Unitsd) × MCd
where:
VTCd	=	the Volatility Target Cost in respect of d.
BILd	=	the Base Index Level in respect of d.
abs	=	the absolute value of the amount in the following parentheses.
Unitsd-1	=	the Number of Units in respect of the Index Business Day immediately preceding d.
Unitsd	=	the Number of Units in respect of d.
MCd	=	the Marginal Cost in respect of d.
The Marginal Cost is determined in accordance with paragraph 9 below.

9.	MARGINAL COST
“Marginal Cost” shall mean, in respect of an Index Business Day “d”, either:

(1)		(if the Transaction Cost Type is Not Applicable), 0; otherwise
(2)	(a)	(if the Transaction Cost Type is Fixed) an amount equal to the Transaction Cost; or
	(b)	(if the Transaction Cost Type is Dynamic) either:
	(i)	(if the marginal cost in respect of Base Index is specified or otherwise determined in the Base Index Conditions) the marginal cost as specified in or otherwise determined in accordance with the Base Index Conditions; or
	(ii)	(if the marginal cost in respect of Base Index is not specified or otherwise determined in the Base Index Conditions) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
MCd	=	the Marginal Cost in respect of d.
k	=	each Base Index Constituent.
Number	=	the number of Base Index Constituents contained in the Base Index.
abs	=	the absolute value of the amount in the following parentheses.
CPWk,d	=	the Current Percentage Weight in respect of k and d.
The Current Percentage Weight is determined in accordance with paragraph 10 below.
NTCPk	=	the Notional Transaction Cost Percentage in respect of k.

10.	CURRENT PERCENTAGE WEIGHT
Current Percentage Weight is determined if the Transaction Cost Type is Dynamic.

10.1	“Current Percentage Weight” shall mean, in respect of a Base Index Constituent “k” and an Index Business Day “d”, either:
(1)	(if the percentage weight in respect of Base Index Constituents are specified or otherwise determined in the Base Index Conditions) the weight of k as specified in or otherwise determined in accordance with the Base Index Conditions; or
(2)	(if the percentage weight in respect of Base Index Constituents are not specified or otherwise determined in the Base Index Conditions) a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:
CPWk,d	=	the Current Percentage Weight in respect of k and d.
BIUk,d-1	=	the Base Index Number of Units in respect of k and the Index Business Day immediately preceding d.
BICLk,d	=	the Base Index Constituent Level in respect of k and d.
FXk,d	=	either:
(1)	(if the Base Index Constituent Currency in respect of k is the same as the Index Base Currency) 1; or
(2)	(if the Base Index Constituent Currency in respect of k is not the same as the Index Base Currency) the FX Rate in respect of k and d.
BILd	=	the Base Index Level in respect of d.
10.2	FX Rate
“FX Rate” shall mean, in respect of a Base Index Constituent “k” and a day, the rate for foreign exchange transactions, expressed as the amount of the Index Base Currency per one unit of the Base Index Constituent Currency in respect of k, as of the FX Observation Time on such day. The Index Calculation Agent shall determine the FX Rate in respect of a Base Index Constituent and a day with reference to an established provider of foreign exchange rates generally accessed by participants in the foreign exchange markets.
“FX Observation Time” shall mean the time specified as such in the Data Table.

11.	DEFINITIONS
“Base Index Conditions” shall mean the terms and conditions of the Base Index.
“Base Index Constituent” shall mean each constituent contained in the Base Index.
“Base Index Constituent Currency” shall mean, in respect of a Base Index Constituent, the currency in which such Base Index Constituent is denominated.
“Base Index Constituent Level” shall mean, in respect of a Base Index Constituent and an Index Business Day, the level, price, rate or value (as relevant) in respect of such Base Index Constituent and such Index Business Day, as determined in accordance with the Base Index Conditions and applied for the purposes of the Base Index.
“Base Index Rebalancing Date” shall mean each date specified as a “Rebalancing Date” for the purposes of the Base Index in the Base Index Conditions.
“Base Index Rebalancing Period” shall mean the period of Index Business Days from (and including) the day which is the Exposure Lag number of Index Business Days preceding a Base Index Rebalancing Date to (and including) such Base Index Rebalancing Date.
“Current Composition Index” shall mean a version of the Base Index that is determined for the purposes of determining the Target Exposure in respect of an Index Business Day “d”. The Current Composition Index reflects the composition of the Base Index as at d, and is weighted using the weights applied to the Base Index Constituents as at d.
“Exposure Basis” shall mean the methodology specified as such in the Data Table.
“Exposure Lag” shall mean the number of Index Business Days specified as such in the Data Table.
“Maximum Exposure” shall mean the amount (if any) specified as such in the Data Table.
“Minimum Exposure” shall mean the amount (if any) specified as such in the Data Table.
“Notional Transaction Cost Percentage” shall mean, in respect of a Base Index Constituent, the notional transaction cost percentage (however described) applied in respect of such Base Index Constituent.
“Notional Lag” shall mean the number of Index Business Days specified as such in the Data Table.
“Observation Period” shall mean the number of Index Business Days specified as such in the Data Table.

“Observation PeriodLT” shall mean the number of Index Business Days specified as such in the Data Table.
“Observation PeriodST” shall mean the number of Index Business Days specified as such in the Data Table.
“Relevant Exchange” shall mean each exchange specified as such in the Data Table.
“Threshold” shall mean the amount (if any) specified as such in the Data Table.
“Threshold Type” shall mean the methodology specified as such in the Data Table.
“Trading Day” shall mean a day on which each Relevant Exchange is scheduled to be open and is open for its regular trading session, notwithstanding such exchange closing prior to its scheduled weekday closing time, without regard to after-hours trading or other trading outside the hours of its regular trading session.
“Transaction Cost” shall mean the cost specified as such in the Data Table.
“Transaction Cost Type” shall mean the methodology specified as such in the Data Table.
“Unit Lag” shall mean the number of Index Business Days specified as such in the Data Table.
“VAF” shall mean the “toggle” indicating whether or not the Volatility Adjustment Factor is applied, as specified in the Data Table.
“Volatility Target” shall mean the percentage specified as such in the Data Table.
“lLT” shall mean the value specified as such in the Data Table.
“lST” shall mean the value specified as such in the Data Table.

Fee Inclusive Index

1.	FEE INCLUSIVE INDEX LEVEL
The Fee Inclusive Index Level in respect of each Index Publication Day “pd” (following the Index Start Date) shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
FIILpd	=	the Fee Inclusive Index Level in respect of pd.
FIILd-1	=	the Fee Inclusive Index Level in respect of the Index Business Day immediately preceding pd.
BIRpd	=	the Base Index Return in respect of pd.
Fee	=	the percentage rate specified as such in the Data Table.
Day Count Fractionpd	=	either:
(1)	(if “Actual/365” is specified in the Data Table adjacent to the heading “Day Count Fraction”) the number of calendar days from (but excluding) the Index Business Day immediately preceding pd to (and including) pd divided by 365; or
(2)	(if “Actual/360” is specified in the Data Table adjacent to the heading “Day Count Fraction”) the number of calendar days from (but excluding) the Index Business Day immediately preceding pd to (and including) pd divided by 360; or
(3)	(if “Actual/Actual” is specified in the Data Table adjacent to the heading “Day Count Fraction”) the number of calendar days from (but excluding) the Index Business Day immediately preceding pd to (and including) pd divided by 365 (or, if any portion of the period comprising such number of calendar days falls in a leap year, (a) the number of calendar days in such period falling in a leap year divided by 366 plus (b) the number of calendar days in such period not falling in a leap year divided by 365); or
(4)	such other fraction as specified in the Data Table adjacent to the heading “Day Count Fraction”).

2.	BASE INDEX RETURN (DAILY)
“Base Index Return” shall mean, in respect of an Index Publication Day “pd”, an amount determined by the Index Calculation Agent in accordance with the formula set out below.

where:
BIRpd	=	the Base Index Return in respect of pd.
BILpd	=	the Base Index Level in respect of pd.
BILd-1	=	the Base Index Level in respect of the Index Business Day immediately preceding pd.

Part F:	Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENT
“Adjustment Event” shall mean, in respect of the Underlying Index, the Underlying Index Sponsor:
(1)	fails to publish the level of such index; or
(2)	announces that it will make a material change in the formula for or method of calculating such index or in any other way materially modifies such index, other than a modification prescribed in such formula or method to maintain such index in the event of changes in the constituents of such index, the weightings (if any) of such index, or other routine events; or
(3)	permanently cancels such index.
2.	FOLLOWING AN ADJUSTMENT EVENT
If an Adjustment Event occurs in respect of the Underlying Index, then:
(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index, the Index Level and the Index Published Level until the first succeeding Index Publication Day on which such Adjustment Event does not occur or continue to occur; and/or
(2)	the Index Calculation Agent may select a replacement for the Underlying Index which has substantially similar characteristics to the Underlying Index, having regard to the manner in which the Underlying Index is used in the calculation of the Index, in which case (a) the Index Calculation Agent will determine the effective date of such replacement; and (b) the Index Administrator will make such adjustment or adjustments to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or
(3)	the Index Administrator may discontinue and cancel the Index.
3.	SUCCESSOR UNDERLYING INDEX AND SUCCESSOR UNDERLYING INDEX SPONSOR
If the Underlying Index is:
(1)	not calculated and announced by the Underlying Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or
(2)	replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Underlying Index, then in each case that index shall be deemed to be the Underlying Index with effect from the date determined by the Index Calculation Agent, and the Index Sponsor may make such adjustment or adjustments to these Index Conditions as it determines appropriate to account for the effect on the Index of such change.

4.	CANCELLATION OF THE INDEX
The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index, the Index Level and the Index Published Level.

Part G:	Definitions

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

“Base Index” shall mean, in respect of an Index, the base index from which such Index is derived, as specified in respect of such Index in the Data Table.

“Base Index Level” shall mean, in respect of a Base Index, the level of such Base Index.

“Base Index Rounding” shall mean the number specified as such in the Data Table.

“Base Index Sponsor” shall mean, in respect of the Base Index, the corporation or other entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, relating to such Base Index; and (2) announces (directly or through an agent) the level of such Base Index on a regular basis.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Data Table” shall mean, in respect of each Index, the corresponding table set out in Part D (Data Tables).

“Derived Index” shall have the meaning given to it in Part A (Introduction).

“Disrupted Day” shall, in respect of each Index, have the meaning given to it in the conditions of the Underlying Index in respect of such Index.

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part I (Miscellaneous).

“Fee Inclusive Index” shall have the meaning given to it in Part A (Introduction).

“Fee Inclusive Index Level” shall mean, in respect of a Fee Inclusive Index, the level of such Fee Inclusive Index.

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall have the meaning given to it in Part B (Key Information).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the date specified as such in the Data Table.

“Index Level” shall mean, in respect of a day, the closing level of the Index on such day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked to the performance of the Index.

“Index Publication Day” shall have the meaning given to it in Part B (Key Information).

“Index Published Level” shall mean, in respect of an Index Publication Day, the published level of the Index on such Index Publication Day. The Index Published Level shall be an amount expressed in the Index Base Currency.

“Index Start Date” shall mean the date specified as such in the Data Table.

“Index Start Level” shall mean the Index Level on the Index Start Date, as specified in the Data Table.

“Index Ticker” shall mean the Electronic Page specified as such in Part A (Introduction).

“Rounding” shall mean, in respect of an Index, the number specified as such in the relevant Data Table.

“Underlying Index” shall mean the index specified as such in Part A (Introduction).

“Underlying Index Calculation Agent” shall mean, in respect of the Underlying Index, the corporation or other entity which is responsible for performing all calculations, determinations, rebalancing and adjustments in respect of such Underlying Index, including calculating the level of such Underlying Index.

“Underlying Index Sponsor” shall mean, in respect of the Underlying Index, the corporation or other entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, relating to such Underlying Index; and (2) announces (directly or through an agent) the level of such Underlying Index on a regular basis.

“Underlying Index Ticker” shall mean, in respect of the Underlying Index, the Electronic Page specified in respect of such Underlying Index in Part A (Introduction).

“Volatility Target Index” shall have the meaning given to it in Part A (Introduction).

“Volatility Target Index Level” shall mean, in respect of a Volatility Target Index, the level of such Volatility Target Index.

Part H:	Risk Factors

For the avoidance of doubt, references in this Part H to “the Index” or “an Index” shall be references to each Index the methodology of which is described in these Index Conditions.

The risks which exist in respect of an exposure to the Underlying Index also exist in respect of an exposure to the Index. Consequently, investors should read and understand the index conditions of the Underlying Index, including the disclosure and the discussion of the risks which arise in respect of an exposure to the Underlying Index. Investors should note that the general risks arising in respect of exposure to indices are also set out in the index conditions of the Underlying Index.

In addition to the risks which exist in respect of an exposure to the Underlying Index, the following are certain specific risks which exist in respect of an exposure to the Index.

1.	RISKS ARISE IN RESPECT OF THE UNDERLYING INDEX
The performance of the Index is dependent on the performance of the Underlying Index.
There can be no assurance that the Underlying Index will generate positive returns.
Knowledge of the methodology of the Underlying Index is essential to evaluate the Index.
The risks which exist in respect of an exposure to the Underlying Index also exist in respect of an exposure to the Index. Consequently investors should read and understand the index conditions of the Underlying Index, including the disclosure and the discussion of the risks which arise in respect of an exposure to the Underlying Index.
The combination of these risks may create additional particular risks which may substantially increase the effect of adverse market movements.
In addition to the risks which exist in respect of an exposure to the Underlying Index, the following are certain specific risks which exist in respect of an exposure to the Index.
2.	VOLATILITY TARGET INDEX
(1)	Different methods for calculating volatility may give different results.
There are different methods for calculating volatility, and using a different method from the method used for the purposes of each Volatility Target Index may give a different result. The volatility targeting methodology of each Volatility Target Index measures volatility with reference to a specified number of days. Measuring volatility over a different number of days may give a different result.

(2)	Volatility targeting may be unsuccessful.
The volatility targeting methodology of each Volatility Target Index may not succeed in maintaining the annualised volatility of the level of that Volatility Target Index at the volatility target specified in respect of it. The actual annualised volatility of the level of each Volatility Target Index may be higher than or lower than the volatility target that is specified in respect of it. The volatility targeting methodology of each Volatility Target Index will not prevent a decrease in the level of that Volatility Target Index.
(3)	Volatility targeting may result in a leveraged exposure.
If the Maximum Exposure specified in respect of a Volatility Target Index is more than 100%, then the volatility targeting methodology of that Volatility Target Index may result in it having a leveraged exposure to the base index from which it is derived. This means that the effect on the level of that Volatility Target Index of any increase or decrease in the level of its base index will be magnified if that Volatility Target Index has a leveraged exposure to its base index.
(4)	Volatility targeting may result in reduced performance.
The volatility targeting methodology of each Volatility Target Index may result in the exposure of that Volatility Target Index to the base index from which it is derived being considerably less than 100%. This means that the gains of any investment product linked to that Volatility Target Index may be significantly less than the gains of any investment product linked to its base index.
3.	FEE INCLUSIVE INDEX
The level of each Fee Inclusive Index on each day will be reduced by the fee that is calculated in respect of that day, irrespective of whether the level of the base index, from which that Fee Inclusive Index is derived, increases or decreases.
In the event that a Fee Inclusive Index assumes a leveraged exposure to another index, the effect on the Fee Inclusive Index Level of such deduction may be magnified.
4.	COMBINATION OF RISKS
The risks which arise in respect of any Index include the risks which are described in the foregoing paragraphs and the risks which arise in respect of each index from which such Index is derived (whether another Index described in these Index Conditions or the underlying index). The combination of these risks may create additional particular risks which may substantially increase the effect of adverse market movements.
5.	LIMITED PERFORMANCE HISTORY; HYPOTHETICAL SIMULATED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS
The Index was launched by the Index Administrator as of the specified Index Launch Date. Accordingly, the Index has a limited performance history, and this limited performance history may not reflect the way in which the Index would perform in a variety of market conditions, including market conditions which may arise during the term of any Index Linked Product.
All information regarding the performance of the Index prior to the Index Launch Date is hypothetical and simulated (“Simulation Information”), as the Index did not exist prior to that date. It is important to understand that Simulation Information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance and should never be considered indicative of future performance. In particular, prospective investors are advised to note the following.
(1)	The Index has been developed with the benefit of hindsight and knowledge of factors that may have positively affected the performance of the Index - that is, with the benefit of being able to evaluate how the Index methodology would have caused the Index to perform had it existed during the hypothetical simulation period. It is impossible to predict whether the Index will rise or fall. Accordingly, the actual performance of the Index may differ significantly from the Simulation Information, and if the Index is shown to have generally appreciated over the hypothetical simulation period, that may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.
(2)	The Simulation Information might look different if it covered a different historical period. The market conditions which existed during the historical period covered by the Simulation Information are not necessarily representative of the market conditions which may exist in the future. In addition, the Simulation Information does not reflect the effect on the relevant markets of the launch of the Index and of the delivery of exposures to the Index through Index Linked Products, which may include any hedging by the provider of such Index Linked Products. Where the Index has been developed to identify and to monetise a particular opportunity in the relevant markets, it should be noted that corresponding investments made by market participants, including any hedging by the providers of Index Linked Products, may erode such an opportunity, and therefore the Simulation Information may overstate the actual performance of any Index Linked Product.
(3)	Any Index Linked Product may bear additional fees which would reduce overall returns as compared to the past performance of the Index.
Any Simulation Information is provided for illustrative purposes only. Any Simulation Information has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such Simulation Information has been prepared.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART H IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part I:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS
1.1	Calculations
Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.
The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.
1.2	Rounding
Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.
1.3	Use of estimates
The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.
1.4	No verification of Information
Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.
1.5	Corrections
If the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.
1.6	Reliance
In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.
1.7	Dates and times of calculations
Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on” a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.
1.8	Not acting as fiduciary or agent
In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.
If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions
Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.
1.10	Expert Judgement
Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.
In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.
1.11	Errors in Calculations
It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.
2.	CONFLICTS OF INTEREST
Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.
During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part I, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any constituent of the Index (each, a “Constituent”). Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER
No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.
These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.
Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.
4.	INDEX GOVERNANCE
The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part I.
The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY
The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.
The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.
© 2022 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Part J:	Notices

Chicago Board Options Exchange SPX Volatility Index Disclaimer

The CBOE Volatility Index (“VIX”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and the Chicago Board Options Exchange (“CBOE”), and has been licensed for use by Citigroup Global Markets Limited. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index® and VIX® are registered trademark of CBOE. The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by Citigroup Global Markets Limited. Index Linked Products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”) or CBOE. Neither S&P Dow Jones Indices nor CBOE make any representation or warranty, express or implied, to the owners of Index Linked Products or any member of the public regarding the advisability of investing in securities generally or in Index Linked Products particularly or the ability of the VIX to track general market performance. S&P Dow Jones Indices and CBOE’s only relationship to Citigroup Global Markets Limited with respect to the VIX is the licensing of the VIX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The VIX is determined, composed and calculated by S&P Dow Jones Indices or CBOE without regard to any Index Linked Products. S&P Dow Jones Indices CBOE have no obligation to take the needs of the Index or the owners of any Index Linked Products into consideration in determining, composing or calculating the VIX. Neither S&P Dow Jones Indices nor CBOE are responsible for and have not participated in the determination of the prices, and amount of any Index Linked Product or the timing of the issuance or sale of any Index Linked Product or in the determination or calculation of the equation by which any Index Linked Product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices and CBOE have no obligation or liability in connection with the administration, marketing or trading of any Index Linked Products. There is no assurance that investment products based on the VIX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR CBOE GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE VIX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES AND CBOE SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE OWNERS OF ANY INDEX LINKED PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE VIX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES OR CBOE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND

CITIGROUP GLOBAL MARKETS LIMITED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

ANNEX B

FRAMEWORK DOCUMENT

“Grandmaster”

Citi Grandmaster US ETF Core Index
Index Conditions
Citi Investment Strategies
21 September 2022

Part A:	Introduction

The index conditions (the “Index Conditions”) in respect of the index named on page 1 (the “Index”) comprise this framework document (this “Framework”) and each module (each, a “Module”) which is specified to apply.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part H (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part J (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

Contents of this Framework
This Framework comprises the following Parts.
Part A	Introduction
Part B	Key Information
Part C1	Overview of the Index
Part C2	Brief description
Part C3	Overview of the Allocation Procedure
Part C4	Calculation of the Index
Part C5	Provisions relating to Constituents
Part D	Data
Part E	Valuation of Constituents
Part F	Adjustment of dates
Part G	Adjustments, disruption and cancellation
Part H	Definitions
Part I1	General Risk Factors
Part I2	Specific Risk Factors
Part J	Miscellaneous
Part K	Notices

Modules
These Index Conditions incorporate by reference the following Modules.
●	The Citi Grandmaster Allocation Procedure Calculation Module dated 21 September 2022, as may be amended and restated from time to time
(the “Allocation Procedure Calculation Module”).
●	The Basket Calculation Module dated 26 January 2022, as may be amended and restated from time to time
(the “Basket Calculation Module”).
The defined terms used in this Framework and each Module shall be read as applying across each such document. Any reference to a Module shall be a reference to such Module as may be amended and restated from time to time.

Part B:	Key Information

Summary of strategy:	The Index tracks the performance of a dynamic strategy which allocates the notional exposure of the Index among its Constituents.
Each Constituent that is a Citi proprietary index is a “market tracker” index which tracks the performance of a particular part of the financial markets by assuming a notional exposure to a rolling long futures position. The Constituents are arranged in four asset classes (each, an “Asset Class”): bonds, commodities, credit and equities. The composition of each Asset Class is specified in Part D (Data).
The allocation of the notional exposure of the Index to each Constituent is determined on a monthly basis as the fixed, specified weight of such Constituent multiplied by the Grandmaster Weight (the “Grandmaster Weight”) determined for the Asset Class to which such Constituent belongs. The Grandmaster Weight in respect of an Asset Class is determined by a procedure (the “Allocation Procedure”) which employs an algorithmic technique, which is usually referred to as “Adaptive Dynamic Programming”, and which fine-tunes the parameters used to make notional investment allocations in response to how the relevant markets evolve.
Market movements may result in the effective weight in respect of each Constituent moving away from its allocated weight.
Index Type:	Algorithmic.
Index Administrator:	Citigroup Global Markets Limited.
Index Calculation Agent:	Citigroup Global Markets Limited.
Index Base Currency:	USD.
Index Launch Date:	2 August 2022.
Index Start Date:	4 June 2001.
Index Start Level:	100.
Core Asset Index Start Date:	4 January 2000.
Index fees and costs:	The Index Level reflects the deduction of Notional Transaction Costs, Notional Replication Costs and Notional Roll-over Costs as described in these Index Conditions.
Index Level calculation frequency:	Daily, on each Basket Calculation Day.
Index Publication Day:	Each day on which the New York Stock Exchange is scheduled to be open.
Rebalancing frequency:	Monthly.
Index Ticker:	Bloomberg Page CIMAMSTU <Index>.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C1:	Overview of the Index

1.	CALCULATION OF THE INDEX
Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent in respect of the Index Valuation Time on each Basket Calculation Day. The Index Level in respect of each Index Publication Day shall be published on the Index Ticker, generally on the same Index Publication Day. This should be considered the official source for the Index Level, and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index in respect of the relevant day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other time on any Index Publication Day, or in respect of any other day, in each case with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each day are set out in the Calculation Module.
2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT
The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be one of the Index Administrator’s Affiliates.
The Index is administered as a benchmark for the purposes of the “Principles for Financial Benchmarks”, the Final Report published by the Board of the International Organization of Securities Commissions (IOSCO) (FR07/13, July 2013).
The Index is administered as a benchmark for the purposes of the European Benchmarks Regulation (Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17/EU and Regulation (EU) No 596/2014.

Part C2:	Brief Description

1.	INTRODUCTION
The brief description set out in this Part C2 is a summary only of these Index Conditions, of which this Part C2 is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as set out in Part C4), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C2 and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.
The Index is a notional rules-based proprietary index developed by the Index Administrator.
2.	SCHEME OF THE INDEX
Arrangement of the Constituents of the Index in four Asset Classes
The Constituents are arranged in four Asset Classes, one of which contains Constituents which provide a bond exposure (the “Bond Asset Class”), one of which contains Constituents which provide a commodities exposure (the “Commodities Asset Class”), one of which contains Constituents which provide credit exposure (the “Credit Asset Class”) and one of which contains Constituents which provide equity exposure (the “Equity Asset Class”). Part D (Data) lists the Constituents and sets out the composition of each Asset Class.
Calculation of the Index
The Index represents the weighted performance of the Constituents from one rebalancing of the Index to the next following rebalancing of the Index.
The Index is rebalanced on each Rebalancing Date using Percentage Weights that are determined in respect of the relevant Selection Date.
For the purposes of a rebalancing, the weight in respect of each Constituent (the “Percentage Weight”) and the Selection Date in respect of such rebalancing is determined. The Percentage Weight in respect of a Constituent is the Fixed Weight in respect of such Constituent multiplied by the Grandmaster Weight in respect of the relevant Selection Date and the Asset Class which contains such Constituent.
The Fixed Weight in respect of each Constituent is specified in Part D (Data).
The Allocation Procedure, which is the algorithmic process by which the Grandmaster Weight in respect of a rebalancing and an Asset Class is determined, is set out in the Allocation Procedure Calculation Module.
The Allocation Procedure finds the Grandmaster Weight in respect of each Asset Class by:
(1)	treating each Asset Class as an asset (each such asset, a “Core Asset”) which is made up of the relevant Constituents which belong to that Asset Class, and which has an associated level (the level of each Asset Class, the “Core Asset Level” in respect of such Asset Class) and therefore a performance that can be determined; and
(2)	finding the combination of Grandmaster Weights in respect of the Core Assets (and therefore the Asset Classes) which are expected to deliver the best investment outcomes in the market environment suggested by simulations of market evolution.
A description of the Allocation Procedure is set out in Part C3.

Certain provisions of these Index Conditions
(1)	The Basket Calculation Module is used:
(a)	for the purposes of the Allocation Procedure, to determine the Core Asset Level in respect of a day and a Core Asset; and
(b)	for the purposes of the Allocation Procedure, to determine the Model Transaction Cost in respect of a day and a Core Asset; and
(c)	for the purposes of determining the Index Level in respect of a day.
(2)	Part C5 sets out, for the Constituents, definitions of Constituent Closing Level, Scheduled Trading Day, Disrupted Day and Adjustment Event (i.e. standard rules for observing market data for Constituents and determining whether or not a relevant market or a Constituent itself has been disrupted).
(3)	Part I sets out a discussion of risks.
Part I1 sets out a discussion of the general risks associated with index investing.
Part I2 sets out a discussion of the specific risks associated with the Index and its methodology, including the Allocation Procedure.
3.	THE INDEX IS NOTIONAL
The Index can be described as replicating “notional” positions in the Constituents, because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index references certain notional investment positions, and the Index Level is calculated with reference to the prices of the assets contained in the Index and the weights of those assets in the Index.
4.	CONSEQUENCES OF ADJUSTMENT EVENTS AND DISRUPTED DAYS
The consequences of Adjustment Events and Disrupted Days are set out in Part G (Adjustments, disruption and cancellation).
Any adjustment to these Index Conditions made pursuant to Part G (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.
Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of the Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Part C3:	Overview of the Allocation Procedure

“Life can only be understood backwards, but it must be lived forwards.”

Søren Aabye Kierkegaard (5 May 1813 - 11 November 1855), Danish philosopher

1.	INTRODUCTION
The brief description set out in this Part C3 is a summary only of the Allocation Procedure. These Index Conditions (including the Allocation Procedure Calculation Module) as a whole govern the Index, the calculation of the Index Level (as set out in Part C4), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C3 and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.
Subject to the occurrence of holidays (being days which are not Scheduled Trading Days) and Disrupted Days, each of the Core Assets is weighted on a monthly basis in accordance with the Allocation Procedure.
The Allocation Procedure is applied on each monthly Selection Date specified in Part D (Data), and the Index is rebalanced using, amongst other items, the Grandmaster Weight that is determined in respect of each Core Asset and such Selection Date on the first Index Business Day immediately following such Selection Date.
In order to determine the Grandmaster Weight in respect of each Core Asset and a Selection Date, the Allocation Procedure attempts to anticipate how the relevant markets may evolve over a series of consecutive periods of one calendar month each, starting on such Selection Date, and to find the particular combination of Grandmaster Weights in respect of each Constituent contained in such Core Asset and such Selection Date which are expected to deliver the best investment outcomes in the market environment suggested by a number of simulations of that market evolution over the period from such Selection Date to the relevant Horizon Point, which is the last day of such period.
The Allocation Procedure consists of two procedures:
(1)	a procedure to determine the Grandmaster Weights that are used in respect of the relevant Selection Date (the “Weight Calculation Procedure”); and
(2)	a procedure to calibrate, using simulations of market evolution, the calculation inputs used (in the Weight Calculation Procedure) to determine the Grandmaster Weights (the “Calibration Procedure”).
The Allocation Procedure operates with reference to 12 consecutive periods of one calendar month each (each of these periods is a Monthly Stage) starting on the relevant Selection Date. The Calibration Point in respect of each Monthly Stage is the first day of such Monthly Stage. Therefore the Calibration Date in respect of Monthly Stage 1 is the Selection Date, and the Calibration Point in respect if Monthly Stage 2 is the day which is one calendar month following the Selection Date, and so forth. The Horizon Point is the last day of Monthly Stage 12. The diagram set out below illustrates the foregoing.

The aggregate allocation of the exposure of the Index to the Core Assets is always equal to 100%.
2.	INVESTMENT UTILITY THEORY DYNAMIC PROGRAMMING ADAPTIVE (APPROXIMATE) DYNAMIC PROGRAMMING
Investment utility theory considers the outcomes of investment decisions in terms of the utility (or value) of those outcomes. Therefore, investment decisions can be considered in terms of the different levels of utility (or value) of different outcomes.
The wider context, of which investment utility theory is a part, is the concept of how a sequence of decisions, to be made over a particular period, should be made in order to attain a particular goal at the end of that period. Each decision in the sequence has different outcomes, and different combinations of outcomes give different final results at the end of the period. Each combination of outcomes can be described as a path through the period.
“Dynamic Programming” is an algorithmic technique which attempts to find the particular path through the period (that is, the particular combination of decisions that should be made) in order to give a final result which attains (or comes closest to attaining) the goal at the end of the period.
The different paths can be described as a decision tree. The diagram set out below illustrates an example of a straightforward decision tree.

Crucially, an adaptive programming technique is recursive, in that it works backwards from the goal (at the end of the period), determining the particular sequence of decisions that should be made over the period in order to attain that goal. In order to determine the particular sequence of decisions that should be made, the adaptive programming algorithm considers the utility (or value) of the different outcomes of each of those decisions.
The complexity of a decision tree arises from both the number of decisions in the sequence of decisions, and the number of different outcomes that each decision has. A complex decision tree with many combinations of outcome (that is, many paths) gives rise to computational challenges. (The example of a decision tree illustrated above is straightforward, and contains only three levels of decision, with two outcomes per decision; nonetheless, this decision tree has eight possible final results.)
For complex decision trees, an “Adaptive Dynamic Programming” (sometimes, “Approximate Dynamic Programming”) algorithm may instead be used. It attempts to find the particular path through the period to the goal at the end of the period by testing the different outcomes of each decision. To make a particular decision, the algorithm considers the particular outcome of the next following decision which has the highest utility (or value).
The Adaptive Dynamic Programming technique therefore explores different paths through a decision tree to assess different outcomes, instead of running through every possible path through the decision tree.
In order to make use of the concepts described in the foregoing paragraphs, the Index considers the “Investment Utility” of an asset, which is a quantification of the relationship between the reward and the risk of making an investment in that asset of a particular given notional amount for a particular given period. The term “investment merit” serves as a useful shorthand for this concept.
3.	THE WEIGHT CALCULATION PROCEDURE
The Grandmaster Weight in respect of each Core Asset and a Selection Date is determined as the average of the Optimized Percentage Weight determined in respect of the Calibration Point in respect of each of the 12 Monthly Stages in respect of such Selection Date.
The Optimized Percentage Weight in respect of each Core Asset and each Calibration Point is determined using 2 parameters (Slope and Curvature) the values of which are calibrated through the application of the Calibration Procedure.

“Slope” represents the rate at which the Expected Investment Utility in respect of an asset increases for given changes in the investment exposure to that asset.
“Curvature” represents how the Expected Investment Utility in respect of an asset diminishes the greater the investment exposure to that asset. Curvature can therefore be considered a manifestation of the law of diminishing marginal returns, which postulates that each additional increase in the investment exposure to an asset results in a progressively smaller increase in the return on that investment, holding constant all of the other variables in the analysis.
The “Expected Investment Utility” in respect of an asset is a quantification of the relationship between the potential reward and the potential risk of making an investment in that asset of a particular given notional amount for a particular given period, taking into account adjustments that are made to the notional amount of that investment in response to the evolution of the relevant markets over the period of that investment.
The Calculation Module sets out the formulae by which Slope, Curvature and Expected Investment Utility are determined in respect of each Core Asset and each Calibration Point.
Through the application of the Calibration Procedure (which is explained below), the value of Slope in respect of each Core Asset and each Calibration Point is calibrated (or “fine-tuned”) (such calibrated value, the “Calibrated Slope”), and the value of Curvature in respect of each Core Asset and each Calibration Point is calibrated (or “fine-tuned”) (such calibrated value, the “Calibrated Curvature”).
The Optimized Percentage Weight in respect of each Core Asset and each Calibration Point (as used to determine the Grandmaster Weight in respect of such Core Asset and the Selection Date) is determined by applying a mathematical optimization process which attempts to find the combination of notional exposures to the Core Assets such that the sum of the Expected Investment Utility in respect of such Calibration Point and all of the Core Assets is the greatest.
4.	THE CALIBRATION PROCEDURE
To determine the Calibrated Slope and the Calibrated Curvature in respect of each Core Asset and each Calibration Point, the Calibration Procedure carries out 1,000 market simulations over the period from the Selection Date to the Horizon Point. Each such market simulation is referred to as an “Iteration”. Each Iteration is therefore a market simulation over a period consisting of the 12 Market Stages.
(1)	Each Iteration comprises three phases.
The following paragraphs describe the process that is applied in respect of each of the 12 Calibration Points during an Iteration.
For clarity, the description set out below of the Calibration Procedure focuses (but not exclusively) on one Calibration Point only (the “Current Calibration Point”), but for the purposes of each Iteration, the procedure described in the following paragraphs is applied in respect of each of the 12 Calibration Points.
(a)	Phase One: determine the exposure allocation
First, the test exposure (the “Test Exposure”) is determined in respect of each Core Asset and the Current Calibration Point by applying a mathematical optimization process which attempts to find the combination of Test Exposures such that the sum of the Expected Investment Utility in respect of the Current Calibration Point and all of the Core Assets is the greatest.

The Slope and the Curvature in respect of each Core Asset and the Current Calibration Point are used as inputs to the calculation of the Test Exposure in respect of such Core Asset and the Current Calibration Point.
Therefore 48 Test Exposures are determined in respect of each Iteration: 12 Test Exposures (in respect of the 12 Calibration Points in respect of such Iteration) are determined in respect of each of the 4 Core Assets.
The calculation of the Test Exposures in respect of the first Iteration (and the 12 Calibration Points in respect of such first Iteration) use as inputs initial values of Slope and Curvature which are the same for each of the Core Assets. These initial values are determined algorithmically.
The calculation of the Test Exposures in respect of each subsequent Iteration (and the 12 Calibration Points in respect of each such subsequent Iteration) use as inputs the values of Slope and the values of Curvature that have been adjusted at the completion of the previous Iteration (during phase three of such previous Iteration).
(b)	Phase Two: evaluate the exposure allocation
Second, the allocation of the exposure of the Index to each Core Asset on the Current Calibration Point is evaluated in respect of such Core Asset and the Current Calibration Point with reference to the evolution of the relevant markets (the “Current Market Scenario”) during the Monthly Stage (the “Current Monthly Stage”) which starts on the Current Calibration Point.
Such evaluation is made by determining the Slope (the “Evaluated Slope”) and the Curvature (the “Evaluated Curvature”) in respect of each Core Asset and the Current Calibration Point which (when used with the Test Exposure in respect of such Core Asset and the Current Calibration Point) results in the investment merit (the “Realized Investment Utility”) being as close as possible to the investment merit in respect of such Current Monthly Stage (the “Current Monthly Utility”).
The Current Monthly Utility in respect of such Current Monthly Stage is determined with reference to:
(i)	the realized returns of each part of the relevant markets reflected by the Current Market Scenario, relative to the realized returns of each other part of the relevant markets reflected by the Current Market Scenario;
(ii)	the realized volatility of the relevant markets reflected by the Current Market Scenario;
(iii)	the realized risk aversion factor in respect of the Current Market Scenario.
The evolution of the relevant markets during a Monthly Stage is modelled by an algorithm, which is described below under the heading “Simulated scenario generation”.
The realized risk aversion factor is initially set at a slightly less conservative level. However, if the monthly realized volatility of an index (that is simulated for these purposes) exceeds a 5% annualized threshold, then the realized risk aversion factor is increased to a higher (and more conservative) level, in order effectively to “penalize” each Core Asset by increasing its Evaluated Curvature. The effect of setting a higher realized risk aversion factor is that the particular combination of Test Exposures, which results in the volatility of the simulated index exceeding the 5% annualized threshold, will register a lower Current Monthly Utility, and this particular combination will thereby be effectively “discouraged” from occurring again.
(c)	Phase Three: adjust Slope and Curvature

Last, the value of Slope and the value of Curvature, that are used as inputs to the calculation of the Test Exposure in respect of each Core Asset and the Current Calibration Point, are adjusted by a calculation which uses as inputs:
(i)	both (A) the Evaluated Slope in respect of such Core Asset and the Current Calibration Point; and (B) the Evaluated Curvature in respect of such Core Asset and the Current Calibration Point; and
(ii)	(other than in the case of the twelfth and final Calibration Point) an estimate of the Slope (the “Future Estimated Slope”) and an estimate of the Curvature (the “Future Estimated Curvature”) in respect of such Core Asset and the Current Calibration Point which best fits the existing relationship between:
(A)	the Test Exposure in respect of such Core Asset and the Current Calibration Point, in respect of each of the current Iteration and each previous Iteration (if any); and
(B)	the Expected Investment Utility in respect of such Core Asset and the Calibration Point immediately following the Current Calibration Point (the “Next Calibration Point”), in respect of each of the current Iteration and each previous Iteration (if any).
The process by which the Future Estimated Slope and the Future Estimated Curvature in respect of each Core Asset and the Current Calibration Point are determined (by finding the best fit relationship described above) is also known as a “regression fit”, in that such process uses information in respect of both the current Iteration and each previous Iteration (if any), and looking back at each such previous Iteration is known as a “regression”.
The Expected Investment Utility in respect of each Core Asset and the Next Calibration Point is determined using the Test Exposure that is determined (during phase one of the current Iteration) in respect of such Core Asset and the Next Calibration Point by applying a mathematical optimization process which attempts to find the combination of Test Exposures such that the Expected Investment Utility in respect of the Next Calibration Point and all of the Core Assets is the greatest.
The inputs to the calculation of the Test Exposure in respect of such Core Asset and the Next Calibration Point are the Slope and Curvature in respect of such Core Asset and the Next Calibration Point, which are either:
(A)	(in the case of the first Iteration) the initial values of Slope and Curvature; and
(B)	(in the case of each subsequent Iteration) the values of Slope and Curvature that have been adjusted at the completion of the previous Iteration (during phase three of such previous Iteration).
(In the case of the twelfth and final Calibration Point, only the Evaluated Slope and the Evaluated Curvature that are determined in respect of such Core Asset and the Monthly Stage which starts on such twelfth and final Calibration Point (and which ends on the Horizon Point) are used as inputs to the calculation of the adjustments to Slope and Curvature.)
The diagram set out on the next page illustrates the three phases of the Calibration Procedure.

The adjusted values of Slope and Curvature in respect of each Calibration Point during a particular Iteration are then applied during the next following Iteration, as part of the process under the Calibration Procedure, by which the parameters that are used to make notional investment allocations (Slope and Curvature) are fine-tuned, over the course of 1,000 Iterations, using 1,000 simulations of the evolution of the relevant markets.
(2)	If an Iteration is not the final Iteration, then the adjusted value of Slope and the adjusted value of Curvature determined in respect of each Core Asset and each Calibration Point at the completion of such Iteration (during phase three of such Iteration) are used as inputs to the calculation of the Test Exposure in respect of such Core Asset and such Calibration Point in the next following Iteration (during phase one of such next following Iteration).

(3)	If an Iteration is the final Iteration, then:
(a)	the adjusted value of Slope in respect of each Core Asset and each Calibration Point (determined at the completion of such final Iteration, during phase three of it) is the Calibrated Slope in respect of such Core Asset and such Calibration Point; and
(b)	the adjusted value of Curvature in respect of each Core Asset and each Calibration Point (determined at the completion of such final Iteration, during phase three of it) is the Calibrated Curvature in respect of such Core Asset and such Calibration Point.
The underlying principle is that the parameters (Slope and Curvature) which are used to determine the combination of weights assigned to the Core Assets on a particular Calibration Point are adjusted, for the purposes of the next Iteration, to reflect both the realized investment merit and the future expectation of the investment merit of that combination, as considered on such Calibration Point.

5.	SIMULATED SCENARIO GENERATION
The evolution of the relevant markets for the purposes of an Iteration during the Calibration Procedure is modelled by the algorithm which is described in general terms below. This algorithm models the relevant markets by generating a simulation of the daily total returns of each Core Asset; such simulation is based on actual historical market data. A separate simulation is generated for the purposes of each Iteration. This algorithm itself is set out in the Calculation Module.
(1)	A dataset (the “Reference Dataset”) is determined in respect of each Core Asset, containing the historical daily total return (the “Historical Core Asset Daily Return”) in respect of such Core Asset and each of between 252 and 504 trading days preceding the relevant Selection Date, depending on the level of the CBOE Volatility Index® (the VIX®) on that Selection Date. The VIX® is made available by the Chicago Board Options Exchange (CBOE).
Each data-point of the Reference Dataset registers the Historical Core Asset Daily Return in respect of the relevant Core Asset and a particular good trading day.
If the percentile level of the VIX® is less than 0.5 on the relevant Selection Date, then the Reference Dataset contains 252 data-points, comprising good trading days preceding the relevant Selection Date, irrespective of the level of the VIX® on those days.
If the percentile level of the VIX® is greater than or equal to 0.5 on the relevant Selection Date, then the Reference Dataset contains an additional number of data-points, comprising only those good trading days on which the level of the VIX® is within a narrow range of its level on that Selection Date; the Reference Dataset will contain up to 252 such additional data-points.
The data-points of the Reference Dataset are ordered chronologically (from earliest to latest), and each of them is assigned a unique serial number.
(2)	The Reference Dataset is used to populate a second dataset (the “Simulation Dataset”), containing 252 data-points. One calendar year is assumed to consist of 252 trading days. In order to populate each data-point of the Simulation Dataset, a random whole number (or integer) is generated (from 1 to the size of the Reference Dataset) in order to choose a particular data-point of the Reference Database; the Historical Core Asset Daily Return that is registered in the chosen data-point of the Reference Dataset is used to populate that particular data-point of the Simulation Dataset.
For the avoidance of doubt, a particular data-point of the Reference Dataset can be used to populate more than one data-point of the Simulation Dataset.

The random number is a computer-generated random number which is uniformly distributed, in order that the random number generation does not give rise to concentrations of numbers.
(3)	A Simulation Dataset is determined in respect of each Core Asset and each of 1,000 Iterations.
(4)	For the purposes of each Iteration, 12 monthly returns are determined. Each such monthly return is used as a simulation of the evolution of the relevant markets for the corresponding Monthly Stage during the relevant Iteration.

Part C4:	Calculation of the Index

1.	DAILY INDEX CALCULATION
1.1	Index Level
The Index Level shall be, in respect of each Index Publication Day “d” following the Index Start Date, an amount denominated in the Index Base Currency and determined (as the Basket Level) by the Index Calculation Agent as of the Index Valuation Time on d in accordance with the Basket Calculation Module, in conjunction with the information set out below.
Basket Calculation Module	Information used
Basket Start Date:	Index Start Date.
Basket Constituents:	Each Constituent.
FX Hedging:	See Part D.
Basket Constituent Closing Level:	See Part C4 1.6.
Basket Percentage Weight:	In respect of each Constituent and a day, the Basket Percentage Weight in respect of such Constituent and the Selection Date immediately preceding such day.

Basket Calculation Module	Information used
Basket Calculation Day:	Each day which is defined as such in Part D (Data).
Rebalancing Date:	Each day which is defined as such in Part D (Data).
Basket Constituent Start Date:	The day which is defined as such in Part D (Data).
Basket Unit Weight Determination Method:	Set Units on Selection Date.
Notional Transaction Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table B.
Notional Replication Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table B.
Notional Roll-over Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table B.
Roll-over Factor:	In respect of each Constituent, the relevant percentage specified as such in Table B.

1.2	Basket Percentage Weight
“Basket Percentage Weight” shall mean, in respect of each Rebalancing Date “r” to occur during the Rebalancing Period in respect of a Selection Date “s” and a Constituent “i”, a percentage determined by the Index Calculation Agent in accordance with the formula set out below.

where:
BPWi,r	=	the Basket Percentage Weight in respect of i and r.
Previous BPWi	=	the Basket Percentage Weight in respect of i and the last Rebalancing Date to occur during the Rebalancing Period in respect of the Selection Date immediately preceding s.
min	=	the lesser of the amounts in the following parentheses and separated by each semi-colon.
N	=	the number of Rebalancing Dates in the Rebalancing Period (i.e. 5).
MPWCi	=	the Model Percentage Weight Cap in respect of i, as specified in Table B.
PWi,r	=	the Percentage Weight in respect of i and r.
For the purposes of the formula set out above, each Rebalancing Date to occur during the Rebalancing Period in respect of s is denoted by the letter “r”, which shall also identify each individual Rebalancing Date during such Rebalancing Period by a number (1 is the first such Rebalancing Date, 2 is the second such Rebalancing Date, and so forth). For the purposes of the Rebalancing Period in respect of the Initial Selection Date only, r shall be the number 5.
“Rebalancing Period” shall mean, in respect of a Selection Date, the five consecutive Rebalancing Dates in respect of such Selection Date.
1.3	Percentage Weight
The Percentage Weight shall be, in respect of a Constituent “i” and each day from (and including) a Selection Date “s” to (but excluding) the Selection Date immediately following s, the Fixed Weight in respect of i multiplied by the Grandmaster Weight determined in respect of s and the Asset Class which contains i.

1.4	Current Composition Index Natural Log Realized Volatility
For the avoidance of doubt, the Current Composition Index Natural Log Realized Volatility shall be determined for the purposes of a further index whose level is derived from the Index Level.

“Current Composition Index Natural Log Realized Volatility” shall mean, in respect of a day “d”, a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:
CCILnRVd	=	the Current Composition Index Natural Log Realized Volatility in respect of d.
od	=	each Index Business Day from (and including) OPSD to (and including) d (each such Index Business Day, an “Observation Day”).
OPSD	=	the Index Business Day which is the Observation Period-1 number of Index Business Days immediately preceding d.
Observation Period	=	the number specified as such in the index conditions in respect of such further derived index.
CCILnRetr,od		the Current Composition Index Natural Log Return in respect of r and od.
Days In Year	=	the number specified as such in the index conditions in respect of such further derived index.
Daysod-ReturnLag,od	=	the number of calendar days from (but excluding) the Observation Day which falls Return Lag number of Index Business Days preceding od to (and including) od.

1.5	Current Composition Index Natural Log Return
For the avoidance of doubt, the Current Composition Index Natural Log Return shall be determined for the purposes of a further index whose level is derived from the Index Level.

“Current Composition Index Natural Log Return” shall mean, in respect of a Rebalancing Date “r” and the particular Observation Day in respect of which the determination is made “od”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
CCILnRetr,od	=	the Current Composition Index Natural Log Return in respect of r and od.
Number	=	the number of Constituents in the Index in respect of which FX Hedging is “Applicable”. Each such Constituent is represented by the variable “j”.
PWj,s	=	the Percentage Weight in respect of j and the Selection Date (which is represented by “s”) corresponding with r, as specified or determined in accordance with this Calculation Module.
ln	=	the natural logarithm of the amount in the following parentheses.
BCCLj,od	=	the Basket Constituent Closing Level in respect of j and od.
BCCLj,od-ReturnLag	=	the Basket Constituent Closing Level in respect of j and the Observation Day which falls Return Lag number of Index Business Days preceding od.
FXj,d	=	the Closing Spot Rate in respect of j and d.
FXj,od-ReturnLag	=	the Closing Spot Rate in respect of j and the Observation Day which falls the Return Lag number of Index Business Days preceding od.
1.6	“Basket Constituent Closing Level” shall mean, in respect of a Basket Constituent “i" and a Basket Calculation Day “d”, either:
(1)	if i is an ETF Share, the Constituent Level in respect of i and d; or
(2)	otherwise, the Constituent Closing Level in respect of i and d.
1.7	“Constituent Level” shall mean, in respect of a Basket Constituent “i" and a Basket Calculation Day “d”, an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:
(1)	If d is the Constituent Level Start Date in respect of i:
CLi,d = 100
(2)	Otherwise:

where:
CLi,d	=	the Constituent Level in respect of i and d.
CLi,d-1	=	the Constituent Level in respect of i and the Basket Calculation Day (“d-1”) immediately preceding d.
etfNTRi,d	=	the ETF Net Total Return Level in respect of i and the first ETF Business Day falling on or prior to d.
etfNTRi,d-1	=	the ETF Net Total Return Level in respect of i and the second ETF Business Day falling on or prior to d.
FedFundd-1	=

the US Federal Funds Effective Rate as of the Federal Reserve Bank of New York Business Day preceding the most recent Federal Reserve Bank of New York Business Day on or before the Basket Calculation Day immediately preceding d, determined by the Index Calculation Agent by reference to the ticker <FEDL01 <Index>>.

“Federal Reserve Bank of New York Business Day” shall mean every weekday excluding the holidays recommended by the Federal Reserve Bank of New York.

Provided that if such rate is unavailable for any reason, the applicable rate shall be the rate prevailing as of the preceding Basket Calculation Day for which such rate is available

dc(d,d-1)	=	the number of calendar days in the period from, and including, d-1 to, but excluding, d.
1.8	“ETF Net Total Return Level” shall mean, in respect of a Basket Constituent “i" and an ETF Business Day “et”, an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:
(1)	If et is the ETF Net Total Return Level Start Date in respect of i:
etfNTRi,et = 100
(2)	Otherwise, if et is on or before the Proxy Switch Date in respect of i:

(3)	Otherwise:

where:

etfNTRi,et	=	the ETF Net Total Return Level in respect of i and et.
etfNTRi,et-1	=	the ETF Net Total Return Level in respect of i and the ETF Business Day (“et-1”) immediately preceding et.
ProxyCCLi,et	=	the Constituent Closing Level in respect of the Proxy Index in respect of i and et, as set out in Part D (Data).
ProxyCCLi,et-1	=	the Constituent Closing Level in respect of the Proxy Index in respect of i and et-1, as set out in Part D (Data).
CCLi,et	=	the Constituent Closing Level in respect of i and et.
CCLi,et-1	=	the Constituent Closing Level in respect of i and et-1.
∏ AdjFactori,et	=	the product of all the Adjustment Factors in respect of i as of et, where each such Adjustment Factor is determined in accordance with the section of this Part D headed "Dividends, Rights Issues and Stock Splits" below; or, if there are no such Adjustment Factors, 1.

2.	CORE ASSET LEVEL
The Core Asset Level in respect of each Core Asset shall be, in respect of each Basket Calculation Day “d” following the Core Asset Index Start Date, an amount determined (as the Basket Level) by the Index Calculation Agent in accordance with the Basket Calculation Module, in conjunction with the information set out below.
Basket Calculation Module	Information used
Basket Start Date:	Core Asset Index Start Date.
Basket Constituents:	Each Constituent which is contained in the relevant Core Asset (and therefore in the relevant Asset Class), as specified in Table C1.
FX Hedging:	In respect of each relevant Constituent, as specified (“Applicable” or “Not Applicable”) in Table C2.
Basket Percentage Weight:	In respect of each Constituent and a day, the relevant Fixed Weight specified in respect of such Constituent in Table C2.

Basket calculation Module	Information used
Basket Calculation Day:	Each day which is defined as such in Part D (Data).
Rebalancing Date:	Each Core Asset Rebalancing Date as defined in Part D (Data).
Notional Transaction Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table C2.
Notional Replication Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table C2.
Notional Roll-over Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table C2.
Roll-over Factor:	In respect of each Constituent, the relevant percentage specified as such in Table C2.

3.	Model Transaction Cost
The Model Transaction Cost in respect of each Core Asset shall be, in respect of each Basket Calculation Day “d” following the Core Asset Index Start Date, an amount determined (as the Notional Transaction Cost) by the Calculation Agent in accordance with the Basket Calculation Module, in conjunction with the information set out below.
Basket Calculation Module	Information used
Basket Start Date:	Core Asset Index Start Date.
Basket Constituents:	Each Constituent which is contained in the relevant Core Asset (and therefore in the relevant Asset Class), as specified in Table C1.
FX Hedging:	In respect of each relevant Constituent, as specified (“Applicable” or “Not Applicable”) in Table C2.
Basket Percentage Weight:	In respect of each Constituent and a day, the relevant Fixed Weight specified in respect of such Constituent in Table C2.
Basket calculation Module	Information used
Basket Calculation Day:	Each day which is defined as such in Part D (Data).
Rebalancing Date:	Each Core Asset Rebalancing Date as defined in Part D (Data).
Notional Transaction Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table C3.
Notional Replication Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table C3.
Notional Roll-over Cost Percentage:	In respect of each Constituent, the relevant percentage specified as such in Table C3.
Roll-over Factor:	In respect of each Constituent, the relevant percentage specified as such in Table C2.

Part C5:	Provisions relating to Constituents

This Part C5 comprises the following sections.

●	Generic Index
(To be read in conjunction with the Additional Constituent Index Definitions)
●	ETF Share
(To be read in conjunction with the Additional Fund Definitions and the Additional Exchange-traded Security Definitions and the Additional Insolvency Definitions)
●	Proprietary Index (Citi index)
(To be read in conjunction with the Additional Constituent Index Definitions)
●	Additional Constituent Index Definitions
●	Additional Fund Definitions
●	Additional Exchange-traded Security Definitions
●	Additional Insolvency Definitions

ETF Share (exchange-traded fund share)

This section of this Part I is applicable only to each Constituent which is classified as an “ETF Share” (each such Constituent, an “ETF Share”).

An ETF Share shall also be classified as (1) a Fund Interest (for the purposes of the Additional Fund Definitions); and (2) a Security (for the purposes of the Additional Exchange-traded Security Definitions), each of which set of additional definitions is set out at the end of Part H and must be read in conjunction with this section of Part C.

ETF Net Total Return Level Start Date:	4 January 1999

Constituent Level Start Date:	4 January 1999

Constituent Closing Level:	The official closing price of the relevant ETF Shares on the relevant Exchange at the Scheduled Closing Time on the relevant Exchange.

Scheduled Trading Day:	Any day on which the relevant Exchange and each relevant Related Exchange are scheduled to be open for trading for their respective regular trading sessions.

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETF Shares.

Adjustment Event:	Each of the following: (1) Adviser Resignation Event; (2) Delisting; (3) Fund Insolvency; (4) Fund Insolvency Event; (5) Fund Modification; (6) Merger Event; (7) Regulatory Action; (8) Reporting Disruption; (9) Strategy Breach; and (10) Tender Offer.

Correction Period:	2 Index Business Days.

Generic Index

This section of this Part C4 is applicable only to each Constituent which is classified (in the Data Module) as a “Generic Index” (each such Constituent, a “Generic Index”).

A Generic Index shall also be classified as a Constituent Index for the purposes of the Additional Constituent Index Definitions, which set of additional definitions is set out at the end of Part C and must be read in conjunction with this section of Part C.

Constituent Closing Level:	The official closing level at the Valuation Time of the relevant Generic Index, or if the level of such Generic Index is published only once a day, the level of such Generic Index as displayed on the applicable Electronic Page.

Scheduled Trading Day:	Any day on which the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) is scheduled to publish the level of the relevant Generic Index.

Disrupted Day:	Any Scheduled Trading Day on which a Market Disruption Event occurs.

Adjustment Event:	Each of the following: (1) Constituent Index Cancellation; and (2) Constituent Index Modification.

Correction Period:	30 calendar days.

“Component” shall mean, in respect of the relevant Generic Index, each component included in such Generic Index.

“Exchange” shall mean, in respect of the relevant Component, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such relevant Component, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such relevant Component has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant Component on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Business Day” shall mean, in respect of the relevant Generic Index, any Scheduled Trading Day for such Generic Index on which the relevant Constituent Index Sponsor publishes the level of such Generic Index.

“Market Disruption Event” shall mean, in respect of the relevant Generic Index:

(1)	the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) fails to publish the level of such Generic Index; or
(2)	the relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or
(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange of Components which in aggregate comprise 20 per cent. or more of the level of such Generic Index; or (b) any relevant Related Exchange of futures contracts or option contracts relating to such Generic Index; or
(4)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (5) or (6) below) which disrupts or impairs the ability of market participants in general (a) (on any relevant Exchange) to effect transactions or to obtain market values for Components which in aggregate comprise 20 per cent. or more of the level of such Generic Index; or (b) (on any relevant Related Exchange) to effect transactions in or to obtain market values for futures contracts or option contracts relating to such Generic Index; or
(5)	the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of Components (which in aggregate comprise 20 per cent. or more of the level of such Generic Index) prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day); or
(6)	the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or option contracts relating to such Generic Index prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

For the purposes of determining whether or not a Market Disruption Event exists in respect of the relevant Generic Index at any time, if an event giving rise to a Market Disruption Event occurs in respect of a Component included in such Generic Index at that time, then the relevant percentage contribution of such Component to the level of such Generic Index shall be based on a comparison of (1) the portion of the level of such Generic Index attributable to such Component; and (2) the overall level of such Generic Index immediately before the occurrence of such Market Disruption Event.

“Related Exchange” shall mean, in respect of the relevant Generic Index, each exchange, trading system or quotation system (“Trading Venue”) in respect of futures contracts or option contracts relating to such Generic Index, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such futures contracts or option contracts has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such futures contracts or option contracts on such temporary substitute Trading Venue as on the original Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Valuation Time” shall mean, in respect of the relevant Generic Index, a Constituent Closing Level and a Scheduled Trading Day for such Generic Index, either:

(1)	the Scheduled Closing Time on the relevant Exchange on such Scheduled Trading Day; or
(2)	if the level of such Generic Index is only published once a day (a) for the purposes of determining whether a Market Disruption Event has occurred: (i) in respect of any Component, the time at which such Component is valued for the purposes of determining the level of such Generic Index for the relevant day; and (ii) in respect of any futures contract or options contract relating to such Generic Index, the close of trading on the relevant Related Exchange; and (b) in all other circumstances, the time when the official closing level of such Generic Index for such day is calculated and published by the relevant Constituent Index Sponsor.

Proprietary Index

This section of this Part C is applicable only to each Constituent which is classified (in the Data Module) as a “Proprietary Index” (each such Constituent, a “Proprietary Index”).

A Proprietary Index shall also be classified as a Constituent Index for the purposes of the Additional Constituent Index Definitions, which set of additional definitions is set out at the end of Part C and must be read in conjunction with this section of Part C.

Constituent Closing Level:	The official closing level of the relevant Proprietary Index.

Scheduled Trading Day:	Any day on which the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) is scheduled to publish the level of the relevant Proprietary Index.

Disrupted Day:	Any Scheduled Trading Day on which the level of the relevant Proprietary Index is not published by or on behalf of the relevant Constituent Index Sponsor.

Adjustment Event:	Each of the following: (1) Constituent Index Cancellation; and (2) Constituent Index Modification.

Correction Period:	30 calendar days.

Additional Constituent Index Definitions

The following definitions constitute the “Additional Constituent Index Definitions”.

“Constituent Index” shall mean each Constituent classified as such.

“Constituent Index Cancellation” shall mean, in respect of any Constituent Index, that the relevant Constituent Index Sponsor permanently cancels such Index.

“Constituent Index Modification” shall mean, in respect of any Constituent Index, that the relevant Constituent Index Sponsor announces that it will make a material change in the formula for or method of calculating such Constituent Index or in any other way materially modifies such Constituent Index (other than a modification prescribed in that formula or method to maintain such Constituent Index in the event of routine events).

“Constituent Index Sponsor” shall mean, in respect of any Constituent Index, the corporation or entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Constituent Index; and (2) announces (directly or through an agent) the level of such Constituent Index on a regular basis.

SUCCESSOR CONSTITUENT INDEX AND SUCCESSOR CONSTITUENT INDEX SPONSOR

If the relevant Constituent Index is (1) not calculated and announced by the relevant Constituent Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such Constituent Index, then in each case that index will be deemed to be such Constituent Index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to these Index Conditions as it determines appropriate to account for such change.

Additional Exchange-traded Security Definitions

The following definitions constitute the “Additional Exchange-traded Security Definitions”.

“Delisting” shall mean that any relevant Exchange announces that, pursuant to its rules, the relevant Securities cease (or will cease) to be listed, traded or publicly quoted on such Exchange for any reason (other than a Merger Event or a Tender Offer) and are not (or will not be) immediately re-listed, re-traded or re-quoted on either: (1) an exchange or quotation system located in either (a) the same country as such Exchange; or (b) if such Exchange is located within the European Union, any member state of the European Union; or (2) another exchange or quotation system (that is acceptable to the Index Calculation Agent) located in another country (that is acceptable to the Index Calculation Agent); or (3) if such Exchange is located in the United States, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market System (or their respective successors).

“Exchange” shall mean, in respect of the relevant Securities, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such relevant Securities, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such relevant Securities has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant Securities on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Business Day” shall mean any Scheduled Trading Day for the relevant Securities on which each relevant Exchange and each relevant Related Exchange is open for trading during its respective regular trading session, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time.

“Exchange Disruption” shall mean:

(1)	any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or
(2)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange; or (b) any relevant Related Exchange; or
(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (4) or (5) below) which materially disrupts or impairs the ability of market participants in general to effect transactions in or to obtain market values for: (a) (on any relevant Exchange) the relevant Securities; or (b) (on any relevant Related Exchange) any Securities Derivative; or
(4)	the closure on any Exchange Business Day of any relevant Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day; or
(5)	the closure on any Exchange Business Day of any relevant Related Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

“Issuer” shall mean, in respect of the relevant Securities, the issuer of such relevant Securities.

“Issuer Insolvency” shall mean, in respect of an Issuer, an Insolvency (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of such Issuer.

“Merger Event” shall mean any:

(1)	reclassification or change of the relevant Securities which results in a transfer of or an irrevocable commitment to transfer all the relevant Securities outstanding to another entity or person; or
(2)	consolidation, amalgamation, merger or binding share exchange of the relevant Issuer with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which it is the continuing entity and which does not result in a reclassification of all the relevant Securities outstanding); or
(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the relevant Securities outstanding for the relevant Issuer, which results in a transfer of or an irrevocable commitment to transfer all such Securities (other than those owned or controlled by such entity or person); or
(4)	consolidation, amalgamation, merger or binding share exchange of the relevant Issuer or its subsidiaries with or into another entity in which such Issuer is the continuing entity, and which does not result in the reclassification or change of all of the relevant Securities outstanding, but results in the relevant Securities outstanding (other than those owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the relevant Securities outstanding immediately following such event.

“Nationalization” shall mean that all the Securities or all or substantially all the assets of an Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“Related Exchange” shall mean, in respect of the relevant Securities, each exchange, trading system or quotation system (“Trading Venue”) in respect of any futures contract or option contract (“Securities Derivatives”) relating to such relevant Securities, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in the relevant Securities Derivatives has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in the relevant Securities Derivatives on such temporary substitute Trading Venue as on the original Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Security” shall mean each Constituent classified as such.

“Tender Offer” shall mean a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person which results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 per cent. and less than 100 per cent. of the voting shares outstanding of the relevant Issuer, as assessed with reference to the filings made with governmental or self-regulatory agencies or such other reasonably relevant information.

“Valuation Time” shall mean the Scheduled Closing Time on the relevant Exchange.

Additional Fund Definitions

The following definitions constitute the “Additional Fund Definitions”.

“Adviser Resignation Event” shall mean, in respect of any Fund Interest, (1) the resignation, termination or replacement of the Fund Adviser of the related Reference Fund; or (2) the resignation, termination or replacement of the Fund Administrator, the management company, the custodian (if any) or the depositary (if any) of the related Reference Fund.

“AUM Threshold” shall mean 500,000,000 US Dollars (or its equivalent).

“Cross-contamination” shall mean, in respect of a Reference Fund, the occurrence of a cross-contamination or other failure to segregate effectively assets between different classes, series, or sub-funds of such Reference Fund.

“Failure by a Fund Service Provider” shall mean, in respect of a Fund Interest and the related Reference Fund, a failure by a Fund Service Provider in respect of such Fund Interest and such Reference Fund to perform any of its obligations in respect of such Fund Interest and such Reference Fund and such Fund Service Provider is not immediately replaced by another fund service provider.

“Fees or Charges Event” shall mean, in respect of a Reference Fund, the imposition of any fees or charges in relation to redemptions, subscriptions or transfers of relevant Fund Interests other than any such fee or charge in existence on the Index Launch Date.

“Fund Administrator” shall mean, in respect of a Reference Fund, the fund administrator, manager, trustee or similar person with the primary administrative responsibility for such Reference Fund.

“Fund Adviser” shall mean, in respect of a Reference Fund, any person appointed in the role of discretionary investment manager or non-discretionary investment adviser (including a non-discretionary investment adviser to a discretionary investment manager or to another non-discretionary investment adviser) for such Reference Fund.

“Fund Adviser Event” shall mean, in respect of a Reference Fund, that the Index Calculation Agent determines (a) that at any time after the Index Launch Date, the total value of the assets managed by the relevant Fund Adviser (including in relation to such Reference Fund) is equal to or less than the AUM Threshold; or (b) that over any period of twelve months, the total value of the assets managed by the relevant Fund Adviser (including in relation to such Reference Fund) has decreased by fifty per cent. (either due to redemptions or decrease in the value of such assets or otherwise).

“Fund Documents” shall mean, in respect of any Fund Interest, the constitutive and governing documents, subscription agreements, other agreements and offering documents however described of the related Reference Fund (including any prospectus and any offering memorandum), specifying the terms and conditions relating to such Fund Interest.

“Fund Insolvency” shall mean, in respect of any Fund Interest, an Insolvency (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of the related Reference Fund.

“Fund Insolvency Event” shall mean, in respect of any Fund Interest, an Insolvency Event (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of the related Reference Fund, the Fund Administrator of such related Reference Fund and any Fund Service Provider of such related Reference Fund.

“Fund Interest” shall mean each Constituent classified as such.

“Fund Limitation Event” shall mean, in respect of any Fund Interest, (1) a material limitation is imposed on dealings in such Fund Interest; (2) the related Reference Fund’s dealing is changed (including, but not limited to, a change in notice periods for redemptions or the imposition of gating provisions); (3) the occurrence of any other event which restricts, in whole or in part, on a permanent or a temporary basis, dealings of any nature with respect to such Fund Interest (whether or not such event occurs pursuant to provisions entitling the related Reference Fund to restrict in any way dealings with respect to such Fund Interest).

“Fund Modification” shall mean, in respect of any Fund Interest, any change or modification of the Fund Documents of the related Reference Fund which could reasonably be expected to affect the value of such Fund Interest or the rights and remedies of holders of such Fund Interest from those prevailing on the Index Start Date.

“Fund Service Provider” shall mean, in respect of a Reference Fund, any person who is appointed to provide services, directly or indirectly, for such Reference Fund, including any administrator, custodian, depositary, domiciliary agent, Fund Administrator, Fund Adviser, management company, operator, prime broker, registrar, transfer agent and trustee.

“Merger Event” shall mean, in respect of any Fund Interest, any:

(1)	reclassification or change of such Fund Interest which results in a transfer of or an irrevocable commitment to transfer all such Fund Interests outstanding to another entity or person; or
(2)	consolidation, amalgamation, merger or binding share exchange of the relevant Reference Fund with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which such Reference Fund is the continuing entity and which does not result in a reclassification or change of all such Fund Interests outstanding); or
(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the outstanding Fund Interests of the relevant Reference Fund, which results in a transfer of or an irrevocable commitment to transfer all such Fund Interests (other than those Fund Interests owned or controlled by such other entity or person); or
(4)	consolidation, amalgamation, merger or binding share exchange of the relevant Reference Fund with or into another entity in which such Reference Fund is the continuing entity and which does not result in the reclassification or change of all such Fund Interests outstanding but results in the outstanding Fund Interests (other than those Fund Interests owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Fund Interests immediately following such event.

The Index Calculation Agent shall determine, using Expert Judgment, the relevant date of such Merger Event.

“Nationalisation” shall mean, in respect of a Reference Fund, that all the Fund Interests of such Reference Fund or all the assets or substantially all the assets of such Reference Fund are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“New Information Event” shall mean, in respect of a Reference Fund, (1) any information in connection with such Reference Fund, the relevant Fund Adviser, the relevant Fund Administrator or other Fund Service Provider is misleading or inaccurate in any respect; or (2) the publication or dissemination (through any medium) of information is or becomes available which, if considered by itself or with other information, which could reasonably be expected to affect the value of such Reference Fund or the rights and remedies of holders of Fund Interests in such Reference Fund from those prevailing on the Index Launch Date.

“Non-Currency Redemption” shall mean, in respect of a Reference Fund, any relevant Fund Interests are redeemed otherwise than in cash or are redeemed in a currency(ies) other than the currency(ies) in which as of the Index Launch Date (and according to the relevant Fund Documents or as otherwise communicated to the Index Calculation Agent) it is intended redemptions of the relevant Fund Interests shall occur.

“Reference Fund” shall mean, in respect of the relevant Fund Interest, the issuer of, or other legal arrangement giving rise to, such Fund Interest.

“Regulatory Action” shall mean, in respect of any Fund Interest, (1) the cancellation, suspension or revocation of the registration or approval of such Fund Interest or the related Reference Fund by any relevant governmental, legal or regulatory authority; (2) any change in the accounting, legal, regulatory or tax treatments of the related Reference Fund or its Fund Adviser that is reasonably likely to have an adverse impact on the value of such Fund Interest or on any investor therein; or (3) the related Reference Fund or any of its Fund Administrator or Fund Adviser becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving the alleged violation of applicable law for activities relating to or resulting from the operation of such Reference Fund, Fund Administrator or Fund Adviser.

“Reporting Disruption” shall mean, in respect of any Fund Interest, (1) the occurrence of any event affecting such Fund Interest which would make it impossible or impracticable for the Index Calculation Agent to determine the value of such Fund Interest for the foreseeable future; (2) any failure of the related Reference Fund to deliver, or cause to be delivered, (a) information that such Reference Fund has agreed to deliver or cause to be delivered; or (b) information that has been previously delivered in accordance with the normal practice of such Reference Fund or its authorized representative, which enable such Reference Fund’s compliance with any investment guideline, asset allocation methodology or other similar policy to be monitored.

“Strategy Breach” shall mean, in respect of any Fund Interest, any breach or violation of any strategy or investment guideline stated in the Fund Documents of the related Reference Fund which could reasonably be expected to affect the value of such Fund Interest or the rights and remedies of holders of such Fund Interest from those prevailing on the Index Start Date.

Additional Insolvency Definitions

The following definitions constitute the “Additional Insolvency Definitions”.

“Insolvency” shall mean, in respect of any entity “X”, that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding up of (or any analogous proceeding) affecting X (1) all the securities of X are required to be transferred to an Insolvency Officer; or (2) holders of the securities of X become legally prohibited from transferring or redeeming such securities.

“Insolvency Event” shall mean, in respect of any entity, “X”:

(1)	X is dissolved or has a resolution passed for its dissolution, winding-up or official liquidation (other than pursuant to a consolidation, amalgamation or merger); or
(2)	X makes a general assignment or arrangement with or for the benefit of its creditors; or
(3)	X either (a) institutes, or has instituted against it by a Competent Official, a proceeding seeking an Insolvency Judgment, or a petition is presented for its winding-up or liquidation by it or by such Competent Official; or (b) has instituted against it a proceeding seeking an Insolvency Judgment, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person not described in (a) above and either (i) results in an Insolvency Judgment or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained, in each case within 15 days of the institution or presentation thereof; or
(4)	X seeks or becomes subject to the appointment of an Insolvency Officer of all or substantially all of its assets; or
(5)	X has a secured party take possession of all or substantially all of its assets (and such secured party maintains possession for not less than 15 days thereafter); or
(6)	X has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets (and such process is not dismissed, discharged, stayed or restrained within 15 days thereafter); or
(7)	the holders of securities issued by X become legally prohibited from transferring such securities; or
(8)	X causes or is subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events described in (1) to (7) above.
For these purposes, “Competent Official” shall mean, in respect of an entity, a regulator, supervisor or other similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or in the jurisdiction of its head office or home office; “Insolvency Law” shall mean any bankruptcy law, insolvency law or other similar law affecting creditors’ rights; and “Insolvency Judgment” shall mean any judgment of insolvency or bankruptcy or any other relief under Insolvency Law.

“Insolvency Officer” shall mean an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official.

Part D:	Data

Part D1	Constituents

Table A	Master list of Constituents

	Constituent	Ticker	Currency
Bond Asset Class
(1)	Citi 10Y-2Y Dynamic US IR Futures Trackers Index	CIIRDBFU	USD
(2)	Citi 10Y-2Y Dynamic EU IR Futures Trackers Index	CIIRDBFE	EUR
(3)	Citi IR 10Y JGB Futures Market Tracker Index	CIIRBF1J	JPY
Commodity Asset Class
(4)	Bloomberg Energy Subindex	BCOMEN	USD
(5)	Bloomberg Precious Metals Subindex	BCOMPR	USD
(6)	Bloomberg Industrial Metals Subindex	BCOMIN	USD
Credit Asset Class
(7)	iShares iBoxx $ Investment Grade Corporate Bond ETF	LQD UP Equity	USD
(8)	iShares Core U.S. Aggregate Bond ETF	AGG UP Equity	USD
(9)	iShares TIPS Bond ETF	TIP UP Equity	USD
(10)	iShares iBoxx High Yield Corporate Bond ETF	HYG UP Equity	USD
Equity Asset Class
(11)	Citi Equity US Large Cap QX Market Tracker Index	CIEQESUX	USD
(12)	Citi Equity Eurozone Large Cap QS Market Tracker Index	CIEQVGES	EUR
(13)	Citi Equity JN (SGX) Large Cap QS Market Tracker Index	CIEQNIJS	JPY

Each Constituent contained in the Bond Asset Class and the Equity Asset Class is a Proprietary Index.

Each Constituent contained in the Commodity Asset Class is a Generic Index.

Each Constituent contained in the Credit Asset Class is an ETF Share.

Each Constituent that is a Proprietary Index or a Generic Index is a Constituent Index.

“Basket Constituent Start Date” shall mean 31 May 2001.

Table B	For the purposes of the Index Level

(For the purposes of Part C4, paragraph 1.1.)

	Fixed (%)	Model Cap (%)	FX Hedging	NTCP (%)	NRCP (%)	NROCP (%)	ROF
(1)	40%	40%	Applicable	0%	0%	0%	1/3
(2)	40%	40%	Applicable	0%	0%	0%	1/3
(3)	20%	20%	Applicable	0%	0%	0%	1/3
(4)	1/3	10%	Applicable	0%	0%	0%	Not Applicable
(5)	1/3	10%	Applicable	0%	0%	0%	Not Applicable
(6)	1/3	10%	Applicable	0%	0%	0%	Not Applicable
(7)	30%	6%	Applicable	0%	0%	0%	Not Applicable
(8)	30%	6%	Applicable	0%	0%	0%	Not Applicable
(9)	20%	4%	Applicable	0%	0%	0%	Not Applicable
(10)	20%	4%	Applicable	0%	0%	0%	Not Applicable
(11)	60%	60%	Applicable	0%	0%	0%	1
(12)	30%	30%	Applicable	0%	0%	0%	1
(13)	10%	10%	Applicable	0%	0%	0%	1

“Fixed Weight” shall mean, in respect of each Constituent, the percentage specified in respect of such Constituent in the table set out above under the heading “Fixed (%)”.

“Model Percentage Weight Cap” shall mean, in respect of each Constituent, the percentage specified in respect of such Constituent in the table set out above under the heading “Model Cap (%)”.

For the purposes of the Allocation Procedure

Table C1

(For the purposes of Part C4, paragraphs 2 and 3.)

	Constituent	Ticker	Currency
Bond Asset Class
(1)	Citi 10Y-2Y Dynamic US IR Futures Trackers Index	CIIRDBFU	USD
(2)	Citi 10Y-2Y Dynamic EU IR Futures Trackers Index	CIIRDBFE	EUR
(3)	Citi IR 10Y JGB Futures Market Tracker Index	CIIRBF1J	JPY
Commodity Asset Class
(4)	Bloomberg Energy Subindex	BCOMEN	USD
(5)	Bloomberg Precious Metals Subindex	BCOMPR	USD
(6)	Bloomberg Industrial Metals Subindex	BCOMIN	USD
Credit Asset Class
(7)	iShares iBoxx $ Investment Grade Corporate Bond ETF	LQD UP Equity	USD
(8)	iShares Core U.S. Aggregate Bond ETF	AGG UP Equity	USD
(9)	iShares TIPS Bond ETF	TIP UP Equity	USD
(10)	iShares iBoxx High Yield Corporate Bond ETF	HYG UP Equity	USD
Equity Asset Class
(11)	Citi Equity US Large Cap QX Market Tracker Index	CIEQESUX	USD
(12)	Citi Equity Eurozone Large Cap QS Market Tracker Index	CIEQVGES	EUR
(13)	Citi Equity JN (SGX) Large Cap QS Market Tracker Index	CIEQNIJS	JPY

Table C2

(For the purposes of Part C4, paragraph 2.)

	Fixed (%)	FX Hedging	NTCP (%)	NRCP (%)	NROCP(%)	ROF
(1)	40%	Applicable	0.02%	0.0%	0.02%	1/3
(2)	40%	Applicable	0.02%	0.0%	0.02%	1/3
(3)	20%	Applicable	0.02%	0.0%	0.02%	1/3
(4)	1/3	Applicable	0.03%	0.0%	0%	Not Applicable
(5)	1/3	Applicable	0.03%	0.0%	0%	Not Applicable
(6)	1/3	Applicable	0.03%	0.0%	0%	Not Applicable
(7)	30%	Applicable	0.02%	0.0%	0%	Not Applicable
(8)	30%	Applicable	0.02%	0.0%	0%	Not Applicable
(9)	20%	Applicable	0.02%	0.0%	0%	Not Applicable
(10)	20%	Applicable	0.02%	0.0%	0%	Not Applicable
(11)	60%	Applicable	0.02%	0.0%	0.02%	1
(12)	30%	Applicable	0.02%	0.0%	0.02%	1
(13)	10%	Applicable	0.02%	0.0%	0.02%	1

“Fixed Weight” shall mean, in respect of each Constituent, the percentage specified in respect of such Constituent in the table set out above under the heading “Fixed (%)”.

Table C3

(For the purposes of Part C4, paragraph 3.)

	NTCP (%)	NRCP (%)	NROCP(%)
(1)	0.02%	0.0%	0.02%
(2)	0.02%	0.0%	0.02%
(3)	0.02%	0.0%	0.02%
(4)	0.03%	0.0%	0%
(5)	0.03%	0.0%	0%
(6)	0.03%	0.0%	0%
(7)	0.06%	0.0%	0%
(8)	0.06%	0.0%	0%
(9)	0.06%	0.0%	0%
(10)	0.06%	0.0%	0%
(11)	0.02%	0.0%	0.02%
(12)	0.02%	0.0%	0.02%
(13)	0.02%	0.0%	0.02%

Key

“NTCP” shall mean Notional Transaction Cost Percentage.

“NRCP” shall mean Notional Replication Cost Percentage.

“NROCP” shall mean Notional Roll-over Cost Percentage.

“ROF” shall mean Roll-over Factor.

Capping

For the purposes of the Allocation Procedure Calculation Module, “Bond Asset Class Cap Type” shall mean Dynamic.

Dividends, Rights Issues and Stock Splits

Upon the occurrence of a Dividend Adjustment Event, a Share Split Adjustment Event, a Stock Dividend Adjustment Event, an Extraordinary Dividend Adjustment Event or a Rights Issue Adjustment Event (each as defined below), the Index Calculation Agent will make the adjustment(s) specified in respect of such event in this part to the composition of the Index including, in particular, to the Basket Unit Weights of the Constituents.

For the avoidance of doubt, Dividend Adjustment Event, a Share Split Adjustment Event, a Stock Dividend Adjustment Event, an Extraordinary Dividend Adjustment Event or a Rights Issue Adjustment Event shall only apply to Constituents which are ETF Shares and shall be treated in the manner described in this part, and will not constitute Adjustment Events.

1.	DIVIDEND ADJUSTMENT EVENT

Following the declaration by the issuer of any ETF Share of a Cash Dividend (as defined below) (a "Dividend Adjustment Event"), the Index Calculation Agent shall calculate the adjustment factor in respect of such Cash Dividend.

An Adjustment Factor in respect of any Cash Dividend paid in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the following formula:

where:

AdjFactori,ex	=	the Adjustment Factor in respect of any dividend paid in relation to a Constituent i on the applicable Ex-Dividend Date.
Dividend Percentagei	=	the Dividend Percentage in respect of a Constituent, being 100%.
Dividendi,ex	=	the Dividend paid in respect of Constituent i on the applicable Ex-Dividend Date.
CCLi,ex-1	=	the Constituent Closing Level of Constituent i in respect of the ETF Business Day immediately preceding the applicable Ex-Dividend Date for Constituent i.

"Cash Dividend" means, in respect of a Constituent, any regular dividend (in the form of a cash dividend only) declared by the issuer of such Constituent for which the Ex-Dividend Date falls on any day after the Index Start Date (excluding any Extraordinary Dividend).

"Dividend" shall mean an Extraordinary Dividend, a Regular Cash Dividend or a Regular Non-cash Dividend, as applicable.

"Ex-Dividend Date" means, in respect of a share and a dividend payment which has been announced by the issuer of such share, the first day on which a purchaser of such share will not be entitled to receive the relevant dividend payment, as fixed by the issuer of such share and/or the primary exchange on which such share is traded.

"Regular Cash Dividend" shall mean, in respect of a Constituent, any regular dividend (in the form of a cash dividend only) declared by the issuer of such Constituent for which the Ex-Dividend Date occurs on any day after the Index Start Date, and excluding any Extraordinary Dividend.

"Regular Non-cash Dividend" shall mean, in respect of a Constituent, any regular dividend (in the form of a scrip (stock) dividend only) declared by the issuer of such Constituent for which the Ex-Dividend Date occurs on any day after the Index Start Date, and excluding any Extraordinary Dividend.

2.	SHARE SPLIT OR STOCK DIVIDEND ADJUSTMENTS

Following the declaration by the issuer of a Constituent of a Share Split (a "Share Split Adjustment Event") or a Stock Dividend (a "Stock Dividend Adjustment Event"), the Index Calculation Agent shall calculate the adjustment factor in respect of such Share Split or Stock Dividend (as the case may be) in respect of the Ex- Date.

An Adjustment Factor in respect of a Share Split Event or Stock Dividend Adjustment Event (as the case may be) in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the following formula:

where:

AdjFactori,ex	=	the Adjustment Factor in respect of a Share Split Adjustment Event or Stock Dividend Adjustment Event (as the case may be) in relation to a Constituent i in respect of the applicable Ex-Date
Bi,ex	=	the total number of issued shares of Constituent i immediately following the Share Split or Stock Dividend (as the case may be) on the applicable Ex-Date.
Ai,ex	=	the total number of issued shares of Constituent i immediately preceding the Share Split or Stock Dividend (as the case may be) on the applicable Ex-Date.

"Ex- Date" means, in respect of a Share Split or a Stock Dividend (as the case may be) in respect of a Constituent, the effective date of such Share Split, as fixed by the issuer of such Constituent and/or the primary exchange on which such Constituent is traded.

"Share Split" means, in respect of a Constituent, a share split, subdivision, reverse share split, consolidation or similar reclassification of the share of such Constituent, for which the Ex-Date falls on any day after the Index Start Date.

"Stock Dividend" means, in respect of a Constituent, a dividend (in the form of a stock dividend) of such Constituent declared by the issuer of such Constituent, for which the Ex-Date falls on any day after the Index Start Date (excluding any Extraordinary Dividend).

3	EXTRAORDINARY DIVIDEND ADJUSTMENT

Following the declaration by the issuer of a Constituent of an Extraordinary Dividend (as defined below) (an "Extraordinary Dividend Adjustment Event"), the Index Calculation Agent shall calculate the adjustment factor in respect of such Extraordinary Dividend in accordance with the formula set out below. If such Ex-Dividend Date is not an Index Business Day, the adjustment shall be made on the next following Index Business Day.

An Adjustment Factor in respect of any Extraordinary Dividend paid in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(a)	If an Extraordinary Dividend Adjustment Event has occurred, but no Dividend Adjustment Event (in accordance with paragraph 1 (Dividend Adjustment Event) above) has occurred for which the Ex-Dividend

Date would fall on the same day, the following formula will be used to calculate the Adjustment Factor in respect of any Extraordinary Dividend:

(b)	If an Extraordinary Dividend Adjustment Event and a Dividend Adjustment Event (in accordance with paragraph 1 (Dividend Adjustment Event) above) has occurred for which the Ex-Dividend Date shall fall on the same day, the following formula will be used to calculate the Adjustment Factor in respect of any Extraordinary Dividend:

where:

AdjFactori,ex	=	the Adjustment Factor in respect of any Extraordinary Dividend Amount paid in relation to Constituent i in respect of the applicable Ex-Dividend Date.
CCLi,ex-1	=	the Constituent Closing Level of Constituent i as of the ETF Business Day immediately preceding the applicable Ex- Dividend Date.
Dividendi,ex	=	has the meaning given to such term in paragraph 1 (Dividend Adjustment Event) above.
Dividend Percentagei	=	the Dividend Percentage in respect of a Constituent, being 100%.
Ex-Dividend Date	=	has the meaning given to such term in paragraph 1 (Dividend Adjustment Event) above.
SpecialCashi,ex	=	the Extraordinary Dividend Amount paid in respect of the Constituent i in respect of the applicable Ex-Dividend Date.

"Extraordinary Dividend Amount" means in respect of an Extraordinary Dividend:

(a)	if such Extraordinary Dividend is a cash dividend, 70% of the gross cash dividend per one share as declared by the issuer of the relevant Constituent, before the withholding or deduction of taxes at source by or on behalf of any applicable authority having power to tax in respect of such a dividend (an "Applicable Authority"), and shall exclude (A) any imputation or other credits, refunds or deductions granted by an Applicable Authority (together, the "Credits"), and (B) any taxes, credits, refunds or benefits imposed, withheld, assessed or levied on the Credits referred to in (A) (converted, if necessary, at the applicable FX Rate for the conversion of the currency in which the relevant Extraordinary Dividend Amount is denominated into the currency in which the Constituent Closing Level of the relevant Constituent is published).

(b)	if such Extraordinary Dividend is a non-cash dividend, an amount per one share equal to the cash value declared by the issuer of the relevant Constituent (whether or not such non-cash dividend includes shares that are the Constituent) or, if no cash value is declared by the issuer of the relevant Constituent, the cash value of such non-cash dividend as determined by the Index Calculation Agent, calculated by reference, where available, to the closing price of any shares or the Constituent Closing Level (as the case may be) comprising such non-cash dividend on the last trading day immediately preceding the relevant Ex-Dividend Date. The cash value of a non-cash dividend shall be converted, if necessary, at the applicable FX Rate for the conversion of the currency in which the relevant Extraordinary Dividend Amount is denominated into the currency in which the Constituent Closing Level of the relevant Constituent is published.

"Extraordinary Dividend" means a dividend or a distribution or portion thereof which is determined by the Index Calculation Agent to be an extraordinary dividend relating to such Constituent having regard to general market consensus and will generally include any dividend (in the form of a cash dividend) which is described as "special", "extra", "irregular" or a "return of capital", for which the applicable Ex-Dividend Date falls on any day after the Index Start Date.

"Ex-Dividend Date" means, in respect of a share and an Extraordinary Dividend, the first day on which a purchaser of such share will not be entitled to receive the relevant Extraordinary Dividend Amount, as fixed by the issuer of such share and/or the primary exchange on which such share is traded.

"FX Rate" means, in respect of the notional exchange of one currency to another currency, the rate as published by The World Markets Company plc in conjunction with Reuters at approximately 4:00 p.m. (London time) on the Ex-Dividend Date or, if such rate is discontinued or unavailable on the relevant day for any reason, such other exchange rate for the relevant currency conversion as the Index Calculation Agent shall determine appropriate by reference to an alternative foreign exchange rate service.

4	RIGHTS ISSUE ADJUSTMENT

Following the declaration by the issuer of a Constituent of a Rights Issue (as defined below) (a "Rights Issue Adjustment Event"), the Index Calculation Agent shall calculate the adjustment factor in respect of such Rights Issue on the Ex-Rights Date in accordance with the formula set out below. If such Ex-Rights Date is not an Index Business Day, the adjustment shall be made on the following Index Business Day.

An Adjustment Factor in respect of a Rights Issue in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the following formula:

where:

AdjFactori,ex	=	the Adjustment Factor in respect of a Rights Issue paid in relation to Constituent i in respect of the applicable Ex-Rights Date.
Ni,ex	=	in respect of the applicable Rights Issue and the Ex-Rights Date, the rights ratio in respect of the new shares entitlement (B) for the existing number of shares (A) in respect of the Constituent i (i.e., the rights ratio is B divided by A).
Si,ex	=	in respect of the applicable Rights Issue and the Ex-Rights Date, the subscription price per share in the Constituent i.
CCLi,ex-1	=	the Constituent Closing Level of Constituent i in respect of the EFT Business Day immediately preceding the applicable Ex-Rights Date.

"Ex-Rights Date" means, in respect of a Rights Issue in respect of a Constituent, the first day on which a purchaser of such share would not be entitled to participate in such Rights Issue, as fixed by the issuer of such Constituent and/or the primary exchange on which such Constituent is traded.

"Rights Issue" means, in respect of a Constituent, a distribution to existing holders of such Eligible Constituent of any share, rights or warrants to purchase shares of such Constituent, in any case for payment (whether in cash or otherwise) at less than the prevailing market price or any other substantially similar event as determined by the Index Calculation Agent and for which the Ex-Rights Date falls on any day after the Index Start Date.

Notes	The use of proxies for the purposes of the Credit Asset Class
	Constituent	Proxy Index	Proxy Ticker	Proxy Switch Date
(7)	iShares Core U.S. Aggregate Bond ETF	Bloomberg US Agg Total Return Value Unhedged USD	LBUSTRUU	25 December 2003
(8)	iShares TIPS Bond ETF	Bloomberg US Treasury Inflation Notes TR Index Value Unhedged USD	LBUTTRUU	16 December 2003
(9)	iShares iBoxx $ Investment Grade Corporate Bond ETF	iBoxx USD Liquid Investment Grade Index TR	IBOXIG	3 January 2004
(10)	iShares iBoxx High Yield Corporate Bond ETF	iBoxx USD Liquid High Yield Index TR	IBOXHY	23 May 2007

Each Proxy Index is a Generic Index.

The calendar of Scheduled Trading Days of these Constituents is based on the days on which the New York Stock Exchange is scheduled to be open.

It should also be noted that the proxies described above have been used to enable the calculation of hypothetical simulated Index Levels, and for the purposes of modelling. The use of different proxies may give different results. Please see the notice under the heading “LIMITED PERFORMANCE HISTORY; HYPOTHETICAL SIMULATED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS” in Part I2 (Specific Risk Factors).

Part D2	Dates and times

“Basket Calculation Day”	shall mean	every weekday.
“Index Business Day”	shall mean	each day on which the London Stock Exchange and the New York Stock Exchange are both scheduled to be open.
“Index Valuation Time”	shall mean	in respect of a day, 11:00 p.m. (London time) on such day.
“Rebalancing Date”	shall mean	(1) the Index Start Date; (2) each Principal Rebalancing Date; and (3) each Intermediate Rebalancing Date, each subject to adjustment in accordance with Part F (Adjustment of dates).
“Principal Rebalancing Date”	shall mean	the earliest day which is the second Index Business Day immediately following the earliest Index Business Day which falls on or after each Selection Date.
“Intermediate Rebalancing Date”	shall mean	each of the four consecutive Index Business Days immediately following each Principal Rebalancing Date.
In the event that a Rebalancing Date is adjusted in accordance with Part F (Adjustment of dates), each of the remaining Intermediate Rebalancing Dates in respect of the relevant Selection Date (if any) shall be postponed to the first Index Business Day immediately following the preceding Rebalancing Date after such adjustment, until all Rebalancing Dates.
“Core Asset Rebalancing Date”	shall mean	(1) the Index Start Date; and (2) the earliest day which is the second Index Business Day immediately following each Selection Date, subject to adjustment in accordance with Part F (Adjustment of dates).
“Valuation Date”	shall mean	each Basket Calculation Day, subject to adjustment in accordance with Part F (Adjustment of dates).
“Selection Date”	shall mean	(1) 29 December 1999; and (2) the final Basket Calculation Day of each calendar month.
“Intermediate Selection Date”	shall mean	the second Index Business Day immediately preceding each of the four Intermediate Rebalancing Dates following a Selection Date. Each such date will be determined on the relevant Selection Date and will not be adjusted for holidays or disruptions which occur after such relevant Selection Date.
“ETF Business Day”	shall mean	each Basket Calculation Day.
“Roll-over Day”	shall mean	The day with effect from which each Constituent of the relevant Index has fully rolled its notional position out of one forward contract or futures contract (as relevant) into a notional position in another forward contract or futures contract (as relevant), however described in the Constituent Index Conditions in respect of such Constituent.
For purposes of index calculation, there is no Roll-over Day in respect of the Bloomberg Energy Subindex, the Bloomberg Precious Metals Subindex, and the Bloomberg Industrial Metals Subindex.

Part E:	Valuation of Constituents

1.	CONSTITUENT CLOSING LEVEL
“Constituent Closing Level” shall mean, in respect of a Constituent and a Valuation Date the level, price, rate or value specified in the Calculation Module, and determined by the Index Calculation Agent, where applicable, by reference to the information set out in respect of such Constituent in Part D (Data).
2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES
If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

Part F:	Adjustment of dates

1.	SPECIFIED METHOD OF ADJUSTMENTS
Each type of date specified in the table set out below under the heading “Type of date” is adjusted to account for holidays in accordance with the method specified under the headings “Holidays” and “Method”.
Each type of date specified in the table set out below under the heading “Type of date” is adjusted to account for disruptions in accordance with the method specified under the headings “Disruption” and “Method”.
Type of date	Holidays	Disruption
	Method	Method	Roll
Valuation Date	Look Back	Look Back	Not Applicable
Rebalancing Date	Move In Block	Value What You Can	5
Core Asset Rebalancing Date	Move In Block	Value What You Can	5
Selection Date	Not Applicable	Not Applicable	Not Applicable

2.	ADJUSTMENTS FOR HOLIDAYS
If a scheduled date (the “Scheduled Date”) of a particular type is not a Scheduled Trading Day for any Constituent, then:
(1)	if “Look Back” is specified to apply in respect of such type of date, then:
(a)	the relevant date of such type for each Constituent for which the Scheduled Date is a Scheduled Trading Day shall be the Scheduled Date; and
(b)	the relevant date of such type for each Constituent for which the Scheduled Date is not a Scheduled Trading Day shall be the first day immediately preceding the Scheduled Date which is a Good Day for such Constituent; or
(2)	if “Move In Block” is specified to apply in respect of such type of date, then the relevant date of such type shall be the first day immediately following the Scheduled Date which is a Good Day for all of the Constituents; or
(3)	if “Value What You Can” is specified to apply in respect of such type of date, then:
(a)	the relevant date of such type for each Constituent for which the Scheduled Date is a Scheduled Trading Day shall be the Scheduled Date; and
(b)

the relevant date of such type for each Constituent for which the Scheduled Date is not a Scheduled Trading Day shall be the first day immediately following the Scheduled Date which is a Good Day for such Constituent.

3.	ADJUSTMENTS FOR DISRUPTIONS
If a scheduled date (the “Scheduled Date”) of a particular type is a Disrupted Day for any Constituent, then:
(1)	if “Look Back” is specified to apply in respect of such type of date, then:

(a)	the relevant date of such type for each Constituent for which the Scheduled Date is a Scheduled Trading Day shall be the Scheduled Date; and
(b)	the relevant date of such type for each Constituent for which the Scheduled Date is not a Scheduled Trading Day shall be the first day immediately preceding the Scheduled Date which is a Good Day for such Constituent; or
(2)	if “Move In Block” is specified to apply in respect of such type of date, then the relevant date of such type shall be the earlier of:
(a)	the first day immediately following the Scheduled Date which is a Good Day for all Constituents; and
(b)	the day following the Scheduled Date which is the number of Scheduled Trading Days for all Constituents specified under the headings “Disruption” and “Roll” of the table set out above, notwithstanding that such day is a Disrupted Day for any Constituent, in which case the provisions of Part G (Adjustments, disruption and cancellation) shall apply; or
(3)	if “Value What You Can” is specified to apply in respect of a type of date, then:
(a)	the relevant date of such type for each Constituent for which the Scheduled Date is not a Disrupted Day shall be the Scheduled Date; and
(b)	the relevant date of such type for each Constituent for which the Scheduled Date is a Disrupted Day shall be the earlier of:
(i)	the first day immediately following the Scheduled Date which is a Good Day for such Constituent; and
(ii)	the day following the Scheduled Date which is the number of Scheduled Trading Days for such Constituent specified under the headings “Disruption” and “Roll” of the table set out above, notwithstanding that such day is a Disrupted Day for such Constituent, in which case the provisions of Part G (Adjustments, disruption and cancellation) shall apply.
4.	WHEN A SCHEDULED DATE IS BOTH A HOLIDAY AND DISRUPTED
If a scheduled date (the “Scheduled Date”) of any type is a Bad Day for any Constituent, then:
(1)	first, such Scheduled Date shall be adjusted in accordance with paragraph 2 above to adjust for any holiday; and then
(2)	second, such Scheduled Date after such postponement shall be further adjusted (if necessary) in accordance with paragraph 3 above for any “disruption”.
5.	DEFINITIONS
“Bad Day” shall mean, in respect of a Constituent, a day which is either (1) not a Scheduled Trading Day for such Constituent; or (2) a Disrupted Day for such Constituent.
“Good Day” shall mean, in respect of a Constituent, a day which is both a Scheduled Trading Day for such Constituent and not a Disrupted Day for such Constituent.

Part G:	Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENTS
If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:
(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Publication Day on which such Adjustment Event does not occur or continue to occur; and/or
(2)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:
(a)	determine the effective date of such replacement; and
(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or
(3)	the Index Administrator may discontinue and cancel the Index.
2.	DISRUPTED DAYS
If any Index Publication Day is a Disrupted Day for any Constituent, then the Index Calculation Agent may:
(1)	publish its good faith estimate of the Index Level for such Index Publication Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or
(2)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Publication Day which is not a Disrupted Day for any Constituent.
3.	CANCELLATION OF THE INDEX
The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level. In discontinuing and cancelling the Index, the Index Administrator shall act in good faith and in a commercially reasonable manner , and shall be subject to the oversight of the Index Governance Committee, as described in Part L (Miscellaneous). The Index Administrator shall consider the extent to which consultation in respect of any discontinuation and cancellation of the Index with affected stakeholders is appropriate and practicable.

Part H:	Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part C (Provisions relating to Constituents) of the Calculation Module.

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership of a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index.

“Constituent Closing Level” shall have the meaning given to it in Part E (Valuation of Constituents).

“Constituent Licensing Event” shall mean, in respect of a Constituent, that (1) any licence granted to the Index Administrator and/or the Index Calculation Agent and/or any of their respective Affiliates to use such Constituent in connection with the Index is terminated; or (2) any such person’s right to use such Constituent in connection with the Index is otherwise disputed, impaired or ceases for any reason.

“Correction Period” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part C (Provisions relating to Constituents) of the Calculation Module.

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part C (Provisions relating to Constituents) of the Calculation Module.

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part J (Miscellaneous).

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall have the meaning given to it in Part D (Data).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the day specified as such in Part B (Key Information).

“Index Level” shall mean, in respect of a day, the closing level of the Index as of the Index Valuation Time on such day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of the Index.

“Index Publication Day” shall have the meaning given to it in Part B (Key Information).

“Index Start Date” shall mean the date specified as such in Part B (Key Information).

“Index Start Level” shall mean the Index Level on the Index Start Date, as specified in Part B (Key Information).

“Index Ticker” shall mean the Electronic Page specified as such in Part B (Key Information), or any alternative Electronic Page as may be designated by the Index Administrator.

“Index Valuation Time” shall have the meaning given to it in Part D (Data).

Part I:	Risk Factors

Part I1:	General Risk Factors

This Part I1 contains a discussion of the general risk factors associated with index investing and an important statement regarding conflicts of interest.

1.	INTRODUCTION
The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.
The Index represents the value of its Constituents, as weighted according to any weighting scheme used by the Index. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.
The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.
Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.
2.	PERFORMANCE OF THE INDEX
2.1	The performance of the Index may be significantly lower than the performance of certain Constituents
The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.
2.2	The correlation between the Constituents may change unpredictably
Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.
2.3	The Index may be subject to currency rate risk
The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.
3.	NOTIONAL EXPOSURE
The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.
3.1	No rights
Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.
3.2	No offer
Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).
3.3	Reinvestment.
If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.
4.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT
The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.
No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.
5.	NO INVESTIGATION
Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions with respect to any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.
6.	EFFECT OF FEES
The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

7.	EFFECT OF NOTIONAL COSTS
The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.
8.	DISRUPTION TO THE INDEX
Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions (including the Calculation Module), may have consequences including:
(1)	the Index Calculation Agent adjusting dates;
(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;
(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;
(4)	the Index Administrator making a modification or change to these Index Conditions; and
(5)	the Index Administrator discontinuing and cancelling the Index.
Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.
The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.
9.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT
These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part J (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest
The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the “Product Provider”) is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.
1.	DISCRETIONS
As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.
2.	HEDGING
The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the Index declines.
3.	TRADING ACTIVITIES
The Product Provider and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.
4.	INDEX FEE
If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.
5.	NOTIONAL TRANSACTION COSTS
If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS
If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.
7.	UNAVAILABILITY OF THE INDEX
In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.
8.	LICENSING FEE
If the Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.
9.	SHARING PAYMENTS
Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with the Index, may be shared with third parties.

Part I2:	Specific Risk Factors

This Part I2 contains a discussion of the specific risk factors associated with the Index.

1.	RISKS WHICH ARISE IN RESPECT OF THE CONSTITUENTS
The performance of the Index is dependent on the performance of the Constituent Indices.
There can be no assurance that a Constituent Index will generate positive returns.
Knowledge of the methodology of the Constituent Indices is essential to evaluate the Index.
The risks which exist in respect of an exposure to the Constituent Indices also exist in respect of an exposure to the Index. Consequently investors should read and understand the index conditions of the Constituent Indices, including the disclosure and the discussion of the risks which arise in respect of an exposure to the Constituent Indices.
Prospective investors in an Index Linked Product linked to an Index containing an ETF Share should be familiar with exchange-traded funds generally. The price volatility of ETF Shares contained in an Index must be considered. The value of ETF Shares may go down as well as up, and the value of the ETF Shares on any date may not reflect their performance in any prior period. There can be no assurance as to the future value of the ETF Shares, or as to the continued existence of the ETF Shares.
Although ETF Shares are traded on an exchange and are therefore valued in a similar manner as a stock traded on an exchange, the Adjustment Events defined with respect to an ETF Share include certain events and circumstances which would be applicable to a fund.
An exchange-traded fund may trade and invest in a broad range of investments such as debt and equity securities, commodities and foreign exchange, and may enter into derivative transactions, including without limitation futures contracts and option contracts. The trend in the Index Level of an Index containing an ETF Share may not correlate with the trend in any market to which the relevant exchange-traded fund creates an investment exposure.
The value of an ETF Share may be affected by the performance of persons providing services to the relevant exchange-traded fund, including the investment manager or the investment adviser to the relevant exchange-traded fund.
The combination of these risks may create additional particular risks which may substantially increase the effect of adverse market movements.
2.	STRATEGY RISK
(1)	Overview
The Index methodology is a quantitative weighting strategy. The Index methodology determines the percentage weights of the Constituents of the Index on a monthly basis in an attempt to find the combination of percentage weights which will result in the optimal investment outcome, by applying an adaptive dynamic programming technique (which is referred to as the Allocation Procedure) over simulated market environments.
However, there is no guarantee that the Allocation Procedure will find the combination of percentage weights which results in the optimal investment outcome, and there is no guarantee that the actual evolution of the relevant markets will be similar to the market environments that are simulated by the Index methodology.

Furthermore, there is no guarantee that the actual investment outcome achieved by the Index will resemble the optimal investment outcome identified by the Allocation Procedure.
(2)	Optimization process (maximization)
(a)	The optimization process used in the Calibration Procedure (which is a part of the Allocation Procedure) attempts to find the combination of Grandmaster Weights in respect of the Constituents which is expected to deliver the best (or optimal) investment outcome in the market environment suggested by the relevant simulations of market evolution. The optimization process attempts to find the particular combination of Grandmaster Weights which results in the investment outcome which has the highest value (that is, the highest Investment Utility, as described in Part C3 (Overview of the Allocation Procedure)). The optimization process attempts to find the investment outcome the value (or the Investment Utility) of which is “maximized”. In order to do so, the optimization process searches many dimensions, this is, the optimization process searches many different combinations of Grandmaster Weights, that are applied at different Calibration Points of each of the Iterations of the simulation of the relevant markets, whilst reflecting the interactions of Slope and Curvature. Although it is possible to confirm mathematically that a particular determination is a so-called “local” maximization (that is, such particular determination results in the investment outcome which has the highest Investment Utility at a particular Calibration Point of a particular Iteration, and its associated market simulation), such particular determination may not be the so-called “global” (or overall) maximization.
(b)	As described in Part C3 (Overview of the Allocation Procedure), an adaptive programming technique is described as being “recursive”, in that it works backwards from the goal (at the end of the period), determining the particular sequence of decisions that should be made over the period in order to attain that goal. Each decision has two or more possible outcomes. In turn, each such possible outcome leads into a further decision, which itself has two or more possible outcomes, each of which leads into a further decision, and so on. All of these decisions and their possible outcomes form a so-called “decision tree”, as illustrated in Part C3 (Overview of the Allocation Procedure). In order to determine the particular sequence of decisions that should be made (that is, in order to find the path through the decision tree in order to attain the goal), the adaptive programming algorithm considers the utility (or value) of the different outcomes of each of those decisions. Where there are many decisions, and many possible outcomes of each decision, the decision tree is more complex, and it can become impossible to evaluate every possible path through a complex decision tree owing to the quantity of data required. Rather than attempting to identify and evaluate every possible path through a complex decision tree, an adaptive dynamic programming technique instead explores different paths through the decision tree to assess their outcomes. Although an adaptive dynamic programming technique makes possible evaluating a complex decision tree, there is no guarantee that it will find the particular path which maximizes the goal. To continue the analogy used in this paragraph, an adaptive programming technique may not find the best path through the decision tree.
(c)	Several assumptions underlie the regression procedure that is used. These assumptions include the use of a particular weighting scheme, the use of certain boundary constraints, and the use of either a quadratic fit or a linear fit. In addition, for the purposes of the first Iteration, the initial conditions are based on the particular assumption that higher notional exposures to assets tend to have a marginal investment utility close to zero. Different assumptions and initial conditions may lead to different results. In particular, it should be noted that the regression procedure effectively does not “see” the outcome of a particular decision if the outcome of that decision (which indicates the resulting notional exposure assigned to a particular asset) is exactly zero, even though that data-point may contain information that other techniques (for example, those based on numerical gradient methods) may be able to exploit.
(d)	Maximization is found through a systematic step-by-step determination, and not a single equation with a single calculated result. Therefore small variations in the initial conditions of the systematic step-by-step determination may result in wider divergences in the results obtained from the systematic step-by-step determination. The Calibration Procedure operates through a substantial number of Iterations, and the result of each Iteration (other than the final Iteration) of the Calibration Procedure provides the numerical inputs to the operation of the next following Iteration. Any narrow variation in the initial conditions may lead to wider divergences, particularly over an increasing number of Iterations.
(e)	A key part of the Calibration Procedure is the determination of the Expected Investment Utility in respect of each Core Asset and each Calibration Point of each Iteration. It is important to note that the Expected Investment Utility in respect of each Core Asset and each Calibration Point is determined without reference to any other Core Asset or Calibration Point, and therefore without reference to any cross-dependency. The method of determining Expected Investment Utility that is used by the Index methodology may not be as accurate as an alternative method. The Index may underperform an alternative index or investment which uses an alternative method.
(3)	Limitations in the market simulations
(a)	As described in Part C3 (Overview of the Allocation Procedure), the simulation of the relevant markets uses historical total daily returns that are ordered, for the purposes of each Iteration of the simulation, in a particular manner (as described below). Although the simulation is generated over a substantial number of Iterations in an attempt to more closely model the evolution of the relevant markets, the actual evolution of the relevant markets may nonetheless be substantially different from the simulated evolution of the relevant markets.
(b)	The extent of the reference dataset of historical total daily returns that is used for the purposes of the simulation of the relevant markets is determined with reference to the level of the CBOE Volatility Index (the VIX®) on the Selection Date corresponding with relevant monthly rebalancing of the Index. The VIX® is assumed to indicate the level of uncertainty in the US equity market, by attempting to measure the market’s expectation of volatility based on S&P 500 index options. A high VIX® level on that Selection Date is assumed to imply a high level of expected volatility (and therefore uncertainty). Conversely, a low VIX® level on that Selection Date is assumed to imply a low level of expected volatility (and therefore uncertainty). If the VIX® percentile level is less than 0.5 on that Selection Date, then the reference dataset is shorter, and contains historical total daily returns for fewer days. The VIX® level only reflects options written the S&P 500 (which is an index which contains shares listed on US exchanges); the VIX® does not represent other equity markets, or the other Asset Classes represented by the Index. Therefore the VIX® level on that Selection Date may not be an accurate representation of market behaviour, and if the VIX® level on that Selection Date is an inaccurate representation, then the resulting simulation of the evolution of the relevant markets may not be as accurate as it would otherwise have been.
(c)	The Index Calculation Agent makes use of a particular specific random number generator, operating with specific inputs, to generate the order of the list of particular historical returns that are used to simulate the evolution of the relevant markets for each Iteration. Different random number generators (operating with different inputs) that are run on different computers (each of which has its own processor architecture) will produce different results. Over any particular period, the Index may not perform as well as it would have done if it had used a different list of historical returns. Moreover, the Index has been developed using a simulated past performance that has been measured on the basis of one particular list of historical returns, and with the use of a particular random number generator (and the Index is determined using a different random number generator with effect from the Index Launch Date). A different list of historical returns will have resulted in different simulated past performance, and this might have influenced the design of the Index. The particular list of historical returns that was used during the development of the Index is made available by the Index Administrator to Investors in Index Linked Products for the purposes of verifying any simulated past performance of the Index.
(d)	It is emphasized that there is no guarantee that the actual evolution of the relevant markets will be similar to the market environments that are simulated by the Index methodology.

The past cannot be considered a guide to the future. A variety of factors will influence and affect the evolution of the relevant markets, such as national political, international geopolitical and macro-economic developments, as well as developments that are more specific to particular parts of the financial and commodity markets. The particular combined effect at any one time of these factors will be unique to that time and therefore incapable of being accurately simulated, and will not be repeated.

(4)	Volatility adjustment
(a)	The Index methodology contains a volatility adjustment process (the “Volatility Adjustment Process”) which attempts to maintain the annualized volatility of the Index at approximately 5% (the “Volatility Target”). The Volatility Adjustment Process operates as part of the monthly rebalancing of the Index, and adjusts the monthly simulated notional allocations of the Index to the Core Assets that are made during the Calibration Procedure, and thereby influences the actual notional allocations of the Index to the Core Assets. The Volatility Adjustment Process therefore differs from more traditional volatility targeting techniques, which generally increase (lever) or decrease (de-lever) directly a notional exposure to a portfolio as a whole in order to attempt to target a particular level of volatility within that portfolio.
(b)	The Volatility Adjustment Process uses a Risk Aversion Parameter, which may emphasize the contribution, to the Expected Investment Utility in respect of a Core Asset, of the volatility of such Core Asset, and thereby adjusts the monthly notional allocation of a simulated version of the Index (the “Simulated Index”) to that Core Asset. The Risk Aversion Parameter reacts to the realized volatility of the Simulated Index, as measured over each Monthly Stage. The Risk Aversion Parameter is set to either 1 or 19. If the monthly volatility of the Simulated Index is too high, then the Volatility Adjustment Process will adjust the Risk Aversion Parameter to its higher value of 19 and thereby may tilt the notional allocation of the Simulated Index to those Core Assets which demonstrate lower volatility than other Core Assets, and conversely, if the monthly volatility of the Simulated Index is too low, then the Volatility Adjustment Process will leave the Risk Aversion Parameter unchanged at its lower value of 1.
(c)	The Volatility Adjustment Process may not be effective, and alternative methods of targeting volatility (such as the more traditional approach that is mentioned above) may be more effective. The Volatility Target may not be achievable through the use of tilting the notional allocations of the Index.
(i)	The actual volatility of a Core Asset may differ from its volatility as used for the purposes of the Volatility Adjustment Process, and any such difference may make the Volatility Adjustment Process less effective.
(ii)	The Volatility Adjustment Process measures the volatility of the Simulated Index over Monthly Steps. Using a different method for measuring volatility, or measuring volatility over a different period, may give different results.
(iii)	The Volatility Adjustment Process sets the Risk Aversion Parameter that is applied in respect of each Core Asset to one of two specified values. Using different values may give different results.
(iv)	The Calibration Procedure involves many computational steps, one of which is the Volatility Adjustment Process, and the other computational steps of the Calibration Procedure may affect the ability of the Volatility Adjustment Process to achieve the Target Volatility.
(v)	Moreover, the Volatility Adjustment Process operates exclusively as part of a monthly rebalancing, and will not therefore be as reactive as an alternative method of targeting volatility which operates more frequently, or more directly on the notional exposures of the relevant portfolio as a whole.
(5)	Caps are applied to weights

The weight in respect of each Constituent is subject to the relevant Model Percentage Weight Cap that is specified in respect of such Constituent. Investors in Index Linked Products should note that these limits may affect the performance of the Index Level.

(6)	Rebalancing frequency
(a)	The Index is scheduled to be rebalanced monthly. The Percentage Weight that is applied to each Constituent on each such rebalancing is the Fixed Weight that is specified in respect of such Constituent multiplied by the Grandmaster Weight that is determined (through the operation of the Allocation Procedure) in respect of the particular Asset Class to which such Constituent belongs. The Grandmaster Weights are determined only on a rebalancing of the Index, and the Grandmaster Weights that are determined for the purposes of one rebalancing are applied throughout the period to the next following rebalancing. However, although the Investment Utility in respect of the particular combination of Grandmaster Weights that is determined on a particular rebalancing of the Index is maximized at the time of their determination, an alternative combination of Grandmaster Weights may have a greater Investment Utility during the period to the next following rebalancing.
(b)	The Percentage Weights that are determined in respect of the Constituents on a rebalancing of the Index are determined at the time of such rebalancing, but such Percentage Weights are applied to the Constituents for the period up to the next rebalancing of the Index. As the Constituent Closing Levels, expected returns and the Index Level itself all move daily, the Percentage Weights that are determined on a rebalancing of the Index may not remain an accurate representation of the Investment Utility in respect of such combination throughout the period to the next rebalancing of the Index.
(7)	The Index uses fixed parameters
In common with many algorithmic strategies, the Index methodology operates with reference to fixed parameters. These fixed parameters include (without limitation) (1) the monthly frequency of optimization and rebalancing; (2) the Fixed Weight that is specified in respect of each Constituent; (3) the parameters that are used for the Calibration Process; (4) the number of Iterations used to generate the simulation of the relevant markets; and (5) the Model Percentage Weight Cap that is applied in respect of each Constituent. The Index methodology assumes that these fixed parameters that are used in the calculation of the Index are reasonable in the context of the Index. The Index may underperform an alternative index or investment which uses different parameters.
3.	CONSTITUENT PERFORMANCE
Over any given period, some of the relevant Constituents may appreciate and others may depreciate. The performance of the depreciating Constituents (if any) will offset the performance of the appreciating Constituents (if any). In this circumstance, the overall performance of the Index will be lower than it would have been had the Index only allocated notional exposure to the appreciating Constituents.
4.	FX RISK
A number of the Constituents (each, an “FX Conversion Constituent”) may be denominated in currencies other than the Index Base Currency (which is specified in Part B (Key Information)). Accordingly, in calculating the Index Level, the Index Calculation Agent is required to convert the relevant level of each FX Conversion Constituent into the Index Base Currency using the specified exchange rate in respect of the relevant Valuation Date. This means that an Investor in an Index Linked Product may be subject to exchange rate risk in respect of the FX Conversion Constituents. Movements in the relevant exchange rates may be such that, on the one hand, the Index Base Currency may become stronger, and/or on the other hand, the other relevant currencies may become weaker, in which case the exchange rate in respect of a particular conversion may be less favourable to an investor in an Index Linked Product, and the Index Level may be adversely affected. In particular, if the exchange rate in respect of a particular FX Conversion Constituent becomes less favourable to an investor in an Index Linked Product, then such change in such exchange rate may negate, in whole or in part, any positive performance of that FX Conversion Constituent and/or the other Constituents and/or the Index as a whole.

5.	NOTIONAL COSTS
As specified in these Index Conditions in Part D (Data), certain notional costs are deducted from the performance of the Index. These notional costs are a Notional Transaction Cost, a Notional Replication Cost and a Notional Roll-over Cost in respect of each Constituent of the Index. The Index Level may be lower than if such notional costs had not been deducted.
Additionally, some of the Constituents (which are themselves indices) may also deduct notional costs (whether notional fees, notional replication costs or notional transaction costs) in respect of their own constituents. Such notional costs (if any) are described in the underlying methodologies for the relevant Constituent. The deduction of those costs (if any) will reduce the respective levels of those Constituents.
Investors in any Index Linked Product are advised to scrutinize and to understand the various notional costs set out in these Index Conditions (and the index conditions of each Constituent which is an index) because all of them may ultimately serve to act as a drag on the Index Level (unless the Index is sufficiently successful to overcome the cumulative effect of these notional costs) and restrict the return available (if any) under such Index Linked Product. Investors should note that the cumulative effect of these notional costs (if any) may be significant and will adversely affect the performance of the Index.
6.	LIMITATIONS IN THE DESIGN OF THE INDEX
In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. If market conditions change from the conditions prevailing when these assumptions were made, the Index may underperform. An alternative index using other processes and parameters may outperform the Index.
7.	MODEL PRECISION
The Index methodology is a complex calculation model which is sensitive to the precision of both the original inputs and the interim calculations. Each of these are in turn dependent on the rounding conventions used in the financial market for the primary data and the rounding conventions determined appropriate by the Index Calculation Agent at each stage of the calculation process.
8.	THE INDEX IS NOT THE RESULT OF INVESTMENT MANAGEMENT
The Index is purely algorithmic and does not incorporate any discretionary investment management. The Index will only respond to market conditions in the manner described in these Index Conditions. If the relevant markets that the Index has been developed to represent change or evolve in a manner that is not described in and anticipated by these Index Conditions, then the Index will not react to such change or evolution. The Index will only react to the data that are used to determine the Index Level, in the manner described in these Index Conditions. The Index methodology will not be updated to reflect any change in, or evolution of, the relevant markets. The Index may underperform an alternative index or investment which succeeds in reflecting any such change in, or evolution of, the relevant markets. The Index may underperform an investment that is managed by a discretionary investment manager.
9.	PERFORMANCE RISK

The Index Methodology cannot guarantee that tracking the Index will result in an increased Index Level over time. The Index may underperform other indices with the same constituents, where those other indices employ a different weighting scheme. The Index Methodology does not seek to outperform any benchmark in absolute terms and may underperform any benchmark.

10.	LIMITED PERFORMANCE HISTORY; HYPOTHETICAL SIMULATED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS
The Index was launched by the Index Administrator as of the specified Index Launch Date. Accordingly, the Index has a limited performance history, and this limited performance history may not reflect the way in which the Index would perform in a variety of market conditions, including market conditions which may arise during the term of any Index Linked Product.
All information regarding the performance of the Index prior to the Index Launch Date is hypothetical and simulated (“Simulation Information”), as the Index did not exist prior to that date. It is important to understand that Simulation Information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance and should never be considered indicative of future performance. In particular, prospective investors are advised to note the following.
(1)	The Index has been developed with the benefit of hindsight and knowledge of factors that may have positively affected the performance of the Index - that is, with the benefit of being able to evaluate how the Index methodology would have caused the Index to perform had it existed during the hypothetical simulation period. It is impossible to predict whether the Index will rise or fall. Accordingly, the actual performance of the Index may differ significantly from the Simulation Information, and if the Index is shown to have generally appreciated over the hypothetical simulation period, that may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.
(2)	The Simulation Information might look different if it covered a different historical period. The market conditions which existed during the historical period covered by the Simulation Information are not necessarily representative of the market conditions which may exist in the future. In addition, the Simulation Information does not reflect the effect on the relevant markets of the launch of the Index and of the delivery of exposures to the Index through Index Linked Products, which may include any hedging by the provider of such Index Linked Products. Where the Index has been developed to identify and to monetise a particular opportunity in the relevant markets, it should be noted that corresponding investments made by market participants, including any hedging by the providers of Index Linked Products, may erode such an opportunity, and therefore the Simulation Information may overstate the actual performance of any Index Linked Product.
(3)	Any Index Linked Product may bear additional fees which would reduce overall returns as compared to the past performance of the Index.

Any Simulation Information is provided for illustrative purposes only. Any Simulation Information has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such Simulation Information has been prepared.

THE RISK FACTORS OUTLINED IN THIS PART I ARE NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part J:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS
1.1	Calculations
Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.
The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.
1.2	Rounding
Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.
1.3	Use of estimates
The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.
1.4	No verification of Information
Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.
1.5	Corrections
Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information (using Expert

Judgement), and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.
1.6	Reliance
In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.
1.7	Dates and times of calculations
Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on”, or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.
1.8	Not acting as fiduciary or agent
In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.
If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.
1.9	Ambiguities, errors and omissions in these Index Conditions
Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.
1.10	Expert Judgement
Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.
In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee,

whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.
1.11	Errors in Calculations
It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.
2.	CONFLICTS OF INTEREST
Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.
During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.
3.	DISCLAIMER
No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.
These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.
Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.
4.	INDEX GOVERNANCE
The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part.
The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.
5.	INTELLECTUAL PROPERTY
The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.
The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.
© 2022 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Part K:	Notices

Bloomberg Commodity IndexSM

“Bloomberg®” and “Bloomberg Commodity Index” are service marks of Bloomberg L.P. (“Bloomberg”) and have been licensed for use for certain purposes by Citigroup Global Markets Inc. and its affiliates (“Licensee”).

Each Citi Index (each, a “Citi Index”) described herein and any security, contract or other financial product the return of which is linked to the performance of a Citi Index (each, a “Citi Index Linked Product”, and together with each Citi Index, the “Products”) are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Products or any member of the public regarding the advisability of investing in securities or commodities generally or in Citi Index Linked Products particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodities IndexSM, which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to the Licensee or the Products. Bloomberg and UBS Securities have no obligation to take the needs of the Licensee or the owners of or counterparties to the Products into consideration in determining, composing or calculating the Bloomberg Commodities IndexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of Citi Index Linked Products to be issued or in the determination or calculation of the equation by which Citi Index Linked Products are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to customers in respect of the Products, in connection with the administration, marketing or trading of the Products. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Products currently being issued by Licensee, but which may be similar to and competitive with the Products. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity IndexSM and the Bloomberg Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity IndexSM and the Products.

The index conditions of each Citi Index relate only to such Citi Index, and the confirmation, prospectus or offering document (however described) of any Citi Index Linked Product relates only to such Citi Index Linked Product, and neither relates to the exchange-traded physical commodities underlying any of the Bloomberg Commodity IndexSM components. Purchasers of Citi Index Linked Products should not conclude that the inclusion of a futures contract in the Bloomberg Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in the index conditions of each Citi Index, and in the confirmation, prospectus or offering document (however described) of any Citi Index Linked Product, regarding the Bloomberg Commodity IndexSM components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM components in connection with Products. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF OR COUNTERPARTIES TO THE

PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH ANY PRODUCT OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND THE LICENSEE, OTHER THAN UBS AG.

CBOE Volatility Index® (VIX®)

Any index (“Third Party Index”) which is referred to herein and not sponsored by Citi is the exclusive property of the relevant third party which sponsors such Third Party Index (the “Third Party Index Sponsor”). The use by Citi of a Third Party Index (including any trademark, trade name, service mark or similar right (“Intellectual Property”) in respect of such Third Party Index) has been licensed by the relevant Third Party Index Sponsor. Each Citi Index (each, a “Citi Index”) described herein and any security, contract or other financial product the return of which is linked to the performance of a Citi Index (each, a “Citi Index Linked Product”) is not sponsored, endorsed, approved, marketed, sold or promoted by the relevant Third Party Index Sponsor. The relevant Third Party Index Sponsor makes no representation or warranty whatsoever, express or implied, to any person in respect of each Citi Index and each Citi Index Linked Product. The relevant Third Party Index Sponsor has no responsibilities, obligations, duties or liabilities to any person in respect of any Citi Index or any Citi Index Linked Product. No purchaser, seller or holder of any Citi Index Linked Product, or any other person or entity, should use or refer to any Intellectual Property of the relevant Third Party Index Sponsor to sponsor, endorse, market, sell or promote any Citi Index Linked Product without first contacting such Third Party Index Sponsor to determine whether such Third Party Index Sponsor’s permission is required. Under no circumstances may any person or entity claim any affiliation with a Third Party Index Sponsor without the prior written permission of such Third Party Index Sponsor.

ANNEX C

ALLOCATION PROCEDURE

Citi Grandmaster Allocation Procedure
Calculation Module
Citi Investment Strategies
21 September 2022 (amending and restating the editions dated 12 May 2021 and 13 April 2022)

Part A:	Introduction
This document (this Calculation Module), as may be amended and restated from time to time, may be incorporated by reference into the Index Conditions applicable to any proprietary Index made available by Citigroup Global Markets Limited in its capacity as Index Administrator in respect of such Index.

This Calculation Module may be referred to as the “Grandmaster Allocation Procedure Calculation Module”.

The relevant provisions of the Index Conditions which incorporate this Calculation Module shall be calculated in the manner set out in this Calculation Module.

1.	DEFINED TERMS

Terms used in this Calculation Module but not defined in this Calculation Module shall have the meanings given to them in the relevant Index Conditions. In the case of any inconsistency between this Calculation Module and the relevant Index Conditions, the terms of this Calculation Module shall govern the calculations set out in this Calculation Module without prejudice to the terms of the relevant Index Conditions.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

It is possible that ambiguities, errors and omissions within this Calculation Module and/or within the relevant Index Conditions may arise under certain circumstances. In such circumstances, the Index Administrator in respect of the relevant Index will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend this Calculation Module, as it applies to the relevant Index, to reflect the resolution of such ambiguity, error or omission.

3.	CALCULATION CONVENTIONS

Unless otherwise specified in this Calculation Module, the arithmetical comparisons (e.g. >, =, <, ≥, and ≤) are performed with a precision of 10-10 to avoid numerical noise.

Part B:	Grandmaster Weight

Weight Calculation Procedure

1.	GRANDMASTER WEIGHT

“Grandmaster Weight” shall mean (in respect of a Core Asset “i” and a Selection Date “s”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

GWi,s	=	the Grandmaster Weight in respect of i and s.

OWi,c	=	the Optimized Weight in respect of i and the Calibration Point which is represented by the variable “c”. Each such Calibration Point corresponds with s.

2.	OPTIMIZED WEIGHT

“Optimized Weight” shall mean (in respect of a Core Asset “i” and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

OWi,c	=	the Optimized Weight in respect of i and c.

ONEi,c	=	the Optimized Notional Exposure in respect of i and c.

ONEj,c	=	the Optimized Notional Exposure in respect of j and c.

j	=	the variable which represents each Core Asset.

3.	OPTIMIZED NOTIONAL EXPOSURE

“Optimized Notional Exposure” shall mean (in respect of a Core Asset “i” and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

which is subject to a minimum of 0.

where:

ONEi,c	=	the Optimized Notional Exposure in respect of i and c.

CNEi,c	=	the Current Notional Exposure in respect of i and c.

Increasei,c	=	the Optimized Increase in respect of i and c.

MTCi	=	The Model Transaction Cost in respect of i.

Decreasei,c	=	the Optimized Decrease in respect of i and c.

4.	CURRENT NOTIONAL EXPOSURE

“Current Notional Exposure” shall mean (in respect of a Core Asset “i” and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	(if the Selection Date corresponding with c is the Index Start Date)

CNEi,c = Iinitial × Weightinitial

(2)	(otherwise)

where:

CNEi,c	=	the Current Notional Exposure in respect of i and c.

Iinitial	=	the Initial Index Level.

Weightinitial	=	the initial weight in respect of i, which shall be 0.25.

GWi,s-1	=	the Grandmaster Weight in respect of i and s-1.

s-1	=	the Selection Date immediately preceding s.

CALi,s	=	the Core Asset Level in respect of i and s.

CALi,s-1	=	the Core Asset Level in respect of i and s-1.

k	=	the variable which represents each Core Asset.

GWk,s-1	=	the Grandmaster Weight in respect of k and s-1.

CALk,s	=	the Core Asset Level in respect of k and s.

CALk,s-1	=	the Core Asset Level in respect of k and s-1.

5.	OPTIMIZED INCREASE AND OPTIMIZED DECREASE

Optimized Increase (in respect of a Core Asset and a Calibration Point) shall be determined by the Index Calculation Agent using the Maximizing Optimization Model.

Optimized Decrease (in respect of a Core Asset and a Calibration Point) shall be determined by the Index Calculation Agent using the Maximizing Optimization Model.

For the purposes of using (under this paragraph) the Maximizing Optimization Model to determine the Optimized Increase and the Optimized Decrease in respect of a Core Asset “i” and a Calibration Point “c”:

(1)	“Input Slope” shall mean (in respect of i and c) the Calibrated Slope in respect of i and c;

The Calibrated Slope in respect of i and c is determined in accordance with the Calibration Procedure set out below.

(2)	“Input Curvature” shall mean (in respect of i and c) the Calibrated Curvature in respect of i and c; and

The Calibrated Curvature in respect of i and c is determined in accordance with the Calibration Procedure set out below.

(3)	“Input Current Notional Exposure” shall mean (in respect of i and s) the Current Notional Exposure in respect of i and s.

6.	Additional Definitions

“Model Transaction Cost” shall have the meaning given to it in the relevant Index Conditions. If such term is not defined in the relevant Index Conditions, Model Transaction Cost shall mean Notional Transaction Cost.

Calibration Procedure

“Number of Iterations” shall mean 1000.

“Final Iteration” shall mean the Iteration number 1000.

1.	CALIBRATED SLOPE AND CALIBRATED CURVATURE

The Calibrated Slope (in respect of a Core Asset and a Calibration Point) is the Slope determined in respect of the Final Iteration and such Calibration Point.

The Calibrated Curvature (in respect of a Core Asset and a Calibration Point) is the Curvature determined in respect of the Final Iteration and such Calibration Point.

2.	INITIAL SLOPE AND INITIAL CURVATURE

2.1	Initial Slope

“Initial Slope” shall mean an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	in respect of Calibration Point 12:

(2)	in respect of each Calibration Point “c” working backwards from (and including) Calibration Point 11 to Calibration Point 1:

2.2	Initial Curvature

“Initial Curvature” shall mean an amount determined by the Index calculation Agent in accordance with the formula set out below:

(1)	in respect of Calibration Point 12:

(2)	in respect of each Calibration Point “c” working backwards from (and including) Calibration Point 11 to Calibration Point 1:

where:

SlopeInitial,12	=	the Initial Slope in respect of Calibration Point 12.

CurvatureInitial,12	=	the Initial Curvature in respect of Calibration Point 12.

SlopeInitial,c	=	the Initial Slope in respect of the Calibration Point identified as c.

HMRInitial	=	the constant which represents a high monthly return, which is 1.2.

CurvatureInitial,c	=	the Initial Curvature in respect of the Calibration Point identified as c.

BRA	=	the constant which represents base risk aversion, which is 1.

LMV	=	the constant which represents low monthly
variance, which is an amount equal to 0.02 2/12.

SIInitial	=	the Initial Simulated Index Level, which is 100.

3.	SLOPE AND CURVATURE (EACH ITERATION)
3.1	Slope and Curvature

The Slope (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) is an amount determined by the Index Calculation Agent in accordance with the formula set out below:

The Curvature (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) is an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Slopei,n,c	=	the Slope in respect of i, n, and c.

Slopei,n-1,c	=	either (1) the Slope in respect i, the Iteration immediately preceding n, and c; or (2) (if n is the first Iteration) the Initial Slope in respect of i and c.

Stepn	=	the Step in respect of n.

SAIi,n,c	=	the Slope Adjustment Input in respect of i, n, and c.

Curvaturei,n,c	=	the Curvature in respect of i,n, and c.

Curvaturei,n-1,c	=	either (1) the Curvature in respect of i, the Iteration immediately preceding n, and c; or (2) (if n is the first Iteration) the Initial Curvature in respect of i and c).

CAIi,n,c	=	the Curvature Adjustment Input in respect of i, n, and c.

3.2	Step

“Step” shall mean (in respect of an Iteration “n”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Stepn	=	the Step in respect of n.

x	=	5.

3.3	Slope Adjustment Input and Curvature Adjustment Input

“Slope Adjustment Input” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

SAIi,n,c = ESi,n,c + FESi,n,c

“Curvature Adjustment Input” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

CAIi,n,c = ECi,n,c + FECi,n,c

where:

SAIi,n,c	=	the Slope Adjustment Input in respect of i, n, and c.

ESi,n,c	=	the Evaluated Slope in respect i, n, and c.

FESi,n,c	=	the Future Estimated Slope in respect of i, n, and c.

CAIi,n,c	=	the Curvature Adjustment Input in respect of i, n, and c.

ECi,n,c	=	the Evaluated Curvature in respect of i, n, and c.

FECi,n,c	=	the Future Estimated Curvature in respect of i, n, and c.

3.4	Evaluated Slope and Evaluated Curvature

“Evaluated Slope” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent as the Simulated Monthly Return in respect of i, n, and c.

“Evaluated Curvature” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

ECi,n,c	=	the Evaluated Curvature in respect of i, n, and c.

RAPn,c	=	the Risk Aversion Parameter in respect of n and c.

SRVi,n,c	=	the Simulated Return Variance in respect of i, n, and c.

Iinitial	=	the Initial Index Level.

3.4.1	Simulated Monthly Return

“Simulated Monthly Return” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent using the Simulation Model.

3.4.2	Simulated Return Variance

“Simulated Return Variance” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent using the Simulation Model.

3.4.3	Risk Aversion Parameter

“Risk Aversion Parameter” shall mean (in respect of an Iteration “n” and a Calibration Point “c”) either:

(1)	(if the Simulated Index Realized Volatility in respect of n and c is less than or equal to 5%) 1.0; or

(2)	(if the Simulated Index Realized Volatility in respect of n and c is greater than 5%) 19.0.

3.4.4	Simulated Index Realized Volatility

“Simulated Index Realized Volatility” shall mean (in respect of an Iteration “n” and a Calibration Point “c”) an amount (rounded to 4 decimal places) determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SIRVi,n	=	the Simulated Index Realized Volatility in respect of

SOILAi,n,c	=	the Simulated Optimized Index Level Allocation in respect of the Core Asset represented by the variable “i”, n, and c.

SOILAj,n,c	=	the Simulated Optimized Index Level Allocation in respect of the Core Asset represented by the variable “j”, n, and c.

SRCi,j,n,c	=	the Simulated Return Covariance in respect of a pair of Core Assets (comprising the Core Asset represented by the variable “i” and the Core Asset represented by the variable “j”), n, and c.

3.4.5	Simulated Optimized Index Level Allocation

“Simulated Optimized Index Level Allocation” shall mean:

(1)	(in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

(2)	(in respect of a Core Asset “j”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SOILAi,n,c	=	the Simulated Optimized Index Level Allocation in respect of i, n, and c.

SONEi,n,c	=	the Simulated Optimized Notional Exposure in respect of i, n, and c.

SOILn,c	=	the Simulated Optimized Index Level in respect of n and c.

SOILAj,n,c	=	the Simulated Optimized Index Level Allocation in respect of j, n, and c.

SONEj,n,c	=	the Simulated Optimized Notional Exposure in respect of j, n, and c.

3.4.6	Simulated Optimized Index Level

“Simulated Optimized Index Level” shall mean (in respect of an Iteration “n” and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SOILn,c	=	the Simulated Optimized Index Level in respect of n and c.

SONEi,n,c	=	the Simulated Optimized Notional Exposure in respect of the Core Asset represented by the variable “i”, n, and c.

3.4.7	Simulated Return Covariance

“Simulated Return Covariance” shall mean (in respect of a pair of Core Assets (comprising the Core Asset represented by the variable “i” and the Core Asset represented by the variable “j”), an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in using the Simulation Model.

3.5	Future Estimated Slope and Future Estimated Curvature

(1)	Where c is not the final Calibration Point, each of Future Estimated Slope and Future Estimated Curvature (in respect of i, n, and c) shall be determined by the Index Calculation Agent, using the Regression Fit Model.

In order to use the Regression Fit Model, the Index Calculation Agent shall determine the following amounts:

(a)	Simulated Optimized Notional Exposure in respect of i, n, and c; and

(b)	Simulated Optimized Notional Exposure in respect of i, n, and the Calibration Point immediately following c.

(2)	Where c is the final Calibration Point, each of Future Estimated Slope and Future Estimated Curvature shall be 0.

3.6	Simulated Optimized Notional Exposure

“Simulated Optimized Notional Exposure” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

SONEi,n,c = SNEi,n,c + Increasei,n,c × (1 − MTCi) − Decreasei,n,c × (1 − MTCi)

which is subject to a minimum of 0.

where:

SONEi,n,c-1	=	the Simulated Optimized Notional Exposure in respect of i, n, and the Calibration Point immediately preceding c.

SNEi,n,c	=	the Simulated Notional Exposure in respect of i, n, and c.

Increasei,n,c	=	the Optimized Rounded Increase in respect of i, n, and c.

MTCi	=	the Model Transaction Cost in respect of i.

Decreasei,n,c	=	the Optimized Rounded Decrease in respect of i, n, and c.

3.7	Simulated Notional Exposure

“Simulated Notional Exposure” shall mean (in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

SNEi,n,c = SONEi,n,c−1 × SMRi,n,c−1

where:

SNEi,n,c	=	the Simulated Notional Exposure in respect of i, n, and c.

SONEi,n,c-1	=	either: (1) (in the case of the initial Calibration Point) an amount equal to the Initial Index Level divided by 4; and (2) (in the case of each subsequent Calibration Point) the Simulated Optimized Notional Exposure in respect of i, n, and the Calibration Point immediately preceding c.

SMRi,n,c-1	=	either: (1) (in the case of the initial Calibration Point) 1.0; and (2) (in the case of each subsequent Calibration Point) the Simulated Monthly Return in respect of i, n, and the Calibration Point immediately preceding c.

3.8	Optimized Rounded Increase and Optimized Rounded Decrease

Optimized Rounded Increase (in respect of a Core Asset, an Iteration, and a Calibration Point) shall be determined by the Index Calculation Agent using the Maximizing Optimization Model.

Optimized Rounded Decrease (in respect of a Core Asset, an Iteration, and a Calibration Point) shall be determined by the Index Calculation Agent using the Maximizing Optimization Model.

For the purposes of using (under this paragraph) the Maximizing Optimization Model to determine the Optimized Rounded Increase and the Optimized Rounded Decrease in respect of a Core Asset “i”, an Iteration “n”, and a Calibration Point “c”:

(1)	“Input Slope” shall mean (in respect of i and c) the Slope in respect of i, c, and the Iteration immediately preceding n;

(2)	“Input Curvature” shall mean (in respect of i and c) the Curvature in respect of i, c, and the Iteration immediately preceding n; and

(3)	“Input Current Notional Exposure” shall mean (in respect of i and s) the Simulated Notional Exposure in respect of i, n, and s.

3.9	Simulated Maximum Index Level

The Simulated Maximum Index Level is determined for the purposes of the Mathematics Appendix.

“Simulated Maximum Index Level” shall mean (in respect of an Iteration “n” and a Calibration Point “c”) the greater of (1) the Initial Index Level; and (2) the Simulated Index Level in respect of n and each Iteration (if any) preceding n, and c.

3.10	Simulated Index Level

“Simulated Index Level” shall mean (in respect of an Iteration “n” and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SILn,c	=	the Simulated Index Level in respect of n and c.

SNEi,n,c	=	the Simulated Notional Exposure in respect of the Core Asset represented by the variable “i”, n, and c.

Simulation Model

1.	INTRODUCTION TO THE SIMULATION MODEL

“Simulation Model” shall mean the market simulation model described in this section.

The Simulation Model is used to determine:

(1)	Simulated Return Variance (which is used for the purposes of Evaluated Curvature);

(2)	Simulated Return Covariance (which is used for the purposes of Risk Aversion Parameter); and

(3)	Simulated Monthly Return (which is used for the purposes of Evaluated Slope, Simulated Notional Exposure and Simulated Index Level).

2.	SIMULATED RETURN VARIANCE AND SIMULATED RETURN COVARIANCE

2.1	Simulated Return Variance

“Simulated Return Variance” shall mean (in respect of a Core Asset “i”, an Iteration “n” and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

SRVi,n,c = SRCi,i,n,c

where:

SRVi,n,c	=	the Simulated Return Variance in respect of i, n, and c.

SRCi,i,n,c	=	the Simulated Return Covariance in respect of i, i, n, and c.

2.2	Simulated Return Covariance

“Simulated Return Covariance” shall mean (in respect of a pair of Core Assets comprising Core Asset “i” and Core Asset “j”, an Iteration “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

SRCi,j,n,c = cov(SDRi,n,c,d, SDRj,n,c,d) × ∆D

where:

SRCi,j,n,c	=	the Simulated Return Covariance in respect of i, j, n, and c.

cov	=	the covariance between the two variables in the following parentheses, calculated over d.

SDRi,n,c,d	=	the Simulated Daily Return in respect of i, n, c, and d.

SDRj,n,c,d	=	the Simulated Daily Return in respect of j, n, c, and d.

d	=	the variable which represents each Simulation Data-point contained in the Simulation Block which corresponds with n and c.

ΔD	=	21.

2.2.1	Covariance

The covariance between two variables “A” and “B” is determined in accordance with the formula set out below:

where:

cov(A,B)	=	the covariance between A and B.

N	=	the total number of values represented by A and B.

Ai	=	the particular value of A identified by the variable “i”.

Aaverage	=	the arithmetic average of the set of numbers represented by A.

Bi	=	the particular value of B identified by the variable “i”.

Baverage	=	the arithmetic average of the set of numbers represented by B.

2.3	Simulated Daily Return

“Simulated Daily Return” shall mean (in respect of a Core Asset “i”, an Iteration “n”, a Calibration Point “c”, and a Simulation Data-point “d”) the Historical Daily Return in respect of d, as registered in the Simulation Dataset (i.e. the Simulated Daily Return is “looked up” in the Simulation Dataset).

3.	SIMULATED MONTHLY RETURN

“Simulated Monthly Return” shall mean (in respect of a Core Asset “i”, an Iteration “n” and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SMRi,n,c	=	the Simulated Monthly Return in respect of i, n, and c.

SDRi,n,c,d	=	the Simulated Daily Return in respect of i, n, c, and d.

d	=	the variable which represents each Simulation Data-point contained in the Simulation Block which corresponds with n and c.

4.	SIMULATION DATASET

4.1	Simulated Dataset

“Simulation Dataset” shall mean (in respect of a Selection Date “s” and a Core Asset “i”) a dataset which contains 252 Simulation Data-points, for the purposes of each Iteration.

4.2	Simulation Data-point

“Simulation Data-point” shall mean a data-point which registers the Historical Core Asset Daily Return that is registered (in respect of the relevant Core Asset) in a particular Reference Data-point, for the purposes of each Iteration.

Therefore the Simulation Dataset is populated using the Reference Dataset.

Each Simulation Data-point registers the Reference Data-point the Serial Number of which is equal to a random integer from 1 to the Reference Dataset Size (the “Reference Dataset Range”).

Such random integer is a computer-generated random number which is uniformly distributed over the Reference Dataset Range, in order that the random number generation does not give rise to concentrations of the same numbers.

For the avoidance of doubt, a Reference Data-point can be used to populate more than one Simulation Data-point.

4.3	Simulation Block

“Simulation Block” shall mean a block comprising 21 Simulation Data-points. For the avoidance of doubt, the Simulation Dataset contains 12 Simulation Blocks for each Iteration. Each Simulation Block corresponds with a Calibration Point and a Monthly Stage (as described in the Framework). Also as described in the Framework, a Calibration Point is the first day of the Monthly Stage which corresponds with such Calibration Point. A Calibration Point also represents the first day of the Simulation Block which corresponds with such Calibration Point.

5.	REFERENCE DATASET

5.1	Reference Dataset

“Reference Dataset” shall mean (in respect of a Selection Date “s” and a Core Asset “i”) either:

(1)	(if the VIX Percentile Indicator in respect of s is greater than or equal to 0.5) a dataset which contains the Historical Core Asset Daily Return in respect of i and each day, counting back from s, which is contained in both the Historical Dataset in respect of s and i and the State-based Dataset in respect of s and i; or

(2)	(if the VIX Percentile Indicator in respect of s is less than 0.5) a dataset which contains the Historical Core Asset Daily Return in respect of i and each day, counting back from s, which is contained in the Historical Dataset.

The Reference Dataset contains between 252 and 504 data-points (each, a “Reference Data-point”) (the number of such Reference Data-points, the “Reference Dataset Size”), depending on the size of the State-based Dataset.

The Reference Data-points are ordered chronologically with reference to the days the Historical Core Asset Daily Returns of which are registered, from latest to earliest, and each Reference Data-point is assigned a serial number (each, a “Serial Number”).

5.2	Historical Dataset

“Historical Dataset” shall mean (in respect of a Selection Date “s” and a Core Asset “i”) a dataset which contains the Historical Core Asset Daily Return in respect of i and each of the 252 Qualifying Days immediately preceding s.

5.3	State-based Dataset

“State-based Dataset” shall mean (in respect of a Selection Date “s” and a Core Asset “i”) a dataset which contains the Historical Core Asset Daily Return in respect of i and each of the 252 Qualifying Days immediately preceding s (subject to the following sentence) in respect of which the VIX Level is both (1) equal to or greater than the Lower Threshold in respect of s; and (2) equal to or less than the Upper Threshold in respect of s. The State-based Dataset shall not contain any day earlier than 4 January 2000 and therefore may contain fewer than 252 data-points.

“Lower Threshold” shall mean, in respect of a Selection Date “s”, the VIX Level in respect of s multiplied by 0.8.

“Upper Threshold” shall mean, in respect of a Selection Date “s”, the VIX Level in respect of s multiplied by 1.2.

5.4	Qualifying Day

“Qualifying Day” shall mean each weekday (i.e. each day from Monday to Friday, inclusive).

6.	VIX PERCENTILE INDICATOR

“VIX Percentile Indicator” shall mean (in respect of a Selection Date “s”) the number of Qualifying Days (out of the preceding 252 Qualifying Days) in respect of which the VIX Level is lower than the VIX Level in respect of s, divided by 252.

“VIX Level” shall mean, in respect of a Qualifying Day, the level in respect of the VIX and such day, as published on the VIX Page, or if such level is not available, the level in respect of the VIX and the immediately preceding Qualifying Day.

“VIX Page” shall mean VIX <Index>, which is an Electronic Page published by Bloomberg.

7.	HISTORICAL CORE ASSET DAILY RETURN

“Historical Core Asset Daily Return” shall mean (in respect of a Core Asset “i” and a day “d”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

HCADRi,d	=	the Historical Core Asset Daily Return in respect of i and d.

CALi,d	=	the Core Asset Level in respect of i and either (1) (if d is a Qualifying Day) d; or (2) (if d is not a Qualifying Day) the Qualifying Day immediately preceding d.

CALi,d-1	=	the Core Asset Level in respect of i and either (1) (if d-1 is a Qualifying Day) d-1; or (2) (if d-1 is not a

Qualifying Day) the Qualifying Day immediately preceding d-1.

d-1	=	the Qualifying Day immediately preceding d.

8.	CORE ASSET LEVEL

For the avoidance of doubt, the Core Asset Level in respect a Core Asset and a day shall be determined in accordance with paragraph 2 (Core Asset Level) of Part C4 (Calculation of the Index) of the Framework.

Such paragraph uses the Basket Calculation Module.

Asset Class Caps

1.	ASSET CLASS CAP PERCENTAGE

“Asset Class Cap Percentage” shall mean, in respect of each Asset Class, the percentage specified in respect of such Asset Class in the table set out below.

Asset Class	Asset Class Cap Percentage
Bond Asset Class	Either:
	(1)	(if Bond Asset Class Cap TYpe is “Static”) 100%; or
	(2)	(if Bond Asset Class Cap TYpe is “Dynamic”) the Dynamic Bond Cap in respect of the relevant Selection Date
Commodity Asset Class		20%
Credit Asset Class		30%
Equity Asset Class		100%

	(1)	(if Bond Asset Class Cap TYpe is “Static”) 100%; or
	(2)	(if Bond Asset Class Cap TYpe is “Dynamic”) the Dynamic Bond Cap in respect of the relevant Selection Date
Commodity Asset Class		20%
Credit Asset Class		30%
Equity Asset Class		100%

If no Bond Asset Class Cap Type is specified, then Bond Asset Class Cap Type shall be deemed to be “Static”.
2.	DYNAMIC BOND CAP

“Dynamic Bond Cap” shall mean (in respect of a Selection Date “s”) either:

(1)	(if on s the Slope Condition is satisfied and the Inflation Bounce Indicator is greater than 1%) 50%; or

(3)	(if on s the Slope Condition is satisfied and the Inflation Bounce Indicator is greater than 0.5%) 75%; or

(3)	(otherwise) 100%.

3.	SLOPE CONDITION

The Slope Condition shall be satisfied on a Selection Date if the Slope Percentile Indicator in respect of such Selection Date is greater than 95%.

“Slope Percentile Indicator” shall mean (in respect of a Selection Date “s”) the number of Qualifying Days (out of the preceding 252 Qualifying Days to and including the Qualifying Day immediately preceding s) in respect of which the Relative Interest Rate Slope is lower than the Relative Interest Rate Slope in respect of s, divided by 252.

“Relative Interest Rate Slope” shall mean, in respect of a Qualifying Day, an amount determined by the Index Calculation Agent in accordance with the mathematical expression set out below:

(S10 Level – S2 Level) / max{ 0.1, ABS(S10 Level + S2 Level)*0.5 }

“S10 Level” shall mean, in respect of a Qualifying Day, the level in respect of the 10 Year USD Swap Rate and such day, as published on the S10 Page, or if such level is not available, the level in respect of the 10 Year USD Swap Rate and the immediately preceding Qualifying Day.

“S10 Page” shall mean (1) (prior to 29 April 2022) USSW10 CMPN <Curncy>, which is an Electronic Page published by Bloomberg; and (2) (from and including 29 April 2022) USOSFR10 CMPN <Curncy>, which is an Electronic Page published by Bloomberg.

“S2 Level” shall mean, in respect of a Qualifying Day, the level in respect of the 2 Year USD Swap Rate and such day, as published on the S2 Page, or if such level is not available, the level in respect of the 2 Year USD Swap Rate and the immediately preceding Qualifying Day.

“S2 Page” shall mean (1) (prior to 29 April 2022) USSW2 CMPN <Curncy>, which is an Electronic Page published by Bloomberg; and (2) (from and including 29 April 2022) USOSFR2 CMPN <Curncy>, which is an Electronic Page published by Bloomberg.

“max” shall mean the greater of the amounts in the following parentheses and separated by each comma.

“ABS” shall mean the absolute value of the amount in the following parentheses.

4.	INFLATION BOUNCE INDICATOR

“Inflation Bounce Indicator” shall mean (in respect of a Selection Date “s”) an amount determined by the Index Calculation Agent as the arithmetic average, over the preceding three Qualifying Days to and including s (each such Qualifying Day, an “Averaging Qualifying Day”), of the amount determined in respect of each such day in accordance with the mathematical expression set out below:

(INF10 Level – Minimum INF10)

“Minimum INF10” shall mean, in respect of an Averaging Qualifying Day, the minimum value of the INF10 Level in respect of each of the preceding 252 Qualifying Days to (but excluding) such Averaging Qualifying Day.

“INF10 Level” shall mean, in respect of a Qualifying Day, the level in respect of the 10 Year USD Inflation Swap Zero Coupon and such day, as published on the INF10 Page, or if such level is not available, the level in respect of the 10 Year USD Inflation Swap Zero Coupon and the immediately preceding Qualifying Day. In respect of any Qualifying Day prior to 22 July 2004, the INF10 Level shall be an amount determined using the Inflation Extrapolation Method.

“INF10 Page” shall mean USSWIT10 CMPN <Curncy>, which is an Electronic Page published by Bloomberg.

“Inflation Extrapolation Method” shall mean the following iterative procedure used to determine the INF10 Level in respect of any Qualifying Day from 1 June 2000 to (and including) 21 July 2004. In respect of 1 June 2000, the INF Level shall be set to 2.4857. In respect of any Qualifying Day from (but excluding) 1 June 2000 to (and including) 21 July 2004 (each such Qualifying Day, “QD”), the INF10 Level shall be determined as (1) the INF10 Level in respect of the immediately preceding Qualifying Day plus (2) the INF10 Proxy Daily Change in respect of QD.

“INF10 Proxy Daily Change” shall mean, in respect of a Qualifying Day, the difference between (1) the INF10 Proxy Level in respect of such day, and (2) the INF10 Proxy Level in respect of the immediately preceding Qualifying Day.

“INF10 Proxy Level” shall mean, in respect of a Qualifying Day, the level in respect of the 10 Year USD Breakeven Inflation Rate and such day, as published on the INF10 Proxy Page, or if such level is not available, the level in respect of the 10 Year USD Breakeven Inflation Rate and the immediately preceding Qualifying Day.

“INF10 Proxy Page” shall mean USGGBE10 CMPN <Curncy>, which is an Electronic Page published by Bloomberg.

Maximizing Optimization Model

1.	INTRODUCTION TO THE MAXIMIZING OPTIMIZATION MODEL

“Maximizing Optimization Model” shall mean the optimization model described in this section.

The Maximizing Optimization Model seeks to find the combination of an amount (the “Optimized Increase”) and an amount (the “Optimized Decrease”) in respect of each Core Asset “i” and a Calibration Point “c”, such that the sum (the “Maximized Value”) of the Expected Investment Utility, in respect of (1) increasing an investment in i by the Optimized Increase in respect of i and c; and (2) decreasing an investment in i by the Optimized Decrease in respect of i and c, is the greatest (i.e. maximized).

The Optimized Increase and the Optimized Decrease in respect of each Core Asset and a Calibration Point shall then be used to determine the corresponding Optimized Rounded Increase and the Optimized Rounded Decrease in respect of such Core Asset and such Calibration Point, as described in paragraph 5 (Rounding) below.

The term “Expected Investment Utility” is defined and explained in the Framework.

For the purposes of the Maximizing Optimization Model, the Optimized Increase and the Optimized Decrease in respect of each Core Asset and a Calibration Point are arranged as a column vector with 8 cells (the “Vector”). The Vector is illustrated below.

Cell #1	Core Asset 1: Optimized Increase
Cell #2	Core Asset 1: Optimized Decrease
Cell #3	Core Asset 2: Optimized Increase
Cell #4	Core Asset 2: Optimized Decrease
Cell #5	Core Asset 3: Optimized Increase
Cell #6	Core Asset 3: Optimized Decrease
Cell #7	Core Asset 4: Optimized Increase
Cell #8	Core Asset 4: Optimized Decrease

The Optimized Increase or the Optimized Decrease (as relevant) in respect of each Core Asset and a Calibration Point is identified as the variable “z*”.

The Maximizing Optimization Model seeks to find the optimal value for z* (each instance of which represents the Optimized Increase or the Optimized Decrease (as relevant) in respect of each Core Asset and the relevant Calibration Point) such that the output of the Optimization Model Function is maximized.

2.	OPTIMIZATION MODEL FUNCTION

“Optimization Model Function” shall mean the function set out below in parentheses.

The constraints to which the Optimization Model Function is subject are set out below in paragraph 4 “Constraints”.

For the avoidance of doubt, the value which the Maximizing Optimization Model seeks to maximize (which is the value that is calculated by the expression in the brackets of the Optimization Model Function) is the sum of the changes of the Expected Investment Utility in respect of each Core Asset.

The Optimization Model Function is performed by a computer algorithm provided by Numerical Algorithms Group Limited (NAG), and the particular algorithm that is used is published at the following address.

https://www.nag.com/numeric/nl/nagdoc_27/clhtml/e04/e04ncc.html

The Quadratic Programming Problem is solved by a so-called Active Set Strategy, which is described in Practical Optimization, Philip E Gill, Walter Murray, and Margaret H Wright (Academic Press Inc. (London) Limited, 1981).

3.	MATRIX A

“Matrix A” shall mean an 8x1 row matrix.

Each cell of Matrix A is the relevant value (“x” or “y”) determined in respect of each Core Asset and the relevant Calibration Point.

Each Core Asset is identified as the letter “F” plus a number (“1” denotes Core Asset 1, “2” denotes Core Asset 2, etc.).

Therefore, using this notation, “F1(x)” shall mean value “x” determined in respect of Core Asset 1 and the relevant Calibration Point.

Matrix A is illustrated below.

F1(x)	F1(y)	F2(x)	F2(y)	F3(x)	F3(y)	F4(x)	F4(y)
The value in each cell of Matrix A is determined in accordance with the relevant formula of the formulae set out below.

(1)	Fi(x) = InputSlopei,c × (1 − MTCi) + 2 × InputCNEi,s × (1 − MTCi) × InputCurvaturei,c

(2)	Fi(y) = InputSlopei,c × (1 + MTCi) − 2 × InputCNEi,s × (1 + MTCi) × InputCurvaturei,c

where:

i	=	each Core Asset.

InputSlopei,c	=	the Input Slope in respect of i and c.

MTCi	=	the Model Transaction Cost in respect of i.

InputCNEi,s	=	the Input Current Notional Exposure in respect of i and s.

InputCurvaturei,c	=	the Calibrated Curvature in respect of i and c.

4.	MATRIX B

“Matrix B” shall mean an 8x8 matrix.

Each cell of Matrix B is either a Null Matrix or the Sub-Matrix in respect of a Core Asset and the relevant Calibration Point or a Null Matrix.

“Null Matrix” shall mean a 2x2 matrix, each cell of which is 0.

“Sub-Matrix” shall mean a 2x2 matrix.

Each cell of a Sub-Matrix is the relevant value (“x,x”, “x,y”, or “y,y”) determined in respect of the relevant Core Asset and the relevant Calibration Point.

Each Core Asset is identified as the letter “Q” plus a number (“1” denotes Core Asset 1, “2” denotes Core Asset 2, etc.).

Therefore, using this notation, “Q1(x,x)” shall mean value “x,x” determined in respect of Core Asset 1 and the relevant Calibration Point.

Matrix B and each Sub-Matrix are illustrated below.

Q1(x,x)	Q1(x,y)	0		0		0
Q1(x,y)	Q1(y,y)
0		Q2(x,x)	Q2(x,y)	0		0
		Q2(x,y)	Q2(y,y)
0		0		Q3(x,x)	Q3(x,y)	0
				Q3(x,y)	Q3(y,y)
0		0		0		Q4(x,x)	Q4(x,y)
						Q4(x,y)	Q4(y,y)

For clarity, each Null Matrix is represented as a tile showing single 0.

The value in each cell of each Sub-Matrix is determined in accordance with the relevant formula of the formulae set out below.

(1)	Qi(x, x) = InputCurvaturei,c × (1 − MTCi)[2]

(2)	Qi(x, y) = −InputCurvaturei,c × (1 + MTCi)(1 − MTCi)

(3)	Qi(y, y) = InputCurvaturei,c × (1 + MTCi)[2]

where:

InputCurvaturei,c	=	the Input Curvature in respect of i and c.

MTCi	=	the Model Transaction Cost in respect of i.

5.	CONSTRAINTS

(1)	A floor and a cap are applied to the Optimized Increase in respect of each Core Asset, as follows:

For each Core Asset “i”:

Increase Floori ≤ Zi,odd ≤ Increase Capi
(2)	A floor and a cap are applied to the Optimized Decrease in respect of each Core Asset, as follows:

For each Core Asset “i”:

Decrease Floori ≤ Zi,even ≤ Decrease Capi

(3)	No leverage, as follows:

where:

Increase Floori	=	0.

zi,odd	=	the value of z determined in respect of i which is identified by an odd number.

Increase Capi	=	an amount equal to:

max(min(CMEi,IL) − CNEi, 0)

max	=	the greater of the amounts in the following parentheses and separated by each comma.

min	=	the lesser of the amounts in the following parentheses and separated by each comma.

CMEi	=	an amount (the Current Maximum Exposure) in respect of i, which shall be equal to:

IL × Capi

Capi	=	the Asset Class Cap Percentage in respect of the Asset Class which contains i.

The Asset Class Cap Percentage in respect of each Asset Class is specified above under the heading “Asset Class Cap Percentage”.

IL	=	an amount equal to:

CNEi,	=	the Current Net Exposure in respect of i.

Decrease Floori	=	an amount equal to:

max(CNEi − CMEi, 0)

Decrease Capi	=	an amount equal to:

MTCi	=	the Model Transaction Cost in respect of i.

Zi,even	=	the value of z determined in respect of i which is identified by an even number.

(4)	Each of the Optimized Increase and the Optimized Decrease in respect of each Core Asset and a Calibration Point is either a positive value or zero (i.e. not negative).

6.	ROUNDING

6.1	Rounded Optimized Increase and Rounded Optimized Decrease

“Rounded Optimized Increase” shall mean (in respect of each Core Asset “i” and a Calibration Point “c”) an amount determined by the Index Calculation Agent equal to the D2 Optimized Increase in respect of i and c.

“Rounded Optimized Decrease” shall mean (in respect of each Core Asset “i” and a Calibration Point “c”) an amount determined by the Index Calculation Agent equal to the D2 Optimized Decrease in respect of i and c multiplied by the Decrease Adjustment Factor in respect of c.

6.2	D2 Optimized Increase and D2 Optimized Decrease

“D2 Optimized Increase” shall mean (in respect of each Core Asset “i” and a Calibration Point “c”) an amount determined by the Index Calculation Agent which is the result of the Optimized Increase in respect of i and c:

(1)	multiplied by 100;

(2)	the result of which is rounded to the nearest integer, and a value half-way between two integers will be rounded away from zero; and

(3)	the result of which is divided by 100.

“D2 Optimized Decrease” shall mean (in respect of each Core Asset “i” and a Calibration Point “c”) an amount determined by the Index Calculation Agent which is the result of the Optimized Decrease in respect of i and c:

(1)	multiplied by 100;

(2)	the result of which is rounded to the nearest integer, and a value half-way between two integers will be rounded away from zero; and

(3)	the result of which is divided by 100.

6.3	Decrease Adjustment Factor

“Decrease Adjustment Factor” shall mean (in respect of a Calibration Point “c”) an amount determined by the Index Calculation Agent equal to either (1) if the sum of the D2 Rounded Optimized Decrease in respect of each Core Asset and c is equal to zero, 1.0; or otherwise (2) (a) the sum of the D2 Rounded Optimized Increase in respect of each Core Asset and c divided by (b) the sum of the D2 Rounded Optimized Decrease in respect of each Core Asset and c.

Regression Fit Model

1.	INTRODUCTION TO THE REGRESSION FIT MODEL

“Regression Fit Model” shall mean the model described in this section.

Inputs to the Regression Fit Model

The Regression Fit Model uses the following inputs:

(1)	the Test Exposure in respect of i, n and c (i.e. the Simulated Optimized Notional Exposure in respect of i, n, and c);

(2)	the Test Exposure in respect of i, each Iteration (if any) preceding n, and c (i.e. the Simulated Optimized Notional Exposure in respect of i, each Iteration (if any) preceding n, and c);

(3)	the Expected Investment Utility in respect of i, n, and the Calibration Point immediately following c (which is determined in accordance with paragraph 9 below); and

(4)	the Expected Investment Utility in respect of i, each Iteration (if any) preceding n, and c.

2.	FUTURE ESTIMATED SLOPE FUTURE ESTIMATED CURVATURE

Each of “Future Estimated Slope” and “Future Estimated Curvature” shall mean (in respect of a Core Asset “i”, an Iteration Point “n”, and a Calibration Point “c”) an amount determined by the Index Calculation Agent in accordance with the applicable paragraph of the following paragraphs.

(1)	If the Number of Distinct Points is equal to or less than 2, then:

(a)	the Future Estimated Slope (in respect of i, n, and c) shall be the Constrained Fit Slope; and

(b)	the Future Estimated Curvature (in respect of i, n, and c) shall be the Constrained Fit Curvature.

(2)	If the Number of Distinct Points is greater than 2, then:

(a)	If (in respect of i, n, and c) both (X) the Unconstrained Fit Slope is inside or equal to the Slope Boundaries; and (Y) the Unconstrained Fit Curvature is within or equal to the Curvature Boundaries, then

(i)	the Future Estimated Slope (in respect of i, n, and c) shall be the Unconstrained Fit Slope; and

(ii)	the Future Estimated Curvature (in respect of i, n, and c) shall be the Unconstrained Fit Curvature.

(b)	If (in respect of i, n, and c) either (X) the Unconstrained Fit Slope is outside the Slope Boundaries; or (Y) the Unconstrained Fit Curvature is outside the Curvature Boundaries; or (Z) both (AA) the Unconstrained Fit Slope is outside the Slope Boundaries; and (BB) the Unconstrained Fit Curvature is outside the Curvature Boundaries, then:

(i)	the Future Estimated Slope (in respect of i, n, and c) shall be the value of Slope that is found by the Controlled Regression the Least-squares Error of which is the lowest; and

(ii)	The Future Estimated Curvature (in respect of i, n, and c) shall be the value of Curvature that is found by the Controlled Regression the Least-squares Error of which is the lowest.
(3)	“Number of Distinct Points” shall mean the number of points (including a hypothetical point in respect of which the Test Exposure is zero) contained in the Cloud, the Test Exposure in respect of each of which is different from the Test Exposure in respect of each other point contained in the Cloud. The criterion to establish such difference is based on the squared differences of the relevant Test Exposures being greater than a tolerance of 1e-5.

The following procedure is used to determine the Number of Distinct Points.

(a)	At the start of the first Iteration, the Number of Distinct Points is 1 (as it refers to the hypothetical point in respect of which the Test Exposure is zero).

(b)	For any additional point in the Cloud, the Test Exposure in respect of which is represented by “x”:

(i)	if the Number of Distinct Points is 1, then if x^2 > 1e-5, then the Number of Distinct Points shall be 2 and “y” shall equal x;

(ii)	if the Number of Distinct Points is 2, then if both (A) (x – y)^2 > 1e-5 and (B) x^2 > 1e-5, then the Number of Distinct Points shall be 3 and the procedure shall end.

3.	CONTROLLED REGRESSION

“Controlled Regression” shall mean (in respect of i, n, and c) each of the four weighted least-square regressions described below, each of which finds the value of a particular variable that is identified in the relevant description:

(1)	a regression to find the value of Curvature, by holding constant the value of Slope equal to the Linear Fit Slope, and if the value which results is outside the Curvature Boundaries, then the value of Curvature that is found shall instead be the Curvature Boundary which is nearest (of the Curvature Boundaries) to the resulting value;

(this Controlled Regression is determined in accordance with the relevant formula set out in the Mathematics Appendix)

(2)	a regression to find the value of Curvature, by holding constant the value of Slope equal to the Constrained Fit Slope, and if the value which results is outside the Curvature boundaries, then the value of Curvature that is found shall instead be the Curvature Boundary which is nearest (of the Curvature Boundaries) to the resulting value;

(this Controlled Regression is determined in accordance with the relevant formula set out in the Mathematics Appendix)

(3)	a regression to find the value of Slope, by holding constant the value of Curvature equal to Linear Fit Curvature, and if the value which results is outside the Slope Boundaries, then the value of Slope that is found shall instead be the Slope Boundary which is the nearest (of the Slope Boundaries) to the resulting value; and

(this Controlled Regression is determined in accordance with the relevant formula set out in the Mathematics Appendix)

(4)	a regression to find the value of Slope, by holding constant the value of Curvature equal to Constrained Fit Curvature, and if the value which results is outside the Slope Boundaries, then the value of Slope that is found shall instead be the Slope Boundary which is the nearest (of the Slope Boundaries) to the resulting value

(this Controlled Regression is determined in accordance with the relevant formula set out in the Mathematics Appendix).
4.	BOUNDARIES

“Slope Boundary” shall mean (in respect of i, n, and c) each of the Linear Fit Slope and the Constrained Fit Slope.

“Curvature Boundary” shall mean (in respect of i, n, and c) each of the Linear Fit Curvature and the Constrained Fit Curvature.

5.	LINEAR FIT

“Linear Fit Slope” shall mean (in respect of i, n, and c) the particular value in respect of the Slope in respect of i, n, and c which is determined using a weighted least-squares regression in respect of every point contained in the Cloud and the Linear Fit Line, in accordance with the relevant formula set out in the Mathematics Appendix.

“Linear Fit Curvature” shall mean (in respect of i, n, and c) zero.

Such weighted least-squares regression is performed using one parameter, which is the gradient of the Linear Fit Line.

“Linear Fit Line” shall mean the line through the cloud which represents a linear fit of each point contained in the Cloud.

6.	CONSTRAINED FIT

“Constrained Fit Slope” shall mean (in respect of i, n, and c) the particular value in respect of the Slope in respect of i, n, and c which is determined using a weighted least-squares regression in respect of every point contained in the Cloud and the Constrained Fit Line.

“Constrained Fit Curvature” shall mean (in respect of i, n, and c) the particular value in respect of the Curvature in respect of i, n, and c which is determined using a weighted least-squares regression in respect of every point contained in the Cloud and the Constrained Fit Line.

Such weighted least-squares regression is performed using two parameters:

(1)	Slope (which is unconstrained); and

(2)	Curvature (which is constrained, as described in the definition of “Constrained Fit Line” below).

“Constrained Fit Line” shall mean the line through the Cloud which represents a constrained fit (with respect to Slope only) of each point contained in the Cloud. Such constraint is that Constrained Fit Line flattens at the particular value of Test Exposure which results in the highest value of Simulated Index Level in respect of i, n, each Iteration (if any) preceding n, and c, determined in accordance with the relevant formula set out in the Mathematics Appendix.

7.	UNCONSTRAINED FIT

“Unconstrained Fit Slope” shall mean (in respect of i, n, and c) the particular value in respect of the Slope (in respect of i, n, and c) which is determined using a weighted least- squares regression in respect of every point contained in the Cloud and the Unconstrained Fit Line.

“Unconstrained Fit Curvature” shall mean (in respect of i, n, and c) the particular value in respect of the Curvature (in respect of i, n, and c) which is determined using a weighted least-squares regression in respect of every point contained in the Cloud and the Unconstrained Fit Line.

Such weighted least-squares regression is performed using two parameters:

(1)	Slope (which is unconstrained); and

(2)	Curvature (which is unconstrained).

“Unconstrained Fit Line” shall mean the line through the Cloud which represents an unconstrained fit (with respect to Slope and Curvature) of each point contained in the Cloud.

8.	CLOUD

“Cloud” shall mean a group of n number of points plotted on a graph. Each such point represents particular individual values of:

(1)	the Test Exposure (in respect of i, n and each Iteration (if any) preceding n, and c),

(2)	the Expected Investment Utility (in respect of i, n and each Iteration (if any) preceding n, and the Calibration Point immediately following c).

Values for Test Exposure are plotted against the x-axis of such graph. Values for Expected Investment Utility are plotted against the y-axis of such graph.

9.	EXPECTED INVESTMENT UTILITY

“Expected Investment Utility” shall mean (in respect of i, n, and the Calibration Point immediately following c (“c+1”)) an amount determined by the Index Calculation Agent in accordance with the formula set out below:
EIUi,n,c+1 = (InputSlopei,c+1 × SONEi,n,c+1) + (InputCurvaturei,c+1 × SONEi,n,c+1)[2]
where:

EIUi,n,c+1	=	the Expected Investment Utility in respect of i, n, and c+1.

InputSlopei,c+1	=	shall mean the Slope in respect of i, the Iteration immediately preceding n, and c+1.

SONEi,n,c+1	=	the Simulated Optimized Notional Exposure in respect of i, n, and c+1.

InputCurvaturei,c+1	=	shall mean the Curvature in respect of i, the Iteration immediately preceding n, and c+1.

Mathematics Appendix

1.	INTRODUCTION TO THE MATHEMATICS APPENDIX

All expressions in this Mathematics Appendix refer to a particular Cloud comprising n number points in respect of the relevant Core Asset “i” and the relevant pair of Calibration Points, which are “c” (for the purposes of the determination of the Test Exposure in respect of i) and “c+1” (for the purposes of the determination of the Expected Investment Utility in respect of i).

Accordingly, the notation in this Mathematics Appendix omits “i”, “c”, and “c+1”.

The variable “p” is used to refer to each point contained in the relevant Cloud (i.e. Iteration n and each Iteration (if any) preceding n).

2.	CLOUD REGRESSION PARAMETERS

With respect to the relevant Cloud, a vector “F” and a matrix “H” shall be determined by the Index Calculation Agent, as set out below.
F = (F1, F2)T

where:

where:

where:

RFWp	=	the Regression Fit Weight in respect of p.

Xp	=	the Test Exposure (in the Cloud) in respect of Iteration p.

Yp	=	the Expected Investment Utility (in the Cloud) in respect of Iteration p.

“Regression Fit Weight” shall mean (in respect of an Iteration “p” in the relevant Cloud) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

RFWp = (WDFn)p−1

where:

RFWp	=	the Regression Fit Weight in respect of p.

WDFn	=	the Weight Decay Factor in respect of n.

“Weight Decay Factor” shall mean (in respect of an Iteration “n”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

WDFn	=	the Weight Decay Factor in respect of n.

a	=	5.

3.	UNCONSTRAINED FIT

“Unconstrained Fit Slope” shall mean the result represented by the variable “u” of the mathematical expression set out below.

u = −A ∗ b − C

where:

A	=

b	=	the variable determined as set out below (and which represents Unconstrained Fit Curvature).

C	=

“Unconstrained Fit Curvature” shall mean the result represented by the variable “b” of the mathematical expression set out below.

where

D	=	F1 × A − F2

E	=	h11 − B

B	=	h12 × A

4.	CONTROLLED REGRESSION

The Controlled Regression of the two parameters Slope (which is represented by the variable “u”) and Curvature (which is represented by the variable “b”) shall be determined by each of the four mathematical expressions set out below. For the purposes of each Controlled Regression, either Slope is controlled by setting it to its Slope Boundaries, or Curvature is controlled by setting it to its Curvature Boundaries.

“Slope Boundaries” shall mean the Linear Fit Slope (which is represented as “u1”) and the Constrained Fit Slope (which is represented as “u2”).

“Curvature Boundaries” shall mean the Linear Fit Curvature (which is represented as “b1”) and the Constrained Fit Curvature (which is represented as “b2”).

4.1	Finding the value of Curvature, by holding constant the value of Slope equal to the Linear Fit Slope

The result of the formula set out above is subject to (1) a minimum equal to the lesser of b1 and b2; and (2) a maximum equal to the greater of b1 and b2.

4.2	Finding the value of Curvature, by holding constant the value of Slope equal to the Constrained Fit Slope

The result of the formula set out above is subject to (1) a minimum equal to the lesser of b1 and b2; and (2) a maximum equal to the greater of b1 and b2.

4.3	Finding the of Slope, by holding constant the value of Curvature equal to Linear Fit Curvature

The result of the formula set out above is subject to (1) a minimum equal to the lesser of u1 and u2; and (2) a maximum equal to the greater of u1 and u2.

4.4	Finding the of Slope, by constant the value of Curvature equal to Constrained Fit Curvature holding

The result of the formula set out above is subject to (1) a minimum equal to the lesser of u1 and u2; and (2) a maximum equal to the greater of u1 and u2.

4.5	Least-squares Error

“Least-squares Error” shall mean, in respect of the output of each of the Controlled Regressions, the result of the mathematical expression set out below:

The final output of the Controlled Regressions is the value of each of Slope and Curvature the Least-squares Error of which is the lowest.
5.	LINEAR FIT

“Linear Fit Slope” shall mean the result represented by the variable “u” of the mathematical expression set out below:

u = (XT × R × X)−1 × (XT × R × Y)

where:

X	=	a column vector which contains the values of Test Exposure represented by Xp.

R	=	a nxn matrix, the diagonal cells of which contain the values of Regression Fit Weight represented by RFWp, and each other cell of which contains zero.

Y	=	a column vector which contains the values of Expected Investment Utility represented by Yp.

(matrix)T	=	the transposition of the matrix contained in the parentheses.

(matrix)-1	=	the inversion of the matrix contained in the parentheses.

×	=	the matrix product operator.

“Linear Fit Curvature” shall mean zero.

6.	CONSTRAINED FIT

“Constrained Fit Slope” shall mean the result represented by the variable “u” of the mathematical expression set out below:

u = (GT × R × G)−1 × (GT × R × Y)

where:

G	=	a column vector which contains the results of the mathematical expression set out below for the values of Test Exposure represented by Xp:

MSILn	=	the Maximum Simulated Index Level in respect of Iteration n. Maximum Simulated Index Level is determined in accordance with paragraph 3.9 of the Calibration Procedure.

R	=	a nxn matrix, the diagonal cells of which contain the values of Regression Fit Weight represented by RFWp, and each other cell of which contains zero.

Y	=	a column vector which contains the values of Expected Investment Utility represented by Yp.

(matrix)T	=	the transposition of the matrix contained in the parentheses.

(matrix)-1	=	the inversion of the matrix contained in the parentheses.

“Constrained Fit Curvature” shall mean the result represented by the variable “b” of the mathematical expression set out below:

where:

MSILn	=	the Maximum Simulated Index Level in respect of Iteration n.

Maximum Simulated Index Level is determined in accordance with paragraph 3.9 of the Calibration Procedure.
7.	MATRIX OPERATIONS

7.1	Matrix inversion

The matrix inversion operation that is used is the standard procedure that is described in mathematics textbooks as a part of classical matrix algebra.

7.2	Matrix transposition

The matrix transposition operation that is used “flips” the relevant matrix across its diagonal, which runs from its top-left cell to its bottom-right cell.

ANNEX D

BASKET CALCULATION MODULE

Basket
Calculation Module
Citi Investment Strategies
26 January 2022

Part A:	Introduction
This document (this Calculation Module), as may be amended and restated from time to time, may be incorporated by reference into the Index Conditions applicable to any proprietary Index made available by Citigroup Global Markets Limited in its capacity as Index Administrator in respect of such Index.
This Calculation Module may be referred to as the “Basket Calculation Module”.
This Calculation Module is made available by Citigroup Global Markets Limited in its capacity as Index Administrator.
1.	DEFINED TERMS
Terms used in this Calculation Module but not defined in this Calculation Module shall have the meanings given to them in the relevant Index Conditions. In the case of any inconsistency between this Calculation Module and the relevant Index Conditions, the terms of this Calculation Module shall govern the calculations set out in this Calculation Module without prejudice to the terms of the relevant Index Conditions.
2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT
It is possible that ambiguities, errors and omissions within this Calculation Module and/or within the relevant Index Conditions may arise under certain circumstances. In such circumstances, the Index Administrator in respect of the relevant Index will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend this Calculation Module, as it applies to the relevant Index, to reflect the resolution of such ambiguity, error or omission.

Part B:	Data items that are used
The following terms are used in this Calculation Module. The relevant document of the relevant Index Conditions which applies this Calculation Module (the “Applying Document”) specifies the election or value in respect of each term for the purposes of this Calculation Module. Certain terms (which are shaded in light blue) may not be required, depending on the elections that are made.

●	Basket Calculation Day

●	Basket Start Date

●	Basket Start Level

●	Basket Constituents

●	FX Hedging (Applicable or Not Applicable)

●	Basket Constituent Closing Level

●	Rebalance Instruction Method

●	FX Spot Rate

(Closing Spot Rate)

●	Basket Percentage Weight

●	Basket Unit Weight Determination Method

●	Basket Constituent Start Date

●	Basket Constituent Rebalancing Date

●	Lag

●	Unit Observation Date

●	Basket Day Count Denominator

●	Basket Constituent Classification

●	Notional Transaction Cost Percentage

●	Factor

●	FX Fixing Rate

(FX Forward Fixing; FX Forward Ask Fixing; FX Forward Bid Fixing; FX Spot Ask Fixing; and FX Spot Bid Fixing)

●	Spread Weight

●	Spread

●	Annuity

(Swap Transaction; Currency; and Tenor)

●	Swap Base Rebalance Cost

●	Swap Base Rolling Cost

●	Roll-over Factor

(Roll-over Day)

●	Notional Roll-over Cost Percentage

●	Notional Roll Basis Cost

●	Roll Basis

●	Notional Replication Cost Percentage

●	Funding Rate

●	Base Funding Rate

●	Funding Rate Spread for Long Position

●	Funding Rate Spread for Short Position

●	Funding Rate Day Count Denominator

●	Basket Fee

●	Floored (Applicable or Not Applicable)

This Calculation Module operates using a calendar of Rebalancing Dates (as specified in the Applying Document), each of which corresponds with a Selection Date (also as specified in the Applying Document).

Default

In respect of each of the following items of data, the corresponding default election or value (as relevant) applies in the event that no election or value (as relevant) is specified in respect of such item of data in the Applying Document.

Item of data	Election/value
Basket Start Level	100
Basket Calculation Day	Each Index Business Day
Basket Constituent Closing Level	In respect of each Constituent and a day, the Constituent Closing Level in respect of such Constituent and such day.
Basket Constituent Rebalancing Date	Not Applicable
Rebalance Instruction Method	Full
FX Spot Rate	In respect of a day, the Closing Spot Rate in respect of such day.
Basket Constituent Classification	Not Applicable
Basket Day Count Denominator	365
Compounding Method	Daily Compounding
Compounding Date	Not Applicable
Basket Unit Weight Determination Method	Not Applicable
Lag	Not Applicable
Unit Observation Date	Not Applicable
Roll-over Factor	Not Applicable
Notional Roll-over Cost Percentage	In respect of each Constituent, 0%
Roll Basis	In respect of each Constituent, 0%
Base Funding Rate	In respect of each Constituent, 0%
Funding Rate Spread for Long Position	In respect of each Constituent, 0%
Funding Rate Spread for Short Position	In respect of each Constituent, 0%
Funding Rate Day Count Denominator	Not Applicable
Basket Fee	0%
Floored	Not Applicable

Part C:	Calculations
Elections or values (as relevant) which are always required are shaded in yellow.
Elections or values (as relevant) which are required only if certain elections are made are shaded in light blue.
Part C1	Core Calculation
1.	BASKET LEVEL
“Basket Level” shall mean, in respect of a Basket Calculation Day “d”, either:
(1)	if d occurs on the Basket Start Date, the Basket Start Level;
(2)	if d occurs after the Basket Start Date, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
Basketd	=	the Basket Level in respect of d.
Basketd-1	=	the Basket Level in respect of d-1.
d-1	=	the Basket Calculation Day immediately preceding d.

Number_j	=	the number of Basket Constituents for which FX Hedging is “Not Applicable”. Each such Basket Constituent is represented by the variable “j”.
BUWj,d-1:	=	the Basket Unit Weight in respect of j and d-1.
BCCLj,d	=	the Basket Constituent Closing Level in respect of j and d.
FX Spotj,d	=	the FX Spot Rate in respect of j and d, as determined in accordance with the relevant document of the relevant Index Conditions.
BCCLj,d-1	=	the Basket Constituent Closing Level in respect of j and d-1.

FX Spotj,d-1	=	the FX Spot Rate in respect of j and d-1, as determined in accordance with the relevant document of the relevant Index Conditions.

Number_k	=	the number of Basket Constituents for which FX Hedging is “Applicable”. Each such Basket Constituent is represented by the variable “k”.

BUWk,d-1:	=	the Basket Unit Weight in respect of k and d-1.

BCCLk,d	=	the Basket Constituent Closing Level in respect of k and d.

FX Spotk,d	=	the FX Spot Rate in respect of k and d, as determined in accordance with the relevant document of the relevant Index Conditions.

BCCLk,d-1	=	the Basket Constituent Closing Level in respect of k and d-1.

FX Spotk,d-1	=	the FX Spot Rate in respect of k and d-1, as determined in accordance with the relevant document of the relevant Index Conditions.

Number_i	=	the number of Basket Constituents. Each Basket Constituent is represented by the variable “i”.

CostTi,d-1	=	the Notional Transaction Cost in respect of i and d-1.

CostROi,d-1	=	the Notional Roll-over Cost in respect of i and d-1.

CostRi,d	=	the Notional Replication Cost in respect of i and d.

CostFi,d	=	the Notional Funding Cost in respect of i and d.

CostRBi,d-1	=	the Notional Roll Basis Cost in respect of i and d-1.

FX Spoti,d	=	the FX Spot Rate in respect of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

FX Spoti,d-1	=	the FX Spot Rate in respect of i and d-1, as determined in accordance with the relevant document of the relevant Index Conditions.

Feed	=	the Fee in respect of d.

2.	BASKET UNIT WEIGHT
“Basket Unit Weight” shall mean, in respect of a Basket Constituent “i” and a Basket Calculation Day “d”, either:
(1)	If Basket Constituent Rebalancing Date is Applicable:
(a)	if d is not both a Rebalancing Date and a Basket Constituent Rebalancing Date, a percentage equal to the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d; or
(b)	if d is both a Rebalancing Date and a Basket Constituent Rebalancing Date
(i)	(if Rebalance Instruction Method is “Full”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

(ii)	(if Rebalance Instruction Method is “Partial”) either:
(x)	(if a Basket Percentage Weight has been specified in respect of the Selection Date corresponding with r) the Basket Unit Weight determined by the Index Calculation Agent in accordance with the formula set out above; or
(y)	(if no Basket Percentage Weight has been specified in respect of the Selection Date corresponding with r) the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d.
(2)	If Basket Constituent Rebalancing Date is Not Applicable:
(a)	if d is not a Rebalancing Date, a percentage equal to the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d; or
(b)	if d is a Rebalancing Date “r”, either:
(i)	(if Rebalance Instruction Method is “Full”) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

(ii)	(if Rebalance Instruction Method is “Partial”) either:
(x)	(if a Basket Percentage Weight has been specified in respect of the Selection Date corresponding with r) the Basket Unit Weight determined by the Index Calculation Agent in accordance with the formula set out above; or
(y)	(if no Basket Percentage Weight has been specified in respect of the Selection Date corresponding with r) the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d.
Where:
Basket Unit Weighti,d	=	the Basket Unit Weight in respect of i and d.
BPWi,s	=	the Basket Percentage Weight in respect of i and the Selection Date “s” corresponding with r, as specified in or determined in accordance with the Applying Document.

BasketBO	=	the Basket Level in respect of the Basket Observation Date in respect of r.
FX Spoti,FXBO	=	the FX Spot Rate in respect of i and the FX Basket Observation Date in respect of r.
BCCLi,cO	=	either:
(1) (if Compounding Method in respect of i is “Daily Compounding”) the Basket Constituent Closing Level in respect of i and the Basket Constituent Observation Date (“BCOD”) in respect of r; or
(2) (if Compounding Method in respect of i is “Not Daily Compounding”) the Basket Constituent Closing Level in respect of i and the first Compounding Date in respect of i falling on or immediately prior to BCOD.
The Compounding Method in respect of i and (if relevant) the Compounding Date in respect of i are specified in the Applying Document.

3.	BASKET OBSERVATION DATE AND BASKET CONSTITUENT OBSERVATION DATE
3.1	“Basket Observation Date” shall mean, in respect of a Rebalancing Date “r”, the day set out in the table below at the intersection of the column headed “Basket Observation Date” and the row corresponding to the relevant “Basket Unit Weight Determination Method” election.
3.2	“Basket Constituent Observation Date” shall mean, in respect of a Rebalancing Date “r”, the day set out in the table below at the intersection of the column headed “Basket Constituent Observation Date” and the row corresponding to the relevant “Basket Unit Weight Determination Method”.
3.3	“FX Basket Observation Date” shall mean, in respect of a Rebalancing Date “r”, the day set out in the table below at the intersection of the column headed “FX Basket Observation Date” and the row corresponding to the relevant “Basket Unit Weight Determination Method” election.
(1)	If r is the Basket Start Date:
Basket Unit Weight Determination Method	Basket Observation Date	FX Basket Observation Date	Basket Constituent Observation Date
Set Notional on Selection Date	r	s	r
Set Notional on Lag Days before Rebalancing Date	r	r-Lag	r
Not Applicable	r	r	r
Observe Basket on Lag Days before Rebalancing Date	r	r	r
Set Units on Selection Date	r	s	s
Set Units on Lag Days before Rebalancing Date	r	r-Lag	r-Lag
Set Units on Unit Observation Date	r	uod	uod
(2)	If r occurs after the Basket Start Date:
Basket Unit Weight Determination Method	Basket Observation Date	FX Basket Observation Date	Basket Constituent Observation Date
Set Notional on Selection Date	s	s	r
Set Notional on Lag Days before Rebalancing Date	r-Lag	r-Lag	r
Not Applicable	r	r	r
Observe Basket on Lag Days before Rebalancing Date	r-Lag	r	r
Set Units on Selection Date	s	s	s
Set Units on Lag Days before Rebalancing Date	r-Lag	r-Lag	r-Lag
Set Units on Unit Observation Date	uod	uod	uod
where:
r	=	the relevant Rebalancing Date.
r-Lag	=	the Basket Calculation Day falling “Lag” number of Basket Calculation Days immediately preceding r (or, in the case of a Basket Constituent Observation Date, if such day precedes the Basket Constituent Start Date in respect of the relevant Basket

Constituent, r-Lag shall be such Basket Constituent Start Date).
s	=	the Selection Date corresponding with r (or, in the case of a Basket Constituent Observation Date, if such day precedes the Basket Constituent Start Date in respect of the relevant Constituent, s shall be such Basket Constituent Start Date).
Lag	=	the number specified as such in the relevant Index Conditions.

uod	=	the Unit Observation Date corresponding with r (or, in the case of a Basket Constituent Observation Date, if such day precedes the Basket Constituent Start Date in respect of the relevant Constituent, uod shall be such Basket Constituent Start Date).

4.	MARGINAL COST
“Marginal Cost” shall mean, in respect of a Basket Calculation Day “d”, a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:
MCd	=	the Marginal Cost in respect of d.
Number	=	the number of Basket Constituents. Each Basket Constituent is represented by the variable “i”.
abs	=	the absolute value of the amount in the following parentheses.
BCPWi,d	=	the Basket Current Percentage Weight in respect of i and d.
NTCPi,d	=	the Notional Transaction Cost Percentage in respect of i and d.

5.	BASKET CURRENT PERCENTAGE WEIGHT
“Basket Current Percentage Weight” shall mean, in respect of a Constituent “i” and a Basket Calculation Day “d”, a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:
BCPWi,d	=	the Basket Current Percentage Weight in respect of i and d.
BUWi,d-1	=	the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d.
BCCLi,CO	=	either:
(1) (if Compounding Method in respect of i is “Daily Compounding”) the Basket Constituent Closing Level in respect of i and d.
(2) (if Compounding Method in respect of i is “Not Daily Compounding”) the Basket Constituent Closing Level in respect of i and the first Compounding Date in respect of i falling on or immediately prior to d.
The Compounding Method in respect of i and (if relevant) the Compounding Date in respect of i are specified in the Applying Document.

FX Spoti,d	=	the FX Spot Rate in respect of i and d.

Basketd	=	the Basket Level in respect of d.

Part C2	Notional Costs
1.	NOTIONAL TRANSACTION COST
1.1	“Notional Transaction Cost” shall mean, in respect of a Constituent “i” and a Basket Calculation Day “d”, an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:
(1)	if d is the Basket Start Date:
CostTi,d = 0
(2)	if d occurs after the Basket Start Date:
CostTi,d = abs(BUWi,d − BUWi,d−1) × NTCPi,d × BCCLi,cO
where:
CostTi,d	=	the Notional Transaction Cost in respect of i and d.
abs	=	the absolute value of the amount in the following parentheses.
BUWi,d	=	the Basket Unit Weight in respect of i and d.
BUWi,d-1	=	the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d.
NTCPi,d	=	the Notional Transaction Cost Percentage in respect of i and d.
BCCLi,CO	=	either:
(1) (if Compounding Method in respect of i is “Daily Compounding”) the Basket Constituent Closing Level in respect of i and d.
(2) (if Compounding Method in respect of i is “Not Daily Compounding”) the Basket Constituent Closing Level in respect of i and the first Compounding Date in respect of i falling on or immediately prior to d.
The Compounding Method in respect of i and (if relevant) the Compounding Date in respect of i are specified in the Applying Document.

1.2	Notional Transaction Cost Percentage
“Notional Transaction Cost Percentage” shall mean, in respect of a Basket Constituent “i” and a Basket Calculation Day “d”, either:
(1)	(in respect of each Basket Constituent the Basket Constituent Classification of which is specified to be “Not Applicable”) the percentage specified as such in the Applying Document;
(2)	(in respect of each Basket Constituent the Basket Constituent Classification of which is either “EM Deliverable”, or “EM Non-Deliverable”) the percentage determined by the Index Calculation Agent in accordance with the formula set out below:

(3)	(in respect of each Basket Constituent the Basket Constituent Classification of which is “Credit”) the percentage determined by the Index Calculation Agent in accordance with the formula set out below:
NTCPi,d = Factori × max(0.002%, SPi × OSi,d)
(4)	(in respect of each Basket Constituent the Basket Constituent Classification of which is “Interest Rate Swap”) the percentage determined by the Index Calculation Agent in accordance with the formula set out below:
NTCPi,d = Annuityi,d × Swap Base Rebalance Costi
where:
NTCPi,d	=	the Notional Transaction Cost Percentage in respect of i and d.

FX Forward Aski,d	=	the FX Fixing Rate for the FX Forward Ask Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

FX Forward Bidi,d	=	the FX Fixing Rate for the FX Forward Bid Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

FX Forwardi,d	=	the FX Fixing Rate for the FX Forward Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

Factori	=	the amount specified as such in the Applying Document.

max(.)	=	the greater of the values in the following parentheses separated by each comma.

SPi	=	the Spread Weight in respect of i, as specified in the Applying Document.

OSi,d	=	the Spread in respect of the On-the-Run CDS in respect of i and d, as specified in the Applying Document.

Annuityi,d	=	the Annuity in respect of a Swap Transaction (having the Currency and Tenor of i) and d, as determined in accordance with the Applying Document (and any relevant Calculation Module).

Swap Base Rebalance Costi	=	the Swap Base Rebalance Cost in respect of i, as specified in the Applying Document.

2.	NOTIONAL ROLL-OVER COST
2.1	“Notional Roll-over Cost” shall mean, in respect of a Constituent “i” and a Basket Calculation Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:
CostROi,d = abs(Basket Unit Weighti,d) × RO Factori,d × NROCPi,d × BCCLi,cO
where:
CostROi,d	=	the Notional Roll-over Cost in respect of i and d.

abs	=	the absolute value of the amount in the following parentheses.

Basket Unit Weighti,d	=	the Basket Unit Weight in respect of i and d.

RO Factori,d	=	either:

(1) (if d is a Roll-over Day in respect of i) the Roll- over Factor in respect of i, as specified in the Applying Document; or

(2) (if d is not a Roll-over Day in respect of i) 0.

NROCPi,d	=	the Notional Roll-over Cost Percentage in respect of i and d.

BCCLi,CO	=	either:
(1)	(if Compounding Method in respect of i is “Daily Compounding”) the Basket Constituent Closing Level in respect of i and d; or
(2)	(if Compounding Method in respect of i is “Not Daily Compounding”) the Basket Constituent Closing Level in respect of i and the first Compounding Date in respect of i falling on or immediately prior to d.

The Compounding Method in respect of i and the Compounding Date in respect of i are specified in the Applying Document.

2.2	Notional Roll-over Cost Percentage
“Notional Roll-over Cost Percentage” shall mean, in respect of a Basket Constituent “i” and a Basket Calculation Day “d”, either:
(1)	(in respect of each Basket Constituent the Basket Constituent Classification of which is specified to be “Not Applicable”) the percentage specified as such in the Applying Document;
(2)	(in respect of each Basket Constituent the Basket Constituent Classification of which is “EM Deliverable”) the percentage determined by the Index Calculation Agent in accordance with the formula set out below:

(3)

(in respect of each Basket Constituent the Basket Constituent Classification of which is “EM Non-deliverable”) the percentage determined by the Index Calculation Agent in accordance with the formula set out below:

(4)	(in respect of each Basket Constituent the Basket Constituent Classification of which is “Credit”) the percentage determined by the Index Calculation Agent in accordance with the formula set out below:
NROCPi,d = Factori × max(0.002%, SWi × OtRSi,d)
(5)	(in respect of each Basket Constituent the Basket Constituent Classification of which is “Interest Rate Swap”) the percentage determined by the Index Calculation Agent in accordance with the formula set out below:
NROCPi,d = Annuityi,d × Swap Base Rolling Costi
where:
NROCPi,d	=	the Notional Roll-over Cost Percentage in respect of i and d.

FX Forward Aski,d	=	the FX Fixing Rate for the FX Forward Ask Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

FX Forward Bidi,d	=	the FX Fixing Rate for the FX Forward Bid Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

FX Forwardi,d	=	the FX Fixing Rate for the FX Forward Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

FX Spot Aski,d	=	the FX Fixing Rate for the FX Spot Ask Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

FX Spot Bidi,d	=	the FX Fixing Rate for the FX Spot Bid Fixing in respect of the Underlying of i and d, as determined in accordance with the relevant document of the relevant Index Conditions.

Factori	=	the Factor in respect of i, as specified in the Applying Document.

max(.)	=	the greater of the values in the following parentheses separated by each comma.

SPi	=	the Spread Weight in respect of i, as specified in the Applying Document.

OtRSi,s	=	the Spread in respect of the On-the-Run CDS in respect of i and d, as specified in the Applying Document.

Annuityi,d	=	the Annuity in respect of a Swap Transaction (having the Currency and Tenor of i) and d, as determined in accordance with the Applying Document (and any relevant Calculation Module).

Swap Base Rolling Costi	=	the Swap Base Rolling Cost in respect of i, as specified in the Applying Document.

3.	NOTIONAL REPLICATION COST
“Notional Replication Cost” shall mean, in respect of a Basket Constituent “i” and a Basket Calculation Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
CostRi,d	=	the Notional Replication Cost in respect of i and d.
Basket Unit Weighti,d-1	=	the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d.
NRCPi,d	=	the Notional Replication Cost Percentage in respect of i and d, as specified in the Applying Document.

BCCLi,CO-1	=	either:
(1) (if Compounding Method in respect of i is “Daily Compounding”) the Basket Constituent Closing Level in respect of i and the Basket Calculation Day immediately preceding d; or
(2) (if Compounding Method in respect of i is “Not Daily Compounding”) the Basket Constituent Closing Level in respect of i and the first Compounding Date in respect of i falling on or immediately prior to the Basket Calculation Day immediately preceding d.
Days(d-1,d)	=	the number of calendar days from (and including) d-1 to (but excluding) d.
BDCD	=	the Basket Day Count Denominator, as specified in the Applying Document.

4.	NOTIONAL FUNDING COST

“Notional Funding Cost” shall mean, in respect of a Basket Constituent “i” and a Basket Calculation Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
CostFi,d	=	the Notional Funding Cost in respect of i and d.

Basket Unit Weighti,d-1	=	the Basket Unit Weight in respect of i and the Basket Calculation Day immediately preceding d.

BCCLi,cO-1	=	either:

(1) (if Compounding Method in respect of i is “Daily Compounding”) the Basket Constituent Closing Level in respect of i and the Basket Calculation Day immediately preceding d; or

(2) (if Compounding Method in respect of i is “Not Daily Compounding”) the Basket Constituent Closing Level in respect of i and the first Compounding Date in respect of i falling on or immediately prior to the Basket Calculation Day immediately preceding d.

The Compounding Method in respect of i and the Compounding Date in respect of i are specified in the Applying Document.

Funding Ratei,d-1	=	either:

(1)	the Funding Rate in respect of i and the Basket Calculation Day immediately preceding d, as specified in the Applying Document; or

(2)	(if no such Funding Rate is specified in the Applying Document) an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(a)	(if Basket Unit Weighti,d-1) is greater than or equal to 0:

(b)	(if Basket Unit Weighti,d-1) is less than 0:

Base Funding Ratei,d-1	=	the Base Funding Rate in respect of i and the Basket Calculation Day immediately preceding d, as specified in the Applying Document.

FRSLi	=	the Funding Rate Spread for Long Position in respect of i, as specified in the Applying Document.

FRSSi	=	the Funding Rate Spread for Short Position in respect of i, as specified in the Applying Document.

If any of the Base Funding Rate, Funding Rate Spread for Long Position or Funding Rate Spread for Short Position is quoted as a percentage, such percentage shall be converted to a decimal for the purposes of the relevant calculation, as determined by the Index Calculation Agent.

Days(d-1,d)	=	the number of calendar days from (and including) d-1 to (but excluding) d.

FRDCDi	=	the Funding Rate Day Count Denominator in respect of i, as specified in the Applying Document.

5.	NOTIONAL ROLL BASIS COST
“Notional Roll Basis Cost” shall mean, in respect of a Constituent “i” and a Basket Calculation Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:
CostRBi,d = Basket Unit Weighti,d × RBi,d
where:
CostRBi,d	=	the Notional Roll Basis Cost in respect of i and d.
Basket Unit Weighti,d	=	the Basket Unit Weight in respect of i and d.
RBi,d	=	either:
(1) (if d is a Roll-over Day in respect of i) the Roll Basis in respect of i and d, as specified in the Applying Document; or

(2)	(if d is not a Roll-over Day in respect of i and d) 0.

6.	FEE

“Fee” shall mean, in respect of a Basket Calculation Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Feed	=	the Fee in respect of d.

Basket Fee	=	the percentage specified as such in the Applying Document.

Basketd-1	=	the Basket Level in respect of the first Basket Calculation Day “d-1” immediately preceding d.

Days(d-1,d)	=	the number of calendar days from (and including) d-1 to (but excluding) d.

BDCD	=	the Basket Day Count Denominator, as specified in the Applying Document.

Part C3	Variations (applied to the Core Calculation)
1.	APPLICATION OF A FLOOR
If Floored is “Applicable”, then the Basket Level in respect of a Basket Calculation Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below, using as a calculation input the amount initially determined as the “Basket Level” in respect of d (the “Input Basket Level”) in accordance with paragraph 1 of Part C1 (Core Calculation):
Basketd = max(Input Basketd; 0)
where:
Basketd	=	the Basket Level in respect of d.
Input Basketd	=	the Input Basket Level in respect of d.
max(.)	=	the greater of the amounts in the following parentheses and separated by each semi-colon.
For the avoidance of doubt, if Floored is “Applicable”, then the Calculation Agent shall first determine the Basket Level in respect of a Basket Calculation Day “d” in accordance with paragraph 1 of Part C1 (Core Calculation), and then second determine the Basket Level in respect of d in accordance with this paragraph 1 of this Part C3, and the Basket Level in respect of d (as the calculation output of this Calculation Module) shall be the amount determined in accordance with this paragraph 1 of this Part C3 (and not the amount initially determined in accordance with paragraph 1 of Part C1).
2.	[NOT USED]

ANNEX E

DYNAMIC IR FUTURES TRACKERS INDICES METHODOLOGY

Citi 10Y-2Y Dynamic EU IR Futures Trackers Index Citi 10Y-2Y Dynamic US IR Futures Trackers Index

Index Conditions

Citi Investment Strategies

21 September 2022

Part A:	Introduction

The Index Conditions (the “Index Conditions”) in respect of each index named in the table set out below (each, an “Index”) comprise:

(1)	this core index conditions document (the “Core Document”); and

(2)	the Basket Calculation Module dated 26 January 2022, as may be amended and restated from time to time (the “Basket Calculation Module”).

Table of Indices:

	Name of Index	Index Ticker	Index Base Currency	Index Start Date	Daily Weight Change
(1)	Citi 10Y-2Y Dynamic EU IR Futures Trackers Index	CIIRDBFE	EUR	3 January 2000	5%
(2)	Citi 10Y-2Y Dynamic US IR Futures Trackers Index	CIIRDBFU	USD	3 January 2000	10%

References in these Index Conditions to “the Index” or “an Index” are references to each of the indices.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part J (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part L (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

Contents of the Core Document

Part A	Introduction
Part B	Key Information
Part C	Overview of the Index
Part D	Calculation of the Index Level
Part E	Data
Part F	Valuation of Constituents
Part G	Adjustment of dates
Part H	Adjustments, disruption and cancellation
Part I	Provisions relating to Constituents
Part J	Definitions
Part K	Risk Factors
Part L	Miscellaneous

Part B:	Key Information
Summary of strategy:

The Index tracks the performance of a dynamic allocation between two constituents (each of which is a Constituent).

Each Constituent is a “market tracker” index which tracks the performance of a particular part of the financial markets assuming a notional exposure to a rolling long futures position (in a particular currency) whereby:

(1)    Constituent 1 tracks 10Y bond futures; and

(2)    Constituent 2 tracks 2Y bond futures.

The Index represents a notional long position in the two Constituents, and the allocation of the Index to each of them is determined using the daily observation of an algorithmic indicator (the “Signal”).

The Signal aims to model the recent directional performance of the 10Y bond futures tracker over a specified period.

Subject to change in the Signal, the reallocation of the exposure of the Index between the two Constituents may take place on a daily basis.

Index Administrator:	Citigroup Global Markets Limited.
Index Calculation Agent:	Citigroup Global Markets Limited.
Index Base Currency:	As specified in respect of such Index in the Table of Indices on page 2.
Index Launch Date:	2 August 2022.
Index Start Date:	As specified in respect of such Index in the Table of Indices on page 2.
Index Start Level:	100.
Publication Rounding	4.
Index Fees and Costs:	The Index Level reflects the deduction of Notional Transaction Costs, Notional Replication Costs, Notional Roll-over Costs, and a Fee, but each of the Notional Transaction Costs, Notional Replication Costs, Notional Roll-over Costs, and Fee is set to zero.
Frequency of calculation of the Index Level:	Daily, on each Index Business Day.
Frequency of rebalancing:	Potentially daily, on each Index Trading Day.
Index Ticker:	As specified in respect of such Index in the Table of Indices on page 2.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C:	Overview of the Index

Calculation
1.	CALCULATION OF THE INDEX
Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent in respect of the Index Valuation Time in respect of each Index Business Day. The Index Level in respect of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day, to the Publication Rounding number of decimal places. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index in respect of the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time in respect of any Index Business Day or in respect of any other day with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level) below.
2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT
The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be one of the Index Administrator’s Affiliates.
Brief description
1.	INTRODUCTION
The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as defined in Part D (Calculation of the Index Level) below), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.
The Index is a notional rules-based proprietary index developed by the Index Administrator.
2.	HOW THE INDEX ATTEMPTS TO IMPLEMENT ITS STRATEGY
The Index reflects the performance of a notional basket containing two Constituents (each Constituent is a Citi proprietary index). The Index is rebalanced potentially daily on each Index Trading Day.

Each Constituent is a “market tracker” index which tracks the performance of a particular part of the financial markets assuming a notional exposure to a rolling long futures position (in a particular currency) whereby:

(1)    Constituent 1 tracks 10Y bond futures; and

(2)    Constituent 2 tracks 2Y bond futures.

The Index represents a notional long position in the two Constituents, and the allocation of the Index to each of them is determined using the daily observation of an algorithmic indicator (the “Signal”).

The Signal aims to model the recent directional performance of the 10Y bond futures tracker over a specified period.

Subject to change in the Signal, the reallocation of the exposure of the Index between the two Constituents may take place on a daily basis.

The Index is a notional rules-based proprietary index developed by the Index Administrator.
3.	CALENDAR
Index Business Day
The Index Level is calculated in respect of each Index Business Day. Index Business Days are denoted by “d”.
Basket Calculation Day
The Basket Level is calculated in respect of each Basket Calculation Day. Basket Calculation Days are denoted by “t”. For the purposes of these Index Conditions, Basket Calculation Days are the same as Index Business Days.
Rebalancing Date
The Unit Weight in respect of each Constituent is “rebalanced” (i.e. recalculated) on each Rebalancing Date, and the Unit Weight in respect of a Constituent remains the same until the next following Rebalancing Date. Rebalancing Dates are denoted by “r”.
Selection Date
A Selection Date corresponds with each Rebalancing Date, as set out in Part E (Data). Selection Dates are denoted by “s”.
4.	NOTIONAL COSTS
Notional Transaction Costs and Notional Replication Costs in respect of the Constituents of the Index are deducted from the performance of the basket of Constituents in calculating the Index Level.
Any such deduction of notional transactions costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The notional transaction costs are determined pursuant to pre-determined formulae which might be greater than the actual notional transaction costs that may be achieved on any applicable Index Business Day, Basket Calculation Day, or Rebalancing Date (as the case may be) were an investor to have notional exposure to the underlyings notionally comprising a Constituent Index.
The Index Conditions have provisions for the deduction of Notional Roll-over Costs from the performance of the basket of Constituents in calculating the Index Level. However for the purposes of these Index Conditions, the Notional Roll-over Costs are set to zero.
5.	CONSEQUENCES OF ADJUSTMENT EVENTS AND DISRUPTED DAYS
The consequences of Adjustment Events and Disrupted Days are set out in Part H (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part H (Adjustments,disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.
Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of the Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Part D:	Calculation of the Index Level

The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates)) and Adjustment Events (as described in both Part H (Adjustments, disruption and cancellation) and Part I (Provisions relating to Constituents)).

Part D1	Calculation methodology
1.	DAILY INDEX CALCULATION

The Index Level shall be, in respect of each Index Business Day “d” following the Index Start Date, an amount denominated in the Index Base Currency and determined (as the Basket Level) by the Index Calculation Agent as of the Index Valuation Time on d in accordance with the Basket Calculation Module. The Basket Calculation Module shall be used for the purposes of this paragraph by applying the provisions set out below:
Basket Calculation Module	Information used
Basket Start Date:	Index Start Date.
Basket Calculation Day:	Each Index Business Day.
Basket Constituents:	Each Constituent.
FX Hedging:	Applicable.
Basket Percentage Weight:	In respect of each Constituent and a day, the Percentage Weight, as set out herein.
Basket Calculation Module	Information used
Rebalancing Date:	Each day which is defined as such in Part E (Data).
Basket Constituent Start Date:	In respect of each Constituent, the Constituent Start Date, as specified in Part E (Data).
Notional Transaction Cost Percentage:	In respect of each Constituent, the percentage specified as such in Part E (Data).
Notional Replication Cost Percentage:	In respect of each Constituent, the percentage specified as such in Part E (Data).
The Basket Calculation Module specifies default elections or values in respect of certain items of data that it uses.

2.	PERCENTAGE WEIGHT
“Percentage Weight” shall mean, in respect of each Constituent “i” and a Selection Date “s”, a percentage determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:
(1)	For i=1:
Percentage Weight1,s = Model Weights
(2)	For i=2:
Percentage Weight2,s = 1 − Model Weights
where:
Percentage Weighti,s	=	the Percentage Weight in respect of i and s.
Model Weights	=	the Model Weight in respect of s.
3.	MODEL WEIGHT
3.1	Variables
	Volatility Factor	=	1

	Returns Frequency	=	20

	Averaging Window Length	=	252

	Volatility Window Length	=	63

	Daily Weight Change	=	As specified in respect of such Index in the Table of Indices on page 2.

3.2	Model Weight
“Model Weight” shall mean, in respect of an Index Business Day “d”, either:
(1)	If d is before the Signal Determination Start Date:
Model Weightd = 100%
(2)	If d is on or after the Signal Determination Start Date:
Model Weightd = max(0, min(Model Weightd−1 + Signald × DWC, 1))
where:
Model Weightd	=	the Model Weight in respect of d.
max(.)	=	the greater of the amounts in the following parentheses and separated by each comma.
min(.)	=	the greater of the amounts in the following parentheses and separated by each comma.
Model Weightd-1	=	the Model Weight in respect of the Index Business Day immediately preceding d.

Signald	=	the Signal in respect of d.
DWC	=	the Daily Weight Change.

“Signal Determination Start Date” means the Index Business Day falling (Returns Frequency + max(Averaging Window Length, Volatility Window Length)) - 1 number of Index Business Days after the Constituent Start Date in respect of Constituent 1.

If the Model Weight in respect of d is different from the Model Weight in respect of the Index Business Day immediately preceding d, then d shall be deemed a Scheduled Selection Date, and the Index Trading Day immediately following d shall be deemed a Scheduled Rebalancing Date.

3.3	Signal

“Signal” shall mean, in respect of an Index Business Day “d”, either:

(1)	(If Returnd < MAd − VF × RVd and Returnd < 0); -1.00 or

(2)	(otherwise) 1.00.

where:
RVd	=	the Realized Volatility in respect of d.
MAd	=	the Moving Average in respect of d.
Returnd	=	the Return in respect of d, as determined in accordance with the formula set out below:

CCL1,d	=	the Constituent Closing Level in respect of Constituent 1 and d.

CCL1,d-RF	=	the Constituent Closing Level in respect of Constituent 1 and the Index Business Day falling Returns Frequency number of Index Business Days prior to d.

RF	=	the Returns Frequency.

VF	=	the Volatility Factor.

3.4	Moving Average

“Moving Average” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
MAd	=	the Moving Average in respect of d.

AWL	=	the Averaging Window Length.

Retutrnt	=	the Return in respect of each Index Business Day falling in the period from (and including) the Index Business Day falling AWL+1 number of Index Business Days prior to d to (and including) d (each denoted by “t”), as determined in accordance with the formula set out below:

CCL1,t	=	the Constituent Closing Level in respect of Constituent 1 and t.

CCL1,t-RF	=	the Constituent Closing Level in respect of Constituent 1 and the Index Business Day falling Returns Frequency number of Index Business Days prior to t.

RF	=	the Returns Frequency.

3.5	Realized Volatility

“Realized Volatility” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:
RVd	=	the Realized Volatility in respect of d.
VWL	=	the Volatility Window Length.
Returnt	=	the Return in respect of each Index Business Day falling in the period from (and including) the Index Business Day falling VWL+1 number of Index Business Days prior to d to (and including) d (each denoted by “t”), as determined in accordance with the formula set out below:

CCL1,t	=	the Constituent Closing Level in respect of Constituent 1 and t.
CCL1,t-RF	=	the Constituent Closing Level in respect of Constituent 1 and the Index Business Day falling Returns Frequency number of Index Business Days prior to t.
RF	=	the Returns Frequency.

Part E:	Data
Part E1	Data for Constituents

Table E1

The table set out below specifies the identification number “i” in respect of each Constituent in respect of each Index set out in the Table of Indices on page 2.

Name of Index	i	BBG Ticker	Constituent	Constituent Start Date	Constituent Base Currency
Citi 10Y-2Y Dynamic EU IR Futures Trackers Index	1.	CIIRBF1E	Citi IR Bund Future Market Tracker Index	3 January 2000	EUR
	2.	CIIRBF2E	Citi IR Schatz Future Market Tracker Index	3 January 2000	EUR
Citi 10Y-2Y Dynamic US IR Futures Trackers Index	1.	CIIRBF1U	Citi IR 10Y US Treasury Future Market Tracker Index	3 January 2000	USD
	2.	CIIRBF2U	Citi IR 2Y US Treasury Future Market Tracker Index	3 January 2000	USD

Each BBG Ticker above is a Bloomberg Electronic Page.

Parameters

Fee:	0%.
Basket Unit Weight Determination Method:	Set Units on Selection Date.

In each table set out below:

“NTCP” shall mean the Notional Transaction Cost Percentage.

“RO Factor” shall mean the Roll-over Factor.

“NROCP” shall mean the Notional Roll-over Cost Percentage.

“NRCP” shall mean the Notional Replication Cost Percentage.

Name of Index	i	NTCP	RO Factor	NROCP	NRCP
Citi 10Y-2Y Dynamic EU IR Futures Trackers Index	1.	0%	N/A	0%	0%
	2.	0%	N/A	0%	0%
Citi 10Y-2Y Dynamic US IR Futures Trackers Index	1.	0%	N/A	0%	0%
	2.	0%	N/A	0%	0%

FX Spot Rate

“FX Spot Rate” shall mean, in respect of a Constituent “i” and a specified day “x”, either:

(1)	(if the Constituent Base Currency in respect of i is not the same as the Index Base Currency) the rate for the notional spot exchange of amounts denominated in the Constituent Base Currency in respect of i into the Index Base Currency, as published by The World Markets Company plc in conjunction with Reuters at approximately 4:00 p.m. (New York time) on x, or if such rate is discontinued or unavailable on x for any reason, such other exchange rate for the relevant currency conversion as the Index Calculation Agent shall determine appropriate by reference to an alternative foreign exchange rate service; or

(2)	(if the Constituent Base Currency in respect of i is the same as the Index Base Currency) 1.

FX Fixing Rates

Not Applicable.

Part E2	Dates and Times
Index Business Day:	Each day which is a Scheduled Trading Day for each Constituent.
Index Trading Day:	Each Index Business Day which is a Scheduled Trading Day for each Constituent.
Basket Calculation Day:	Each Index Business Day.
Index Valuation Time:	11:00 pm (London time).
Scheduled Valuation Date:	Each Basket Calculation Day.
Scheduled Rebalancing Date:	Each day specified as such in accordance with Paragraph 3.2 of Part D1 (Calculation methodology) above.
Scheduled Selection Date:	Each day specified as such in accordance with Paragraph 3.2 of Part D1 (Calculation methodology) above.
Roll-over Day:	Not Applicable.

Part F:	Valuation of Constituents
1.	CONSTITUENT CLOSING LEVEL
The Constituent Closing Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part I (Provisions relating to Constituents) or Part J (Definitions) (as applicable), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E1 (Data for Constituents) under the heading “BBG Ticker”.
2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES
If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

Part G:	Adjustment of dates
1.	ADJUSTMENT OF SCHEDULED VALUATION DATES

1.1	“Holidays”: “Look Back”

If a Scheduled Valuation Date (other than a Rebalancing Date) “svd” is not a Scheduled Trading Day for any Constituent, then:

(1)	the relevant Valuation Date for each Constituent for which svd is a Scheduled Trading Day shall be svd; and

(2)	the relevant Valuation Date for each Constituent for which svd is not a Scheduled Trading Day shall be the first day immediately preceding svd which is both (a) a Scheduled Trading Day for such Constituent; and (b) not a Disrupted Day for such Constituent.

1.2	“Disruptions”: “Look Back”

If a Scheduled Valuation Date (other than a Rebalancing Date) (after any adjustment in accordance with paragraph 1.1) “svd” is a Disrupted Day for any Constituent, then:

(1)	the relevant Valuation Date for each Constituent for which svd is not a Disrupted Day shall be svd; and

(2)	the relevant Valuation Date for each Constituent for which svd is a Disrupted Day shall be the first day immediately preceding svd which is both (a) a Scheduled Trading Day for such Constituent; and (b) not a Disrupted Day for such Constituent.

2.	ADJUSTMENT OF SCHEDULED REBALANCING DATES

2.1	“Holidays”: “Move in Block”

If a Scheduled Rebalancing Date “srd” is not a Scheduled Trading Day for any Constituent, then the relevant Rebalancing Date shall be the first day immediately following srd which is a Scheduled Trading Day for all Constituents.

2.2	“Disruptions”: “Value What You Can”

If a Scheduled Rebalancing Date (after any adjustment in accordance with paragraph 2.1) “srd” is a Disrupted Day for any Constituent, then:

(1)	the relevant Rebalancing Date for each Constituent for which srd is not a Disrupted Day shall be srd; and

(2)	the relevant Rebalancing Date for each Constituent for which srd is a Disrupted Day shall be the earlier of (a) the first day immediately following srd which is both (i) a Scheduled Trading Day for such Constituent; and (ii) not a Disrupted Day for such Constituent; and (b) the fifth Scheduled Trading Day for such Constituent immediately following srd, notwithstanding that such day is a Disrupted Day for any Constituent, in which case the provisions of Part H (Adjustments, disruption and cancellation) shall apply.

3.	ADJUSTMENT OF SCHEDULED SELECTION DATES
3.1	“Holidays”: “Look Back”

If a Scheduled Selection Date “ssd” is not a Scheduled Trading Day for any Constituent, then:

(1)	the relevant Selection Date for each Constituent for which ssd is a Scheduled Trading Day shall be ssd; and

(2)	the relevant Selection Date for each Constituent for which ssd is not a Scheduled Trading Day shall be the first day immediately preceding ssd which is both (a) a Scheduled Trading Day for such Constituent; and (b) not a Disrupted Day for such Constituent.

3.2	“Disruptions”: “Look Back”

If a Scheduled Selection Date (after any adjustment in accordance with paragraph 3.1) “ssd” is a Disrupted Day for any Constituent, then:

(1)	the relevant Selection Date for each Constituent for which ssd is not a Disrupted Day shall be ssd; and

(2)	the relevant Selection Date for each Constituent for which ssd is a Disrupted Day shall be the first day immediately preceding ssd which is both (a) a Scheduled Trading Day for such Constituent; and (b) not a Disrupted Day for such Constituent.
4.	When a Scheduled Date is both a “Holiday” and “Disrupted”

If a Scheduled Valuation Date or a Scheduled Rebalancing Date or a Scheduled Selection Date (each, a “Scheduled Date”) is both (1) not a Scheduled Trading Day for any Constituent; and (2) a Disrupted Day for any Constituent, then:

(1)	first, such Scheduled Date shall be postponed in accordance with paragraph 1.1 or paragraph 2.1 or paragraph 3.1 above (as applicable) to adjust for any “holiday”; and then

(2)	second, such Scheduled Date after such postponement shall be further adjusted (if necessary) in accordance with paragraph 1.2 or paragraph 2.2 or paragraph 3.2 above (as applicable) for any “disruption”.

Part H:	Adjustments, disruption and cancellation
1.	ADJUSTMENT EVENTS
If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:
(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or
(2)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:
(a)	determine the effective date of such replacement; and
(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or
(3)	the Index Administrator may discontinue and cancel the Index.
2.	DISRUPTED DAYS
If any Index Business Day is a Disrupted Day for any Constituent, then the Index Calculation Agent may:
(1)	publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or
(2)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent.
3.	CANCELLATION OF THE INDEX
The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level. In discontinuing and cancelling the Index, the Index Administrator shall act in good faith and in a commercially reasonable manner, and shall be subject to the oversight of the Index Oversight Group, as described in Part L (Miscellaneous). The Index Administrator shall consider the extent to which consultation in respect of any discontinuation and cancellation of the Index with affected stakeholders is appropriate and practicable.

Part I:	Provisions relating to Constituents

Proprietary Index

A Proprietary Index shall also be classified as a Constituent Index for the purposes of the Additional Constituent Index Definitions, which set of additional definitions is set out at the end of Part I and must be read in conjunction with this section of Part I.

Constituent Closing Level:	The official closing level of the relevant Proprietary Index.

Scheduled Trading Day:	Any day on which the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) is scheduled to publish the level of the relevant Proprietary Index.

Disrupted Day:	Any Scheduled Trading Day on which the level of the relevant Proprietary Index is not published by or on behalf of the relevant Constituent Index Sponsor.

Adjustment Event:	Each of the following: (1) Constituent Index Cancellation; and (2) Constituent Index Modification.

Correction Period:	30 calendar days.

Additional Constituent Index Definitions

The following definitions constitute the “Additional Constituent Index Definitions”.

“Constituent Index” shall mean each Constituent classified as such.

“Constituent Index Cancellation” shall mean, in respect of any Constituent Index, that the relevant Constituent Index Sponsor permanently cancels such Index.

“Constituent Index Modification” shall mean, in respect of any Constituent Index, that the relevant Constituent Index Sponsor announces that it will make a material change in the formula for or method of calculating such Constituent Index or in any other way materially modifies such Constituent Index (other than a modification prescribed in that formula or method to maintain such Constituent Index in the event of routine events).

“Constituent Index Sponsor” shall mean, in respect of any Constituent Index, the corporation or entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Constituent Index; and (2) announces (directly or through an agent) the level of such Constituent Index on a regular basis.

SUCCESSOR CONSTITUENT INDEX AND SUCCESSOR CONSTITUENT INDEX SPONSOR

If the relevant Constituent Index is (1) not calculated and announced by the relevant Constituent Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such Constituent Index, then in each case that index will be deemed to be such Constituent Index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to these Index Conditions as it determines appropriate to account for such change.

Part J:	Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership of a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index, as specified in Part E1 (Data for Constituents). Each Constituent shall be identified by a unique serial number, denoted by “i”, as specified in Part E1 (Data for Constituents).

“Constituent Closing Level” shall mean, (1) in respect of the Proprietary Index, the official closing level of such Proprietary Index, and (2) in respect of a basket, the Index Level of such basket.

“Correction Period” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part L (Miscellaneous).

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall mean each day specified as such in Part E2 (Dates and Times).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the day specified as such in Part B (Key Information).

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index as of the Index Valuation Time on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of the Index.

“Index Start Date” shall mean the date specified as such in Part B (Key Information).

“Index Start Level” shall mean the Index level on the Index Start Date, as specified in Part B (Key Information).

“Index Ticker” shall mean the Electronic Page specified as such in Part B (Key Information), or any alternative Electronic Page as may be designated by the Index Administrator.

“Index Valuation Time” shall mean the time specified as such in Part E2 (Dates and Times).

“Part” shall mean a part of these Index Conditions.

“Rebalancing Date” shall mean each Scheduled Rebalancing Date, as adjusted in accordance with Part G (Adjustment of dates).

“Scheduled Rebalancing Date” shall mean each day specified as such in Part E2 (Dates and Times).

“Scheduled Selection Date” shall mean each day specified as such in Part E2 (Dates and Times).

“Scheduled Trading Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Scheduled Valuation Date” shall mean each day specified as such in Part E2 (Dates and Times).

“Selection Date” shall mean each Scheduled Selection Date, as adjusted in accordance with Part G (Adjustment of dates).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

Part K:	Risk Factors

The discussion of risks in this Part K comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors
1.	RISKS ARISE IN RESPECT OF THE CONSTITUENT INDICES
The performance of the Index is dependent on the performance of the Constituent Indices.
There can be no assurance that a Constituent Index will generate positive returns.
Knowledge of the methodology of the Constituent Indices is essential to evaluate the Index.
The risks which exist in respect of an exposure to the Constituent Indices also exist in respect of an exposure to the Index. Consequently, investors should read and understand the index conditions of the Constituent Indices, including the disclosure and the discussion of the risks which arise in respect of an exposure to the Constituent Indices.
The combination of these risks may create additional particular risks which may substantially increase the effect of adverse market movements.
In addition to the risks which exist in respect of an exposure to the Constituent Indices, the following are certain specific risks which exist in respect of an exposure to the Index.
2.	THE INDEX USES FIXED PARAMETERS
In common with many algorithmic strategies, the Index Methodology operates with reference to fixed parameters. For example, (1) the effective weights of the Constituents are rebalanced on a daily basis on each Rebalancing Date; (2) moving average returns are determined in respect of a specified window; (3) realised volatility of returns is determined in respect of a specified window. The Index Methodology assumes that these parameters and the other fixed parameters used in the calculation of the Index are reasonable in the context of the Index. However, alternative parameters could have a positive effect on the performance of the Index.
3.	PERFORMANCE RISK
The Index Methodology cannot guarantee that tracking the constituents will result in an increased Index Level over time. The Index may underperform other indices with the same constituents, where those other indices employ a different weighting scheme. The Index Methodology does not seek to outperform any benchmark in absolute terms and may underperform any benchmark.
4.	THE INDEX METHODOLOGY HAS LIMITATIONS
The performance of the Index is dependent on the pre-defined rules-based methodology set out in the Index Methodology subject to the maximum weighting and turn-over limits described above. There is no assurance that other methodologies for calculating the Model Weight would not perform better than the methodology used herein.
5.	NOTIONAL TRANSACTION COST AND NOTIONAL REPLICATION COST
A Notional Transaction Cost and a Notional Replication Cost (if any) in respect of the Constituents of the Index are deducted from the performance of the basket of Constituents in calculating the Index Level. Therefore the Index Level may be lower than if such costs had not been deducted. Additionally, some of the Constituents may deduct notional fees or replication or transaction costs (if any) in respect of their own constituents. Such notional costs (if any) are described in the underlying methodologies for the relevant Constituents. The deduction of those costs (if any) will reduce the respective levels of those Constituents.
Investors in any Index Linked Product are advised to scrutinize and to understand the various notional costs set out in these Index Conditions (and the index conditions of each Constituent) because all of them may ultimately serve to act as a drag on the Index Level (unless the Index is sufficiently successful to overcome the cumulative effect of these notional costs) and restrict the return available (if any) under such Index Linked Product. Investors should note that the cumulative effect of these notional costs (if any) may be significant and will adversely affect the performance of the Index, while noting that Fees and Notional Roll-Over Costs are set to zero for the purposes of the Index Conditions.
6.	LIMITATIONS IN THE DESIGN OF THE INDEX
In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. An alternative index using other processes and parameters may outperform the Index.
7.	LIMITED PERFORMANCE HISTORY; HYPOTHETICAL BACK-TESTED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS
The Index was launched by the Index Administrator as of the specified Index Launch Date. Accordingly, the Index has a limited performance history, and this limited performance history may not reflect the way in which the Index would perform in a variety of market conditions, including market conditions which may arise during the term of any Index Linked Product.
All information regarding the performance of the Index prior to the Index Launch Date is hypothetical and back-tested (“Back-test Information”), as the Index did not exist prior to that date. It is important to understand that Back-test Information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance and should never be considered indicative of future performance. In particular, prospective investors are advised to note the following.
(1)	The Index has been developed with the benefit of hindsight and knowledge of factors that may have positively affected the performance of the Index - that is, with the benefit of being able to evaluate how the Index methodology would have caused the Index to perform had it existed during the hypothetical back-test period. It is impossible to predict whether the Index will rise or fall. Accordingly, the actual performance of the Index may differ significantly from the Back-test Information, and if the Index is shown to have generally appreciated over the hypothetical back-test period, that may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.
(2)	The Back-test Information might look different if it covered a different historical period. The market conditions which existed during the historical period covered by the Back-test Information are not necessarily representative of the market conditions which may exist in the future. In addition, the Back-test Information does not reflect the effect on the relevant markets of the launch of the Index and of the delivery of exposures to the Index through Index Linked Products, which may include any hedging by the provider of such Index Linked Products. Where the Index has been developed to identify and to monetise a particular opportunity in the relevant markets, it should be noted that corresponding investments made by market participants, including any hedging by the providers of Index Linked Products, may erode such an opportunity, and therefore the Back-test Information may overstate the actual performance of any Index Linked Product.
(3)	Any Index Linked Product may bear additional fees which would reduce overall returns as compared to the past performance of the Index.

Any Back-test Information is provided for illustrative purposes only. Any back-test Information has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such Back-test Information has been prepared.

General Risk Factors
1.	INTRODUCTION
The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.
The Index represents the value of its Constituents, as weighted according to any weighting scheme used by the Index. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.
The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.
Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.
2.	RISKS IN RESPECT OF THE CONSTITUENTS
The performance of the Index is dependent on the performance of all of the Constituents contained in the Index.
Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level. The extent to which fluctuations in the Constituent Closing Level of a particular Constituent will affect the Index Level will, amongst other things, depend on how the Constituent is used in the Index.
Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of each classification of Constituent.
FX Rate
Prospective investors in an Index Linked Product linked to an Index containing a foreign exchange rate (an “FX Rate”) should be familiar with currency markets generally.
FX Rates may be volatile and are influenced by many factors. FX Rates may vary considerably over the term of an Index Linked Product. FX Rates are influenced by supply and demand, which in turn are influenced by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between the relevant nations, and government surpluses and deficits in the relevant nations, among other factors. FX Rates may be especially volatile during times of financial turmoil, as capital can flow very quickly out of regions that are perceived to be impacted disproportionately by such turmoil. Notional positions in foreign exchange contracts will be affected not only by changes in FX Rates between the relevant currency pairings, but also by changes in applicable FX Rates where there is a need to convert amounts in the currency denomination of a foreign exchange contract into amounts in another currency.
A currency represents the legal tender of one or more nations and is not normally linked to any commodity or asset which has intrinsic value (such as precious metals). Any transaction involving currency, including Index Linked Products linked to an Index based on notional foreign exchange contracts, involves risks not common to investments denominated entirely in a particular currency. Such enhanced risks include (but are not limited to) the risk of political or economic policy changes in a relevant nation, which may substantially and permanently alter the conditions, terms, marketability or price of a currency. For example, some governments intervene in markets to affect the value of their currencies, which may have an impact on the performance of the Index.
Currency markets are subject to periodic disruptions and distortions caused by many complex economic and political factors, including new laws and regulations, and the participation in the markets of speculators and governments. Governments may participate in the markets in order to attempt to fix or to support the value of a currency, or to impose exchange controls, for example. These circumstances may affect FX Rates and, consequently, the performance of the Index. These economic and political factors are independent of other market forces of supply and demand.
3.	PERFORMANCE OF THE INDEX
3.1	The performance of the Index may be significantly lower than the performance of certain Constituents
The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.
3.2	The correlation between the Constituents may change unpredictably
Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.
3.3	The Index may be subject to currency rate risk
The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.
4.	NOTIONAL EXPOSURE
The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.
4.1	No rights
Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.
4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).
4.3	Reinvestment.
If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.
5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT
The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.
No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.
6.	NO INVESTIGATION
Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions to any Constituent. Consequently, there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.
7.	EFFECT OF FEES
The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.
8.	EFFECT OF NOTIONAL COSTS
The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.
9.	DISRUPTION TO THE INDEX
Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:
(1)	the Index Calculation Agent following the process described in Part G (Adjustment of dates);
(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;
(4)	the Index Administrator making a modification or change to these Index Conditions; and
(5)	the Index Administrator discontinuing and cancelling the Index.
Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.
The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.
10.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT
These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part L (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest
The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the “Product Provider”) is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.
1.	DISCRETIONS
As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.
2.	HEDGING
The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the Index declines.
3.	TRADING ACTIVITIES
The Product Provider and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.
4.	INDEX FEE
If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.
5.	NOTIONAL TRANSACTION COSTS
If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS
If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.
7.	UNAVAILABILITY OF THE INDEX
In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.
8.	LICENSING FEE
If the Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.
9.	SHARING PAYMENTS
Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with the Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART K IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part L:	Miscellaneous
1.	CALCULATIONS AND DETERMINATIONS
1.1	Calculations
Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.
The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.
1.2	Rounding
Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.
1.3	Use of estimates
The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.
1.4	No verification of Information
Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.
1.5	Corrections
Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information (using Expert Judgement), and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.
1.6	Reliance
In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.
1.7	Dates and times of calculations
Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on”, or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.
1.8	Not acting as fiduciary or agent
In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.
If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.
1.9	Ambiguities, errors and omissions in these Index Conditions
Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.
1.10	Expert Judgement
Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.
In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Oversight Group, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Oversight Group will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.
1.11	Errors in Calculations
It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.
2.	CONFLICTS OF INTEREST
Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.
During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part L, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.
3.	DISCLAIMER
No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.
These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.
4.	INDEX GOVERNANCE
The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part L (Miscellaneous).
The Index Administrator maintains oversight over the Index Activity through its Index Oversight Group. The Index Oversight Group fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.
5.	INTELLECTUAL PROPERTY
The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.
The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.
© 2022 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

ANNEX F

GOVERNMENT BOND FUTURES INDICES METHODOLOGY

Citi Interest Rate Bond Futures Market Tracker Indices

Index Conditions
Citi Investment Strategies
5 November 2019 (replacing the version dated 17 January 2018)

Part A:	Introduction

This document constitutes the “Index Conditions” in respect of the following indices (each, an “Index”).

	Name of Index	Short Name	Index Ticker
(1)	Citi Interest Rate 10Y AU Treasury Futures Market Tracker Index	10Y AU Treasury	CIIRBF1A
(2)	Citi Interest Rate 3Y AU Treasury Future Market Tracker Index	3Y AU Treasury	CIIRBF3A
(3)	Citi Interest Rate 10Y CA Treasury Futures Market Tracker Index	10Y CA Treasury	CIIRBF1C
(4)	Citi Interest Rate Bobl Futures Market Tracker Index	Bobl	CIIRBF5E
(5)	Citi Interest Rate Bund Futures Market Tracker Index	Bund	CIIRBF1E
(6)	Citi Interest Rate Buxl Treasury Future Market Tracker Index	Buxl	CIIRBFLE
(7)	Citi Interest Rate Schatz Futures Market Tracker Index	Schatz	CIIRBF2E
(8)	Citi Interest Rate 10Y OAT Futures Market Tracker Index	10Y FR Treasury	CIIRBF1F
(9)	Citi Interest Rate Long Gilt Futures Market Tracker Index	Long Gilt	CIIRBF1G
(10)	Citi Interest Rate 10Y BTP Futures Market Tracker Index	10Y IT Treasury	CIIRBF1I
(11)	Citi Interest Rate 10Y JGB Futures Market Tracker Index	10Y JP Treasury	CIIRBF1J
(12)	Citi Interest Rate 10Y US Treasury Futures Market Tracker Index	10Y US Treasury	CIIRBF1U
(13)	Citi Interest Rate Long US Treasury Future Market Tracker Index	Long US Treasury	CIIRBFLU
(14)	Citi Interest Rate Ultra-Long US Treasury Future Market Tracker Index	Ultra-Long US Treasury	CIIRBFUU
(15)	Citi Interest Rate 5Y US Treasury Futures Market Tracker Index	5Y US Treasury	CIIRBF5U
(16)	Citi Interest Rate 2Y US Treasury Futures Market Tracker Index	2Y US Treasury	CIIRBF2U

The Indices are referred to as the “Citi Interest Rate Bond Futures Market Tracker Indices”.

Each Index is referred to in these Index Conditions by its short name (as specified above under the heading “Short Name”).

For the avoidance of doubt, references in these Index Conditions to “the Index” or “an Index” shall be references to each of the Indices.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part J (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part L (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions replace an earlier edition dated 17 January 2018 and have been prepared to add additional Indices.

These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Index

Part D	Calculation of the Index Level

Part E	Data

Part F	Valuation of Constituents

Part G	Adjustment of dates

Part H	Adjustments, disruption and cancellation

Part I	Provisions relating to Constituents

Part J	Definitions

Part K	Risk Factors

Part L	Miscellaneous

Part B:	Key Information

Index:	Each Index specified in Part A (Introduction).

Index Ticker:	In respect of each Index, the Electronic Page specified in respect of such Index in Part A (Introduction).

Summary of strategy:	The Index aims to reflect the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of exchange-traded futures contracts, the underlying of which is the same basket of government bonds.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	In respect of each Index, as specified in Part E (Data).

Index Launch Date:	In respect of each Index, as specified in Part E (Data).
Index Start Date:	In respect of each Index, as specified in Part E (Data).

Index Start Level:	100 units of the relevant Index Base Currency.

Index Fees and Costs:	None.

Frequency of calculation of the Index Level:	Daily, on each Index Business Day.

Frequency of rebalancing:	Not applicable.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C:	Overview of the Index

Calculation

1.	CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent as of the Index Valuation Time on each Index Business Day. The Index Level as of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index for the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be one of the Index Administrator’s Affiliates.

Brief description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as defined in Part D (Calculation of the Index Level) below), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

The Index is a notional rules-based proprietary index developed by the Index Administrator.

2.	HOW THE INDEX ATTEMPTS TO IMPLEMENT ITS STRATEGY

The Index aims to reflect the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of Futures Contracts, the underlying of which is a basket of bonds issued by or on behalf of the national government of the relevant country (government bonds) with a maturity similar to the maturity referred to in the name of the Futures Contracts.

What is a Futures Contract?

“Futures Contract” shall mean a contract for the future sale and purchase of a specified quantity of an underlying asset or financial instrument (the “Underlying”) on a specified date, at the price (the “Contract Price”) of the Futures Contract when it is entered into by the buyer of the Futures Contract (and therefore the buyer of the Underlying) (the “Buyer”) and the seller of the Futures Contract (and therefore the seller of the Underlying) (the “Seller”). The Buyer has a “long” position because he has bought the Futures Contract (and therefore the Underlying). The Seller has a “short” position because he has sold the Futures Contract (and therefore the Underlying).

Payment and delivery under a Futures Contract are made on the settlement date of the Futures Contract. The settlement date of the Futures Contract (the “Settlement Date”) occurs in a specified calendar month (the “Contract Month”).

Under a Futures Contract which is physically settled, on the settlement date, (1) the Buyer pays to the Seller the Contract Price and takes delivery of the specified quantity of the Underlying; and (2) the Seller delivers to the Buyer the specified quantity of the Underlying and receives the Contract Price.

Under a Futures Contract which is cash settled, only a payment is made, the amount of which is calculated with reference to the price of the Futures Contract when it is settled (the “Settlement Price”). On the settlement date, the difference between the Contract Price and the Settlement Price (the “Difference”) is paid. If the Settlement Price is higher than the Contract Price, then the Seller pays the Difference to the Buyer. If the Settlement Price is lower than the Contract Price, then the Buyer pays the Difference to the Seller.

Futures Contracts are listed on investment exchanges, and are traded in accordance with the rules of those investment exchanges. Futures Contracts with different maturities (i.e. different Contract Months) but the same Underlying are listed and traded. Trading in a Futures Contract of a particular maturity is scheduled to end on a specified day (the “Last Trading Day”), with settlement scheduled to occur shortly thereafter.

Rolling a position in a Futures Contract

By way of illustration, a market participant wishes to maintain an exposure to the Underlying of a particular succession of Futures Contracts, without actually buying or selling the Underlying. The market participant may have assumed an exposure to the Underlying through either a long position or a short position in a Futures Contract with a particular maturity (the “Nearer Contract”). In order to maintain his exposure to the Underlying after the Last Trading Day of the Nearer Contract, the market participant must close out his position in the Nearer Contract and establish a new position in a Futures Contract with a longer maturity (the “Further Contract”).

By closing out his position in the Nearer Contract and establishing a new position in the Further Contract, the market participant is said to “roll” his position.

A long position that was originally established by buying the relevant Nearer Contract is subsequently rolled by selling such Nearer Contract (offsetting and therefore closing that original long position) and buying the relevant Further Contract (establishing the new long position).

A short position that was originally established by selling the relevant Nearer Contract is subsequently rolled by buying such Nearer Contract (offsetting and therefore closing that original short position) and selling the relevant Further Contract (establishing the new short position).

The notional rolling long position established by the Index

Each Futures Contract to which the Index is notionally exposed is an “Eligible Futures Contract” as specified in Part E (Data).

Periodically, over a number of Index Business Days (the “Roll Period”), the Index rolls its notional position out of the Futures Contract (the “Current Contract”) to which it is exposed immediately prior to such Roll Period and into a new Futures Contract (the “Next Contract”).

Roll Periods occur at intervals of approximately three calendar months. The day on which each Roll Period starts (the “Roll Period Start Day”) is determined with reference to a particular Futures Contract (the “Roll Period Reference Contract”). On a particular Index Business Day “d”, the Roll Period Reference Contract is the Eligible Futures Contract the maturity of which is the shortest as at d (i.e. in common parlance, the “First Nearby” Futures Contract), and this is the Futures Contract with reference to which the Roll Period Start Day is determined of the Roll Period which immediately follows d.

In respect of each Roll Period, the Next Contract is the Eligible Futures Contract the Contract Month of which is the first to occur immediately following the Contract Month of the Current Contract in respect of such Roll Period.

The duration of each Roll Period is the number (the “Roll Number”) of Index Business Days specified in Part E (Data) (each such Index Business Day, a “Scheduled Roll Day”), subject to adjustment for disruptions.

The first Roll Day (i.e. the Roll Period Start Day) of each Roll Period is the Index Business Day which is the number (the “Buffer Number”) of Index Business Days immediately preceding (but excluding) the First Notice Day of the Roll Period Reference Contract in respect of such Roll Period. The Buffer Number is specified in Part E (Data).

“First Notice Day” shall mean, in respect of a Futures Contract the Underlying of which is a basket of government bonds, the first day on which the Seller of such Futures Contract is entitled to serve a notice specifying the particular government bonds that such Seller intends to deliver as part of the settlement process of such Futures Contract, under the terms of such Futures Contract and in accordance with the rules of the relevant exchange on which such Futures Contract is listed and traded.

The last Roll Day (the “Roll Period End Day”) of each Roll Period is the Index Business Day which is the Roll Number of Index Business Days from (and including) the Roll Period Start Day, subject to adjustment for disruptions.

Over the course of each Roll Period, the notional exposure of the Index to the Current Contract decreases, and the notional exposure of the Index to the Next Contract increases.

After each Roll Period, with effect from (and including) the Index Business Day immediately following the Last Trading Day of the relevant Roll Period Reference Contract (the “Switch Day”), the Futures Contract which had been designated as the Next Contract immediately prior to such Switch Day becomes the Current Contract.

The diagram set out below illustrates the notional rolling position established by the Index. This diagram is provided for illustrative purposes only, and it is subject to the relevant definitions and provisions of these Index Conditions.

Consequences of Adjustment Events and Disrupted Days

The consequences of Adjustment Events and Disrupted Days are set out in Part H (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part H (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.

Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of the Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Part D:	Calculation of the Index Level

The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates)) and Adjustment Events (as described in both Part H (Adjustments, disruption and cancellation) and Part I (Provisions relating to Constituents)).

1	Index Level

The “Index Level” shall be:

(1)	in respect of the Index Start Date, the Index Start Level; and
(2)	in respect of each Index Business Day “d” following the Index Start Date, either:
(a)	in respect of each Index other than 10Y AU Treasury or 3Y AU Treasury:

(i)	(if d is also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1 + (Unitsnext,d−1 × (CLcurrent,d − CLnext,d−1))

(ii)	(if d is not also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1

(b)	in respect of 10Y AU Treasury or 3Y AU Treasury:
(i)	(if d is also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1 + ((Unitsnext,d−1) × (f(CLcurrent,d) − f(CLnext,d−1)))

(ii)	(if d is not also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1

where:

Indexd	=	the Index Level in respect of d.

Indexd-1	=	the Index Level in respect of the Index Business Day immediately preceding d.

Unitsnext,d-1	=	the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding d.

CLcurrent,d	=	the Constituent Level in respect of the Current Contract and d.

CLnext,d-1	=	the Constituent Level in respect of the Next Contract and the Index Business Day immediately preceding d.

CLnext,d	=	the Constituent Level in respect of the Next Contract and d.

Unitscurrent,d-1	=	the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding d.

CLcurrent,d-1	=	the Constituent Level in respect of the Current Contract and the Index Business Day immediately preceding d.

f(.)	=	the function of the value in the following parentheses, as determined in accordance with paragraph 3.

The Index Level shall never be less than zero. For the avoidance of doubt, if any of the formulae set out above results in the Index level in respect of any Index Business Day being less than zero, then the Index Level in respect of such Index Business Day shall be zero. If the Index level in respect of any Index Business Day is zero or is deemed to be zero, then the Index Administrator shall discontinue and cancel the Index.

2	NUMBER OF UNITS

2.1	Index Start Date
(1)	With effect from (and including) the Index Start Date:
(a)	the Current Contract shall be the Eligible Futures Contract which settles immediately prior to the Eligible Futures Contract with the specified Maturity Ranking following the calendar month during which the Index Start Date occurs;
(b)	the Next Contract shall be the Eligible Futures Contract with the specified Maturity Ranking following the calendar month during which the Index Start Date occurs; and
(2)	on the Index Start Date:
(a)	the Number of Units in respect of the Next Contract shall be zero; and
(b)	the Number of Units in respect of the Current Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Unitscurrent,isd	=	the Number of Units in respect of the Current Contract (in respect of the Index Start Date) and the Index Start Date.

Indexisd	=	the Index Start Level.

2.2	Between Roll Periods

In respect of each Index Business Day “d” which is neither the Index Start Date nor a Roll Day nor a Switch Day:

(1)	the Number of Units in respect of the Current Contract shall be equal to the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding d; and

(2)	the Number of Units in respect of the Next Contract shall be equal to the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding d.

2.3	During Roll Periods

In respect of each Index Business Day “r” which is also a Roll Day but not a Roll Period End Day:

(1)	the Number of Units in respect of the Current Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitscurrent,r = Unitscurrent,r−1 × Roll Factorr

(2)	the Number of Units in respect of the Next Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitsnext,r = Unitsnext,r−1 + Unitscurrent,r−1 × (1 − Roll Factorr)

where:

Unitscurrent,r	=	the Number of Units in respect of the Current Contract and r.

Unitscurrent,r-1	=	the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding r.

Roll Factorr	=	the Roll Factor in respect of r.

Unitsnext,r	=	the Number of Units in respect of the Next Contract and r.

Unitsnext,r-1	=	the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding r.

“Roll Factor” shall mean, in respect of a Roll Day “r”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Roll Factorr	=	the Roll Factor in respect of r.

Remaining Roll Daysr	=	the number of Index Business Days from (and including) r to (and including) the Roll Period End Day of the relevant Roll Period.
2.4	Roll Period End Day

In respect of each Roll Period End Day “rped”:

(1)	the Number of Units in respect of the Current Contract shall be 0; and
(2)	the Number of Units in respect of the Next Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Unitsnext,rped	=	the Number of Units in respect of the Next Contract (in respect of rped) and rped.

Indexrped	=	the Index Level in respect of rped.
2.5	Switch Day
(1)	With effect from (and including) each Switch Day “sd”:
(a)	the Current Contract shall be the Futures Contract which had been designated as the Next Contract immediately prior to sd; and

(b)	the Next Contract shall be the Eligible Futures Contract the Contract Month of which is the first to occur immediately following the Contract Month of the Current Contract; and
(2)	on sd:
(a)	the Number of Units in respect of the Current Contract shall be equal to the Number of Units in respect of such Futures Contract and the Index Business Day immediately preceding sd (and for the avoidance of doubt, immediately prior to sd, such Futures Contract was designated as the Next Contract); and
(b)	the Number of Units in respect of the Next Contract shall be equal to 0.

3.	FUNCTION

For the purposes of 10Y AU Treasury or 3Y AU Treasury, the function of the value denoted as “x” is:

 f(x) = w + 100 × u

 The result of the application of the function set out above is rounded to 5 decimal places (and round half up shall apply).

The amount w is rounded to 8 decimal places (and round half up shall apply).

u = v20

The amount u is rounded to 8 decimal places (and round half up shall apply).

 The amount v is rounded to 8 decimal places (and round half up shall apply).

where:

f(x)	=	the function of x.

Coupon Level	=	the coupon level of the relevant Futures Contract, as specified in the contract specification of such Futures Contract (as published by ASX), divided by 2.

Part E:	Data

Constituents

	10Y AU Treasury	3Y AU Treasury	10Y CA Treasury

Eligible Futures Contract	ASX 10-Year Treasury Bond Future	ASX 3-Year Treasury Bond Future	10-Year Government of Canada Bond Future

Buffer Number	4	4	4

Roll Number	3	3	3

Constituent Electronic Page	XM	YM	CN

Index Base Currency	AUD	AUD	CAD

Exchange	ASX	ASX	TMX
(used for valuations)
Reference Exchange	ASX	ASX	TMX
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price	Settlement Price

Index Start Date	4 January 2000	4 January 2000	4 January 2000

Index Launch Date	28 April 2017	19 November 2018	28 April 2017

	Bobl	Bund	Schatz	Buxl

Eligible Futures Contract	Euro-Bobl Future	Euro-Bund Future	Euro-Schatz Future	Euro-Buxl Future
Buffer Number	4	4	4	4
Roll Number	3	3	3	3
Constituent Electronic Page	OE	RX	DU	UB
Index Base Currency	EUR	EUR	EUR	EUR
Exchange	EUREX	EUREX	EUREX	EUREX
(used for valuations)
Reference Exchange	EUREX	EUREX	EUREX	EUREX
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price	Settlement Price	Settlement Price

Bobl	Bund	Schatz	Buxl
Index Start Date	3 January 2000	3 January 2000	3 January 2000	9 September 2005
Index Launch Date	28 April 2017	28 April 2017	28 April 2017	13 November 2018
	10Y FR Treasury	Long Gilt	10Y IT Treasury
Eligible Futures Contract	Long-term Euro-OAT Future	Long Gilt Future	Long-term EURO-BTP Future
Buffer Number	4	4	4
Roll Number	3	3	3
Constituent Electronic Page	OAT	G	IK
Index Base Currency	EUR	GBP	EUR
Exchange	EUREX	ICE	EUREX
(used for valuations)
Reference Exchange	EUREX	ICE	EUREX
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price	Settlement Price
Index Start Date	2 May 2012	4 January 2000	1 October 2009
Index Launch Date	28 April 2017	28 April 2017	28 April 2017

10Y JP Treasury
Eligible Futures Contract	10-Year Japanese Government Bond Future
Buffer Number	4
Roll Number	3
Constituent Electronic Page	JB
Index Base Currency	JPY
Exchange	JPX
(used for valuations)
Reference Exchange	JPX
(testing for disruptions)
ETD Valuation Time	Settlement Price
Index Start Date	4 January 2000

Index Launch Date	10Y JP Treasury 28 April 2017

	10Y US Treasury	5Y US Treasury	2Y US Treasury
Eligible Futures Contract	10-Year T-Note Future	5-Year T-Note Future	2-Year T-Note Future
Buffer Number	4	4	4
Roll Number	3	3	3
Constituent Electronic Page	TY	FV	TU
Index Base Currency	USD	USD	USD
Exchange	XCME	XCME	XCME
(used for valuations)
Reference Exchange	XCME	XCME	XCME
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price	Settlement Price
Index Start Date	3 January 2000	3 January 2000	3 January 2000
Index Launch Date	28 April 2017	28 April 2017	28 April 2017

	Long US Treasury	Ultra-Long US Treasury
Eligible Futures Contract	U.S. Treasury Long Bond Futures	U.S. Treasury Ultra-long Bond Futures
Buffer Number	4	4
Roll Number	3	3
Constituent Electronic Page	US	WN
Index Base Currency	USD	USD
Exchange	XCME	XCME
(used for valuations)
Reference Exchange	XCME	XCME
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price
Index Start Date	3 January 2000	11 January 2010
Index Launch Date	13 November 2018	13 November 2018

“ASX” shall mean the ASX Group (the Australian Securities Exchange).

“EUREX” shall mean the Eurex Exchange.

“ICE” shall mean the ICE Futures Europe Financials exchange.

“JPX” shall mean the Japan Exchange Group.

“TMX” shall mean the Canadian Exchange Group.

“XCME” shall mean the CME Group (the Chicago Mercantile Exchange).

“XCME” shall mean the Chicago Mercantile Exchange.

The Contract Month of an Eligible Futures Contract which is “quarterly-expiring” is either March, June, September or December.

Each Constituent is an ETD Contract.

The Constituent Electronic Page in respect of each Index is a Bloomberg Electronic Page.

Dates and times

Index Business Day:	Each day which is a Scheduled Trading Day for the relevant Exchange.

Index Valuation Time:	In respect of an Index Business Day, 11:00 p.m. (London time) on such Index Business Day.

Scheduled Valuation Date:	Each Index Business Day.

Scheduled Roll Day:	As defined in Part C (Overview of the Index) under the heading “The notional rolling long position established by the Index”, subject to adjustment in accordance with Part G (Adjustment of dates).

Part F:	Valuation of Constituents
1.	CONSTITUENT LEVEL

The Constituent Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part I (Provisions relating to Constituents), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E (Data) under the heading “Constituent Electronic Page”.

2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

Part G:	Adjustment of dates

1.	ADJUSTMENT OF SCHEDULED VALUATION DATES

“Holidays” and “Disruptions”

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Index Business Day (and therefore each Scheduled Trading Day) is also a Scheduled Valuation Date.

Therefore:

(1)	there is no need to adjust a Scheduled Valuation Date to account for “holidays” in the calendar of Scheduled Trading Days; and
(2)	if any Scheduled Valuation Date (and therefore any Index Business Day) (other than a Roll Day) is a Disrupted Day for any Constituent, then the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent, provided that the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.
2.	ADJUSTMENT OF SCHEDULED ROLL DAYS
2.1	“Holidays”

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Scheduled Roll Day is also an Index Business Day (although not every Index Business Day is a Scheduled Roll Day). Therefore there is no need to adjust a Scheduled Roll Day to account for “holidays” in the calendar of Scheduled Trading Days.

2.2	“Disruption”
(1)	Scheduled Roll Days (other than Roll Period End Days)

If a Scheduled Roll Day (other than a Roll Period End Day) is a Disrupted Day for any Constituent, then:

(a)	the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent (the “Postponed Day”);
(b)	the relevant Roll Day shall be the Postponed Day; and
(c)	the denominator of the formula by which the Roll Factor is determined shall be increased by the number of Index Business Days which occur from (but excluding) the day which was the original Scheduled Roll Day to (and including) the Postponed Day.
(2)	Scheduled Roll Days which are also Roll Period End Days

If a Scheduled Roll Day which is also a Roll Period End Day is a Disrupted Day for any Constituent, then:

(a)	the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent (the “Postponed Day”); and
(b)	the relevant Roll Period End Day shall be the Postponed Day.
3.	GOOD FAITH ESTIMATE

If a Scheduled Valuation Date or a Scheduled Roll Day is postponed to a day after the Last Trading Day of a Constituent (whether or not such Last Trading Day is itself postponed by the relevant Exchange), then the Index Calculation Agent may publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease.

4.	PROVISIONS OF PART H

The provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

Part H:	Adjustments, disruption and cancellation
1.	ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:

(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or
(2)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:
(a)	determine the effective date of such replacement; and
(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or
(3)	the Index Administrator may discontinue and cancel the Index.
2.	DISRUPTED DAYS

  The consequence of any Index Business Day being a Disrupted Day for any Constituent is set out in Part G (Adjustment of dates).

3.	CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level.

4.	ADDITIONAL ADJUSTMENT EVENT: REGULATORY EVENT
4.1	Regulatory Event
“Regulatory Event” shall mean that, owing to any applicable law or regulation or policy, the Index Calculation Agent determines that either:
(1)	a hypothetical broker dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends;
(2)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of a Constituent depends.

4.2	Following a Regulatory Event
Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine whether or not such occurrence has a material effect on the Index.

(1)	If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:

(a)	the Index Administrator shall follow established procedures in order to amend the Index and these Index Conditions with the agreement of investors in Index Linked Products; or

(b)	the Index Administrator may discontinue and cancel the Index.

(2)	If the Index Administrator determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)	the Constituent affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Index; and
(b)	the Index Calculation Agent shall replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(i)	determine the effective date of such replacement; and

(ii)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement.

Part I:	Provisions relating to Constituents

ETD Contract (exchange-traded derivative contract)

This section of this Part I is applicable only to each Constituent which is classified (in Part E (Data) under the heading “Classification”) as an “ETD Contract” (each such Constituent, an “ETD Contract”).

Constituent Level:	In respect of:

	(1)	each Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of such ETD Contract in respect of such Scheduled Trading Day; and

	(2)	any Index Business Day which is not a Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of such ETD Contract in respect of the immediately preceding Scheduled Trading Day for such ETD Contract.

Scheduled Trading Day:

Any day on which each Exchange and each Reference Exchange is scheduled to be open for its regular trading session in respect of the relevant ETD Contract (including any “partial trading day” however described as so designated from time to time by such Exchange or Reference Exchange, as relevant).[1]

Disrupted Day:		Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETD Contract.

Adjustment Event:		Each of the following: (1) ETD Contract Cancellation; and (2) ETD Contract Modification.

Correction Period:		2 Index Business Days.

“ETD Contract Cancellation” shall mean, in respect of the relevant ETD Contract, trading in such ETD Contract is permanently discontinued on the relevant Exchange.

“ETD Contract Modification” shall mean, in respect of the relevant ETD Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such ETD Contract; or (2) the formula for and method of calculating the Settlement Price of such ETD Contract.

“ETD Valuation Time” shall mean, in respect of the relevant ETD Contract on a Scheduled Trading Day

“Exchange” shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract specified in Part E (Data), or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such ETD Contract has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such ETD Contract on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Disruption” shall mean, in respect of the relevant ETD Contract:

(1)	the relevant Reference Exchange fails to open fails to open for trading during its regular trading session; or
(2)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Reference Exchange) of any suspension

1 The Scheduled Trading Day calendar shall be implemented by the Index Calculation Agent, acting in good faith and in a commercially reasonable manner, by reference to the trading session of the relevant ETD Contract, although there may be limited data available in respect of certain of such calendars.

of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on the relevant Reference Exchange; or
(3)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Reference Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the relevant Reference Exchange to effect transactions in or to obtain market values for such ETD Contract; or
(4)	the closure on any Scheduled Trading Day of the relevant Reference Exchange prior to the relevant Scheduled Closing Time (on the relevant Reference Exchange) at least one hour prior to the earlier of (a) the actual closing for the regular trading session of the relevant Reference Exchange on such day; and (b) the deadline for the submission of orders to be entered into the Reference Exchange system for execution at the relevant Scheduled Closing Time (on the relevant Reference Exchange) on such day; or
(5)	the Settlement Price of such ETD Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or
(6)	the Settlement Price of such ETD Contract is not published or otherwise made available by or on behalf of the relevant Reference Exchange.

“Fixing Price” shall mean, in respect of the relevant ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange:

(1)	if a time of day is specified as the ETD Valuation Time in Part E (Data), the first traded price for delivery of such ETD Contract on such Exchange at or after the ETD Contract on such Exchange on such Scheduled Trading Day, as published or otherwise made available on the relevant Electronic Page; or
(2)	if “Settlement Price” is specified as the ETD Valuation Time in Part E (Data), the daily Settlement Price of such ETD Contract on such Exchange.

“Reference Exchange” shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract specified in Part E (Data), or any successor to such Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and a Reference Exchange, the scheduled weekday closing time in respect of the relevant ETD Contract on such Reference Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Reference Exchange.

“Settlement Price” shall mean, in respect of the relevant ETD Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such ETD Contract, as published or otherwise made available by the relevant Exchange.

“Trading Venue” shall mean an exchange, trading system or quotation system.

Part J:	Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership of a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index, as specified in Part E (Data). Each Constituent shall be identified by a unique serial number, denoted by “i”, as specified in Part E (Data). Part E (Data) also sets out the classification of each Constituent.

“Constituent Level” shall have the meaning given to it in Part F (Valuation of Constituents).

“Correction Period” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part L (Miscellaneous).

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall mean each day specified as such in Part E (Data).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the day specified as such in Part B (Key Information).

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index as of the Index Valuation Time on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of the Index.

“Index Start Date” shall mean the date specified as such in Part B (Key Information).

“Index Start Level” shall mean the Index level on the Index Start Date, as specified in Part B (Key Information).

“Index Ticker” shall mean the Electronic Page specified as such in Part B (Key Information), or any alternative Electronic Page as may be designated by the Index Administrator.

“Index Valuation Time” shall mean the time specified as such in Part E (Data).

“Part” shall mean a part of these Index Conditions.

“Roll Day” shall mean each Scheduled Roll Day, as adjusted in accordance with Part G (Adjustment of dates).

“Scheduled Roll Day” shall mean each day specified as such in Part E (Data).

“Scheduled Trading Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Scheduled Valuation Date” shall mean each day specified as such in Part E (Data).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

Part K:	Risk Factors

The discussion of risks in this Part K comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	STRATEGY RISK

The strategy of the Index is to track the performance of a notional rolling long position in a succession of Futures Contracts on the same Underlying, and not to outperform any other investment in any other futures contract or succession of futures contracts on the same Underlying, or any other benchmark.

The performance of the Index is dependent on the gains and losses resulting from the notional positions taken in the relevant Futures Contracts according to the Index methodology. Investors in Index Linked Products should therefore be familiar with the risks associated both with futures contracts generally (for example futures contracts can be volatile and undergo significant change over short periods, particularly during periods of market stress) and with the manner in which the Index systematically determines the positions in Futures Contracts that it notionally assumes.

2.	LIMITED DIVERSIFICATION AND CORRELATION RISK

The Index contains only one Constituent (other than during a Roll Period, when it contains two Constituents). Accordingly, the Index is less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore the Index could experience greater volatility and may underperform such other investment products or a more diversified index. Investors in Index Linked Products will therefore bear the risks of a highly concentrated financial product.

3.	NO GUARANTEE OF RETURN

The Index methodology cannot guarantee that reflecting the performance of the Constituent will result in an increased Index Level over time. Index Linked Products based on the methodology of any Index cannot and do not guarantee absolute returns in any situation.

4.	LIMITED OPERATING HISTORY

The Index was launched by the Index Administrator on the Index Launch Date and has been calculated by the Index Calculation Agent for the period from the specified Index Start Date. Any back-testing or similar performance analysis performed by any person in respect of any Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the relevant Index Level.

5.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. An alternative index using other processes and parameters may outperform the Index.

General Risk Factors

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.

The Index represents the value of its Constituents, as weighted according to any weighting scheme used by the Index. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.

The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of the Index is dependent on the performance of all of the Constituents contained in the Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level. The extent to which fluctuations in the Constituent Level of a particular Constituent will affect the Index Level will, amongst other things, depend on how the Constituent is used in the Index.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of each classification of Constituent.

●	ETD Contract (exchange-traded derivative contract)

Prospective investors in an Index Linked Product linked to an Index containing an ETD Contract (whether a futures contract or an option contract) should be familiar with futures contracts and option contracts generally. The value and price volatility of both the ETD Contracts contained in an Index and of the assets or reference factors underlying such ETD Contracts must be considered.

Daily Limits

ETD Contracts are traded on exchanges, and are subject to regulations which limit the extent to which the prices of ETD Contracts can fluctuate during a single trading day. These regulations are commonly referred to as “daily limits”. Under these regulations, on a particular trading day, no trades may be executed at prices beyond the daily limits. Once the price of an ETD Contract has increased or decreased by an amount equal to the applicable daily limit, a trader cannot take a position or liquidate a position unless he is willing to effect the trade at or within the applicable daily limit. This could prevent the holder of an ETD Contract from promptly liquidating unfavourable positions and subject him to substantial losses.
3.	PERFORMANCE OF THE INDEX

3.1	The performance of the Index may be significantly lower than the performance of certain Constituents

The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.

3.2	The correlation between the Constituents may change unpredictably

Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.

3.3	The Index may be subject to currency rate risk

The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.

4.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment.

If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.

5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions to any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

8.	EFFECT OF NOTIONAL COSTS

The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

9.	DISRUPTION TO THE INDEX

Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

(1)	the Index Calculation Agent following the process described in Part G (Adjustment of dates);

(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

(4)	the Index Administrator making a modification or change to these Index Conditions; and

(5)	the Index Administrator discontinuing and cancelling the Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part L (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the “Product Provider”) is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.
7.	UNAVAILABILITY OF THE INDEX

In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.
8.	LICENSING FEE

If the Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with the Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART K IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part L:	Miscellaneous
1.	CALCULATIONS AND DETERMINATIONS
1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information (using Expert Judgement), and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index .
1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on”, or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part L, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part L (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2019 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

ANNEX G

CITI EQUITY CONSTITUENTS METHODOLOGY

Citi Equity Market Tracker Indices

Index Conditions

Citi Investment Strategies

26 May 2017 (as amended and restated as of 12 September 2017, 19 February 2019, 27 March 2019, 13 January 2020 and 3 August 2020)

Retail version

Part A: Introduction

This document constitutes the "Index Conditions" in respect of the Citi Equity Market Tracker Index family, which comprises a number of indices as set out in Part B (Key Information) below. These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the relevant Index.

No use of any Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part L (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Indices

Part D	Calculation of the Index Levels

Part E	Data

Part F	Valuation of Constituents

Part G	Adjustment of dates

Part H	Adjustments, disruption and cancellation

Part I	Provisions relating to Constituents

Part J	Definitions

Part K	Risk Factors

Part L	Miscellaneous

Part M	Notices

Part M        Notices

Part B: Key Information

Index Family:	The Citi Equity Market Tracker Index family (the "Index Family") comprises the following indices:

i	Index Name	Index Ticker (Bloomberg Page)
1.	Citi Equity US Large Cap QS Market Tracker Index	CIEQESUS
2.	Citi Equity JN (SGX) Large Cap QS Market Tracker Index	CIEQNIJS
3.	Citi Equity AU Large Cap QS Market Tracker Index	CIEQXPAS
4.	Citi Equity EM Large Cap QS Market Tracker Index	CIEQMEUS
5.	Citi Equity Eurozone Large Cap QS Market Tracker Index	CIEQVGES
6.	Citi Equity GB Large Cap QS Market Tracker Index	CIEQZAGS
7.	Citi Equity HK Large Cap QS Market Tracker Index	CIEQHIHS
8.	Citi Equity HK Large Cap HS QS Market Tracker Index	CIEQHCHS
9.	Citi Equity CH Large Cap QS Market Tracker Index	CIEQXUUS
10.	Citi Equity US Small Cap QS Market Tracker Index	CIEQRTUS
11.	Citi Equity US Tech QS Market Tracker Index	CIEQNQUS
12.	Citi Equity GE Large Cap QS Market Tracker Index	CIEQGXES

13.	Citi Equity SZ Large Cap QS Market Tracker Index	CIEQSMCS
14.	Citi Equity IT Large Cap QS Market Tracker Index	CIEQSTES
15.	Citi Equity CA Large Cap QS Market Tracker Index	CIEQPTCS
16.	Citi Equity SI Large Cap QS Market Tracker Index	CIEQQZSS
17.	Citi Equity JN (OSE) Large Cap QS Market Tracker Index	CIEQNKJS
18.	Citi Equity SW Large Cap QS Market Tracker Index	CIEQQCSS
19.	Citi Equity FR Large Cap QS Market Tracker Index	CIEQCFES
20.	Citi Equity NE Large Cap QS Market Tracker Index	CIEQEOES
21.	Citi Equity SP Large Cap QS Market Tracker Index	CIEQIBES
22.	Citi Equity TP Large Cap QS Market Tracker Index	CIEQTPJS
23.	Citi Equity NH Large Cap QS Market Tracker Index	CIEQNHJS
(each an "Index" and collectively, the "Indices"). Each Index in the Index Family is identified for the purposes of these Index Conditions by a unique serial number set out in the table above in the column labelled "i" in the row corresponding to that Index.
Summary of strategy:	Each Index aims to track the performance of a specified equity index (the relevant "Underlying Equity Index") (as set out in Table 1 (Underlying Equity Index in respect of each Index) of Part E (Data) below) by reflecting the performance of a notional rolling long position (i.e. a notional bought position) in a succession of exchange-traded futures contracts relating to that Underlying Equity Index.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	In respect of each Index, as specified in Table 2 (Constituent of each Index) of Part E (Data) below.

Index Launch Date:	(1) In respect of CIEQNKJS, 25 February 2019; and
(2) In respect of CIEQQCSS, 9 January 2018; and

(3) In respect of CIEQCFES, CIEQEOES, CIEQIBES and CIEQTPJS, 13 January 2020; and

(4) In respect of CIEQNHJS, 3 August 2020; and (5) In respect of all other Indices, 26 May 2017.
Index Start Date:	In respect of each Index, as specified in Table 2 (Constituent of each Index) of Part E (Data) below.
Index Start Level:	In respect of each Index, 100 units of the relevant Index Base Currency.

Index Costs:	None.
Frequency of calculation of each
Index Level:	Daily in respect of each Index, on each Index Business Day.

Frequency of rebalancing:	Not applicable.

Each Index was launched by the Index Administrator on the Index Launch Date. Each Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of each Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the constituent of each Index. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions, including that the Fixing Price in respect of each Scheduled Trading Day used in respect of the Constituent Level for each ETD Contract is the Settlement Price. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the relevant Index.

Part C: Overview of the Indices

Calculation

1.	CALCULATION OF EACH INDEX

Subject to the occurrence or existence of Disrupted Days, Adjustment Events and Additional Adjustment Events, each Index Level shall be calculated by the Index Calculation Agent as of the Index Valuation Time on each relevant Index Business Day. The Index Level as of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day in respect of that Index. This should be considered the official source for each Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. Each Index Level is the closing level of the relevant Index for the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of an Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Administrator. The detailed procedures for the calculation of each Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Levels) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, the Index Administrator also acts as Index Calculation Agent, calculating and publishing each Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be a third party or the Index Administrator or one of its Affiliates.

Brief description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Indices, the calculation of each Index Level, and the determinations made in connection with the maintenance of the Indices. In the case of any inconsistency between the brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

Each Index is a notional rules-based proprietary index developed by the Index Administrator. Each Index aims to track the performance of a specified Underlying Equity Index by reflecting the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of futures contracts relating to that Underlying Equity Index. The Underlying Equity Index in respect of each Index is the equity index specified in Table 1 (Underlying Equity Index in respect of each Index) of Part E (Data) in the row corresponding to that Index. Each Index is solely exposed to the relevant futures contract specified in Table 2 (Constituent of each Index) of Part E (Data) in the row corresponding to that Index (and at any time each Index will be notionally invested in that futures contact with a specified maturity, and during Roll Periods additionally will be notionally invested that futures contract with a different specified maturity).

Each Index can be described as replicating a "notional" position in the relevant Constituent because there is no actual asset or portfolio of assets to which any person is entitled or in which any person has any ownership interest. Each Index references certain investment positions and the level of each Index is calculated with reference to the prices of the assets contained in that Index and the weights of those assets in that Index.

2.	FUTURES CONTRACTS

The Constituent of each Index represents a notional investment in the relevant futures contract specified in Table 2 (Constituent of each Index) of Part E (Data) in the row corresponding to that Index. The applicable Electronic Page for each such Constituent is also specified the corresponding row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Electronic Page (Bloomberg)" in the row corresponding to the relevant Index.

As of the date of these Index Conditions, the Constituent in respect of each Index is an exchange-traded futures contract. Each such futures contract is traded on the relevant futures exchange specified in the corresponding row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Exchange" and on various types of electronic trading facilities and markets.

2.1	Description of futures contracts

An exchange-traded futures contract provides for the future purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a specified calendar month for a fixed price. A futures contract provides for a specified settlement month in which settlement is made in cash or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long"). Payment and delivery under a futures contract are made on the settlement date of the futures contract. Each Constituent represents a notional long position in the relevant futures contract.

Unlike equity securities, futures contracts by their terms have stated expirations (the "Expiration Date"). After a date specified by the corresponding Exchange (as set forth on the applicable Electronic Page for such futures contract) (such date being the "Last Day of Trading" in respect of the futures contract with the nearest Expiration Date), a holder of a futures contract for the current delivery month may be required to take possession (if long) or to deliver (if short) the underlying asset or financial instrument, and trading in that futures contract will cease. As a result, a market participant that wishes to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month—a process referred to as "rolling." For example, a market participant with a long position in a May Nikkei 225 Index futures contract that wishes to maintain a position in the nearest delivery month will, as the May futures contract nears expiration, sell the May futures contract, which serves to close out the existing long position, and buy a June futures contract. This will "roll" the May position into a June position and, when the May futures contract expires, the market participant will still have a long position in the nearest delivery month (now June).

As the Expiration Date of a futures contract nears, its price will generally tend toward the spot price of the underlying asset or financial instrument. If the prices of longer-dated futures contracts are higher than the spot price of the underlying asset or financial instrument (a market condition known as "contango", represented by an upward-sloping futures curve), and the spot price of the underlying asset or financial instrument an investor rolling a futures position will be able to purchase fewer new longer-dated contracts than the number of expiring contracts sold to finance such purchase. Conversely, if the prices of longer-dated futures contracts are lower than the spot price of the underlying asset or financial instrument (a market condition known as "backwardation", represented by a downward-sloping futures curve), such a rolling investor will be able to purchase more new contracts than the number of expiring contracts sold. Therefore, rolling an investment in futures contracts in a contango market will tend to negatively impact the return on such investment, while rolling an investment in a futures contract in a backwardated market will tend to have a positive impact on the return on such investment.

2.2	Rolling procedure

Each Index is notionally invested on any Index Business Day "t" in the futures contract that is due to expire in the next occurring month set forth in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Futures Contract Month" and the row corresponding to that Index (each an "Eligible Contract Month"). Each such futures contract will be notionally rolled from the expiring futures contract (the "Expiring Contract") into a new futures contract relating to the same Constituent (the "New Contract") over a period of Index Business Days (each a "Roll Date" and each such period a "Roll Period" in respect of that Index). The New Contract with respect to an Index at any time is the futures contract expiring in the next Eligible Contract Month to occur in respect of that Index after the month of expiration of the Expiring Contract.

Each Roll Period for an Index will begin on the Index Business Day (the "Roll Period Start Date") falling the number of Index Business Days specified in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Buffer Number" prior to the Last Day of Trading for the then-Expiring Contract, and the duration of each Roll Period is the number of Index Business Days specified in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Roll Number". The final Index Business Day of each Roll Period is the "Roll Period End Date", which is the Roll Number of Index Business Days from (and including) the Roll Period Start Date, subject to adjustment for disruptions.

On each Roll Date for a Constituent, a pro rata portion of the relevant Expiring Contract will be notionally unwound and the proceeds will be notionally reinvested in the New Contract, as described in paragraph

1.2.3  of Part D (Calculation of the Index Levels) below. Therefore, over the course of each Roll Period, the notional exposure of the Index to the Expiring Contract decreases, and the notional exposure of the Index to the New Contract increases.

As of the Index Business Day following the Last Day of Trading for the Expiring Contract in respect of each Constituent (the “Switch Day”), the futures contract that was the New Contract immediately prior to that date becomes the relevant Expiring Contract, the futures contract that had been designated as the New Contract prior to such Switch Day becomes the Expiring Contract and the then-second nearest expiring relevant futures contract will become the relevant New Contract, as described in paragraph 1.2.4 of Part D (Calculation of the Index Levels) below.

For example, if the relevant row of Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Futures Contract Month" specifies "H-M-U-Z", that indicates Eligible Contract Months of March, June, September and December for that Index. When that Index is notionally invested in the March contract with respect to the relevant Underlying Equity Index, the March contract will be the Expiring Contract; as the Last Day of Trading for the March contract approaches, that Index's notional position will be rolled from the March contract into the June futures contract (being the New Contract at that time). Then on the Index Business Day following the Last Day of Trading of the March contract, the June contract will become the Expiring Contract, the September contract will become the New Contract, and the process will repeat as the Last Day of Trading for the June contract approaches.

The diagram set out below illustrates the notional rolling position established by the Index. This diagram is provided for illustrative purposes only, and it is subject to the relevant definitions and provisions of these Index Conditions.

Current Contract
A
B
Next Contract
B
C
Roll Period
Roll Number of Index Business Days (Roll Days)
Roll Period
Roll Number of Index Business Days (Roll Days)
Index Business Days
1
2
3
...
1
2
3
Switch Day
Last Trading Day of the relevant Roll Period Reference Contract
Roll Period End Day
Roll Period Start Day
4
3
2
1
Buffer Number of Index Business Days

2.3	Consequences of Adjustment Events and Disrupted Days

The consequences of Adjustment Events and Disrupted Days are set out in Part H (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part H (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Indices including (without limitation) the discontinuation and cancellation of an Index.

Any suspension of the calculation, publication and dissemination of an Index and the relevant Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of an Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Part D: Calculation of the Index Levels

The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates), Adjustment Events (as described in both Part H (Adjustments, disruption and cancellation) and Part I (Provisions relating to Constituents)).

1.	DAILY INDEX CALCULATION
1.1	Index Level

The "Index Level" in respect of each Index shall be an amount denominated in the relevant Index Base Currency and determined by the Index Calculation Agent as of the Index Valuation Time on Index Business Day t in accordance with the formulae set out below:

1)	in respect of the Index Start Date, the Index Start Level; and
2)	in respect of each Index Business Day "t" for that Index following the Index Start Date, either:
(a)	if t is a Switch Day (as described in paragraph 1.2.4 below):

(b)	if t is not also a Switch Day (as described in paragraph 1.2.4 below):

Where:

IndexLevelt	=	the Index Level for that Index in respect of Index Business Day t.

IndexLevelt-1	=	the Index Level for that Index in respect of the Index Business Day immediately preceding Index Business Day t.

FCUExpiring,t-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.2 (Futures Contract Units) below.

CLExpiring,t	=	the Constituent Level in respect of the Expiring Contract in respect of Index Business Day t, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

CLExpiring,t-1	=	the Constituent Level in respect of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t, as defined in the ETD

Contracts section of Part I (Provisions relating to Constituents).

FCUNew,t-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.2 (Futures Contract Units) below.

CLNew,t	=	the Constituent Level in respect of the New Contract in respect of Index Business Day t, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

CLNew,t-1	=	the Constituent Level in respect of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

1.2	Futures Contract Units
1.2.1	Index Start Date

In respect of each Index, on the Index Start Date:

1)	the Expiring Contract will be the futures contract in respect of the Constituent of that Index settling in the first Eligible Contract Month falling after the month in which the Index Start Date occurs;
2)	the New Contract will be the futures contract in respect of the Constituent of that Index settling in the first Eligible Contract Month falling after the month in which the Expiring Contract settles;
3)	the number of Futures Contract Units in respect of the New Contract relating to the relevant Constituent will be equal to zero; and
4)	the number of Futures Contract Units in respect of the Expiring Contract relating to the relevant Constituent will be determined by the Index Calculation Agent in accordance with the following formula:

where:

FCUExpiring,ISD	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Start Date.

Index Start Level	=	the Index Start Level.
FCU	=	__________________

CLExpiring,ISD	=	the Constituent Level in respect of the Expiring Contract in respect of the Index Start Date, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

FCUNew,ISD	=	the number of Futures Contract Units of the New Contract in respect of the Index Start Date.
1.2.2	Between Roll Periods (including each Last Day of Trading)

In respect of each Index, the number of Futures Contract Units in respect of the Expiring Contract and New Contract relating to the Constituent of that Index remain constant in respect of each Index Business Day "t" (including each Last Day of Trading) that is not a Roll Date in respect of that Index. That is, such numbers of Futures Contract Units are each equal to the number of Futures Contract Units in respect of the immediately preceding Index Business Day, as follows:

where:

FCUExpiring,t	=	the number of Futures Contract Units of the Expiring Contract in respect of Index Business Day t.

FCUExpiring,t-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t.

FCUNew,t	=	the number of Futures Contract Units of the New Contract in respect of Index Business Day t.

FCUExpiring,t-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t.

1.2.3	During Roll Periods

In respect of each Index, the number of Futures Contract Units in respect of the relevant Expiring Contract will be reduced on each Roll Date "r" in respect of that Index and the number of Futures Contract Units in respect of the relevant New Contract will be increased on each such Roll Date, in each case in accordance with the following formulae:

FCUExpiring,r	=	the number of Futures Contract Units of the Expiring Contract in respect of Index Business Day r.

FCUExpiring,r-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day r.

RollFactorr	=	a percentage calculated by the Index Calculation Agent in accordance with the following formula:
RemainingRollDays𝑟−1 RemainingRollDays𝑟
RemainingRollDaysr	=	the number of Index Business Days from, and including, Index Business Day r to, and including, the Roll Period End Date of the relevant Roll Period.

FCUNew,r	=	the number of Futures Contract Units of the New Contract in respect of Index Business Day r.

FCUNew,r-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day r.

CLExpiring,r	=	the Constituent Level in respect of the Expiring Contract in respect of Index Business Day r, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

CLNew,r	=	the Constituent Level in respect of the New Contract in respect of Index Business Day r, as defined in the ETD Contracts where:
section of Part I (Provisions relating to Constituents).
1.2.4	Switch Day

In respect of each Index, as of the Switch Day (being the Index Business Day immediately following the Last Day of Trading “sd”) the futures contract that was the New Contract immediately prior to that date will become the relevant Expiring Contract and the futures contract expiring in the next Eligible Contract Month to occur in respect of that Constituent after such newly designated Expiring Contract (as set out in Table 3 (Rolling Parameters of the Constituents) of Part E (Data)) will become the relevant New Contract, in accordance with the following formulae:

FCUNew,sd	=	the number of Futures Contract Units of the futures contract that is the New Contract on sd

FCUExpiring,sd	=	the number of Futures Contract Units of the futures contract that is the Expiring Contract on sd

FCUNew,sd-1	=	the number of Futures Contract Units of the futures contract that was the New Contract on sd-1 (being the Last Day of Trading)
2.	ADDITIONAL ADJUSTMENT EVENT: REGULATORY EVENT
2.1	General

Certain Constituent Schedules are expressed to be applicable to this Index methodology as indicated in Part E (Data) in the heading "Classification" and should be read and construed in conjunction with this Index methodology. The Index Calculation Agent shall apply, where necessary, the adjustments contained therein upon the occurrence of certain Adjustment Events as described in the applicable Constituent Schedules.

2.2	Regulatory Events

"Regulatory Event" shall mean that, owing to any applicable law or regulation or policy, the Index Calculation Agent determines that either:

(a)	a hypothetical broker dealer would be either (i) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (ii) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends; or
(b)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which is the value of a Constituent depends.
2.3	Following a Regulatory Event

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine whether or not such occurrence has a material effect on any Index.

2.3.1	If the Index Calculation Agent determines that such occurrence has a material effect on an Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:
(a)	the Index Administrator shall follow established procedures in order to amend that Index and these Index Conditions with the agreement of any investors in Index Linked Products; or
(b)	the Index Administrator may discontinue and cancel that Index.
2.3.2	If the Index Calculation Agent determines that such occurrence does not have a material effect on any Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)	the Constituent affected by such Regulatory Event (the "Removed Constituent") shall be removed from that Index; and
(b)	the Index Calculation Agent shall replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of that Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on that Index of such replacement.

Part E: Data

(As at the Index Start Date.)

This Part E sets out the particulars of the Constituent of each Index and certain elections and inputs relating to the calculation of each Index.

1.	Underlying Equity Index in respect of each Index
Index	Constituent	Electronic Page (Bloomberg)	Base Underlying Currency	Underlying Exchange
1.	S&P 500 Index	SPX <Index>	USD	XNYS
2.	Nikkei 225 Index	NKY <Index>	JPY	XTKS
3.	S&P/ASX 200 Index	AS51 <Index>	AUD	XASX
4.	MSCI Emerging Markets Index	MXEF <Index>	USD	XNYS
5.	Euro Stoxx 50 Price Index	SX5E <Index>	EUR	XETR
6.	FTSE 100 Index	UXK <Index>	GBP	XLON
7.	Hang Seng Index	HSI <Index>	HKD	XHKG
8.	Hang Seng China Enterprises Index	HSCEI <Index>	HKD	XHKG
9.	FTSE China A50 Index	XIN9I <Index>	USD	XSHG
10.	Russell 2000 Index	RTY <Index>	USD	XNYS
11.	NASDAQ 100 Index	NDX <Index>	USD	XNYS
12.	DAX Index	DAX <Index>	EUR	XETR
13.	Swiss Market Index	SMI <Index>	CHF	XSWX
14.	FTSE MIB Index	FTSEMIB <Index>	EUR	MTAA
15.	S&P/TSX 60 Index	SPTSX60 <Index>	CAD	XTSE
16.	MSCI Singapore Index	SIMSCI <Index>	SGD	XSES
17.	Nikkei 225 Index	NKY <Index>	JPY	XTKS
18.	OMX Stockholm 30 Index	OMX <Index>	SEK	XSTO
19.	CAC 40 Index	CAC <Index>	EUR	XPAR
20.	AEX Index	AEX <Index>	EUR	XAMS
21.	IBEX 35 Index	IBEX <Index>	EUR	XMAD
22.	Tokyo Stock Price Index	TPX <Index>	JPY	XTKS

2.	Constituent of each Index
Index	Constituent	Electronic Page (BBG)	Reference Currency	Exchange (for valuation purposes)	ETD Valuation Time (in relation to Exchange)	ETD (Partial) Valuation Time (in relation to Exchange)	Partial Trading Days	Related Exchanges (for Exchange Disruption purposes)	Index Start Date
1.	S&P 500 E-Mini Index Futures	ESA <Index>	USD	Chicago Mercantile Exchange	Settlement Price	Settlement Price	Included	XNYS, XCME	03/01 /2000
2.	Nikkei 225 (SGX) Index Futures	NIA <Index>	JPY	SGX - Derivatives	Settlement Price	N/A	Not Included	XTKS, SDEX	04/01 /2000
3.	SPI 200 Index Futures	XPA <Index>	AUD	Sydney Futures Exchange – ASX Trade24	Settlement Price	N/A	Not Included	XASX, XSFE	02/05 /2000
4.	Mini MSCI Emerging Markets Index Futures	MESA <Index	USD	ICE Futures US	Settlement Price	Settlement Price	Included	XNYS, IMFX	08/09 /2009
5.	EURO STOXX 50 Index Futures	VGA <Index>	EUR	Eurex	Settlement Price	Settlement Price	Included	XETR, XEUR	03/01 /2000
6.	FTSE 100 Index Futures	Z A <Index>	GBP	ICE Futures Europe Financials	Settlement Price	Settlement Price	Included	XLON, IFLL	04/01 /2000
7.	Hang Seng Index Futures	HIA <Index>	HKD	Hong Kong Futures Exchange	Settlement Price	N/A	Not Included	XHKG, XHKF	03/01 /2000
8.	H-SHARES Index Futures	HCA <Index>	HKD	Hong Kong Futures Exchange	Settlement Price	N/A	Not Included	XHKG, XHKF	08/12 /2003
9.	FTSE China A50 Index Futures	XUA <Index>	USD	SGX - Derivatives	Settlement Price	N/A	Not Included	XSHG, SDEX	04/01 /2007
10.	Russell 2000 Mini Index Futures	RTAA <Index>	USD	ICE Futures US	Settlement Price	Settlement Price	Included	XNYS, IMFX	17/08 /2007
11.	NASDAQ 100 E-Mini Index Futures	NQA <Index>	USD	Chicago Mercantile Exchange	Settlement Price	Settlement Price	Included	XNYS, XCME	03/01 /2000
12.	DAX Index Futures	GXA <Index>	EUR	Eurex	Settlement Price	Settlement Price	Included	XETR, XEUR	03/01 /2000
13.	Swiss Market Index Futures	SMA <Index>	CHF	Eurex	Settlement Price	Settlement Price	Included	XSWX, XEUR	04/01 /2000
14.	FTSE/MIB Index Futures	STA <Index>	EUR	Borsa Italiana Spa	Settlement Price	N/A	Not Included	MTAA	18/06 /2004
15.	S&P/TSX 60 Index Futures	PTA <Index>	CAD	Montreal Exchange	Settlement Price	Settlement Price	Included	XTSE, XMOD	04/01 /2000
16.	MSCI Singapore Index ETS Futures	QZA <Index>	SGD	SGX- Derivatives	Settlement Price	N/A	Not Included	XSES, SDEX	03/01 /2000

17.	Nikkei 225 (OSE) Index Futures	NKA <Index>	JPY	Osaka Stock Exchange	Settlement Price	Settlement Price	Included	XTKS, XOSE	04/01 /2000
18.	OMXS30 Index Futures	QCA <Index>	SEK	OMX Nordic Exchange	Settlement Price	N/A	Not Included	XSTO	28/02 /2005
19.	CAC 40 10 Euro Index Future	CFA <Index>	EUR	Euronext Paris	Settlement Price	Settlement Price	Included	XPAR	03/01 /2000
20.	Amsterdam Exchanges Index Future	EOA <Index>	EUR	Euronext Amsterdam	Settlement Price	Settlement Price	Included	XAMS	03/01 /2000
21.	IBEX 35 Index Future	IBA <Index>	EUR	Bolsa de Madrid	Settlement Price	Settlement Price	Included	XMAD	03/01 /2000
22.	TOPIX (OSE) Index Futures	TPA <Index>	JPY	Osaka Stock Exchange	Settlement Price	Settlement Price	Included	XTKS, XOSE	04/01 /2000
23.	Nikkei (CME) Index Futures	NHA <Index>	JPY	Chicago Mercantile Exchange	Settlement Price	Settlement Price	Included	XTKS, XOSE, XNYS	23/02 /2004

where the Classification in respect of each Constituent is “ETD Contract”; and

where, in respect of each Constituent specified in Table 2 above, the entries appearing in the column headed "Related Exchanges" represent certain futures contract exchanges as follows:

Exchange Code	Name	Exchange Code	Name
IMFX	ICE Futures US	XMOD	Montreal Exchange
MTAA	Borsa Italiana	XNYS	New York Stock Exchange
XASX	Australian Securities Exchange	XOSE	Osaka Securities Exchange
XCME	Chicago Mercantile Exchange	SDEX	SGX-Derivatives
XETR	Xetra	XSES	Singapore Stock Exchange
XEUR	Eurex	XSFE	Sydney Futures Exchange
XHKF	Hong Kong Futures Exchange	XSHG	Shanghai Stock Exchange
XHKG	Hong Kong Stock Exchange	XSWX	SIX Swiss Exchange
IFLL	ICE Futures Europe Financials	XTSE	Toronto Stock Exchange
XLON	London Stock Exchange	XTKS	Tokyo Stock Exchange
XOSE	Osaka Stock Exchange	XSTO	OMX Nordic Exchange
3.	Rolling Parameters of the Constituents
Index	Constituent	Futures Contract Month	Buffer Number	Roll Number
1.	S&P 500 E-Mini Index Futures	H-M-U-Z	5	1
2.	Nikkei 225 (SGX) Index Futures	H-M-U-Z	2	1
3.	SPI 200 Index Futures	H-M-U-Z	2	1
4.	Mini MSCI Emerging Markets Index Futures	H-M-U-Z	5	1

5.	EURO STOXX 50 Index Futures	H-M-U-Z	2	1
6.	FTSE 100 Index Futures	H-M-U-Z	2	1
7.	Hang Seng Index Futures	F-G-H-J-K-M-N-Q-U-V-X-Z	2	1
8.	H-SHARES Index Futures	F-G-H-J-K-M-N-Q-U-V-X-Z	2	1
9.	FTSE China A50 Index Futures	F-G-H-J-K-M-N-Q-U-V-X-Z	3	3
10.	Russell 2000 Mini Index Futures	H-M-U-Z	5	1
11.	NASDAQ 100 E-Mini Index Futures	H-M-U-Z	5	1
12.	DAX Index Futures	H-M-U-Z	2	1
13.	Swiss Market Index Futures	H-M-U-Z	2	1
14.	FTSE/MIB Index Futures	H-M-U-Z	2	1
15.	S&P/TSX 60 Index Futures	H-M-U-Z	2	1
16.	MSCI Singapore Index ETS Futures	F-G-H-J-K-M-N-Q-U-V-X-Z	3	3
17.	Nikkei 225 (OSE) Index Futures	H-M-U-Z	2	1
18.	OMXS30 Index Futures	F-G-H-J-K-M-N-Q-U-V-X-Z	2	1
19.	CAC 40 10 Euro Index Future	F-G-H-J-K-M-N-Q-U-V-X-Z	2	1
20.	Amsterdam Exchanges Index Future	F-G-H-J-K-M-N-Q-U-V-X-Z	2	1
21.	IBEX 35 Index Future	F-G-H-J-K-M-N-Q-U-V-X-Z	2	1
22.	TOPIX (OSE) Index Futures	H-M-U-Z	2	1
23.	Nikkei 225 (CME) Index Futures	H-M-U-Z	2	1

where, in respect of each Constituent specified in Table 3 above, the letters appearing in the column headed "Futures Contract Month" represent the relevant futures contracts maturing in the following months:

Letter	Contract Expiration Month	Letter	Contract Expiration Month
F	January	N	July
G	February	Q	August
H	March	U	September
J	April	V	October
K	May	X	November
M	June	Z	December

4.	Currency definitions

For the purposes of these Index Conditions, the terms listed in the table below have the following meanings:

Term	Definition	Term	Definition
AUD	Australian Dollars, the lawful currency of the Commonwealth of Australia.	HKD	Hong Kong Dollars, the lawful currency of Hong Kong.
CAD	Canadian Dollars, the lawful currency of Canada.	JPY	Japanese Yen, the lawful currency of Japan.
CHF	Swiss Francs, the lawful currency of the Swiss Confederation.	SGD	Singapore Dollars, the lawful currency of the Republic of Singapore.
EUR

Euros, the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community (signed in Rome on 25 March 1957), as amended by the Treaty on European Union (signed in Maastricht on 7 February 1992), the Treaty of Amsterdam (signed in Amsterdam on 2 October 1997) and the Treaty of Nice (signed in Nice on 26

February 2001).

		USD	U.S. Dollars, the lawful currency of the United States of America.
GBP	Pounds sterling, the lawful currency of the United Kingdom.	SEK	Swedish Krona, the lawful currency of the Kingdom of Sweden.
5.	Dates and times
Index Business Day:	In respect of each Index, each day which is a Scheduled Trading Day (as defined in the ETD Contracts section of Part I (Provisions relating to Constituents)) for each of the exchanges specified in the relevant row of Table 2 (Constituent of each Index) above in the column headed "Related Exchanges".

Index Valuation Time:	In respect of an Index Business Day, 11:00 p.m. (London time) on such Index Business Day.

Roll Date:	In respect of the Constituent of each Index, each Index Business Day in each relevant Roll Period (as defined in paragraph 2.2 of Part C (Overview of the Indices)) (each a "Scheduled Roll Date"), subject to adjustment in accordance with Part G (Adjustment of dates).

Valuation Date:	Each Index Business Day (each a "Scheduled Valuation Date"), subject to adjustment in accordance with Part G (Adjustment of dates).

Part F: Valuation of Constituents

1.	CONSTITUENT LEVELS

The Constituent Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part I (Provisions relating to Constituents), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E (Data) under the heading "Electronic Page (Bloomberg)".

2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of an Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the "Corrected Level") is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day and the Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the relevant Index Level for such day.

Part G: Adjustment of dates

1.	ADJUSTMENT OF SCHEDULED VALUATION DATES
1.1	"Holidays": No adjustment

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Index Business Day (and therefore each Scheduled Trading Day) is also a Scheduled Valuation Date. Therefore, there is no need to adjust a Scheduled Valuation Date to account for “holidays” in the calendar of Scheduled Trading Days.

(This provision assumes that any newly introduced holidays shall not be treated as Scheduled Trading Days.)

1.2	"Disruptions": "Move in Block"

If a Scheduled Valuation Date "svd" (and therefore any Index Business Day) (other than a Scheduled Roll Date) in respect of an Index is a Disrupted Day for the relevant Constituent, then the relevant Valuation Date shall be the earlier of (1) the first Index Business Day immediately following Scheduled Valuation Date svd which is both (a) a Scheduled Trading Day for that Constituent; and (b) not a Disrupted Day for that Constituent, and the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

2.	ADJUSTMENT OF SCHEDULED ROLL DATES
2.1	"Holidays": No adjustment

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Scheduled Roll Date is also an Index Business Day (although not every Index Business Day is a Scheduled Roll Day). Therefore, there is no need to adjust a Scheduled Roll Date to account for “holidays” in the calendar of Scheduled Trading Days.

(This provision assumes that any newly introduced holidays shall not be treated as Scheduled Trading Days.)

2.2	"Disruptions": Postpone Roll Date
(A)	Scheduled Roll Dates (other than a Roll Period End Date)

If a Scheduled Roll Date (other than a Roll Period End Date) "srd" in respect of an Index is a Disrupted Day for the relevant Constituent, then:

(a)  the relevant Roll Date shall be the first Index Business Day immediately following Scheduled Roll Date srd which is (a) a Scheduled Trading Day for that Constituent; (b) not a Disrupted Day for that Constituent (the “Postponed Day”); and

(b)	the Roll Period End Date of the relevant Roll Period shall be postponed by the number of Index Business Days which occur from (but excluding) the day that was the original Scheduled Roll Date to (and including) the Postponed Day (the “Postponement Number”); and

(c)	the denominator of the formula by which the Roll Factor is determined shall be increased by the Postponement Number,

and the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

(B)	Scheduled Roll Dates that are also Roll Period End Dates

If a Scheduled Roll Date that is also a Roll Period End Date "esrd" in respect of an Index is a Disrupted Day for the relevant Constituent, then:

(a)	the relevant Roll Date shall be the first Index Business Day immediately following Scheduled Roll Date esrd which is (a) a Scheduled Trading Day for that Constituent; (b) not a Disrupted Day for that Constituent (the “Postponed Day”); and
(b)	the Roll Period End Date shall be the Postponed Day, and the provisions of Part H

(Adjustments, disruption and cancellation) shall continue to apply.

Part H: Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of the Constituent (the "Affected Constituent") of any Index (the "Affected Index"), then:

(a)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Affected Index and the relevant Index Level until the first succeeding Index Business on which such Adjustment Event does not occur or continue to occur; and/or
(b)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Affected Index, in which case the Index Calculation Agent will:
(i)	determine the effective date of such replacement; and
(ii)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Affected Index of such replacement; and/or
(c)	the Index Administrator may discontinue and cancel the Affected Index.
2.	DISRUPTED DAYS

If any Index Business Day is a Disrupted Day for the Constituent (the "Affected Constituent") of any Index (the "Affected Index") then the Index Calculation Agent may:

(a)	publish its good faith estimate of the Index Level for the Affected Index and such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Affected Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or
(b)	suspend the calculation, publication and dissemination of the Affected Index and the Index Level for the Affected Index until the first succeeding Index Business Day which is not a Disrupted Day for the Affected Constituent.
3.	CANCELLATION OF AN INDEX

The Index Administrator may discontinue and cancel any Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of any Index and the relevant Index Level.

Part I: Provisions relating to Constituents

ETD Contract (exchange-traded derivative contract)

This section of this Part I is applicable only to each Constituent which is classified (in Part E (Data) under the heading "Classification") as an "ETD Contract" (each such Constituent, an "ETD Contract").

Constituent Level:	In respect of:
(i)	each Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of the relevant ETD Contract on that Scheduled Trading Day; and
(ii)	any Index Business Day that is not a Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of the relevant ETD Contract in respect of the immediately preceding Scheduled Trading Day for that ETD Contract.
Scheduled Trading Day:	In respect of each Exchange and each relevant Related Exchange, any day on which such exchange is scheduled to be open for its regular trading session, which either:
(i)	includes any “Partial Trading Days” as so designated from time to time by the Underlying Exchange in respect of an Index, if “Included” is specified in the column headed Partial Trading Days in Part E; or
(ii)	excludes any “Partial Trading Days” as so designated from time to time by the Underlying Exchange in respect of an Index, if “Not Included” is specified in the column headed Partial Trading Days in Part E.
Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETD Contract.

Adjustment Event:	Each of the following: (1) ETD Contract Cancellation; and (2) ETD Contract Modification.

Correction Period:	2 Index Business Days.

"ETD Contract Cancellation" shall mean, in respect of the relevant ETD Contract, trading in such ETD Contract is permanently discontinued on the relevant Exchange.

"ETD Contract Modification" shall mean, in respect of the relevant ETD Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such ETD Contract; or (2) the formula for and method of calculating the Settlement Price of such ETD Contract.

"ETD Valuation Time" shall mean, in respect of an ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange, the time (if any) specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "ETD Valuation Time".

"Exchange" shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract, as specified in Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Exchange", or any successor to any such Trading Venue, or any substitute Trading Venue to which trading in such ETD Contract has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such ETD Contract on such temporary substitute Trading Venue as on the relevant original Trading Venue.

"Exchange Disruption" shall mean, in respect of the relevant ETD Contract:

(1)	a relevant Related Exchange fails to open for trading during its regular trading session; or
(2)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any suspension of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on any relevant Related Exchange; or
(3)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on any relevant Related Exchange to effect transactions on that Related Exchange; or

(4)	the closure on any Scheduled Trading Day of any relevant Related Exchange prior to the relevant Scheduled Closing Time (on that relevant Related Exchange) at least one hour prior to the earlier of (a) the actual closing for the regular trading session of that relevant Related Exchange on such day; and (b) the deadline for the submission of orders to be entered into the Related Exchange system for execution at the relevant Scheduled Closing Time (on that relevant Related Exchange) on such day; or
(5)	the Settlement Price of such ETD Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price on any relevant Related Exchange; or
(6)	the Settlement Price of such ETD Contract is not published or otherwise made available by or on behalf of any relevant Related Exchange.

"Fixing Price" shall mean, in respect of an ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange:

(a)	if such Scheduled Trading Day:
(1)	is a Partial Trading Day as so designated by the Underlying Exchange, then if a time of day is specified as the ETD (Partial) Valuation Time is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data), the first traded price observed on-Exchange for delivery of such ETD Contract on the relevant Exchange after the ETD (Partial) Valuation Time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page; and
(2)	is not a Partial Trading Day as so designated by the Underlying Exchange, then if a time of day is specified as the ETD Valuation Time is specified in the applicable row of Table 2

(Constituent of each Index) of Part E (Data), the first traded price observed on-Exchange for delivery of such ETD Contract on the relevant Exchange after the ETD Valuation Time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page; or

(b)	if "Settlement Price" is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "ETD Valuation Time" and/or the “ETD (Partial) Valuation Time”, the daily settlement price or final settlement price (as the case may be, as described by the relevant Exchange) for delivery of such ETD Contract, as published or otherwise made available by the relevant Electronic Page.

"Related Exchange" shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract as is specified in Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Related Exchanges", or any successor to any such Trading Venue.

"Scheduled Closing Time" shall mean, in respect of a Scheduled Trading Day and a Related Exchange, the scheduled weekday closing time on such Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Related Exchange.

"Settlement Price" shall mean, in respect of the relevant ETD Contract and a Scheduled Trading Day, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such ETD Contract, as published or otherwise made available by the relevant Exchange.

"Trading Venue" means an exchange, trading system or quotation system.

Part J: Definitions

"Adjustment Event" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Affiliate" shall mean, in respect of a person "X", any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, "control" of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

"Citi" shall mean Citigroup Inc. and its Affiliates.

"Constituent" shall mean the constituent of each Index, respectively, as specified in Table 2 (Constituent of each Index) of Part E (Data). Part E (Data) sets out the classification of each Constituent.

"Constituent Level" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Correction Period" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Disrupted Day", in respect of a Constituent, shall have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Electronic Page" shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognised source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognised by participants in the relevant market.

"Expert Judgement" shall have the meaning given to it in Part L (Miscellaneous).

"Index" shall have the meaning given to it in Part B (Key Information).

"Index Administrator" shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

"Index Base Currency" shall mean, in respect of an Index, the currency specified as such in the relevant row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Reference Currency".

"Index Business Day" in respect of an Index shall have the meaning given to it in Part E (Data).

"Index Calculation Agent" shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

"Index Launch Date" shall mean the day specified as such in Part B (Key Information).

"Index Level" shall mean, in respect of an Index on an Index Business Day, the closing level of that Index as of the Index Valuation Time on such Index Business Day. Each Index Level shall be an amount expressed in the relevant Index Base Currency.

"Index Linked Product" shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of an Index.

"Index Start Date" shall mean the date specified as such in Part B (Key Information).

"Index Start Level" shall mean, in respect of an Index, the relevant Index Level on the Index Start Date, as specified in Part B (Key Information).

"Index Ticker" in respect of each Index shall mean the Electronic Page specified as such in the table set out in Part B (Key Information) in the column headed "Index Ticker (Bloomberg Page)" in the relevant row, or any alternative Electronic Page as may be designated by the Index Administrator.

"Index Valuation Time" shall mean the time specified as such in Part E (Data).

"Part" shall mean a part of these Index Conditions.

"Scheduled Trading Day" in respect of a Constituent shall have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Scheduled Valuation Date" has the meaning given to such term in Part E (Data).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

Part K: Risk Factors

The discussion of risks in this Part K comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	STRATEGY RISK

The goal of each Index is to track the performance of the relevant Underlying Equity Index and not to outperform that Underlying Equity Index or any other benchmark.

Each Index attempts to track the performance of the relevant Underlying Equity Index by reflecting the value of a notional rolling long position in a specified futures contract relating to that Underlying Equity Index. Therefore, the performance of each Index is dependent on the gains and losses resulting from the notional positions taken in the relevant Constituent according to the methodology of the Indices. Investors in Index Linked Products should therefore be familiar with the risks associated both with futures contracts generally (for example futures contracts can be volatile and undergo significant change over short periods, particularly during periods of market stress) and with the manner in which the Indices systematically determine the futures contracts positions which they notionally enter into.

Unlike many other indices, the Indices are not based on the performance of widely-held assets that have intrinsic value, such as stocks, bonds or commodities. Instead, the performance of each Index will be dependent on the success, or otherwise, of that Index in establishing notional long positions in futures contracts according to the quantitative rules which form the methodology of the Indices. Many investors may be comfortable assessing the potential performance of investments linked to assets such as stocks, bonds or commodities, because the factors that affect the prices of such assets are widely understood by many investors. By contrast, the factors that will affect the performance of the Indices and, therefore, the performance of Index Linked Products, are completely unique to the Indices. In order to assess how any Index Linked Product may perform, you must have a detailed understanding of the way in which the Indices work. Accordingly, you should carefully review the information set out in these Index Conditions. You should not invest in any Index Linked Product unless you fully understand such information and are comfortable with the associated risks.

It is possible that alternative methods of portfolio construction may outperform any Index or may track the performance of the relevant Underlying Equity Index more closely. Investors in Index Linked Products should be aware of this limitation in considering their investment decision.

No assurance can be given as to the future performance of the Constituent of any Index.

2.	LIMITED DIVERSIFICATION AND CORRELATION RISK

Each Index contains only one Constituent. Accordingly, each Index is less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore could experience greater volatility and may underperform such other investment products or a more diversified index. Investors in Index Linked Products will therefore bear the risks of a highly concentrated financial product.

The strategy embedded within the methodology of each Index set out in these Index Conditions is premised on the relevant Constituent being correlated with the performance of the relevant Underlying Equity Index. If, in fact, the Constituent declines at the same time as the Underlying Equity Index increases in value, or vice versa, then that Index's strategy will not be successful, and that Index may experience significant declines and will not tend to track the performance of the Underlying Equity Index.

3.	NO GUARANTEE OF RETURN

The methodology of each Index cannot guarantee that tracking the relevant Underlying Equity Index or reflecting the performance of the Constituents will result in an increased Index Level over time. Index Linked Products based on the methodology of any Index cannot and do not guarantee absolute returns in any situation.

4.	PERFORMANCE RISK

Each Index may underperform the relevant Underlying Equity Index and other indices with the same constituents, where those other indices employ a different weighting scheme or rolling methodology or employ a scheme to manage volatility. The methodology of each Index does not seek to outperform any equity benchmark. The level of each Index can go down as well as up.

5.	INDEX METHODOLOGY LIMITATIONS

The performance of each Index is dependent on the pre-defined rules-based methodology set out in these Index Conditions. There is no assurance that other selection, rolling and weighting methodologies for the Constituents would not result in better performance than the methodology set out in these Index Conditions.

6.	FIXED ALGORITHMIC MODEL PARAMETERS

In common with all algorithmic strategies, each Index uses a rules-based methodology which contains fixed parameters. For example, timing of the start of the Roll Period, the duration of each Roll Period and the valuation time of each Constituent on the relevant Exchange are each fixed. The methodology of the Indices assumes that these parameters and the other fixed parameters used in the calculation of each Index are reasonable in the context of the Indices. However, alternative parameters could have a positive effect on the performance of the Indices.

7.	LIMITED OPERATING HISTORY

Each Index was launched by the Index Administrator on the Index Launch Date and has been calculated by the Index Calculation Agent for the period from the specified Index Start Date. Any backtesting or similar performance analysis performed by any person in respect of any Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the relevant Index Level.

8.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, each Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. An alternative index using other processes and parameters may outperform an Index.

General Risk Factors

1.	INTRODUCTION

The Index Level in respect of any Index may go down as well as up, depending on the performance of the relevant Constituent. There can be no assurance as to the future performance of any Index. The strategy that each Index has been developed to reflect may not be successful, and other strategies using the relevant Constituent and alternative indices and benchmarks may perform better than that Index.

Each Index represents the performance of the relevant Constituent. Each Index has been developed to be "investable", but the methodology set out in these Index Conditions is quantitative, which means that each Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Constituent of any of the Indices.

The result of any such actual investment may be different to the performance of the relevant Index. In particular, any such investment may accrue costs or accrue dividends, distributions or other payments in respect of any Constituent that may be different from those notionally included in the calculation of each Index Level, if any.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of each Index is dependent on the performance of the relevant Constituent contained in that Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituent contained in each Index from time to time will directly affect the relevant Index Level.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of the classification of each Constituent (as applicable).

☐	ETD Contract (exchange-traded derivative contract)

Prospective investors in an Index Linked Product linked to a Constituent that is or contains an ETD Contract (whether a futures contract or an option contract) should be familiar with futures contracts and option contracts generally. The value and price volatility of both the ETD Contracts contained in the Indices and of the assets or reference factors underlying such ETD Contracts must be considered.

Daily Limits

ETD Contracts are traded on exchanges, and are subject to regulations which limit the extent to which the prices of ETD Contracts can fluctuate during a single trading day. These regulations are commonly referred to as "daily limits". Under these regulations, on a particular trading day, no trades may be executed at prices beyond the daily limits. Once the price of an ETD Contract has increased or decreased by an amount equal to the applicable daily limit, a trader cannot take a position or liquidate a position unless he is willing to effect the trade at or within the applicable daily limit. This could prevent the holder of an ETD Contract from promptly liquidating unfavourable positions and subject him to substantial losses.

Underlying Assets – Stock Indices

The ETD Contracts that are Constituents of the Indices have stock indices as underliers, and accordingly prospective investors in an Index Linked Product should be familiar with stock indices generally.

The level of a stock index is based on the price of the shares contained in that stock index, although prospective investors should note that the level of a stock index at any time may not reflect the reinvestment yield on the shares included in that stock index. Global economic, financial and political developments, among other things, may have a material effect on the value of the shares included in a stock index and/or the performance of the stock index.

Market volatility reflects the degree of instability and expected instability of the performance of a stock index and the shares contained in that stock index. The level of market volatility is largely determined by the prices for financial instruments supposed to protect investors against such market volatility. The prices of these financial instruments are determined by forces of supply and demand in the futures contracts, option contracts and derivative markets generally. These forces of supply and demand are themselves affected by factors such as actual market volatility, expected volatility, economic factors and speculation.

3.	PERFORMANCE OF THE INDICES

The performance of each Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics or the performance of the relevant Underlying Equity Index.

4.	NOTIONAL EXPOSURE

Each Index creates a notional exposure to the relevant Constituent and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment

If an Index is a "total return index", it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If an Index is not a "total return index", it will not include any such notional reinvestment.

5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

None of the Indices creates any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a "Relevant Person"), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person in respect of any Constituent has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions. Consequently there can be no assurance that all events have been disclosed which would affect the performance of any Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

Each Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the relevant Index underperforming a hypothetical investment portfolio from which no such deduction is made.

8.	EFFECT OF NOTIONAL COSTS

Each Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the relevant Index underperforming a hypothetical investment portfolio from which no such deduction is made.

9.	DISRUPTION TO THE INDICES

Certain events may affect the calculation of any Index and the relevant Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

1)	the Index Calculation Agent following the process described in Part G (Adjustment of dates);
2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;
3)	the Index Calculation Agent suspending the calculation, publication and dissemination of that Index and that Index Level;
4)	the Index Administrator making a modification or change to these Index Conditions; and
5)	the Index Administrator discontinuing and cancelling that Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of an Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on any relevant Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part L (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which each Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the "Product Provider") is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Indices, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Indices and therefore the amount payable under any Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, "Related Instruments" shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the relevant Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the relevant Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the relevant Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Indices, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Indices and therefore the value of any Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of any Index (an "Index Fee"), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of an Index ("Notional Transaction Costs"), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If an Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF AN INDEX

In the event that the determination and publication of an Index is suspended or discontinued, or the level of an Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of that Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If an Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a "Sub-Index"), the potential conflicts discussed above may exist in respect of that Sub-Index. If an Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with any Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART K IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part L: Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS
1.1	Calculations

Unless otherwise specified in these Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, "Calculations") in respect of the Indices. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of any Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value ("Amount") calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, "Information") and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Indices or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Indices.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be "as at", "as of", "in respect of" or "on", or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Indices by using a standard of judgement ("Expert Judgement") which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Indices and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Indices and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate any Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Indices and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Indices or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part L, a "Relevant Person") may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to any Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to any Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying any Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect any Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) any Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of any Index at any particular date or time; (3) the results to be obtained from the use of any Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to any Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading "Risk Factors", "Investment Considerations" or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate any Index or any Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Indices, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the "Index Activity"). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part L (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Indices to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

Each Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, any Index or any Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

None of the Indices is in any way sponsored or promoted by any sponsor, administrator or issuer, as relevant, of any Constituent.

© 2020 Citigroup Global Markets Limited. All rights reserved. "Citi" and "Citi and Arc Design" are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Part M: Notices

Constituents Disclaimer

Products linked to any of the Indices ("Products") are not sponsored, endorsed, sold or promoted by any of the third party entities that sponsor, administer or issue any of the Constituents of any Index, any Underling Equity Index, their affiliates or their third party licensors (together "Third Party Entities"). None of the Third Party Entities make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any Index to track general stock market performance. The only relationship that any Third Party Entities have to Citigroup Global Markets Limited is the licensing of certain trademarks, service marks and trade. None of the Third Party Entities is responsible for and has not participated in the determination of the prices and amount of any Product or the timing of the issuance or sale of any Product or in the determination or calculation of the equation by which the Products is to be converted into cash. None of the Third Party Entities has any obligation or liability in connection with the administration, marketing or trading of the Products.

NONE OF THE THIRD PARTY ENTITIES GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. THE THIRD PARTY ENTITIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN.

THE THIRD PARTY ENTITIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THEIR TRADEMARKS, EACH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL ANY OF THE THIRD PARTY ENTITIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

Citi Equity Market Tracker Indices

Index Conditions

Citi Investment Strategies

12 April 2017 (as amended and restated on 26 May 2017 and 1 August 2017)

Part A: Introduction

This document constitutes the "Index Conditions" in respect of the Citi Equity Market Tracker Index family, which comprises a number of indices as set out in Part B (Key Information) below. These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

The version of these Index Conditions dated 12 April 2017 comprises the index conditions in respect of the Citi Equity US Large Cap QX Market Tracker Index. Further versions of these Index Conditions may be published in future in order to incorporate additional indices.

Full information in respect of any Index Linked Product is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the relevant Index.

No use of any Index or these Index Conditions is permitted unless such use is authorised, whether (1)  through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part L (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Indices

Part D	Calculation of the Index Levels

Part E	Data

Part F	Valuation of Constituents

Part G	Adjustment of dates

Part H	Adjustments, disruption and cancellation

Part I	Provisions relating to Constituents

Part J	Definitions

Part K	Risk Factors

Part L	Miscellaneous

Part M	Notices

Part B: Key Information

Index Family:	The Citi Equity Market Tracker Index family (the "Index Family") comprises the following indices:
i	Index Name	Index Ticker (Bloomberg Page)
1	Citi Equity US Large Cap QX Market Tracker Index	CIEQESUX
(each an "Index" and collectively, the "Indices"). Each Index in the Index Family is identified for the purposes of these Index Conditions by a unique serial number set out in the table above in the column labelled "i" in the row corresponding to that Index.

Summary of strategy:	Each Index aims to track the performance of a specified equity index (the relevant "Underlying Equity Index") (as set out in Table 1 (Underlying Equity Index in respect of each Index) of Part E (Data) below) by reflecting the performance of a notional rolling long position (i.e. a notional bought position) in a succession of exchange-traded futures contracts relating to that Underlying Equity Index.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	In respect of each Index, as specified in Table 2 (Constituent of each Index) of Part E (Data) below.

Index Launch Date:	12 April 2017.

Index Start Date:	In respect of each Index, as specified in Table 2 (Constituent of each Index) of Part E (Data) below.

Index Start Level:	In respect of each Index, 100 units of the relevant Index Base Currency.

Index Costs:	None.

Frequency of calculation of each Index
Level:	Daily in respect of each Index, on each Index Business Day.

Frequency of rebalancing:	Not applicable.

Each Index was launched by the Index Administrator on the Index Launch Date. Each Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of each Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the

Index methodology to published historical levels of the constituent of each Index. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions and, on occasion, certain proxies have been used due to the unavailability or unreliability of certain data sources on certain dates (as described further in Part E (Data) and Part K (Risk Factors)).

It should be noted that, in respect of each Scheduled Trading Day (1) from, and including, the Index Start Date to, and including, 1 January 2008 (the “Pricing Change Date”), the Fixing Price used in respect of the Constituent Level for each ETD Contract is the Settlement Price, and (2) from, but excluding, the Pricing Change Date, the Fixing Price used in respect of the Constituent Level for each ETD Contract is the “snapshot” price determined as of the specified valuation time, as further described in Part E (Data) and Part I (Provisions relating to Constituents).

Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the relevant Index.

Part C: Overview of the Indices

Calculation

1.	CALCULATION OF EACH INDEX

Subject to the occurrence or existence of Disrupted Days, Adjustment Events and Additional Adjustment Events, each Index Level shall be calculated by the Index Calculation Agent as of the Index Valuation Time on each relevant Index Business Day. The Index Level as of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day in respect of that Index. This should be considered the official source for each Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. Each Index Level is the closing level of the relevant Index for the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of an Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Administrator. The detailed procedures for the calculation of each Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Levels) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, the Index Administrator also acts as Index Calculation Agent, calculating and publishing each Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be a third party or the Index Administrator or one of its Affiliates.

Brief description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Indices, the calculation of each Index Level, and the determinations made in connection with the maintenance of the Indices. In the case of any inconsistency between the brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

Each Index is a notional rules-based proprietary index developed by the Index Administrator. Each Index aims to track the performance of a specified Underlying Equity Index by reflecting the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of futures contracts relating to that Underlying Equity Index. The Underlying Equity Index in respect of each Index is the equity index specified in Table 1 (Underlying Equity Index in respect of each Index) of Part E (Data) in the row corresponding to that Index. Each Index is solely exposed to the relevant futures contract specified in Table 2 (Constituent of each Index) of Part E (Data) in the row corresponding to that Index (and at any time each Index will be notionally invested in that futures contact with a specified maturity, and during Roll Periods additionally will be notionally invested that futures contract with a different specified maturity).

Each Index can be described as replicating a "notional" position in the relevant Constituent because there is no actual asset or portfolio of assets to which any person is entitled or in which any person has any ownership interest. Each Index references certain investment positions and the level of each Index is calculated with reference to the prices of the assets contained in that Index and the weights of those assets in that Index.

2.	FUTURES CONTRACTS

The Constituent of each Index represents a notional investment in the relevant futures contract specified in Table 2 (Constituent of each Index) of Part E (Data) in the row corresponding to that Index. The applicable Electronic Page for each such Constituent is also specified the corresponding row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Electronic Page (Bloomberg)" in the row corresponding to the relevant Index.

As of the date of these Index Conditions, the Constituent in respect of each Index is an exchange-traded futures contract. Each such futures contract is traded on the relevant futures exchange specified in the corresponding row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Exchange" and on various types of electronic trading facilities and markets.

2.1	Description of futures contracts

An exchange-traded futures contract provides for the future purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a specified calendary month for a fixed price. A futures contract provides for a specified settlement month in which settlement is made in cash or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long"). Payment and delivery under a futures contract are made on the settlement date of the futures contract. Each Constituent represents a notional long position in the relevant futures contract.

Unlike equity securities, futures contracts by their terms have stated expirations (the "Expiration Date"). After a date specified by the corresponding Exchange (as set forth on the applicable Electronic Page for such futures contract) (such date being the "Last Day of Trading" in respect of the futures contract with the nearest Expiration Date), a holder of a futures contract for the current delivery month may be required to take possession (if long) or to deliver (if short) the underlying asset or financial instrument, and trading in that futures contract will cease. As a result, a market participant that wishes to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month—a process referred to as "rolling." For example, a market participant with a long position in a May Nikkei 225 Index futures contract that wishes to maintain a position in the nearest delivery month will, as the May futures contract nears expiration, sell the May futures contract, which serves to close out the existing long position, and buy a June futures contract. This will "roll" the May position into a June position and, when the May futures contract expires, the market participant will still have a long position in the nearest delivery month (now June).

As the Expiration Date of a futures contract nears, its price will generally tend toward the spot price of the underlying asset or financial instrument. If the prices of longer-dated futures contracts are higher than the spot price of the underlying asset or financial instrument (a market condition known as "contango", represented by an upward-sloping futures curve), and the spot price of the underlying asset or financial instrument an investor rolling a futures position will be able to purchase fewer new longer-dated contracts than the number of expiring contracts sold to finance such purchase. Conversely, if the prices of longer-dated futures contracts are lower than the spot price of the underlying asset or financial instrument (a market condition known as "backwardation", represented by a downward-sloping futures curve), such a rolling investor will be able to purchase more new contracts than the number of expiring contracts sold. Therefore, rolling an investment in futures contracts in a contango market will tend to negatively impact the return on such investment, while rolling an investment in a futures contract in a backwardated market will tend to have a positive impact on the return on such investment.

2.2	Rolling procedure

Each Index is notionally invested on any Index Business Day "t" in the futures contract that is due to expire in the next occurring month set forth in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Futures Contract Month" and the row corresponding to that Index (each an "Eligible Contract Month"). Each such futures contract will be notionally rolled from the expiring futures contract (the "Expiring Contract") into a new futures contract relating to the same Constituent (the "New Contract") over a period of Index Business Days (each a "Roll Date" and each such period a "Roll Period" in respect of that Index). The New Contract with respect to an Index at any time is the futures contract expiring in the next Eligible Contract Month to occur in respect of that Index after the month of expiration of the Expiring Contract.

Each Roll Period for an Index will begin on the Index Business Day (the "Roll Period Start Date") falling the number of Index Business Days specified in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Buffer Number" prior to the Last Day of Trading for the then-Expiring Contract, and the duration of each Roll Period is the number of Index Business Days specified in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Roll Number". The final Index Business Day of each Roll Period is the "Roll Period End Date"), which is the Roll Number of Index Business Days from (and including) the Roll Period Start Date, subject to adjustment for disruptions.

On each Roll Date for a Constituent, a pro rata portion of the relevant Expiring Contract will be notionally unwound and the proceeds will be notionally reinvested in the New Contract, as described in paragraph 1.2.3 of Part D (Calculation of the Index Levels) below. Therefore, over the course of each Roll Period, the notional exposure of the Index to the Expiring Contract decreases, and the notional exposure of the Index to the New Contract increases.

As of the Index Business Day following the Last Day of Trading for the Expiring Contract in respect of each Constituent (the “Switch Day”), the futures contract that was the New Contract immediately prior to that date becomes the relevant Expiring Contract, the futures contract that had been designated as the New Contract prior to such Switch Day becomes the Expiring Contract and the then-second nearest expiring relevant futures contract will become the relevant New Contract, as described in paragraph 1.2.4 of Part D (Calculation of the Index Levels) below.

For example, if the relevant row of Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Futures Contract Month" specifies "H-M-U-Z", that indicates Eligible Contract Months of March, June, September and December for that Index. When that Index is notionally invested in the March contract with respect to the relevant Underlying Equity Index, the March contract will be the Expiring Contract; as the Last Day of Trading for the March contract approaches, that Index's notional position will be rolled from the March contract into the June futures contract (being the New Contract at that time). Then on the Index Business Day following the Last Day of Trading of the March contract, the June contract will become the Expiring Contract, the September contract will become the New Contract, and the process will repeat as the Last Day of Trading for the June contract approaches.

The diagram set out below illustrates the notional rolling position established by the Index. This diagram is provided for illustrative purposes only, and it is subject to the relevant definitions and provisions of these Index Conditions.

2.3	Consequences of Adjustment Events and Disrupted Days

The consequences of Adjustment Events and Disrupted Days are set out in Part H (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part H (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Indices including (without limitation) the discontinuation and cancellation of an Index.

Any suspension of the calculation, publication and dissemination of an Index and the relevant Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of an Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Part D: Calculation of the Index Levels

The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates), Adjustment Events (as described in both Part H (Adjustments, disruption and cancellation) and Part I (Provisions relating to Constituents)).

1.	DAILY INDEX CALCULATION
1.1	Index Level

The "Index Level" in respect of each Index shall be, an amount denominated in the relevant Index Base Currency and determined by the Index Calculation Agent as of the Index Valuation Time on Index Business Day t in accordance with the formula set out below:

(1)	in respect of the Index Start Date, the Index Start Level; and
(2)	in respect of each Index Business Day "t" for that Index following the Index Start Date, either:
(b)	if t is a Switch Day (as described in paragraph 1.2.4 below):

(c)	if t is not also a Switch Day (as described in paragraph 1.2.4 below):

where:
IndexLevelt	=	the Index Level for that Index in respect of Index Business Day t.

IndexLevelt-1	=	the Index Level for that Index in respect of the Index Business Day immediately preceding Index Business Day t.

FCUExpiring,t-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.2 (Futures Contract Units) below.

CLExpiring,t	=	the Constituent Level in respect of the Expiring Contract in respect of Index Business Day t, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

CLExpiring,t-1	=	the Constituent Level in respect of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

FCUNew,t-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.2 (Futures Contract Units) below.

CLNew,t	=	the Constituent Level in respect of the New Contract in respect of Index Business Day t, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

CLNew,t-1	=

the Constituent Level in respect of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

1.2	Futures Contract Units
1.2.1	Index Start Date

In respect of each Index, on the Index Start Date:

(1)	the Expiring Contract will be the futures contract in respect of the Constituent of that Index settling in the first Eligible Contract Month falling after the month in which the Index Start Date occurs;
(2)	the New Contract will be the futures contract in respect of the Constituent of that Index settling in the first Eligible Contract Month falling after the month in which the Expiring Contract settles;
(3)	the number of Futures Contract Units in respect of the New Contract relating to the relevant Constituent will be equal to zero; and
(4)	the number of Futures Contract Units in respect of the Expiring Contract relating to the relevant Constituent will be determined by the Index Calculation Agent in accordance with the following formula:

where:

FCUExpiring,ISD	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Start Date.

Index Start Level	=	the Index Start Level.

CLExpiring,ISD	=	the Constituent Level in respect of the Expiring Contract in respect of the Index Start Date, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

FCUNew,ISD	=	the number of Futures Contract Units of the New Contract in respect of the Index Start Date.
1.2.2	Between Roll Periods (including each Last Day of Trading)

In respect of each Index, the number of Futures Contract Units in respect of the Expiring Contract and New Contract relating to the Constituent of that Index remain constant in respect of each Index Business Day "t" (including each Last Day of Trading) that is not a Roll Date in respect of that Index. That is, such numbers of Futures Contract Units are each equal to the number of Futures Contract Units in respect of the immediately preceding Index Business Day, as follows:

where:

FCUExpiring,t	=	the number of Futures Contract Units of the Expiring Contract in respect of Index Business Day t.

FCUExpiring,t-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t.

FCUNew,t	=	the number of Futures Contract Units of the New Contract in respect of Index Business Day t.

FCUNew,t-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t.

1.2.3	During Roll Periods

In respect of each Index, the number of Futures Contract Units in respect of the relevant Expiring Contract will be reduced on each Roll Date "r" in respect of that Index and the number of Futures Contract Units in respect of the relevant New Contract will be increased on each such Roll Date, in each case in accordance with the following formulae:

and

where:

FCUExpiring,r	=	the number of Futures Contract Units of the Expiring Contract in respect of Index Business Day r.

FCUExpiring,r-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day r.

RollFactorr		a percentage calculated by the Index Calculation Agent in accordance with the following formula: RemainingRollDays𝑟−1 RemainingRollDays𝑟

RemainingRollDaysr	=	the number of Index Business Days from, and including, Index Business Day r to, and including, the Roll Period End Date of the relevant Roll Period.

FCUNew,r	=	the number of Futures Contract Units of the New Contract in respect of Index Business Day r.

FCUNew,r-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day r.

CLExpiring,r	=	the Constituent Level in respect of the Expiring Contract in respect of Index Business Day r, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).

CLNew,r	=	the Constituent Level in respect of the New Contract in respect of Index Business Day r, as defined in the ETD Contracts section of Part I (Provisions relating to Constituents).
1.2.4	Switch Day

In respect of each Index, as of the Switch Day (being the Index Business Day immediately following the Last Day of Trading “sd”), the futures contract that was the New Contract immediately prior to that date will become the relevant Expiring Contract and the futures contract expiring in the next Eligible Contract Month to occur in respect of that Constituent after such newly designated Expiring Contract (as set out in Table 3 (Rolling Parameters of the Constituents) of Part E (Data)) will become the relevant New Contract, in accordance with the following formulae:

where:

FCUNew,sd	=	the number of Futures Contract Units of the futures contract that is the New Contract on sd.
FCUExpiring,sd	=	the number of Futures Contract Units of the futures contract that is the Expiring Contract on sd.
FCUNew,sd-1	=	the number of Futures Contract Units of the futures contract that was the New Contract on sd-1 (being the Last Day of Trading).
2.	ADDITIONAL ADJUSTMENT EVENT: REGUALTORY EVENT
2.1	General

Certain Constituent Schedules are expressed to be applicable to this Index methodology as indicated in Part E (Data) under the heading "Classification" and should be read and construed in conjunction with this Index methodology. The Index Calculation Agent shall apply, where necessary, the adjustments contained therein upon the occurrence of certain Adjustment Events as described in the applicable Constituent Schedules.

2.2	Regulatory Events

"Regulatory Event" shall mean that, owing to any applicable law or regulation or policy, the Index Calculation Agent determines that either:

(a)	a hypothetical broker dealer would be either (i) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (ii) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends; or
(b)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which is the value of a Constituent depends.
2.3	Following a Regulatory Event

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine whether or not such occurrence has a material effect on any Index.

If the Index Calculation Agent determines that such occurrence has a material effect on an Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:

(a)	the Index Administrator shall follow established procedures in order to amend that Index and these Index Conditions with the agreement of any investors in Index Linked Products; or
(b)	the Index Administrator may discontinue and cancel that Index.

If the Index Calculation Agent determines that such occurrence does not have a material effect on any Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)	the Constituent affected by such Regulatory Event (the "Removed Constituent") shall be removed from that Index; and
(b)	the Index Calculation Agent shall replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of that Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on that Index of such replacement.

Part E: Data

(As at the Index Start Date.)

This Part E sets out the particulars of the Constituent of each Index and certain elections and inputs relating to the calculation of each Index.

1.	Underlying Equity Index in respect of each Index
Index	Constituent	Electronic Page (Bloomberg)	Base Underlying Currency	Underlying Exchange
1	S&P 500 Index	SPX <Index>	USD	NYSE
2.	Constituent of each Index
Index	Constituent	Electronic Page (Bloomberg)	Reference Currency	Exchange (for valuation purposes)	ETD Valuation Time (in relation to Exchange)	ETD (Partial) Valuation Time (in relation to Exchange)	Partial Trading Days	Related Exchanges (for Exchange Disruption purposes)	Index Start Date
1	S&P 500 E- Mini Index Futures*	ESA <Index>	USD	CME	16:00:00** New York time	13:00:00*** New York time	Included	NYSE, CME	03/01/ 2000

* See Annex to this Part E.

**It should be noted that, in respect of each Scheduled Trading Day (1) from, and including, the Index Start Date to, and including, 1 January 2008 (the “Pricing Change Date”) the Fixing Price used in respect of the Constituent Level for each ETD Contract is the Settlement Price, and (2) from, but excluding, the Pricing Change Date, the Fixing Price used in respect of the Constituent Level for each ETD Contract is the “snapshot” price determined as of the specified valuation time shown, as further described in Part I (Provisions relating to Constituents).

***It should be noted that, in respect of each Scheduled Trading Day that is a Partial Trading Day as so designated by the Underlying Exchange (1) from, and including, the Index Start Date to, and including, the Pricing Change Date, the Fixing Price used in respect of the Constituent Level for each ETD Contract is the Settlement Price, and (2) from, but excluding, the Pricing Change Date, the Fixing Price used in respect of the Constituent Level for each ETD Contract is the “snapshot” price determined as of the specified valuation time shown, as further described in Part I (Provisions relating to Constituents).

where the Classification in respect of each Constituent is “ETD Contract”; and

where, in respect of each Constituent specified in Table 2 above, the entries appearing in the column headed "Related Exchanges" represent certain futures contract exchanges as follows:

Exchange Code	Name
CME	Chicago Mercantile Exchange
NYSE	New York Stock Exchange

3.	Rolling Parameters of the Constituents
Index	Constituent	Futures Contract Month	Buffer Number	Roll Number
1	S&P 500 E-Mini Index Futures	H-M-U-Z	5	1

where, in respect of each Constituent specified in Table 3 above, the letters appearing in the column headed "Futures Contract Month" represent the relevant futures contracts maturing in the following months:

Letter	Contract Expiration Month	Letter	Contract Expiration Month
F	January	N	July
G	February	Q	August
H	March	U	September
J	April	V	October
K	May	X	November
M	June	Z	December
4.	Currency definitions

For the purposes of these Index Conditions, the terms listed in the table below have the following meanings:

Term	Definition
USD	U.S. Dollars, the lawful currency of the United States of America.
5.	Dates and times
Index Business Day:	In respect of each Index, each day which is a Scheduled Trading Day (as defined in the ETD Contracts section of Part I (Provisions relating to Constituents)) for each of the exchanges specified in the relevant row of Table 2 (Constituent of each Index) above in the column headed "Related Exchanges".

Index Valuation Time:	In respect of an Index Business Day, 11:00 p.m. (London time) on such Index Business Day.

Roll Date:	In respect of the Constituent of each Index, each Index Business Day in each relevant Roll Period (as defined in paragraph 2.2 of Part C (Overview of the Indices)) (each a "Scheduled Roll Date"), subject to adjustment in accordance with Part G (Adjustment of dates).

Valuation Date:	Each Index Business Day (each a "Scheduled Valuation Date"), subject to adjustment in accordance with Part G (Adjustment of dates).

Annex to Part E

Historic Data Inputs

During the period prior to the Index Launch Date (the "back-testing period"), certain data inputs used in the calculation of each Index, in respect of certain dates or periods within that back-testing period, have differed from the current data inputs which are used in the calculation of each Index, as described further below:

Index 1: Constituents: S&P 500 E-Mini Index Futures:

Certain data in respect of the S&P 500 E-Mini Index futures contracts acquired from the relevant data source was determined to be unavailable or unreliable in respect of certain dates and therefore, in respect of those dates, as specified below, the performance of the S&P 500 Total Return Index (Bloomberg: SPTR <Index>) has been used as a proxy for such Constituent.

The affected dates during the back-testing period are:

30-Dec-08	03-Nov-11	19-Feb-15	26-Oct-15	04-Dec-15
15-Jan-09	17-Jul-12	13-Mar-15	30-Oct-15	14-Dec-15
25-Jan-10	28-Jun-13	23-Mar-15	04-Nov-15	23-Mar-16
28-Sep-11	01-Jul-13	30-Mar-15	05-Nov-15	27-Jul-16
29-Sep-11	02-Jun-14	08-Jun-15	09-Nov-15	18-Oct-16
30-Sep-11	07-Jul-14	16-Oct-15	13-Nov-15	21-Oct-16
03-Oct-11	15-Dec-14	20-Oct-15	16-Nov-15	05-Dec-16
10-Oct-11	12-Jan-15	22-Oct-15	17-Nov-15
19-Oct-11	30-Jan-15	23-Oct-15	25-Nov-15

Since the observations attributable to the proxy will be different to the observations of the S&P 500 E-Mini Index Futures, the back-tested Index performance information may not reflect how the Index would have performed had the relevant data sources been available and reliable on those dates. Please see risk factor headed “Hypothetical back-tested performance information is subject to significant limitations” in Part K (Risk Factors).

Part F: Valuation of Constituents

1.	CONSTITUENT LEVELS

The Constituent Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part I (Provisions relating to Constituents), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E (Data) under the heading "Electronic Page (Bloomberg)".

2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1)  announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of an Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the "Corrected Level") is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day and the Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the relevant Index Level for such day.

Part G: Adjustment of dates

3.	ADJUSTMENT OF SCHEDULED VALUATION DATES
3.1	"Holidays": No adjustment

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Index Business Day (and therefore each Scheduled Trading Day) is also a Scheduled Valuation Date. Therefore, there is no need to adjust a Scheduled Valuation Date to account for “holidays” in the calendar of Scheduled Trading Days.

(This provision assumes that any newly introduced holidays shall not be treated as Scheduled Trading Days.)

3.2	"Disruptions": "Move in Block"

If a Scheduled Valuation Date "svd" (and therefore any Index Business Day) (other than a Scheduled Roll Date) in respect of an Index is a Disrupted Day for the relevant Constituent, then the relevant Valuation Date shall be the earlier of (1) the first Index Business Day immediately following Scheduled Valuation Date svd which is both (a) a Scheduled Trading Day for that Constituent; and (b) not a Disrupted Day for that Constituent, and the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

4.	ADJUSTMENT OF SCHEDULED ROLL DATES
4.1	"Holidays": No adjustment

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Scheduled Roll Date is also an Index Business Day (although not every Index Business Day is a Scheduled Roll Day). Therefore, there is no need to adjust a Scheduled Roll Date to account for “holidays” in the calendar of Scheduled Trading Days.

(This provision assumes that any newly introduced holidays shall not be treated as Scheduled Trading Days.)

4.2	"Disruptions": Postpone Roll Date
(A)	Scheduled Roll Dates (other than a Roll Period End Date)

If a Scheduled Roll Date (other than a Roll Period End Date) "srd" in respect of an Index is a Disrupted Day for the relevant Constituent, then:

(a)   the relevant Roll Date shall be the first Index Business Day immediately following Scheduled Roll Date srd which is (a) a Scheduled Trading Day for that Constituent; (b) not a Disrupted Day for that Constituent (the “Postponed Day”); and

(b)   the Roll Period End Date of the relevant Roll Period shall be postponed by the number of Index Business Days which occur from (but excluding) the day that was the original Scheduled Roll Date to (and including) the Postponed Day (the “Postponement Number”); and

(c)   the denominator of the formula by which the Roll Factor is determined shall be increased by the Postponement Number,

and the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

(B)	Scheduled Roll Dates that are also Roll Period End Dates

If a Scheduled Roll Date that is also a Roll Period End Date "esrd" in respect of an Index is a Disrupted Day for the relevant Constituent, then:

(a)   the relevant Roll Date shall be the first Index Business Day immediately following Scheduled Roll Date esrd which is (a) a Scheduled Trading Day for that Constituent; (b) not a Disrupted Day for that Constituent (the “Postponed Day”); and

(b) the Roll Period End Date shall be the Postponed Day,

and the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

Part H: Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of the Constituent (the "Affected Constituent") of any Index (the "Affected Index"), then:

(a)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Affected Index and the relevant Index Level until the first succeeding Index Business on which such Adjustment Event does not occur or continue to occur; and/or
(b)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Affected Index, in which case the Index Calculation Agent will:
(i)	determine the effective date of such replacement; and
(ii)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Affected Index of such replacement; and/or
(c)	the Index Administrator may discontinue and cancel the Affected Index.
2.	DISRUPTED DAYS

If any Index Business Day is a Disrupted Day for the Constituent (the "Affected Constituent") of any Index (the "Affected Index") then the Index Calculation Agent may:

(a)	publish its good faith estimate of the Index Level for the Affected Index and such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Affected Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or
(b)	suspend the calculation, publication and dissemination of the Affected Index and the Index Level for the Affected Index until the first succeeding Index Business Day which is not a Disrupted Day for the Affected Constituent.
3.	CANCELLATION OF AN INDEX

The Index Administrator may discontinue and cancel any Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of any Index and the relevant Index Level.

Part I: Provisions relating to Constituents

ETD Contract (exchange-traded derivative contract)

This section of this Part I is applicable only to each Constituent which is classified (in Part E (Data) under the heading "Classification") as an "ETD Contract" (each such Constituent, an "ETD Contract").

Constituent Level:	In respect of:

(i) each Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of the relevant ETD Contract on that Scheduled Trading Day; and

(ii)

any Index Business Day that is not a Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of the relevant ETD Contract in respect of the immediately preceding Scheduled Trading Day for that ETD Contract.

Scheduled Trading Day:	In respect of each Exchange and each relevant Related Exchange, any day on which such exchange is scheduled to be open for its regular trading session, which either:

(i)

includes any “Partial Trading Days” as so designated from time to time by the Underlying Exchange in respect of an Index, if “Included” is specified in the column headed Partial Trading Days in Part E; or

(ii)

excludes any “Partial Trading Days” as so designated from time to time by the Underlying Exchange in respect of an Index, if “Not Included” is specified in the column headed Partial Trading Days in Part E.

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETD Contract.

Adjustment Event:	Each of the following: (1) ETD Contract Cancellation; and (2) ETD Contract Modification.

Correction Period:	2 Index Business Days.

"ETD Contract Cancellation" shall mean, in respect of the relevant ETD Contract, trading in such ETD Contract is permanently discontinued on the relevant Exchange.

"ETD Contract Modification" shall mean, in respect of the relevant ETD Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such ETD Contract; or (2) the formula for and method of calculating the Settlement Price of such ETD Contract.

"ETD Valuation Time" shall mean, in respect of an ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange, the time (if any) specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "ETD Valuation Time".

"Exchange" shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract, as specified in Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Exchange", or any successor to any such Trading Venue, or any substitute Trading Venue to which trading in such ETD Contract has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such ETD Contract on such temporary substitute Trading Venue as on the relevant original Trading Venue.

"Exchange Disruption" shall mean, in respect of the relevant ETD Contract:

(1)	a relevant Related Exchange fails to open for trading during its regular trading session; or
(2)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any suspension of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on any relevant Related Exchange; or
(3)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on any relevant Related Exchange to effect transactions on that Related Exchange; or
(4)	the closure on any Scheduled Trading Day of any relevant Related Exchange prior to the relevant Scheduled Closing Time (on that relevant Related Exchange) at least one hour prior to the earlier of (a) the actual closing for the regular trading session of that relevant Related Exchange on such day; and (b) the deadline for the submission of orders to be entered into the Related Exchange system for execution at the relevant Scheduled Closing Time (on that relevant Related Exchange) on such day; or
(5)	the Settlement Price of such ETD Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price on any relevant Related Exchange; or
(6)	the Settlement Price of such ETD Contract is not published or otherwise made available by or on behalf of any relevant Related Exchange.

"Fixing Price" shall mean, in respect of an ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange:-

(a)	if such Scheduled Trading Day:
(1)	is a Partial Trading Day as so designated by the Underlying Exchange, then if a time of day is specified as the ETD (Partial) Valuation Time is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data), the first traded price[1] observed on-Exchange for delivery of such ETD Contract on the relevant Exchange after the ETD (Partial) Valuation

________________________

[1]	From, and including, 2 January 2008 to, and including, 13 March 2015, instead of the first traded price after the ETD (Partial) Valuation Time, the methodology uses the last traded price observed on-Exchange for delivery of such ETD Contract on the relevant Exchange at or before the ETD (Partial) Valuation Time.

Time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page2; and

(2)	is not a Partial Trading Day as so designated by the Underlying Exchange, then if a time of day is specified as the ETD Valuation Time is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data), the first traded price[3] observed on-Exchange for delivery of such ETD Contract on the relevant Exchange after the ETD Valuation Time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page[4]; or
(b)	if "Settlement Price" is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "ETD Valuation Time" and/or the “ETD (Partial) Valuation Time”, the daily settlement price or final settlement price (as the case may be, as described by the relevant Exchange) for delivery of such ETD Contract, as published or otherwise made available by the relevant Electronic Page.

"Related Exchange" shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract as is specified in Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Related Exchanges", or any successor to any such Trading Venue.

"Scheduled Closing Time" shall mean, in respect of a Scheduled Trading Day and a Related Exchange, the scheduled weekday closing time on such Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Related Exchange.

"Settlement Price" shall mean, in respect of the relevant ETD Contract and a Scheduled Trading Day, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such ETD Contract, as published or otherwise made available by the relevant Exchange.

"Trading Venue" means an exchange, trading system or quotation system.

_________________________

[2]	It should be noted that, in respect of each Partial Trading Day as so designated by the Underlying Exchange (1) from, and including, the Index Start Date to, and including, 1 January 2008, the Fixing Price for each ETD Contract is the Settlement Price, and (2) from, but excluding, 1 January 2008, the Fixing Price for each ETD Contract is the “snapshot” price determined as of the specified valuation time shown.
[3]	From, and including, 2 January 2008 to, and including, 13 March 2015, instead of the first traded price after the ETD Valuation Time, the methodology uses the last traded price observed on-Exchange for delivery of such ETD Contract on the relevant Exchange at or before the ETD Valuation Time.
[4]	It should be noted that (1) from, and including, the Index Start Date to, and including, 1 January 2008, the Fixing Price for each ETD Contract is the Settlement Price, and (2) from, but excluding, 1 January 2008, the Fixing Price for each ETD Contract is the “snapshot” price determined as of the specified valuation time shown.

Part J: Definitions

"Adjustment Event" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Affiliate" shall mean, in respect of a person "X", any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, "control" of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

"Citi" shall mean Citigroup Inc. and its Affiliates.

"Constituent" shall mean the constituent of each Index, respectively, as specified in Table 2 (Constituent of each Index) of Part E (Data). Part E (Data) sets out the classification of each Constituent.

"Constituent Level" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Correction Period" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Disrupted Day", in respect of a Constituent, shall have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Electronic Page" shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognised source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognised by participants in the relevant market.

"Expert Judgement" shall have the meaning given to it in Part L (Miscellaneous).

"Index" shall have the meaning given to it in Part B (Key Information).

"Index Administrator" shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

"Index Base Currency" shall mean, in respect of an Index, the currency specified as such in the relevant row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Reference Currency".

"Index Business Day" in respect of an Index shall have the meaning given to it in Part E (Data).

"Index Calculation Agent" shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

"Index Launch Date" shall mean the day specified as such in Part B (Key Information).

"Index Level" shall mean, in respect of an Index on an Index Business Day, the closing level of that Index as of the Index Valuation Time on such Index Business Day. Each Index Level shall be an amount expressed in the relevant Index Base Currency.

"Index Linked Product" shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of an Index.

"Index Start Date" shall mean the date specified as such in Part B (Key Information).

"Index Start Level" shall mean, in respect of an Index, the relevant Index Level on the Index Start Date, as specified in Part B (Key Information).

"Index Ticker" in respect of each Index shall mean the Electronic Page specified as such in the table set out in Part B (Key Information) in the column headed "Index Ticker (Bloomberg Page)" in the relevant row, or any alternative Electronic Page as may be designated by the Index Administrator.

"Index Valuation Time" shall mean the time specified as such in Part E (Data).

"Part" shall mean a part of these Index Conditions.

"Scheduled Trading Day" in respect of a Constituent shall have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

"Scheduled Valuation Date" has the meaning given to such term in Part E (Data).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

Part K: Risk Factors

The discussion of risks in this Part K comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	STRATEGY RISK

The goal of each Index is to track the performance of the relevant Underlying Equity Index and not to outperform that Underlying Equity Index or any other benchmark.

Each Index attempts to track the performance of the relevant Underlying Equity Index by reflecting the value of a notional rolling long position in a specified futures contract relating to that Underlying Equity Index. Therefore, the performance of each Index is dependent on the gains and losses resulting from the notional positions taken in the relevant Constituent according to the methodology of the Indices. Investors in Index Linked Products should therefore be familiar with the risks associated both with futures contracts generally (for example futures contracts can be volatile and undergo significant change over short periods, particularly during periods of market stress) and with the manner in which the Indices systematically determine the futures contracts positions which they notionally enter into.

Unlike many other indices, the Indices are not based on the performance of widely-held assets that have intrinsic value, such as stocks, bonds or commodities. Instead, the performance of each Index will be dependent on the success, or otherwise, of that Index in establishing notional long positions in futures contracts according to the quantitative rules which form the methodology of the Indices. Many investors may be comfortable assessing the potential performance of investments linked to assets such as stocks, bonds or commodities, because the factors that affect the prices of such assets are widely understood by many investors. By contrast, the factors that will affect the performance of the Indices and, therefore, the performance of Index Linked Products, are completely unique to the Indices. In order to assess how any Index Linked Product may perform, you must have a detailed understanding of the way in which the Indices work. Accordingly, you should carefully review the information set out in these Index Conditions. You should not invest in any Index Linked Product unless you fully understand such information and are comfortable with the associated risks.

It is possible that alternative methods of portfolio construction may outperform any Index or may track the performance of the relevant Underlying Equity Index more closely. Investors in Index Linked Products should be aware of this limitation in considering their investment decision.

No assurance can be given as to the future performance of the Constituent of any Index.

2.	LIMITED DIVERSIFICATION AND CORRELATION RISK

Each Index contains only one Constituent. Accordingly, each Index is less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore could experience greater volatility and may underperform such other investment products or a more diversified index. Investors in Index Linked Products will therefore bear the risks of a highly concentrated financial product.

The strategy embedded within the methodology of each Index set out in these Index Conditions is premised on the relevant Constituent being correlated with the performance of the relevant Underlying Equity Index. If, in fact, the Constituent declines at the same time as the Underlying Equity Index increases in value, or vice versa, then that Index's strategy will not be successful, and that Index may experience significant declines and will not tend to track the performance of the Underlying Equity Index.

3.	NO GUARANTEE OF RETURN

The methodology of each Index cannot guarantee that tracking the relevant Underlying Equity Index or reflecting the performance of the Constituents will result in an increased Index Level over time. Index Linked Products based on the methodology of any Index cannot and do not guarantee absolute returns in any situation.

4.	PERFORMANCE RISK

Each Index may underperform the relevant Underlying Equity Index and other indices with the same constituents, where those other indices employ a different weighting scheme or rolling methodology or employ a scheme to manage volatility. The methodology of each Index does not seek to outperform any equity benchmark. The level of each Index can go down as well as up.

5.	INDEX METHODOLOGY LIMITATIONS

The performance of each Index is dependent on the pre-defined rules-based methodology set out in these Index Conditions. There is no assurance that other selection, rolling and weighting methodologies for the Constituents would not result in better performance than the methodology set out in these Index Conditions.

6.	FIXED ALGORITHMIC MODEL PARAMETERS

In common with all algorithmic strategies, each Index uses a rules-based methodology which contains fixed parameters. For example, the number of Buffer Days, the duration of each Roll Period and the valuation time of each Constituent on the relevant Exchange are each fixed. The methodology of the Indices assumes that these parameters and the other fixed parameters used in the calculation of each Index are reasonable in the context of the Indices. However, alternative parameters could have a positive effect on the performance of the Indices.

7.	LIMITED OPERATING HISTORY

Each Index was launched by the Index Administrator on the Index Launch Date and has been calculated by the Index Calculation Agent for the period from the specified Index Start Date. Any back-testing or similar performance analysis performed by any person in respect of any Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the relevant Index Level. See also paragraph 11 (Hypothetical back-tested performance information is subject to significant limitations) of the General Risk Factors below with respect to proxies used during the back-testing period.

8.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, each Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. An alternative index using other processes and parameters may outperform an Index.

General Risk Factors

1.	INTRODUCTION

The Index Level in respect of any Index may go down as well as up, depending on the performance of the relevant Constituent. There can be no assurance as to the future performance of any Index. The strategy that each Index has been developed to reflect may not be successful, and other strategies using the relevant Constituent and alternative indices and benchmarks may perform better than that Index.

Each Index represents the performance of the relevant Constituent. Each Index has been developed to be "investable", but the methodology set out in these Index Conditions is quantitative, which means that each Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Constituent of any of the Indices.

The result of any such actual investment may be different to the performance of the relevant Index. In particular, any such investment may accrue costs or accrue dividends, distributions or other payments in respect of any Constituent that may be different from those notionally included in the calculation of each Index Level, if any.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of each Index is dependent on the performance of the relevant Constituent contained in that Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituent contained in each Index from time to time will directly affect the relevant Index Level.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of the classification of each Constituent (as applicable).

•	ETD Contract (exchange-traded derivative contract)

Prospective investors in an Index Linked Product linked to a Constituent that is or contains an ETD Contract (whether a futures contract or an option contract) should be familiar with futures contracts and option contracts generally. The value and price volatility of both the ETD Contracts contained in the Indices and of the assets or reference factors underlying such ETD Contracts must be considered.

Daily Limits

ETD Contracts are traded on exchanges, and are subject to regulations which limit the extent to which the prices of ETD Contracts can fluctuate during a single trading day. These regulations are commonly referred to as "daily limits". Under these regulations, on a particular trading day, no trades may be executed at prices beyond the daily limits. Once the price of an ETD Contract has increased or decreased by an amount equal to the applicable daily limit, a trader cannot take a position or liquidate a position unless he is willing to effect the trade at or within the applicable daily limit. This could prevent the holder of an ETD Contract from promptly liquidating unfavourable positions and subject him to substantial losses.

Underlying Assets – Stock Indices

The ETD Contracts that are Constituents of the Indices have stock indices as underliers, and accordingly prospective investors in an Index Linked Product should be familiar with stock indices generally.

The level of a stock index is based on the price of the shares contained in that stock index, although prospective investors should note that the level of a stock index at any time may not reflect the reinvestment yield on the shares included in that stock index. Global economic, financial and political developments, among other things, may have a material effect on the value of the shares included in a stock index and/or the performance of the stock index.

Market volatility reflects the degree of instability and expected instability of the performance of a stock index and the shares contained in that stock index. The level of market volatility is largely determined by the prices for financial instruments supposed to protect investors against such market volatility. The prices of these financial instruments are determined by forces of supply and demand in the futures contracts, option contracts and derivative markets generally. These forces of supply and demand are themselves affected by factors such as actual market volatility, expected volatility, economic factors and speculation.

3.	PERFORMANCE OF THE INDICES

The performance of each Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics or the performance of the relevant Underlying Equity Index.

4.	NOTIONAL EXPOSURE

Each Index creates a notional exposure to the relevant Constituent and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment

If an Index is a "total return index", it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a

Constituent. If an Index is not a "total return index", it will not include any such notional reinvestment.

5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

None of the Indices creates any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a "Relevant Person"), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person in respect of any Constituent has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions. Consequently there can be no assurance that all events have been disclosed which would affect the performance of any Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

Each Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the relevant Index underperforming a hypothetical investment portfolio from which no such deduction is made.

8.	EFFECT OF NOTIONAL COSTS

Each Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the relevant Index underperforming a hypothetical investment portfolio from which no such deduction is made.

9.	DISRUPTION TO THE INDICES

Certain events may affect the calculation of any Index and the relevant Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

(1)	the Index Calculation Agent following the process described in Part G (Adjustment of dates);
(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;
(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of that Index and that Index Level;
(4)	the Index Administrator making a modification or change to these Index Conditions; and
(5)	the Index Administrator discontinuing and cancelling that Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of an Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on any relevant Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part L (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which each Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

11.	HYPOTHETICAL BACK-TESTED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS

All information regarding the performance of each Index prior to the Index Launch Date is hypothetical and back-tested, as the Indices did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

(a)	The hypothetical back-tested performance assumed that there were no market disruption events and no extraordinary events affecting Index constituents.
(b)	The hypothetical back-tested performance of each Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information is not necessarily representative of the market conditions that will exist in the future.

It is impossible to predict whether any Index will rise or fall. The actual future performance of each Index may bear no relation to the historical or hypothetical back-tested levels of that Index.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the "Product Provider") is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Indices, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Indices and therefore the amount payable under any Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, "Related Instruments" shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the relevant Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the relevant Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the relevant Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Indices, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Indices and therefore the value of any Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of any Index (an "Index Fee"), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of an Index ("Notional Transaction Costs"), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If an Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF AN INDEX

In the event that the determination and publication of an Index is suspended or discontinued, or the level of an Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of that Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If an Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a "Sub-Index"), the potential conflicts discussed above may exist in respect of that Sub-Index. If an Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with any Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART K IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part L: Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS
1.1	Calculations

Unless otherwise specified in these Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, "Calculations") in respect of the Indices. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of any Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value ("Amount") calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, "Information") and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Indices or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Indices.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be "as at", "as of", "in respect of" or "on", or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Indices by using a standard of judgement ("Expert Judgement") which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Indices and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Indices and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate any Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Indices and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Indices or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part L, a "Relevant Person") may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to any Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to any Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying any Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect any Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) any Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of any Index at any particular date or time; (3) the results to be obtained from the use of any Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to any Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading "Risk Factors", "Investment Considerations" or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate any Index or any Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Indices, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the "Index Activity"). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part L (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Indices to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

Each Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, any Index or any Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

None of the Indices is in any way sponsored or promoted by any sponsor, administrator or issuer, as relevant, of any Constituent.

© 2017 Citigroup Global Markets Limited. All rights reserved. "Citi" and "Citi and Arc Design" are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Part M: Notices

Constituents Disclaimer

Products linked to any of the Indices ("Products") are not sponsored, endorsed, sold or promoted by any of the third party entities that sponsor, administer or issue any of the Constituents of any Index, any Underling Equity Index, their affiliates or their third party licensors (together "Third Party Entities"). None of the Third Party Entities make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any Index to track general stock market performance. The only relationship that any Third Party Entities have to Citigroup Global Markets Limited is the licensing of certain trademarks, service marks and trade. None of the Third Party Entities is responsible for and has not participated in the determination of the prices and amount of any Product or the timing of the issuance or sale of any Product or in the determination or calculation of the equation by which the Products is to be converted into cash. None of the Third Party Entities has any obligation or liability in connection with the administration, marketing or trading of the Products.

NONE OF THE THIRD PARTY ENTITIES GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. THE THIRD PARTY ENTITIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. THE THIRD PARTY ENTITIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THEIR TRADEMARKS, EACH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL ANY OF THE THIRD PARTY ENTITIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.